Execution Version
ANNUITY REINSURANCE AGREEMENT
between
HORACE MANN LIFE INSURANCE COMPANY
(the “Company”)
and
RGA REINSURANCE COMPANY
(the “Reinsurer”)
Dated June 24, 2019
ACTIVE 243211758v.15

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SCHEDULES
SCHEDULE A	-	REINSURED CONTRACTS
SCHEDULE B	-	KNOWLEDGE OF THE COMPANY
SCHEDULE C	-	TERMINAL ACCOUNTING SETTLEMENT REPORT
SCHEDULE D	-	EXPENSE ALLOWANCE
SCHEDULE E	-	MONTHLY REINSURANCE SETTLEMENT REPORT
SCHEDULE F	-	ONGOING REPORTS
SCHEDULE G	-	DATA SECURITY
SCHEDULE H	-	SPECIFIED ANNUITY POLICIES
SCHEDULE I	-	NON-GUARANTEED ELEMENTS
SCHEDULE J	-	FORM OF CLOSING STATEMENT

EXHIBITS
EXHIBIT 1	-	TRUST AGREEMENT
EXHIBIT 2	-	INVESTMENT GUIDELINES
EXHIBIT 3	-	DISCLOSURE SCHEDULE

ANNEXES
ANNEX A	-	TRANSFERRED ASSETS
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ANNUITY REINSURANCE AGREEMENT
This Annuity Reinsurance Agreement, effective as of the Effective Time (this “Agreement”), is made and entered into by and between Horace Mann Life Insurance Company, a life insurance company organized under the laws of the State of Illinois (the “Company”), and RGA Reinsurance Company, a life insurance company organized under the laws of the State of Missouri (the “Reinsurer” and, each of the Reinsurer and the Company, a “Party” and together, the “Parties”).
The Company agrees to cede and the Reinsurer agrees to reinsure Covered Liabilities of the Reinsurance Contracts under the terms and conditions stated herein. This Agreement is an indemnity reinsurance agreement solely between the Company and the Reinsurer. The Company shall be and shall remain the only party hereunder that is liable to any insured, contract holder, claimant or beneficiary under any annuity contract reinsured hereunder.
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings (definitions are applicable to both the singular and the plural forms of each term defined in this Article):
“Account Value” means, with respect to any Reinsured Contract, the total cash value of the Reinsured Contract, including both fixed and variable if appropriate, as defined in and determined in accordance with the express provisions of the Reinsured Contract. For the avoidance of doubt, the total cash value does not include the imposition of any surrender charges or early withdrawal penalties.
“Acquisition Transaction” means any transaction consummated by the Reinsurer whereby the Reinsurer acquires or otherwise assumes assets or liabilities, whether through reinsurance, stock acquisition, merger or otherwise, involving a third party that results in a reduction in the Reinsurer’s RBC Ratio by fifty (50) percentage points or more (e.g., 300% to 250%).
“Action” means any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.
“Actuarial Appraisal” shall have the meaning specified in Section 14.1(i).
“Actuarial Standards of Practice” means the actuarial standards of practice in effect as of the date of determination, as published by the Actuarial Standards Board, or any successor thereto.
“Additional Considerations” means (i) all Separate Account Fee Income with respect to the Separate Account Contracts, (ii) all Separate Account Net Transfers with respect to the Separate Account Contracts, excluding any fees and expenses under the Separate Account Contracts, such as mortality and expense charges and other fees due and payable thereunder, and (iii) other deposits, premiums collections and recoveries (including surrender charges, if any, and repayments of policy loans and interest payments thereon) received by the Company with respect to the Reinsured Contracts (excluding with respect to the Separate Account Contracts).
“Administrative Services” shall have the meaning specified in Section 3.1(a).
“Adverse Financial Event” means the occurrence of any one of the following events:
(a)	the failure of the Reinsurer to pay any material amount due to the Company under this Agreement or the material breach or material failure of the Reinsurer to perform or observe any of the other terms and conditions of this Agreement or the Trust Agreement (except for any non-compliance with the Investment Guidelines), provided that such failure is not cured within thirty (30) calendar days following the Reinsurer’s receipt of written notice of such failure from the Company;
(b)	any non-compliance with the Investment Guidelines that is not cured or resolved within the ninety (90) day period required under Section 9.3(b);
(c)	subject to Section 6.4(g), (i) the Reinsurer’s RBC Ratio based on its RBC Report delivered pursuant to Section 6.4(d) is below 200% as of the end of any calendar quarter and the Reinsurer has not provided the Company with a written certification that its RBC Ratio is at or above 200% within sixty (60) days following the Reinsurer’s delivery of such RBC Report with respect to such calendar quarter or (ii) the Reinsurer’s failure to deliver its financial statements or a statement setting forth or regarding its RBC Ratio, in each case, prior to the later of the date that is (x) ninety (90) days after the end of the applicable quarterly period or (y) ten (10) Business Days following the Reinsurer’s receipt of written notice from the Company of such failure which the
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Company shall deliver no earlier than the date that is seventy-five (75) days after the end of the applicable quarterly period. For purposes of this clause (c), the Adverse Financial Event shall be deemed to have occurred (I) in the case of an Adverse Financial Event described under clause (i), on such 60th day following the Reinsurer’s delivery of such RBC Report with respect to such calendar quarter or the date of such event as set forth in Section 6.4(g), and (II) in the case of an Adverse Financial Event described under clause (ii), the later of (x) such ninetieth (90th) day after the end of the applicable quarterly period or (y) such tenth (10th) Business Day following the Reinsurer’s receipt of the written notice from the Company of its failure to deliver the applicable statement(s) which the Company shall deliver no earlier than the date that is seventy-five (75) days after the end of the applicable quarterly period. For the avoidance of doubt, the Reinsurer’s delivery of an RBC Ratio statement or report demonstrating that its RBC Ratio is below 200% shall not be considered a breach under clause (a) of this definition; or
(d)	a Reinsurance Credit Event not cured by the Cure Deadline.
For the avoidance of doubt, to the extent the Reinsurer provides Reserve Credit in accordance with Section 9.1(a) by the Cure Deadline, no Adverse Financial Event shall be deemed to have occurred. For purposes of this Agreement, an Adverse Financial Event shall occur immediately following the last day of the applicable cure period under above clauses (a) through (d) above if such event is not cured.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Notwithstanding anything to the contrary set forth herein, as applied to the Company, the term “Affiliate” shall exclude any agent, general agent, broker or other Person appointed by the Company or any of its Affiliates to sell any insurance products of the Company or any of its subsidiaries other than such Persons who are common law employees of the Company.
“Agreement” shall have the meaning specified in the first paragraph of this Agreement.
“Annuitization Payments” shall have the meaning specified in Section 2.4.
“Annuitizations” shall have the meaning specified in Section 2.4.
“Applicable Law” means any federal, state, local, foreign or territorial law (including common law), treaty, convention, code, statute, ordinance, directive, rule, regulation, decree, order, writ, injunction, judgment, permit, agency requirement, interpretation, Governmental Order, rule of any self-regulatory organization, governmental agreement or other requirement or rule of law applicable to a Person or, as applicable, any of such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.
“ARIAS-US” shall have the meaning specified in Section 2.2(b).
“Asset Transfer Lag Adjustment” means the result of (a)(i) $2,248,248,177, minus (ii) the amount of cash included in the Transferred Assets as of the Closing Date, multiplied by (b) 4.75%, multiplied by (c) n/365, where “n” equals the number of days between the Effective Date and the Closing Date, inclusive.
“Book Value” means, (a) with respect to any assets held by the Reinsurer or in the Trust Account, at any date of determination, the amount stated for such assets on the Reinsurer’s SAP and (b) with respect to any assets held by the Company, at any date of determination, the amount stated for such assets on the Company’s SAP.
“Breach of Security” shall have the meaning specified in Section 13.4.
“Business Covered” means the in-force block of Reinsured Contracts reinsured under this Agreement.
“Business Day” means any day other than a Saturday, Sunday or other day on which banks in the State of Illinois, or New York, New York are permitted or required to be closed.
“CCPA” means the California Consumer Privacy Act of 2018, Cal. Civ. Code §§ 1798.100 et seq., as amended, and any rules and regulations issued thereunder.
“Cash Transfer Lag Adjustment” means the result of (a) the amount of cash included in the Transferred Assets as of the Closing Date, multiplied by (b) 3.75%, multiplied by (c) n/365, where “n” equals the number of days between the Effective Date and the Closing Date, inclusive.
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“Ceding Commission” means $34,564,718.
“Claims Notice” shall have the meaning specified in Section 15.3(a).
“Closing Date” shall mean the closing date for the transactions contemplated by this Agreement.
“Closing Statement” shall have the meaning specified in Section 4.1(a).
“Company” shall have the meaning specified in the first paragraph of this Agreement.
“Company Action” means any Action relating to Covered Liabilities other than a Reinsurer Action.
“Company Information” shall have the meaning specified in Schedule G.
“Company Action Level RBC” means, as of any date of determination, with respect to the Reinsurer, the company action level risk based capital of the Reinsurer (a) determined in accordance with Applicable Law of the state of domicile of the Reinsurer and (b) calculated using the risk based capital factors and formula prescribed by the insurance regulatory authority in the Reinsurer’s state of domicile; provided, that if the Reinsurer’s state of domicile should lose its accreditation by the NAIC, then such calculation shall be made using the risk based capital factors and formula prescribed by the NAIC in each case as in effect on such date of determination.
“Company Extra-Contractual Liabilities” means Extra-Contractual Liabilities other than Reinsurer Extra-Contractual Liabilities.
“Company Indemnified Parties” shall have the meaning specified in Section 15.2.
“Company Material Adverse Effect” means a material adverse effect on the ability of the Company to perform its obligations under this Agreement.
“Confidential Information” means (a) with respect to the Company, any information with respect to the Company or the Reinsured Contracts that is not generally available to the public, and includes policyholder lists, any medical, financial and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of the Company and information or knowledge about the Company’s processes, services, finances and reserving methodology and (b) with respect to the Reinsurer, any information with respect to the Reinsurer that is not generally available to the public and information or knowledge about the Reinsurer’s processes, services, finances and reserving methodology.
“Contest” shall have the meaning specified in Section 3.2.
“Covered Liabilities” means without duplication any and all of (i) the Company’s liabilities and obligations under the express terms of the Reinsured Contracts reinsured under this Agreement in accordance with the terms of the Agreement (or as modified by the Specified Annuity Policies) and the Annuitization Payments, whether arising on or after the Effective Time, after giving effect to any modifications to the Reinsured Contracts under the terms of such contracts or, subject to Section 2.2(b), that are required under Applicable Law, including interest accrued on liabilities under the terms of the Reinsured Contracts, including but not limited to, withdrawals, death benefits, contract loans, returns or refunds, surrenders, transfers from the general account to the Separate Accounts and other amounts payable by the Company pursuant to the express terms of the Reinsured Contracts, including any of the Company’s liabilities and obligations arising under the Separate Account Contracts that are not payable out of the assets of the Separate Accounts; (ii) the Separate Account Liabilities; (iii) all escheat or abandoned property liabilities arising under the express terms of the Reinsured Contracts; and (iv) the Permitted Ex-Gratia Payments. For the avoidance of doubt, Covered Liabilities exclude (A) any Company Extra-Contractual Liabilities, (B) annuity payouts other than the Annuitization Payments, and (C) premium taxes and guaranty fund assessments with respect to the Reinsured Contracts.
“Cure Deadline” shall have the meaning specified in Section 9.1(a).
“Delayed Settlement Assets” shall have the meaning specified in Section 4.1(e).
“Delayed Settlement Assets Adjustment” means an amount equal to the result of (a) the Fair Market Value of the applicable Delayed Settlement Assets as of the date such Delayed Settlement Assets are transferred, multiplied by (b) 6.75%, multiplied by (c) n/365, where “n” equals the number of days between the Closing Date and the date on which such Delayed Settlement Assets are transferred, inclusive.
“Disclosure Schedule” means the numbered disclosure schedule of the Company provided in connection herewith and attached hereto as Exhibit 3.
“Discovered Contract” shall have the meaning specified in Section 2.5(b).
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“Effective Date” means April 1, 2019.
“Effective SAP” means the statutory accounting principles and practices applicable to life insurance companies domiciled in the Company’s state of domicile, consistently applied (a) in effect as of the Effective Date, in the absence of an Adverse Financial Event, RBC Ratio Triggering Event or Reinsurance Credit Event and (b) in effect as of the applicable date of determination, during an ongoing Adverse Financial Event, RBC Ratio Triggering Event or a Reinsurance Credit Event.
“Effective Time” means 12:00 a.m. on the Effective Date.
“Eligible Collateral” means collateral provided by the Reinsurer to the Company including (A) Letters of Credit, (B) funds withheld by the Company (and not encumbered by the Reinsurer) that qualify as admitted assets in the Company’s state of domicile, (C) assets provided by the Reinsurer in a credit for reinsurance trust for the exclusive benefit of the Company, or (D) any other form of security that is acceptable to the insurance regulatory authority in the Company’s state of domicile, in each case, in a manner that meets the Applicable Laws regarding credit for reinsurance to allow the Company to take Reserve Credit.
“Eligible Collateral Value” means (A) with respect to any Letters of Credit provided as Eligible Collateral, the face amount thereof, (B) with respect to any Eligible Collateral that is held by the Company as funds withheld, the Book Value thereof based on the Company’s SAP, (C) with respect any assets held in a credit for reinsurance trust for the exclusive benefit of the Company as Eligible Collateral, the Fair Market Value thereof, and (D) with respect to any other form of Eligible Collateral, the amount approved by the insurance regulatory authority in the Company’s state of domicile for the purpose of providing the Company with credit for reinsurance.
“Eligible Trust Account Assets” means assets qualifying as admitted assets for life insurance companies under the insurance laws of the Reinsurer’s state of domicile, but in each case, complying with the Investment Guidelines on and after the Investment Compliance Date; provided, that following a Reinsurance Credit Trust Triggering Event, only those assets that meet the requirements under the insurance laws of the Company’s state of domicile to provide Reserve Credit to the Company shall be counted for the purpose of providing Reserve Credit.
“Estimated Fair Market Value Calculation” shall have the meaning specified in Section 4.1(b).
“Estimated Initial Reinsurance Premium” shall have the meaning specified in Section 4.1(a).
“Excess Crediting Amount” shall have the meaning specified in Schedule I.
“Ex-Gratia Payment” mean any voluntary payment made by the Company in response to a loss for which it is not contractually liable under the terms of a Reinsured Contract.
“Expense Allowance” shall have the meaning specified in Section 5.2.
“Extra Contractual Liabilities” means any obligations, payment, liabilities or expenses that relate to or arise in connection with the Reinsured Contracts (other than contractual obligations arising under the express terms and conditions and within the policy limits of the Reinsured Contracts or changes to the terms of the Reinsured Contracts in accordance with the Specified Annuity Policies), including but not limited to, (i) Taxes, fees, forfeitures, punitive damages, bad faith damages, compensatory damages, and other damages or fines or penalties which may arise from the acts, errors or omissions of the Company or its Affiliates, directors, officers, employees, agents, or other representatives, and (ii) Ex-Gratia Payments made by or on behalf of the Company, other than Permitted Ex-Gratia Payments.
“Fair Market Value” means, as of any date of determination determined by the Reinsurer in accordance with its standard pricing procedures consistently applied,
(a)	as to cash, the amount of it,
(b)	in the case of securities listed on an exchange or in an over-the-counter market (other than securities that constitute cash equivalents as described in clause (a) above), the closing price on such exchange or market (or the average of the closing bid and asked prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding such date of determination, if such amount is not already reflected in such closing price (or such bid and asked price). The Reinsurer uses multiple pricing sources, including but not limited to Bloomberg/ Barclays, IDC/Muller and Reuters/EJV, on individual cusips (Committee on Uniform Security Identification Procedures). The Reinsurer’s pricing methodology utilizes a hierarchy approach and includes comparisons across pricing vendors when multiple valuations are available. The pricing hierarchy is reviewed by the pricing committee periodically;
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(c)	in the case of Letters of Credit, the face amount thereof; and
(d)	in the case of any other asset not covered by Sections (a) or (b) above, the fair market value as determined using the methodology that the Reinsurer applies with respect to the same or similar assets in the Reinsurer’s audited financial statements.
“Final Closing Statement” shall have the meaning specified in Section 4.1(f).
“Final Fair Market Value Calculation” shall have the meaning specified in Section 4.1(f).
“Final Initial Reinsurance Premium” shall have the meaning specified in Section 4.1(f).
“FMV Trust Account Balance” shall have the meaning specified in Section 9.6(b).
“General Account Reserves” means, as of any given date, an amount equal to the gross statutory reserves that are required to be held by the Company in its general account for purposes of its statutory financial statements with respect to the Reinsured Contracts, determined in accordance with SAP, and calculated on a gross basis and without giving effect to the reinsurance provided hereunder. For the avoidance of doubt, “General Account Reserves” shall not include (i) the Interest Maintenance Reserve or (ii) the annuitization stream when calculating the Commissioners’ Annuity Reserve Valuation Method (CARVM).
“Governmental Authority” means any foreign or national government, any state or other political subdivision thereof or any self-regulatory authority, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Governmental Order” means any binding and enforceable order, writ, judgment, injunction, decree, directive, stipulation, determination or award entered by or with any Governmental Authority.
“Indemnified Party” shall have the meaning specified in Section 15.3(a). “Indemnifying Party” shall have the meaning specified in Section 15.3(a).
“Initial Reinsurance Premium” means (a) the General Account Reserves held by the Company on the Business Covered determined in accordance with SAP applicable to the Company, as of the Effective Time, plus (b) the existing Interest Maintenance Reserve attributable to the Business Covered, determined in accordance with SAP applicable to the Company consistently applied, as of immediately prior to the Effective Time and any Interest Maintenance Reserve generated as a result of the transactions as of the Closing Date, minus (c) the Policy Loan Balance as of the Effective Time, minus (d) the Ceding Commission.
“Initial Reinsurance Premium Adjustment Period” shall have the meaning specified in Section 4.1(g)(i).
“Initial Reinsurance Premium Deficiency” shall have the meaning specified in Section 4.1(g).
“Insolvency” means, with respect to any Party hereto, such Party: (a) applies for, consents to or becomes the subject of an order with respect to, supervision by any insurance regulatory authority or the appointment of an authorized Representative of its properties or assets; (b) is adjudicated as bankrupt or insolvent; (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization to avoid insolvency, or an arrangement with creditors or makes formal application for any bankruptcy, dissolution, liquidation or similar law or statute; or (d) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of such Party’s domicile.
“Interest Maintenance Reserve” means the liability reserve, the purpose of which is to amortize realized capital gains and losses resulting from fluctuations in interest rates, determined (i) if on or prior to the Closing Date, in accordance with SAP applicable to the Company with respect to the asset portfolio supporting the Reinsured Contracts or relevant to the Transferred Assets to be transferred on the Closing Date, or (ii) following the Closing Date, in accordance with SAP applicable to the Reinsurer.
“Interest Rate” means a rate per annum equal to the US Federal Funds Effective Rate (FEDL01 Index), as published by Bloomberg, plus three hundred basis points (3.00%), computed on the basis of a 360-day year composed of twelve (12) 30-day months.
“Interim Period” means the period from and after the Effective Date through and including the day prior to the Closing Date.
“Investment Compliance Date” means the date that is six (6) months following the date that the final Transferred Asset is transferred to the Trust Account.
“Investment Guidelines” means the investment guidelines attached hereto as Exhibit 2.
“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of those Persons listed in Schedule B.
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“Letter of Credit” means one or more letters of credit that (a) qualify for statutory financial statement credit under Applicable Law of the Company’s domiciliary state (as amended from time to time), or its successor provision and (b) in the absence of an ongoing Reinsurance Credit Event, are issued by financial institutions with credit ratings which, when aggregated with other Eligible Trust Account Assets in the Trust Account, would be permitted under the criteria for credit quality in the Investment Guidelines.
“Losses” means any damages, claims, losses, liabilities, charges, actions, suits, proceedings, deficiencies, taxes, fees, assessments, interest, penalties and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) and any damages that are payable to a third party not affiliated with the relevant indemnified party but exclude any lost profits.
“Material RBC Change” shall have the meaning specified in Section 6.4(g).
“Monthly Accounting Period” means each calendar month, provided, that the initial Monthly Accounting Period shall commence on the Effective Date and end on the last day of the calendar month in which the Closing Date falls and the final Monthly Accounting Period shall commence on the first day of the calendar month in which the Termination Date falls and end on the Termination Date.
“Monthly Reinsurance Settlement Report” shall have the meaning specified in Section 6.1.
“Monthly Settlement” shall have the meaning specified in Section 6.3. “Monthly Settlement Date” shall have the meaning specified in Section 6.3.
“NAIC” means the National Association of Insurance Commissioners or any successor organization.
“Non-Guaranteed Elements” means any element within a Reinsured Contract which may be changed at the discretion of the Company. Examples of non-guaranteed benefits or charges include: the Company’s discretion to (i) establish a crediting rate in excess of the minimum rate guaranteed in a particular Reinsured Contract, (ii) waive any early withdrawal penalties, (iii) limit the acceptance of future payments of premium to the extent such limitation is permitted by the terms of a particular Reinsured Contract, (iv) assess policy and rider charges under a particular Reinsured Contract in an amount lower than guaranteed maximum amounts, and (v) determine renewal rates applicable to market value adjustments.
“Non-Objecting Party” shall have the meaning specified in Section 2.71(f).
“Objecting Party” shall have the meaning specified in Section 2.71(f).
“OFAC Related Laws” shall have the meaning specified in Section 2.7.
“Parties” shall have the meaning specified in the first paragraph of this Agreement.
“Permits” shall mean any licenses, qualifications, certificates of authority or other similar certificates, registrations, franchises, permits, approvals or other similar authorizations issued to a Person by a Governmental Authority.
“Permitted Ex-Gratia Payments” means Ex-Gratia Payments by or on behalf of the Company following the Effective Date in accordance with the Company’s historical practices up to a maximum aggregate amount of $25,000 per annum for all of the Reinsured Contracts.
“Person” means any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.
“Personal Information” means any of the following categories of information, in any format whether written, electronic, or otherwise, respecting proposed, current and former applicants, policy owners, contract holders, insureds, claimants and beneficiaries of the Reinsured Contracts: (a) any “nonpublic personal information” as such term is defined under the Title V of the U.S. Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., and the rules and regulations issued thereunder, (b) any other personal information that is subject to Applicable Law related to data security and privacy, such as name, signature, address, social security number, telephone number or other unique identifier, (c) information that can be used to authenticate an individual (including passwords or PINs, biometric data, unique identification numbers, answer to security questions, or other personal identifiers), or (d) any “protected health information” as such term is defined under the Health Insurance Portability and Accountability Act of 1996, as amended and the rules and regulations issued thereunder.
“Policy Forms” shall have the meaning specified in Section 14.1(h).
“Policy Loan Balance” shall mean, with respect to any date of determination, the Reinsurer’s Quota Share of the principal amount of contract loans in respect of the Reinsured Contracts, net of any unearned policy loan interest on such loans but including any due and accrued interest thereon, determined in accordance with SAP, as of such date.
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“Proprietary Information” means all information of any kind concerning the Company, any of its Affiliates or of any of its or their respective policyholders, contract holders, insureds or beneficiaries, obtained directly or indirectly from the Company or any of its Affiliates or representatives in connection with the transaction contemplated by this Agreement including underwriting manuals and guidelines, applications, contract forms, agent lists and premium rates and allowances of the Company, in each case, except for any such information that (a) becomes publicly available or is obtained other than through unauthorized disclosure by the party seeking to disclose or use such information or (b) is independently developed by the Reinsurer.
“RBC Ratio” shall mean, as of any date of determination, the percentage equal to (a) the Total Adjusted Capital of the Reinsurer, as of such date, divided by the Company Action Level RBC for the Reinsurer, as of such date, multiplied by (b) 100, calculated as of the end of the immediately preceding calendar quarter; provided, that such calculation shall be based on the Reinsurer’s good faith estimation for calendar quarters that do not end on December 31. In the event that any changes to the calculation of RBC Ratio (including the component inputs thereof) are promulgated by the NAIC and applicable to the Reinsurer’s state of domicile, the Parties shall work in good faith to adjust the RBC Ratio in a mutually agreeable manner to put each Party in a reasonably equivalent position with respect to the RBC Ratio as each Party was in on the date hereof; provided, that if the Reinsurer and the Company are not able to reach a mutually satisfactory resolution within thirty (30) calendar days following the initial notice of such changes by either Party to the other despite their good faith efforts to do so with respect to any changes or modifications to the calculation of the RBC Ratio, then either Party may elect to submit such determination for arbitration in accordance with Article XI; provided, however, that until such time as a final determination pursuant to Article XI has been made, the RBC Ratio will be calculated in accordance with Applicable Law in effect as of any date of determination.
“RBC Ratio Triggering Event” means the Reinsurer has (a) subject to Section 6.4(g), delivered notice to the Company in accordance with Section 6.4(d) indicating that as of the end of a calendar quarter, its RBC Ratio as estimated or calculated by Reinsurer is below 250% but above 200%, and shall thereafter be deemed to be continuing until the Reinsurer provides the Company with a written statement that its RBC Ratio is at or above 250% or (b) failed to deliver a written statement setting forth or regarding its RBC Ratio in accordance with Section 6.4(d) prior to the date that is ninety (90) days after the end of the applicable quarterly period.
“RBC Report” shall have the meaning specified in Section 6.4(d).
“Recapture Effective Date” shall have the meaning specified in Section 8.1(b).
“Recapture Payment” means the amount calculated in accordance with Schedule C.
“Recapture Payment Date” shall have the meaning specified in Section 8.2(a).
“Reinsurance Credit Event” means the occurrence of any one of the following events:
(a)	the Reinsurer fails to remain a licensed or authorized insurer or reinsurer in the Company’s domiciliary state; or
(b)	the Insolvency of the Reinsurer.
“Reinsurance Credit Trust Agreement” shall have the meaning specified in Section 9.1(b).
“Reinsurance Credit Trust Triggering Event” shall have the meaning specified in Section 9.1(b).
“Reinsured Contracts” means the individual deferred fixed and variable retirement annuity contracts and the individual deferred renewable retirement annuity contracts of the Company, in force as of the Effective Time and delivered in the United States and U.S. territories to residents thereof, which are the contracts, guaranteed minimum death benefit riders and endorsements described in Schedule A under the heading “Reinsured Contracts”. Reinsured Contracts shall not include any such annuity contracts that are annuitized. Further, Reinsured Contracts shall not include any riders other than for guaranteed minimum death benefits.
“Reinsured Risks” shall have the meaning specified in Section 2.1(a).
“Reinsurer” shall have the meaning specified in the first paragraph of this Agreement.
“Reinsurer Action” shall mean any Action relating to Reinsurer Extra Contractual Liabilities.
“Reinsurer Extra Contractual Liabilities” means (a) Extra-Contractual Liabilities relating to the Reinsured Contracts (i) to the extent caused by any act of, or failure to act by, the Reinsurer or any of its Affiliates, directors, officers, employees, agents, representatives, service providers, successor or assigns or (ii) to the extent attributable to a written direction or request of the Reinsurer or any of its Affiliates, directors, officers, employees, agents, representatives, service providers, successor or assigns, including as a result of following the Reinsurer’s recommendations with respect to credited interest or other Non-Guaranteed Elements, in the case of either clause (i) or (ii), on or after the Effective Date and (b) any liabilities or obligations for which the
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Reinsurer received prior notice of and the Reinsurer has expressly concurred, in writing, with the actions taken or not taken, by the Company that led to the assessment of such Extra-Contractual Liabilities. For the avoidance of doubt, neither Company nor any of its Affiliates, employees, agents, representatives, service providers or assignees shall be deemed to be agents, representatives or service providers of the Reinsurer.
“Reinsurer Indemnified Parties” shall have the meaning specified in Section 15.1.
“Reinsurer Material Adverse Effect” means a material adverse effect on the ability of the Reinsurer to perform its obligations under this Agreement and the Trust Agreement.
“Reinsurer’s Quota Share” means 100%.
“Representatives” means a Person’s Affiliates, employees, directors, officers, agents, attorneys, financial advisors, actuaries and accountants.
“Required Balance” means, as of any given date an amount equal to the result of (i) the Reinsurer’s Quota Share of the General Account Reserves determined based on Effective SAP minus (ii) the Policy Loan Balance as of such date; provided, that following a Reinsurance Credit Event, the Eligible Collateral Value including any Eligible Collateral in a reinsurance credit trust, if any, put in place to secure reinsurance credit in accordance with Section 9.1, as of any given date, shall be at least the amount required for the Company to take Reserve Credit.
“Required Balance Report” shall have the meaning specified in Section 6.2(a).
“Reserve Credit” means full statutory financial statement credit for the Company for the reinsurance provided by this Agreement.
“SAP” means, with respect to Company, the statutory accounting principles and practices applicable to life insurance companies domiciled in the Company’s state of domicile, consistently applied, and with respect to Reinsurer, the statutory accounting principles and practices applicable to life insurance companies domiciled in the Reinsurer’s state of domicile, consistently applied, in each case in effect as of the applicable date of determination
“Separate Account Assets” means the assets held by the Company in the Separate Accounts in support of, and at least equal to, the Separate Account Liabilities.
“Separate Account Contracts” means the variable portion of the annuity contracts included within the definition of Reinsured Contracts.
“Separate Account Fee Income” means, for each calendar month, an amount equal to the sum of (i) 1.25% divided by 12 and times the average account balance of the Separate Accounts for such calendar month and (ii) 0.24% divided by 12 and times the average account balance of the Separate Accounts for such calendar month, in each case with such average account balance determined based on (x) the sum of such account balances as at the end of the immediately preceding calendar month and as at the end of the current calendar month divided by (y) 2.
“Separate Account Liabilities” means those liabilities that are reflected in the Separate Accounts and that relate to the Separate Account Contracts, including amounts transferred from the Separate Accounts to the general account of the Company pending distribution to beneficiaries of the Separate Account Contracts. For the avoidance of doubt, Separate Account Liabilities excludes any Ceding Company Extra-Contractual Liabilities.
“Separate Account Net Transfers” means (i) the aggregate value of amounts transferred from the Separate Accounts to the general account of the Company, minus (ii) the aggregate value of amounts transferred from the general account of the Company to the Separate Account. Separate Account Net Transfers shall include any transfers of amounts required to fund reserves in respect of the Separate Account Contracts determined in accordance with SAP.
“Separate Account Reserves” means, as of any given date, an amount equal to the gross statutory reserves that are required to be held by the Company in its separate accounts for the Separate Accounts Liabilities, determined in accordance with then applicable SAP consistently applied.
“Separate Accounts” means the separate accounts of the Company to the extent relating to the Separate Account Contracts.
“Specified Annuity Policies” means the policies and procedures of the Company set forth on Schedule H.
“Subsequent RBC Event” shall have the meaning specified in Section 8.1(b).
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“Tax” or “Taxes” means all income, premium, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, stamp taxes or other taxes, (whether payable directly or by withholding) imposed by any Tax Authority, together with any interest and any penalties thereon or additional amounts with respect thereto; provided, that any guarantee fund assessment or escheatment obligation shall not be treated as a Tax; and provided further that Taxes include any liability for Taxes under Treasury Regulation Section 1.1502-6 and similar provisions of state, local or non-U.S. law and as a transferee or successor.
“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.
“Terminal Accounting Adjustment” means an amount equal to the lesser of (a) the unamortized portion of the Ceding Commission as of the time of recapture or termination where the Ceding Commission is amortized on a straight-line basis over the twenty (20) year period following the Effective Date and (b) the result of (i) the Ceding Commission, multiplied by (ii) the ratio of (x) the Account Value of the Reinsured Contracts as of such date of determination, over (y) the Account Value of the Reinsured Contracts as of the Effective Date (not to exceed the Ceding Commission); provided, however, that solely with respect to a termination by the Reinsurer pursuant to Section 7.3, the “Terminal Accounting Adjustment” shall be an amount equal to clause (b) above.
“Terminal Accounting Settlement Report” means a report setting forth the calculation of the Recapture Payment in accordance with Schedule C.
“Termination Date” shall have the meaning specified in Section 7.2.
“Third Party Actuary” means a nationally recognized accounting or actuarial firm mutually agreed upon by the Parties.
“Third Party Claim” shall have the meaning specified in Section 15.3(a).
“Total Adjusted Capital” means, as of any date of determination, with respect to the Reinsurer, its total adjusted capital (a) determined in accordance with the Applicable Law of the state of domicile of the Reinsurer and (b) calculated using the formula prescribed by the insurance regulatory authority of the Reinsurer’s state of domicile; provided, that if the Reinsurer’s state of domicile should lose its accreditation by the NAIC, then such calculation shall be made using the formula prescribed by the NAIC, in each case as in effect on such date of determination.
“Transfer Lag Adjustment” means (a) the Asset Transfer Lag Adjustment, plus (b) the Cash Transfer Lag Adjustment.
“Transferred Assets” shall have the meaning specified in Section 4.1(a).
“Trust Account” means (a) in the absence of an ongoing Reinsurance Credit Trust Triggering Event, the trust account established by the Reinsurer, as grantor, for the benefit of the Company, and governed by the Trust Agreement and (b) during the continuation of a Reinsurance Credit Trust Triggering Event, such trust account converted to a credit for reinsurance trust account in accordance with and governed by the Reinsurance Credit Trust Agreement.
“Trust Agreement” shall have the meaning specified in Section 9.2(a). “Trustee” means, respectively, the trustee of the Trust Account.
“Valuation Expert” means The Bank of New York Mellon (or any successor organization) unless The Bank of New York Mellon (or any successor organization) has a prior relationship with a party hereto that could constitute a conflict of interest or is unable to provide valuation, or, if The Bank of New York Mellon (or any successor organization) has such a prior relationship or for assets as to which it (or any successor organization) is unable to provide valuation, the Valuation Expert shall mean a nationally recognized independent valuation firm mutually agreed upon by the Parties without a conflict of interest; provided, that if the Parties are unable to mutually agree on a valuation firm within ten (10) Business Days from the date on which the applicable dispute notice requesting a Valuation Expert is first received, the Parties shall jointly request the Third Party Actuary to appoint a nationally recognized valuation firm without a conflict of interest and independent of the Company and the Reinsurer and their respective Affiliates to serve as the Valuation Expert.
Section 1.2 Other Definitional Provisions.
(a)	For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole (including any Exhibits, Schedules and the Disclosure Schedule) and not to any particular provision of this Agreement unless otherwise indicated.
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(b)	Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.
(c)	Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(d)	Where this Agreement states that a party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that the party is legally obligated to do so in accordance with this Agreement.
(e)	The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(f)	Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders.
(g)	All references herein to Articles, Sections, Subsections, Paragraphs, Exhibits, Schedules and Annexes shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits, Schedules and Annexes to, this Agreement unless the context shall otherwise require.
(h)	Any reference herein to any Applicable Law, agreement (including this Agreement) or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such Applicable Law, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time.
(i)	All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, Annex, Disclosure Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein.
ARTICLE II
COVERAGE
Section 2.1 Coverage.
(a)	Effective as of the Effective Time, the Company agrees to cede to the Reinsurer, and the Reinsurer agrees to accept, the Reinsurer’s Quota Share of the Covered Liabilities incurred by the Company (the “Reinsured Risks”) and is subject to the same risks, terms, conditions, premiums payable, interpretations, waivers, modifications, alterations, rates, limitations and restrictions as the insurance under the Reinsurance Contracts written by the Company on which the reinsurance is based. In addition to the Reinsured Risks, the Reinsurer shall be responsible for the Ceding Commission, the Expense Allowance, and Reinsurer Extra-Contractual Liabilities, in each case, in accordance with this Agreement, and such other obligations as are expressly set forth in this Agreement. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance effected under this Agreement is terminated as provided herein. The Parties understand that, other than this Agreement, as of the Effective Date, the Company does not cede any risk on the Reinsured Contracts to any reinsurer. The Reinsurer does not indemnify the Company and shall not be liable for Ceding Company Extra-Contractual Liabilities.
(b)	The liability of the Reinsurer under this Agreement (i) with respect to all Reinsured Contracts other than the Separate Account Contracts, shall be reinsured on a coinsurance basis and (ii) with respect to the Separate Account Contracts, shall be reinsured on a modified coinsurance basis, and in each case, shall be subject to the terms and conditions of the original policy forms of the Reinsured Contracts, except as such Reinsured Contracts may be modified in accordance with Section 2.2. On and after the Effective Time, the Reinsurer shall establish liabilities and reserves on its financial statements taking into account the ceded reserves and the Interest Maintenance Reserves in accordance with Reinsurer SAP.
(c)	For each applicable Separate Account Contract, the amount to be invested in a Separate Account in accordance with the terms of such Separate Account Contract shall be held by the Company in the applicable Separate Account, with such amounts attributable to the Separate Account Contracts clearly designated on the books and records and in the information systems of the Company, separate and apart from the general and other accounts of the Company, and all premiums or other amounts allocable with respect to such Separate Account Contract shall be deposited in the applicable Separate Account to the extent required to be deposited therein by such contract. The Company shall retain control and own all Separate Accounts Assets and shall maintain Separate
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Account Reserves in respect of the Separate Accounts Liabilities. Such Separate Account Reserves shall be reported on its Separate Account balance sheets, consistent with the Company’s SAP. Separate Account Liabilities shall be paid out of the Separate Account.
(d)	The Company and the Reinsurer agree that the Reinsurer’s Quota Share of the Interest Maintenance Reserve existing immediately prior to the Effective Time and the amount of the new Interest Maintenance Reserve that is created on the Effective Date as a direct result of the transactions contemplated by this Agreement shall be calculated by the Company and ceded to the Reinsurer, and the Company shall have no obligation to establish any such Interest Maintenance Reserve. For purposes of clarification, if this Agreement is terminated in accordance with Article VII or Article VIII below, the Company shall maintain the Interest Maintenance Reserve, calculated from and after the applicable Termination Date in accordance with SAP applicable to the Company.
Section 2.2 Conditions.
(a)	If the Company’s liability under any of the Reinsured Contracts is changed because of changes in the terms and conditions of the Reinsured Contracts (including to any contract riders or endorsements thereto) that are based on the terms of the Reinsured Contracts or, subject to Section 2.2(b), required due to changes in Applicable Law, the Reinsurer will share in the change proportionately to the Reinsurer’s Quota Share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement. Subject to this section, the Company shall not change terms or conditions of any Reinsured Contracts in any material respect without the consent of the Reinsurer.
(b)	If the Company believes a modification to a Reinsured Contract is required under Applicable Law, the Company will, prior to effecting any such modification, provide to the Reinsurer (x) a memorandum prepared by the Company’s internal counsel summarizing the view that such modification is required under Applicable Law, and (y) if the Reinsurer disagrees with the Company’s view, (A) both Parties shall mutually select a neutral outside counsel with a national reputation in the applicable subject matter area to provide a memorandum as to whether such modification is required under Applicable Law (or, if the Parties cannot mutually agree on such outside counsel, AIDA Reinsurance and Insurance Arbitration Society - US (“ARIAS-US”)) shall select such outside counsel) and (B) if such outside counsel, taking into account the situation and circumstances, determines that the modification is required, the position set forth in such memorandum of outside counsel shall be final and binding on the Parties. Notwithstanding the foregoing, if at any time an applicable Governmental Authority informs either Party in writing or informs both Parties orally that the modification is required under Applicable Law, the Company shall be permitted to make such modification.
(c)	The Reinsurer’s liability under this Agreement shall commence on the Effective Time, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the terms of the Reinsured Contracts to the extent paid by the Company. Claims notifications, claim papers and proofs will be furnished to the Reinsurer as soon as reasonably practicable following any written request for such items made by the Reinsurer.
(d)	In the event of an exchange, replacement or conversion of any Reinsured Contract, the new contract issued by the Company resulting from such exchange, replacement or conversion will be reinsured by the Reinsurer hereunder if such exchange, replacement or conversion is pursuant to the terms of the original contract. No other exchanges, replacements or conversions will be reinsured by the Reinsurer hereunder. The Company shall not, directly or indirectly, solicit, assist or target, or allow any of its Affiliates to, directly or indirectly, solicit, assist or target holders of the Reinsured Contracts in connection with any program of internal replacement. The term “program of internal replacement” shall mean any program instituted, promoted, sponsored, encouraged or supported by the Company or any of its Affiliates that is offered to a class of policyholders and in which any group of Reinsured Contracts is targeted for intended exchange for other policies that are written by the Company or any Affiliate of the Company; provided, however, that the actions and recommendations of the agents, general agents or brokers of the Company or its Affiliates, acting independently and not at the direction of the Company and its Affiliates, regardless of the effects thereof on the Reinsured Contracts, shall not constitute a program of internal replacement, and any cooperation or action the Company or its Affiliates need to provide in connection with the independent action of such distribution partners of the Company or its Affiliates shall not be deemed to constitute their assistance or support of such action.
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(e)	Retrocession. The Reinsurer shall be permitted to retrocede to a third party that is not an Affiliate of the Reinsurer all or any portion of the Reinsured Risks; provided, that the Reinsurer shall provide written notice to the Company of any such retrocession in excess of ten percent (10%) of the total General Account Reserves of the Business Covered. The Reinsurer shall be permitted to retrocede all or any portion of the Reinsured Risks to any of its Affiliates at any time, without written notice to the Company. Notwithstanding anything herein to the contrary, in connection with any such retrocession, the Reinsurer shall be permitted to share information arising under or related to this Agreement with any retrocessionaire to the extent required under any retrocession agreement, provided that such retrocessionaire shall agree to comply with the restrictions on the use and disclosure of such information set forth herein.
Section 2.3 Non-Guaranteed Elements. The Company shall have the right at all times to determine the Non-Guaranteed Elements with respect to the Reinsured Contracts; provided, that the Company shall consult with the Reinsurer periodically on the setting of such Non-Guaranteed Elements prior to making any material changes thereto. In connection with such consultation, the Reinsurer may provide written recommendations regarding the Non-Guaranteed Elements to the Company, which recommendations must comply with the written terms of the Reinsured Contracts, Applicable Law and Actuarial Standards of Practice governing redetermination of non-guaranteed charges. The Company shall consider any such recommendations in good faith. Notwithstanding the foregoing, the Company and the Reinsurer understand and agree that the procedure for establishing credited interest on the Reinsured Contracts is as set forth in Schedule I.
Section 2.4 Annuitizations. In the event that a Reinsured Contract is annuitized under the terms of such Reinsured Contract (each, an “Annuitization”), the Company shall convert such Reinsured Contract. In connection with such Annuitization, the Reinsurer shall pay to the Company as part of the Monthly Accounting Period settlement an amount equal to the Account Value (for the avoidance of doubt, any Policy Loan Balance is not included in determining the Account Value for this purpose) of the Reinsured Contract that is the subject of the Annuitization (an “Annuitization Payment”). Upon the effectiveness of the Annuitization, such Reinsured Contract shall no longer be considered a Reinsured Contract under this Agreement, shall not be reinsured under this Agreement, and, with the exception of the Annuitization Payment described in this Section 2.4, the Reinsurer shall have no further liability with respect to such Reinsured Contract. For the avoidance of doubt, any policy that would otherwise be a Reinsured Contract that is annuitized as of the Closing Date shall not be considered a Reinsured Contract under this Agreement and shall not be reinsured under this Agreement.
Section 2.5 Reinstatement; Discovered Contracts.
(a)	Reinsured Contracts ceded under this Agreement shall include any Reinsured Contract that is in force on the Effective Date and thereafter is reduced, terminated, or surrendered, and later reinstated pursuant to and in accordance with its policy provisions, or reinstated due to the correction of an error or omission, or to remedy fraud. Such reinstated contracts will be reinsured by the Reinsurer in accordance with the terms of this Agreement. The Reinsurer will be entitled to receive the Reinsurer’s Quota Share of any amounts received by the Company for any such reinstatement.
(b)	Any annuity contract issued by the Company effective as of the Effective Date that meets the criteria required to be a Reinsured Contract but which the Company becomes aware following the date hereof was not included in the Reinsured Contracts, and any reduced, terminated, or surrendered annuity contract that would have met the criteria required to be a Reinsured Contract had it been in force at the Effective Time, that later reinstates pursuant to and in accordance with its policy provisions or due to the correction of an error or omission or to remedy fraud (each, a “Discovered Contract”), will be reinsured by the Reinsurer and become a Reinsured Contract. The Company shall transfer to the Trust Account cash or assets with a Fair Market Value equal to the General Account Reserves attributable to such Discovered Contract and calculated as of the most recent month end in accordance with SAP. Notwithstanding the foregoing provisions of this Section 2.5(b), at such time as the General Account Reserves associated with all Discovered Contracts exceeds five million dollars ($5,000,000), then, any additional Discovered Contracts shall only be reinsured pursuant to this Section 2.5(b) with the written consent of the Reinsurer.
(c)	If the coverage of any Reinsured Contract is reduced or terminated, the reinsurance under this Agreement on such Reinsured Contract shall be equally reduced or terminated.
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Section 2.6 Disclaimer. Each Party hereby acknowledges and agrees that such Party is not relying in any way upon any duty of utmost good faith or other similar duty of disclosure on the part of the other Party in connection with entering into this Agreement; provided, however, each of the Parties covenants and agrees that following the date hereof it shall owe a duty of utmost good faith to the other in all matters hereunder and deal fairly with the other in order to accomplish the objectives of this Agreement.
Section 2.7 Exclusion; OFAC Compliance. This Agreement shall not cover any risk that the Company is legally prohibited from writing and/or ceding to the Reinsurer or any risk that the Reinsurer is legally prohibited from reinsuring. For purposes of this exclusion, the term “legally prohibited” shall mean contrary to the laws and regulations of the state or country of domicile of the Reinsurer and the Company. The Company and Reinsurer each represents that it is using, and shall use commercially reasonable efforts to continue to be, in compliance with all Applicable Laws applicable to the Reinsured Contracts as they pertain to the sanction laws, administered by the U.S. Treasury Department’s Office of Foreign Assets Control, as such laws may be amended from time to time (collectively the “OFAC Related Laws”). No Party hereto shall be required to take any action under this Agreement that would violate said OFAC Related Laws, including, but not limited to, making any payments in violation of the OFAC Related Laws. Should a Party discover or otherwise become aware that this reinsurance transaction has been entered into or a payment has been made with respect to any Reinsured Contract in violation of the OFAC Related Laws, the Party who first becomes aware of the violation of the OFAC Related Laws shall notify the other Party, and the Parties shall cooperate in order to take all necessary corrective actions. Where coverage for any Reinsured Contract provided by this Agreement would be in violation of the OFAC Related Laws, such coverage shall be null and void. In such event, each Party shall be restored to the position it would have occupied if the violation had not occurred, including the return of any payments received, unless prohibited by Applicable Law.
ARTICLE III
ADMINISTRATION; GENERAL PROVISIONS
Section 3.1 Contract Administration.
(a)	The Company shall provide all of the claims, administrative and other services required, necessary and appropriate for the support and administration of the Reinsured Contracts and the Separate Accounts (the “Administrative Services”). Subject to the standard set forth herein, the Reinsurer shall accept the decision of the Company with respect to payment obligations made in accordance with the terms of the applicable Reinsured Contract or the Specified Annuity Policies) with respect to any Reinsured Contract. The Company shall use reasonable care in its performance of the Administrative Services and shall provide the Administrative Services (i) in all material respects in accordance with the terms of the Reinsured Contracts, (ii) in accordance with the applicable terms of this Agreement, (iii) in compliance with Applicable Law, (iv) with the skill, diligence and expertise that would reasonably be expected from experienced and qualified personnel performing such duties in like circumstances, and (v) in a manner no less favorable with respect to the Reinsured Contracts than the manner in which the Company provides similar services with respect to other policies issued by the Company that are not reinsured hereunder. Notwithstanding any provision of this Agreement to the contrary, Company will not materially change, alter or otherwise compromise, or permit any subcontractor to materially change, alter, or otherwise compromise, its benefit paying or administrative practices with respect to the Reinsured Contracts without the prior written consent of the Reinsurer (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that a change or conversion of the Company’s administrative system or platform applicable to all or a material portion of the policies written or administered by the Company, shall not require the consent of the Reinsurer.
(b)	The Company shall be permitted to assign or subcontract with one or more of its Affiliates or third party administrators for the performance of any or all of the Administrative Services; provided, however, that (i) no such subcontracting by the Company shall relieve the Company of any of its obligations or liabilities under this Agreement and (ii) any such assignee or subcontractor shall be required to meet the standards the Company would be required to use in accordance with Section 3.1(a).
Section 3.2 Claims Settlements. The Company will advise the Reinsurer of its intention to contest, compromise or litigate (jointly a “Contest”) any claim if such Contest could reasonably be expected to result in the payment by the Company of amounts different than the corresponding Covered Liabilities asserted in such claim. The Reinsurer will pay its share of the expense of the Contest in addition to the Reinsurer’s Quota Share of such corresponding Covered Liabilities resulting from such Contest, or it may choose not to participate. If the Company’s Contest of the Covered Liabilities asserted in such claim results in the reduction of its liability and the Reinsurer has chosen to participate therein, the Reinsurer will share in such reduction in proportion to the Reinsurer’s Quota Share. If the Reinsurer chooses not to participate, it will discharge its liability by payment to the Company of the
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full amount of the Reinsurer’s Quota Share of the corresponding Covered Liabilities asserted in such claim. For the avoidance of doubt, corrections in Covered Liabilities due to a misstatement of material fact (such as age or sex) or a legal action initiated by the Company to determine the lawful claim beneficiary shall be subject to this Section 3.2.
Section 3.3 Actions.
(a)	If the Company or the Reinsurer receives notice of, or otherwise becomes aware of any Company Action or Reinsurer Action, the Company or the Reinsurer, as applicable, shall promptly notify the other Party thereof. The Company shall, subject to clause (b) below, have the right to supervise and exclusively control the investigation, contest, defense and/or settlement of all Company Actions; provided, that the Company shall keep the Reinsurer informed of significant developments in all such Company Actions and provide to the Reinsurer a report summarizing the nature of any such Company Action, the alleged actions or omissions giving rise to such Company Action and copies of any files or other documents that the Reinsurer may reasonably request in connection with its review of such matters and shall take into account any recommendations of the Reinsurer. The Reinsurer shall, subject to clause (b) below, have the right to supervise and exclusively control the investigation, contest, defense and/or settlement at its sole cost all Reinsurer Actions; provided, that the Reinsurer shall keep the Company informed of significant developments in all such Reinsurer Actions and provide to the Company a report summarizing the nature of any such Reinsurer Action, the alleged actions or omissions giving rise to such Reinsurer Action and copies of any files or other documents that the Company may reasonably request in connection with its review of such matters and shall take into account any recommendations of the Company.
(b)	Notwithstanding anything in this Agreement to the contrary (i) the Reinsurer shall have the right to engage its own separate legal representation, at its own expense, and to participate fully in the defense of any Company Action, and (ii) the Company shall have the right to engage its own separate legal representation, at its own expense, and to participate fully in the defense of any Reinsurer Action.
(c)	Notwithstanding anything to the contrary contained in this Agreement, neither Party shall have the authority to institute, prosecute or maintain any regulatory proceeding on behalf of any other Party without the prior written consent of such other Party, except as expressly contemplated in this Agreement.
(d)	For the avoidance of doubt, the Company shall supervise and exclusively control any investigation, contest, defense and/or settlement of any Action relating to a Company Extra-Contractual Obligation.
Section 3.4 Inspection. The Company shall maintain books and records with respect to the Reinsured Contracts and the Administrative Services, including claims files, communications with Governmental Authorities, complaint logs, litigation files, billing and collection files, files containing actuarial data and other data used by the Company in connection with the performance of the Administrative Services. During the term of this Agreement, the Reinsurer and its designated Representatives may at their own expense and upon reasonable notice inspect, at the offices of the Company, and copy the papers and any and all other books or documents of the Company reasonably relating to this Agreement, including the Reinsured Contracts and the administration thereof by the Company and shall have access to appropriate employees and Representatives of the Company, in each case during normal business hours without unreasonable disruption of the business of the Company. In connection with any such inspection, (i) the Reinsurer shall comply in all material respects with all Applicable Laws with respect to the use and disclosure of such books, records and other information and (ii) the Reinsurer acknowledges that the Company may provide requested access in an alternative format reasonably acceptable to the Reinsurer such as to reduce the Reinsurer’s direct access to the Company’s systems. Nothing herein shall require the Company to disclose any books, records or other information to the Reinsurer if such disclosure would jeopardize any attorney-client privilege, the work product immunity or any other legal privilege or similar doctrine or contravene any Applicable Law or require the Company to disclose its tax records or any personnel or related records; it being understood that the Company shall use commercially reasonable efforts to obtain waivers or make other arrangements (including redacting information or entering into joint defense agreements) that would enable otherwise required disclosure or access to the Reinsurer to occur without so jeopardizing any attorney-client privilege, the work product immunity or any other legal privilege. If the Reinsurer exercises its inspection rights, the Company must provide a reasonable work space for such audit, examination or copying, reasonably cooperate and produce any and all materials reasonably requested to be produced. The information obtained shall be used only for purposes relating to the transactions contemplated under this Agreement or for enforcing Reinsurer’s rights under this Agreement or the Trust Agreement. For the avoidance of doubt, the terms of Section 13.4 shall not apply with regard to this Section 3.4.
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Section 3.5 Errors and Omissions. If any delay, omission, error (including any omission or error in any Monthly Reinsurance Settlement Report) or failure to pay amounts due or to perform any other act required by this Agreement is unintentional and caused by misunderstanding or oversight, the Company and the Reinsurer will adjust the situation to what it would have been had the misunderstanding or oversight not occurred. The Party first discovering such misunderstanding or oversight, or an act resulting from such misunderstanding or oversight, will notify the other Party in writing promptly upon discovery thereof, and the Parties shall act to correct such misunderstanding or oversight within thirty (30) Business Days of such other Party’s receipt of such notice.
Section 3.6 Age, Sex and Other Adjustments. If the Company’s liability under any of the Reinsured Contracts is changed because of a misstatement of age or sex or any other material fact, the Reinsurer will share in the change proportionately to the Reinsurer’s Quota Share hereunder and the Company and the Reinsurer will make all appropriate adjustments to amounts due each other under this Agreement.
Section 3.7 Setoff and Recoupment. Any debts or credits, matured or unmatured, in favor of or against either the Company or the Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off and/or recouped from any amounts due to the Company or the Reinsurer hereunder, as the case may be, and only the net balance shall be allowed or paid.
ARTICLE IV
INITIAL PAYMENTS; CONDITIONS PRECEDENT
Section 4.1 Initial Reinsurance Premium.
(a)	The Company shall deliver to the Reinsurer a statement after the close of business on the Business Day immediately preceding the Closing Date (the “Closing Statement”) as set forth in Schedule J setting forth the Company’s good faith calculations of the amount of the Initial Reinsurance Premium (the “Estimated Initial Reinsurance Premium”), Ceding Commission and Transfer Lag Adjustment and a list of the cash and the assets to be transferred by the Company at closing as set forth on Annex A (the “Transferred Assets”) (including cash amount) that includes the Fair Market Value and the par value of each Transferred Asset, determined as of the close of business on the Business Day immediately preceding the Closing Date.
(b)	On the Closing Date, the Company shall transfer to the Trust Account (on behalf of the Reinsurer) the Transferred Assets with an aggregate Fair Market Value as of the Closing Date equal to the Estimated Initial Reinsurance Premium plus the Transfer Lag Adjustment (the “Estimated Fair Market Value Calculation”), in each case as set forth on the Closing Statement.
(c)	The Closing Statement shall be accompanied by a written certificate of a financial or accounting officer of the Company certifying that the Closing Statement (1) was prepared in good faith, (2) is based upon the books and records of the Company and its most recent financial statement as of immediately prior to the Effective Time, and (3) was prepared in accordance with the Company’s SAP.
(d)	The Parties agree that to the extent that it is not practical to transfer any one or more of the Transferred Assets to the Trust Account on the Closing Date, the Company shall transfer such assets to the Trust Account as soon as practical thereafter, and the Parties shall cooperate in good faith to cause the transfer of such Transferred Assets at the earliest practical time; provided, that the Reinsurer shall have no obligation to fund the Trust Account to the extent of any deficiency due to the Company’s failure to transfer any one or more of the Transferred Assets to the Trust Account on the Closing Date until such time such Transferred Assets or cash equal to the Estimated Initial Reinsurance Premium plus the Transfer Lag Adjustment are transferred by the Company to the Trust Account; provided, further, that all Transferred Assets (including any cash amount) required to be transferred to the Trust Account pursuant to this Section 4.1 must be transferred to the Trust Account by the Company no later than the fifth (5th) Business Day after the Closing Date.
(e)	If more than five percent (5%) of the aggregate Fair Market Value of the Transferred Assets required to be transferred on the Closing Date in accordance with Section 4.1(b) above is transferred to the Trust Account on any date following the fifth (5th) Business Day after the Closing Date (any such assets, the “Delayed Settlement Assets”) and the Company does not transfer cash to cover such Delayed Settlement Assets by the fifth (5th) Business Day after the Closing Date, then the Parties shall work in good faith to increase the Initial Reinsurance Premium applicable to any such Delayed Settlement Assets by an amount equal to the Delayed Settlement Assets Adjustment in conjunction with the Monthly Settlement relating to the initial Monthly Accounting Period, reflecting an adjustment for the period from the Closing Date through the date of settlement of such
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Delayed Settlement Assets. For the avoidance of doubt, any income, distributions, dividends or other payments (in cash or in kind) with respect to any Transferred Assets (including any Delayed Settlement Assets) made, declared or distributed on or after the Closing Date shall be immediately transferred into the Trust Account.
(f)	The Closing Statement shall be deemed to be the “Final Closing Statement”, unless the Company or the Reinsurer (the “Objecting Party”) provides a written notice to the other Party (the “Non-Objecting Party”) within one hundred twenty (120) calendar days after receipt of the Closing Statement stating that Objecting Party disagrees with one or more calculations (or any components thereof) set forth therein. At any time following the delivery of the Closing Statement, each Party shall make available to the other Party and its Representatives books and records and other information relating to the preparation of the Closing Statement and individuals still in its employ responsible for and having knowledge about the Closing Statement in order to respond to the other Party’s reasonable inquiries. In any written notice of disagreement delivered by the Objecting Party with respect to the Closing Statement, the Objecting Party shall specify in reasonable detail each item that the Objecting Party disputes, the amount in dispute for each such disputed item and the reasons supporting the Objecting Party’s positions. If the Objecting Party delivers such written notice within the applicable one hundred twenty (120) calendar day period, the Company and the Reinsurer shall each negotiate in good faith to resolve the disputed items in a manner that is fair and reasonable and most closely approximates the intent of the Parties as evidenced by this Agreement within ten (10) Business Days beginning on the date the Non-Objecting Party receives the written notice. If the Company and the Reinsurer reach agreement with respect to any disputed items, the Company shall revise the Closing Statement to reflect such agreement. If the Company and the Reinsurer are unable to resolve all of the disputed items within such ten (10) Business Day period, the Company and the Reinsurer shall submit the unresolved disputed items to review by the Third Party Actuary (if the dispute relates to the Estimated Initial Reinsurance Premium) or to the Valuation Expert (if the dispute relates to the Fair Market Value of the Transferred Assets). The Company and the Reinsurer shall instruct the Third Party Actuary or the Valuation Expert (as applicable) to render its decision as to the disputed items within thirty (30) calendar days after the submission of the applicable matter for its review (or as soon thereafter as possible). The Third Party Actuary or the Valuation Expert (as applicable) shall not review any items that are not in dispute or any assumptions underlying any calculations provided to it, and shall adhere to the Company’s SAP (if the dispute relates to the Estimated Initial Reinsurance Premium) or the definition of Fair Market Value set forth in this Agreement (if the dispute relates to the Fair Market Value of the Transferred Assets) (except that the Valuation Expert shall follow industry standard procedures rather than the Reinsurer’s policies and procedures in determining Fair Market Value) and the methodologies employed by the Company for performing any such calculations. The decision(s) of the Third Party Actuary or the Valuation Expert (as applicable) shall be final, binding and conclusive upon the Company and the Reinsurer absent fraud or manifest error; provided, that the decision of the Third Party Actuary or the Valuation Expert (as applicable) as to any figure shall not be outside the range of such figures proposed by each of the Company and the Reinsurer and the Valuation Expert shall be subject to the limitations set forth in the preceding sentence. Following the resolution of all disputed items, the Company shall prepare and deliver to the Reinsurer a revised Closing Statement (the “Final Closing Statement”) which shall reflect the resolution of all relevant disputed items and which shall set forth the “Final Initial Reinsurance Premium” and the “Final Fair Market Value Calculation.” Any expenses relating to the engagement of the Third Party Actuary or the Valuation Expert (as applicable) in respect of its services pursuant to this Section 4.1(f) shall be shared equally by the Company and the Reinsurer.
(g)	If (1) the Final Initial Reinsurance Premium (as determined in accordance with Section 4.1(f) minus (2) the Estimated Initial Reinsurance Premium minus (3) the Final Fair Market Value Calculation (as determined in accordance with Section 4.1(f) plus (4) the Estimated Fair Market Value Calculation (such difference, the “Initial Reinsurance Premium Deficiency”) is greater than or less than zero, there shall be an adjustment payment as follows:
(i)	if the Initial Reinsurance Premium Deficiency is a positive number, the Company shall pay to the Reinsurer in cash via a wire transfer of immediately available funds to the Trust Account (x) an amount equal to the Initial Reinsurance Premium Deficiency plus (y) interest on the Initial Reinsurance Premium Deficiency for each day during the period beginning on the Closing Date and ending on, but not including, the date of such payment of the Initial Reinsurance Premium Deficiency (the “Initial Reinsurance Premium Adjustment Period”), calculated at the Interest Rate; and
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(ii)	if the Initial Reinsurance Premium Deficiency is a negative number, the Reinsurer shall pay to the Company in cash via a wire transfer of immediately available funds to the account designated therefor in writing by the Company (x) an amount equal to the absolute value of the Initial Reinsurance Premium Deficiency plus (y) interest on the absolute value of the Initial Reinsurance Premium Deficiency for each day during the Initial Reinsurance Premium Adjustment Period calculated at the Interest Rate.
Any such adjustment payment shall be made within ten (10) Business Days after the date that the Final Initial Reinsurance Premium is deemed to be determined.
Section 4.2 Ceding Commission. On the Effective Date, the Reinsurer shall owe to the Company an amount equal to the Ceding Commission The Reinsurer’s obligation to pay the Ceding Commission is conditioned on the Company’s satisfaction of its obligation to transfer the Transferred Assets on the Closing Date.
Section 4.3 Top-Up with Trustee. Subject to Section 4.1(d), on the Closing Date, the Reinsurer shall deposit into the Trust Account Eligible Trust Account Assets with a Book Value (and Fair Market Value no less than Book Value) equal, in the aggregate, to the excess of the estimated Required Balance as of the Effective Date over the Book Value of the Eligible Trust Account Assets in the Trust Account immediately prior to such deposit.
Section 4.4 Conditions to Obligations of Company and Reinsurer. The obligations of Company and Reinsurer to consummate the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:
(a)	Regulatory Approval or Non-Disapproval. The approval or non-disapproval of this Agreement by the Illinois Department of Insurance pursuant to Illinois Insurance Regulation 215 ILCS 5/174 shall have been obtained.
(b)	No Injunction, etc. The consummation of the transactions contemplated hereby or under any agreement contemplated hereby shall not have been restrained, enjoined or otherwise prohibited or made illegal by any Applicable Law.
(c)	Representations and Warranties.
(i)	Solely with respect to the obligations of the Company to consummate the transactions contemplated hereby, the representations made in Section 14.2 shall be true and correct as though made on and as of the Closing (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such date).
(ii)	Solely with respect to the obligations of the Reinsurer to consummate the transactions contemplated hereby, the representations made in Section 14.1 shall be true and correct as though made on and as of the Closing (except to the extent they refer to another date, in which case they shall be true and correct as though made on and as of such date).
Section 4.5 Closing Deliveries: On the Closing Date, the Company and the Reinsurer shall exchange duly-executed counterparts of this Agreement and the Trust Agreement and shall make the payments and deposits contemplated by Section 4.2 and Section 4.3.
ARTICLE V
ADDITIONAL REINSURANCE PREMIUMS; EXPENSE ALLOWANCE
Section 5.1 Additional Considerations. On each Monthly Settlement Date, the Company shall owe to the Reinsurer the Reinsurer’s Quota Share of the Separate Account Fee Income and the Additional Considerations with respect to the Reinsured Contracts for the Monthly Accounting Period corresponding to such Monthly Settlement Date. If the sum of the Separate Account Fee Income and] the Additional Consideration is a negative amount for any Monthly Accounting Period, the absolute value of such amount shall be paid by the Reinsurer. Settlement of amounts owed under this Section shall be made on a net basis in accordance with Article VI.
Section 5.2 Expense Allowance. On each Monthly Settlement Date, the Reinsurer shall owe to the Company with respect to each Monthly Accounting Period ending after the Effective Date, the Reinsurer’s Quota Share of an expense allowance (each an “Expense Allowance”) related to each Reinsured Contract in an amount calculated in accordance with Schedule D. Settlement of amounts owed under this Section shall be made on a net basis in accordance with Article VI.
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Section 5.3 Settlements. Settlement of amounts owed under this Article V with respect to the Interim Period shall have been effectuated during the first monthly settlement in accordance with Article VI.
ARTICLE VI
ACCOUNTING AND SETTLEMENT
Section 6.1 Monthly Reinsurance Settlement Reports. As soon as practicable but not more than thirty (30) calendar days following the end of each Monthly Accounting Period (including the Monthly Accounting Period ending on the Termination Date) ending after the Closing Date, the Company shall deliver to the Reinsurer a monthly reinsurance settlement report in the form of Schedule E (the “Monthly Reinsurance Settlement Report”); provided, the first Monthly Reinsurance Settlement Report shall include the Interim Period and the first calendar month following the Closing Date.
Section 6.2 Trust Reporting.
(a)	The Company shall provide to the Reinsurer a quarterly report setting forth the Required Balance (the “Required Balance Report”) but not more than thirty (30) calendar days following the end of each calendar quarter; provided, that following the occurrence and during the continuation of a RBC Ratio Triggering Event, Adverse Financial Event, or Reinsurance Credit Event, the Company may deliver the Required Balance Report on a monthly basis concurrently with the Monthly Reinsurance Settlement Report. For the avoidance of doubt, the Reinsurer’s obligations in this Agreement to rebalance, report on, or take other actions with respect to the Trust Account on a monthly basis rather than a quarterly basis following a RBC Ratio Triggering Event, Adverse Financial Event or Reinsurance Credit Event shall be subject to the Company’s delivery of the Required Balance Report on a monthly basis as described in this paragraph. Following the date hereof, within the later of thirty (30) calendar days after the end of the applicable calendar quarter or month or fifteen (15) Business Days after the Reinsurer receives the Required Balance Report corresponding to the end of the applicable calendar quarter or month, the Reinsurer shall certify in writing to the Company that all the assets held in the Trust Account as at the end of the applicable calendar quarter or month are Eligible Trust Account Assets.
(b)	Concurrently with the delivery of the above certification, the Reinsurer shall also deliver to the Company a written report of, or otherwise make available the following information: (i) the aggregate Book Value and Fair Market Value of all the assets in the Trust Account as at the end of the applicable period and (ii) a complete list of the assets in the Trust Account as at the end of the applicable period.
Section 6.3 Amounts Due to the Parties.
(a)	All amounts due to be paid to the Company or the Reinsurer under this Agreement shall be determined on a net basis, giving full effect to Section 3.7. Each net amount due the Company or the Reinsurer with respect to each Monthly Accounting Period ending after the Closing Date as reflected on a Monthly Reinsurance Settlement Report (the “Monthly Settlement”) shall be paid in cash by the owing Party no later than the fifteenth (15th) Business Day after receipt by the Reinsurer of the Monthly Reinsurance Settlement Report (the “Monthly Settlement Date”), which shall be the due date for such payment for the purposes of Section 6.5.
Section 6.4 Additional Reports and Actions.
(a)	For so long as this Agreement remains in effect, (i) the Company shall supply the Reinsurer with the reports set forth on Schedule F within the applicable time periods listed thereon and (ii) each of the Parties shall periodically furnish to the other such other reports and information as may be reasonably requested by such other party for regulatory, tax, rating agency or similar purposes and reasonably available to it.
(b)	The Reinsurer shall deliver or make available via publicly available sources to the Company: (i) on or before the later of March 1 following the end of the relevant calendar year or the date that is five (5) Business Days after the filing of the Reinsurer’s unaudited annual statement with the insurance regulatory authority of the Reinsurer’s state of domicile, a copy of such unaudited annual statement with respect to the prior annual period; (ii) on or before the later of June 1 following the end of the relevant calendar year or the date that is five (5) Business Days after the filing of the Reinsurer’s audited annual statutory financial statements with the insurance regulatory authority of the Reinsurer’s state of domicile, a copy of such annual statutory financial statements; and (iii) on or before the later of the date that is forty five (45) days after the end of the relevant quarterly period
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or five (5) Business Days following the filing of the Reinsurer’s unaudited quarterly statutory financial statements with the insurance regulatory authority of the Reinsurer’s state of domicile, a copy of such unaudited quarterly statutory financial statements.
(c)	Each of the Company and the Reinsurer shall promptly deliver to the other party (a) any correspondence from a Governmental Authority and (b) notice of any investigation, action, suit or proceeding by or before any arbitrator or Governmental Authority involving such party, in each case, that would reasonably be expected to have a material impact on the Reinsured Contracts or the performance by such party of its obligations under this Agreement.
(d)	The Reinsurer shall deliver to the Company: (i) with respect to quarterly periods ending on December 31, on or before the later of the following March 1 or the date that is five (5) Business Days after the Reinsurer files its annual statutory financial statements with the insurance regulatory authority of the Reinsurer’s state of domicile and in any event on or before the following March 15, a written statement setting forth its RBC Ratio as of the end of such calendar quarter and (ii) with respect to quarterly periods ending on any date other than December 31, on or before the later of forty five (45) days after the end of such quarterly period or five (5) Business Days after filing its quarterly statutory financial statements with the insurance regulatory authority of the Reinsurer’s state of domicile after such calendar quarter end, a written statement if, based on its good faith estimated RBC Ratio and calculation thereof as of such calendar quarter end, its RBC Ratio is (x) below or (y) equal to or greater than, 250% (each report delivered pursuant to subclause (i) or (ii), an “RBC Report”). If the Reinsurer notifies the Company pursuant to any RBC Report that its RBC Ratio is below 250%, the Reinsurer shall further notify the Company pursuant to such RBC Report if its RBC Ratio is below, equal to, or greater than 200%.
(e)	The Reinsurer will notify the Company promptly in writing, in reasonable detail, of any Adverse Financial Event; provided, however, that it is agreed that Reinsurer’s obligation to notify the Company of any Adverse Financial Event relating to its RBC Ratio shall be satisfied by the notification procedure described in Section 6.4(d) above. The Company will notify the Reinsurer promptly in writing, in reasonable detail, upon becoming aware of an Adverse Financial Event.
(f)	Each Party shall prepare its financial statements as required by the applicable SAP and shall do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence and the rights, Permits, and privileges material to the conduct of its business as required to fulfill its obligations under this Agreement. Upon request, each Party shall promptly provide the other with any additional information related to the Reinsured Contracts that is routinely prepared by such Party in the ordinary course of business relating to the Reinsured Contracts which the other Party reasonably requires in order to complete its financial statements or satisfy other requirements of Applicable Law.
(g)	The Parties agree that, if the Reinsurer’s RBC Ratio is below 200% or 250% (as used in the definition of RBC Ratio Triggering Event) for any calendar quarter due to the Reinsurer’s consummation of an Acquisition Transaction or due to a Material RBC Change (as defined below), then neither an RBC Ratio Triggering Event nor an Adverse Financial Event shall have occurred unless the Reinsurer’s RBC Ratio is below 200% or 250% (as used in the definition of RBC Ratio Triggering Event) for two consecutive calendar quarters, and the Reinsurer has not provided the Company with a written certification that its RBC Ratio is at or above 200%, in the case of an Adverse Financial Event under subsection (c) of that definition, or 250%, in the case of an RBC Ratio Triggering Event, as applicable, within thirty (30) days following the Reinsurer’s delivery of such RBC Report after the end of the second consecutive calendar quarter; provided, that the Reinsurer shall provide the Company with any publicly available information reasonably requested by the Company relating to such Acquisition Transaction or Material RBC Change within thirty (30) calendar days of such request. The date of any such Adverse Financial Event or RBC Ratio Triggering Event, as applicable, shall be the thirtieth (30th) day following the Reinsurer’s delivery of such RBC Report after the end of such second consecutive calendar quarter. “Material RBC Change” means any change in Applicable Law that affects the calculation of the RBC Ratio (including the component inputs thereof) applicable to the Reinsurer’s state of domicile that results in a reduction of the Reinsurer’s RBC Ratio by fifty (50) percentage points or more (e.g., 300% to 250%), when compared to what such RBC Ratio would have been if it was calculated in accordance with the RBC instructions as of the date hereof, and a different calculation of RBC Ratio has not been determined to be applicable pursuant to the process set forth in the definition of RBC Ratio.
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Section 6.5 Delayed Payments. Unless otherwise specified in this Agreement, in the event that all or any portion of any payment due either party pursuant to this Agreement becomes overdue, the portion of the amount overdue shall bear interest at an annual rate equal to the Interest Rate from the due date for such payment under this Agreement until the date that such payment is made.
ARTICLE VII
DURATION; TERMINATION FOR NON-PAYMENT
Section 7.1 Duration. Except as otherwise provided herein, this Agreement shall be unlimited in duration.
Section 7.2 Termination. This Agreement will terminate on the earlier of: (i) the date the Company’s liability under the Business Covered terminates; (ii) the date this Agreement is fully terminated in accordance with this Article VII; or (iii) the date the Reinsurer’s Quota Share of the Business Covered is recaptured by the Company on the Recapture Effective Date in accordance with Article VIII (any such date, including a termination date in a notice provided by the Reinsurer under Section 7.3, the “Termination Date”).
Section 7.3 Notice of Termination for Non-Payment. If the Company is delinquent in paying amounts due and owing to the Reinsurer under this Agreement, other than amounts that are the subject of a good faith dispute or an error or omission of the type specified in Section 3.5, the Reinsurer may give the Company written notice that the reinsurance coverage hereunder shall terminate, as of the date of such notice of termination if such overdue amount plus applicable interest thereon is not paid to the Reinsurer within thirty (30) calendar days from the date of such notice. If such written notice has been given by the Reinsurer and such overdue amount plus applicable interest thereon is not paid to the Reinsurer within such thirty (30) calendar day period, such failure to pay shall be treated by the Parties as a termination event, and the Recapture Payment determined in accordance with Article VIII and Schedule C shall be payable. Thereupon, as of or on the applicable Termination Date, all reinsurance coverage under this Agreement shall terminate and the Reinsurer shall have no further liability with respect to the Reinsured Contracts, other than the payment of the applicable Recapture Payment, any Reinsurer Extra Contractual Liabilities and any pre-termination breach by the Reinsurer of this Agreement, if any.
ARTICLE VIII
RECAPTURE
Section 8.1 Notice of Recapture.
(a)	If an Adverse Financial Event has occurred and is continuing, or if the Company fails to receive Reserve Credit for any reason that is not cured by the Cure Deadline, then the Company shall have the right, but not the obligation, until such time as (i) the Adverse Financial Event or failure to receive Reserve Credit is cured or (ii) two hundred and ten (210) days have elapsed since the occurrence of such Adverse Financial Event or failure to receive Reserve Credit and no other Adverse Financial Event is then continuing, to recapture all, but not less than all, of the Reinsurer’s Quota Share of the Business Covered. In addition, if the Reinsurer elects to terminate this Agreement pursuant to Section 7.3, with a notice of the applicable Termination Date, then it is deemed that the Company has recaptured the Reinsurer’s Quota Share of such Reinsured Contracts as of such Termination Date.
(b)	In order to exercise such right to recapture following an Adverse Financial Event, the Company must provide no less than thirty (30) days’ prior advance written notice to the Reinsurer of its intent to recapture such business, stating the reason for recapture, and designating an effective date of said recapture (the “Recapture Effective Date”), which Recapture Effective Date must be within two hundred and ten (210) days’ of the occurrence of the Adverse Financial Event giving rise to such right to recapture. Notwithstanding the foregoing, in the event an Adverse Financial Event has occurred under subsection (c) of the definition thereof and (i) the Company has not elected to recapture the Reinsured Contracts within two hundred and ten (210) days thereafter, and (ii) the Reinsurer’s RBC Ratio based on its RBC Report delivered pursuant to Section 6.4(d) for any calendar quarter falls below 175% (a “Subsequent RBC Event”), the Company shall then have an additional two hundred and ten (210) days following the day on which the RBC Report giving rise to such Subsequent RBC Event is delivered to exercise its right to recapture as set forth in this Article VIII. If the Recapture Effective Date is not within the applicable 210-day period required by this subclause (b), the Company shall be deemed to have waived its right to recapture with respect to such Adverse Financial Event. For the avoidance of doubt, the Company shall not have the right to exercise its right of recapture hereunder if the cause of such recapture has been cured prior to the date of the notice.
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Section 8.2 Recapture Accounting and Settlement.
(a)	Following the notice of recapture or termination delivered pursuant to this Article or Article VII, the Company shall deliver to the Reinsurer a Monthly Reinsurance Settlement Report for the Monthly Accounting Period ended on the Termination Date and a Terminal Accounting Settlement Report calculated as of the Termination Date. Such Monthly Reinsurance Settlement Report and the Terminal Accounting Settlement Report shall be provided by the Company to the Reinsurer no later than 30 calendar days following such recapture or termination notice or the Termination Date, whichever is later. Within ten (10) Business Days after the finalization of such Monthly Reinsurance Settlement Report and the Terminal Accounting Settlement Report, as applicable, in accordance with Section 8.3 (the “Recapture Payment Date”), the Recapture Payment shall be payable in accordance with Schedule C. The Reinsurer acknowledges that the Company may withdraw assets in the Trust Account to pay itself such amount if such amounts are due from the Reinsurer and are not disputed in good faith. Immediately following such payment or withdrawal, as applicable, any and all assets remaining in the Trust Account shall be returned to the Reinsurer. Upon the recapture or termination of the Reinsured Contacts by the Company pursuant to this Article VIII or Article VII, subject to payment of any amounts due from the Reinsurer in respect of the Recapture Payment pursuant to this Section 8.2, the Company shall recapture all liabilities ceded to the Reinsurer hereunder and retain the Policy Loan Balance and the Reinsurer’s liability under this Agreement shall terminate; provided, that such termination shall not relieve the Reinsurer of liability for any Reinsurer Extra Contractual Liabilities or any pre-termination breach of this Agreement.
(b)	The Company’s right to recapture the Reinsured Contracts is in addition to any other right or remedy provided under this Agreement, or now or hereafter existing at law, and the failure to exercise any recapture rights shall not be deemed as a waiver or relinquishment by the Company of any of its other rights or remedies. Notwithstanding the remedies contemplated by this Article VIII, each party hereto may, in its sole discretion, require direct payment by the other party of any sum in default under this Agreement or the Trust Agreement in addition to the exercise of the remedies in Article VIII, and it shall be no defense to any such claim that such party might have had other recourse. The Trust Agreement shall automatically terminate, and all assets in the Trust Account shall be promptly released to the Reinsurer, upon the termination and recapture in full of this Agreement and the settlement of all amounts due and obligations owed by the Reinsurer to the Company under this Agreement.
Section 8.3 Determination of Recapture Payment; Disputes.
(a)	After the receipt by the Reinsurer from the Company of the Monthly Reinsurance Settlement Report and the Terminal Accounting Settlement Report provided for in Section 8.2, and until such time as such reports are finalized, the Reinsurer and its authorized Representatives shall have, upon prior written notice, reasonable access during normal business hours to the working papers of the Company relating to such reports and the items set forth thereon. The Reinsurer shall have the right to review such reports and comment thereon for a period of thirty (30) Business Days after receipt of such reports. Any changes in such reports that are agreed to by the Parties within such thirty (30) Business Day review period shall be incorporated into final reports. In the event the Reinsurer does not dispute such reports within such thirty (30) Business Day review period, such reports shall be deemed final.
(b)	In the event that a dispute arises regarding any item or items in the Terminal Accounting Settlement Report within such thirty (30) Business Day review period, each of the Parties shall prepare separate written reports of such item or items remaining in dispute and refer such reports to the Third Party Actuary within ten (10) calendar days after the expiration of such thirty (30) Business Day review period.
(c)	The Third Party Actuary shall resolve within thirty (30) calendar days the dispute regarding such item or items in the Terminal Accounting Settlement Report; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by the Company and the Reinsurer; and provided, further, that the Third Party Actuary shall not review any items that are not in dispute.
(d)	The determinations by the Third Party Actuary as to the items in dispute shall be in writing and shall be final and binding on the Parties. The fees, costs and expenses of retaining the Third Party Actuary shall be shared equally by the Company and the Reinsurer.
(e)	Any dispute with respect to the Monthly Reinsurance Settlement Reports for the Monthly Accounting Period ended on the Termination Date shall be governed by Article XI. In the event that there are disputes with respect
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to both the Monthly Reinsurance Settlement Report for the Monthly Accounting Period in which a recapture occurred pursuant to Article XI and the Terminal Accounting Settlement Report pursuant to this Section 8.3, the Parties shall require that the Third Party Actuary resolve all such disputes concurrently.
(f)	During the term of this Agreement, no more frequently than once per year, or, during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, no more frequently than once per calendar quarter, and in connection with a termination pursuant to Article VII or a recapture pursuant to Article VIII, the Company shall have the right to review the assets contained in the Trust Account and their Fair Market Value and Book Value and may request a Valuation Expert to determine such valuation. The fees and expenses of the Valuation Expert shall be borne by the Company except that, during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, such fees and expenses shall be shared equally by the Company and the Reinsurer. In the event that the Company requests the Valuation Expert to determine the Book Value or Fair Market Value of any asset in the Trust Account, it shall provide notice to the Reinsurer and instruct the Valuation Expert to render its decision within thirty (30) calendar days after the submission of the applicable matter for its review (or as soon thereafter as possible). The Valuation Expert shall also be instructed to determine the relevant asset’s Book Value or Fair Market Value based on Applicable Law and applicable statutory or other accounting principles that a prudent insurer is required to follow including any related impairment policies. The decision of the Valuation Expert shall be final, binding and conclusive upon the Company and the Reinsurer absent fraud or manifest error.
Section 8.4 Partial Recaptures and Liability. Partial recaptures shall not be permitted under this Agreement unless otherwise agreed to by the Parties.
ARTICLE IX
REINSURANCE CREDIT; TRUST ACCOUNT
Section 9.1 Reinsurance Credit.
(a)	At all times during the term of this Agreement, the Reinsurer shall use its commercially reasonable efforts to maintain its current license or accreditation status in the Company’s state of domicile and, subject to the last sentence of this Section 9.1(a), shall otherwise take all actions that are reasonably necessary (including providing any combination of Eligible Collateral or taking the alternative courses of action described in this Section 9.1(a), if required) to ensure that the Company shall be able to fully recognize the reinsurance ceded hereunder on its statutory financial statements. If a Reinsurance Credit Event occurs, the Reinsurer shall elect, at its own expense, by the later to occur of (i) thirty (30) calendar days following the occurrence of such event or (ii) the last day of the calendar quarter in which such event occurs or notice is provided in respect of such event pursuant to clause (c) below (the “Cure Deadline”), to provide Eligible Collateral to the Company, novate its rights and obligations under this Agreement to a third party (subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed), take any other action acceptable to the insurance regulatory authority in the Company’s state of domicile (subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed), or provide a combination of any of the foregoing, in each case, in a manner that meets the Applicable Laws regarding credit for reinsurance to allow the Company to take Reserve Credit. The Parties understand and agree that the Reinsurer shall be entitled at its sole option to elect among the methods available for providing the Reserve Credit, provided, that if the Reinsurer elects to use a reinsurance trust agreement in order to provide some or all of the Reserve Credit, the Reinsurer shall do so in accordance with Section 9.1(b) below. If the Company fails to receive Reserve Credit due to an event other than a Reinsurance Credit Event, the Parties shall work together in good faith to remedy such failure.
(b)	In the event that (i) the Reinsurer elects under Section 9.1(a) to provide some or all of such Reserve Credit by entering into a reinsurance trust agreement or (ii) following a Reinsurance Credit Event, the Reinsurer fails to provide Reserve Credit by the Cure Deadline (each, a “Reinsurance Credit Trust Triggering Event”), the Trust Agreement shall be automatically converted to a credit for reinsurance trust agreement in the form attached as Schedule P to the Trust Agreement (the “Reinsurance Credit Trust Agreement”) to enable the Company to receive the relevant portion of Reserve Credit with respect to the portion of Eligible Trust Account Assets in the Trust Account that comply with all of the requirements under the insurance laws of the Company’s state of domicile for obtaining statutory financial statement credit for reinsurance in a reserve credit trust (including any Letters of Credit) or are otherwise deemed acceptable by the insurance regulatory authority in the Company’s
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state of domicile for providing such statutory financial statement credit in any reserve credit trust. In addition, the Reinsurer and Company shall cooperate with each other to enable the Company to withdraw other assets then in the Trust Account and hold such other assets as funds withheld or otherwise in order to provide the Company with the relevant portion of Reserve Credit with respect to such other assets. The Parties acknowledge that, if the aggregate amount of Eligible Collateral provided by the Reinsurer is otherwise sufficient to provide the Company with Reserve Credit, (x) compliance with this Section 9.1 shall not involve a transfer of assets into the Trust Account or between trust accounts, (y) the assets in the Trust Account shall be the assets in the reinsurance trust or the assets held as funds withheld or otherwise on the date such reinsurance trust or funds withheld or other arrangement is established pursuant to this Section 9.1, and (z) such assets shall continue to be applied to any collateral requirements that the Reinsurer is required to provide to the Company unless the Reinsurer uses other means to provide Reserve Credit (e.g., obtaining required licenses and authorizations, providing other acceptable security to the Company, etc.). The Company will hold assets withdrawn from the Trust Account pursuant to this Agreement in a segregated funds withheld account in accordance with the Investment Guidelines and such other terms mutually agreed in good faith by the Parties, provided, that the Company may liquidate such funds withheld assets to pay any amounts due under this Agreement.
(c)	If either party has reason to believe that a Reinsurance Credit Event is reasonably likely to occur, such party shall promptly notify the other party of such event. It is understood and agreed that during the continuation of a Reinsurance Credit Event the Reinsurer and the Company agree to act in good faith to amend this Agreement and other documents to the extent necessary or appropriate for consistency with Applicable Law in order to provide the Company with the relevant portion of Reserve Credit as described in this Section 9.1; provided that any such term or condition is not inconsistent with the terms of this Agreement.
Section 9.2 Trust Account.
(a)	In order to secure the obligations of the Reinsurer hereunder, the Company and the Reinsurer, on even date herewith, have entered into a trust agreement in the form attached hereto as Exhibit 1 (the “Trust Agreement”), pursuant to which the Reinsurer as grantor established the Trust Account with the Trustee for the sole use and benefit of the Company. The Reinsurer shall bear the administrative costs and expenses related to the establishment and maintenance of the Trust Account, including the applicable fees of the Trustee. The Trustee (i) shall be a qualified United States financial institution authorized to act as a fiduciary of a trust and (ii) is not a parent, subsidiary or Affiliate of the Company or the Reinsurer. The Trust Account must be clearly designated as a segregated account on the books, records and information systems of the Trustee. The Parties acknowledge and agree that the Company shall, for administrative convenience, deposit the Transferred Assets on behalf of the Reinsurer, and that the Reinsurer will not be deemed to have breached this Agreement if any shortfall in the Trust Account is due to any failure of the Company to deliver the Transferred Assets directly into the Trust Account on or prior to the Closing Date or as a result of any Initial Reinsurance Premium Deficiency that is determined to be owed to the Reinsurer due to differences between the Estimated Fair Market Value Calculation and the Final Fair Market Value Calculation until such Initial Reinsurance Premium Deficiency is settled by payment by the Company to the Reinsurer pursuant to Section 4.1(g).
(b)	Upon the occurrence and continuation of a Reinsurance Credit Trust Triggering Event and notice from the Company to the Trustee in accordance with the terms of the Trust Agreement, the Reinsurance Credit Trust Agreement shall become effective immediately without any further action on the part of the Parties or the Trustee for so long as such Reinsurance Credit Trust Triggering Event is continuing. Upon the occurrence and continuation of an Adverse Financial Event or an RBC Ratio Triggering Event and notice from the Company to the Trustee in accordance with the terms of the Trust Agreement, the provisions of the Trust Agreement that by their terms are applicable upon the occurrence of an Adverse Financial Event or an RBC Ratio Triggering Event shall become effective immediately without any further action on the part of the Parties or the Trustee for so long as such Adverse Financial Event or RBC Ratio Triggering Event is continuing.
(c)	The Company acknowledges and agrees that any notice provided by the Company to the Trustee under Section 9.2(b) shall be true and correct, and shall serve as a certification to both the Trustee and the Reinsurer that a Reinsurance Credit Trust Triggering Event, Adverse Financial Event or RBC Ratio Triggering Event, as applicable, has occurred and is continuing. In the event that it is determined that a Reinsurance Credit Trust Triggering Event, Adverse Financial Event or RBC Ratio Triggering Event, as applicable, has not occurred, the Company shall rescind any such notice to the Trustee in accordance with the terms of the Trust Agreement.
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(d)	In the event that the Reinsurer has cured the event or condition giving rise to the Reinsurance Credit Trust Triggering Event, Adverse Financial Event or RBC Ratio Triggering Event, as applicable, the Company shall rescind any notice provided by the Company to the Trustee under Section 9.2(b) in accordance with the terms of the Trust Agreement.
Section 9.3 Value of Assets in Trust.
(a)	Assets in the Trust Account (including accrued interest) shall be valued according to their (a) then-current Book Value in the absence of an Adverse Financial Event or Reinsurance Credit Event, (b) then-current Book Value and Fair Market Value during the continuation of an Adverse Financial Event, and (c) then-current Fair Market Value during the continuation of a Reinsurance Credit Event, in each case pursuant to Section 9.6 below, and in each case shall consist only of Eligible Trust Account Assets.
(b)	If, at any time after the Investment Compliance Date the trust assets are not invested in accordance with the Investment Guidelines, as reported on a quarterly basis, the Reinsurer shall cure such noncompliance prior to the date that is ninety (90) days after discovery of such noncompliance unless, prior to the expiration of such ninety (90) day period, (i) the Company (in its sole discretion) agrees to waive such non-compliance or (ii) the Company and the Reinsurer mutually agree to amend the Investment Guidelines to address such current and potential future non-compliance. If, at any time after the Investment Compliance Date the Reinsurer has failed to cure such non-compliance and such non-compliance has not been waived by the Company or addressed by an amendment to the Investment Guidelines on or before the expiration of such 90-day period, the assets that are the subject of non-compliance shall not be deemed to be Eligible Trust Account Assets and shall be replaced with Eligible Trust Account Assets. For the avoidance of doubt, the Parties acknowledge that the Reinsurer may cure non-compliance with the Investment Guidelines by depositing assets that qualify as Eligible Trust Account Assets without removing non-complying assets.
Section 9.4 Depositing Assets in Trust. Prior to depositing assets with the Trustee, the Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the Trustee of all shares, obligations, or any assets requiring assignments, in order that the Company, or the Trustee upon direction of the Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity. For the avoidance of doubt, the Reinsurer will not have responsibility with respect to the negotiability of any of the Transferred Assets.
Section 9.5 Settlements of Account. All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.
Section 9.6 Rebalancing the Trust Account.
(a)	In the absence of an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, if the sum of the aggregate Book Value of all Eligible Trust Account Assets in the Trust Account as of the end of any calendar quarter after the Closing Date, together with interest accrued thereon, plus the aggregate Book Value of assets withdrawn from the Trust Account and held by the Company, the face amount of any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and any amounts drawn under any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and held by the Company, is less than the Required Balance as set forth in an Required Balance Report for such calendar quarter, then the Reinsurer shall deposit additional Eligible Trust Account Assets and/or Letters of Credit into the Trust Account with an aggregate Book Value at least equal to such shortfall within fifteen (15) Business Days following the delivery of such Required Balance Report.
(b)	During an ongoing Adverse Financial Event, if (i) the sum of the aggregate Book Value of all Eligible Trust Account Assets in the Trust Account as of the end of any calendar month, plus the aggregate Book Value of assets withdrawn from the Trust Account and held by the Company, the face amount of any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and any amounts drawn under any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and held by the Company, is less than 105% of the Required Balance as set forth in an Required Balance Report for such calendar quarter or, if applicable pursuant to the reporting requirements of Section 6.2, calendar month, or (ii) the sum of the aggregate Fair Market Value of all Eligible Trust Account Assets in the Trust Account as of the end of any calendar month after the Closing Date, together with interest accrued thereon, plus the aggregate Book Value of amounts withdrawn from the Trust Account and held by the Company and any Letters of Credit delivered by the Reinsurer to the Company under this Agreement (the “FMV Trust Account Balance”), is less than 100% of the
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Required Balance as set forth in such Required Balance Report, then the Reinsurer shall deposit additional Eligible Trust Account Assets and/or Letters of Credit into the Trust Account with an aggregate Book Value or Fair Market Value, as applicable, (a) solely with respect to item (i), at least equal to such shortfall within fifteen (15) Business Days following the later of the delivery of such Required Balance Report or the occurrence of such Adverse Financial Event such that the shortfall ceases to exist, and (b) solely with respect to item (ii), (x) within fifteen (15) Business Days following the later of the delivery of such Required Balance Report or the occurrence of such Adverse Financial Event such that the FMV Trust Account Balance is at least equal to 95% of the Required Balance as set forth in such Required Balance Report, and (y) within forty-five (45) calendar days following such fifteen (15) Business Day period such that the FMV Trust Account Balance is at least equal to 100% of the Required Balance as set forth in such Required Balance Report. In the event that the Adverse Financial Event is cured, then this paragraph shall cease to be applicable.
(c)	During an ongoing RBC Ratio Triggering Event that is not also an Adverse Financial Event, if the sum of the aggregate Book Value of all Eligible Trust Account Assets in the Trust Account as of the end of any calendar month after the Closing Date, plus the aggregate Book Value of assets withdrawn from the Trust Account and held by the Company, any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and any amounts drawn under any Letters of Credit delivered by the Reinsurer to the Company under this Agreement and held by the Company, is less than 105% of the Required Balance as set forth in an Required Balance Report for applicable calendar month, then the Reinsurer shall deposit additional Eligible Trust Account Assets and/or Letters of Credit into the Trust Account with an aggregate Book Value at least equal to such shortfall within fifteen (15) Business Days following the delivery of such Required Balance Report. In the event that the RBC Ratio Triggering Event is cured, then this paragraph shall cease to be applicable.
(d)	During a Reinsurance Credit Event, the Reinsurer shall ensure that the Eligible Collateral Value is at least equal to an amount necessary to provide the Company with Reserve Credit. During an ongoing Reinsurance Credit Event, if the sum of the aggregate Fair Market Value of all Eligible Trust Account Assets in the Trust Account qualifying for the purpose of providing Reserve Credit as of the end of any calendar month after the Closing Date plus the aggregate Eligible Collateral Value of all of the other Eligible Collateral provided by the Reinsurer in accordance with Section 9.1, is less than the amount required to provide the Reinsurer with Reserve Credit, then the Reinsurer shall deposit additional Eligible Trust Account Assets and/or Letters of Credit into the Trust Account with an aggregate Fair Market Value at least equal to such shortfall within fifteen (15) Business Days following the delivery of the Required Balance Report for the applicable calendar month. In the event that the Reinsurance Credit Event is cured by any means, then this paragraph shall cease to be applicable.
Section 9.7 Trust Account Withdrawals.
(a)	In the absence of an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, if, as of any quarter end after the Closing Date, the sum of the aggregate Book Value of all Eligible Trust Account Assets and Letters of Credit, if any, in the Trust Account, plus the aggregate Book Value of assets withdrawn from the Trust Account and held by the Company, exceeds the Required Balance, the Reinsurer may, in accordance with the Trust Agreement, make a written demand to the Trustee to release to the Reinsurer assets in the Trust Account and the Trustee shall release such assets in an amount with a Book Value not more than such excess.
(b)	Following the occurrence and during the continuation of an Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, the Reinsurer shall not be able to withdraw or substitute any asset from the Trust Account without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, that the Reinsurer may direct the Trustee to transfer assets from the Trust Account to Company to reimburse the Company for undisputed amounts due under this Agreement, provided, that after such transfer the Trust Account balance is maintained in accordance with the Trust Account funding requirements set forth in Section 9.6.
Section 9.8 Substitution of Assets. The Reinsurer shall have the right to instruct the Trustee to substitute or exchange assets contained within the Trust Account in accordance with the Trust Agreement.
Section 9.9 Permitted Use of Trust Account Assets.
(a)	In the absence of a continuing Reinsurance Credit Event, the Company shall be permitted to withdraw assets from the Trust Account) if the Reinsurer has not paid an undisputed amount due under this Agreement within
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fifteen (15) Business Days of the later of the delivery of the Monthly Settlement Report on which such amounts are reported to the Reinsurer and the date upon which any disputes relating to such amounts are resolved pursuant to Article XI of this Agreement, and then only to pay, or reimburse the Company for, such amounts due, but not yet recovered from, the Reinsurer under this Agreement in order to satisfy liabilities of the Reinsurer under this Agreement.
(b)	Following the occurrence of and during the continuation of a Reinsurance Credit Event, the Company may withdraw the assets held in the Trust Account at any time and from time to time, notwithstanding any other provisions of this Agreement, and assets withdrawn from the Trust Account shall be utilized and applied by the Company (or any successor by operation of law of the Company including, but not limited to, any liquidator, receiver or statutory successor of the Company), without diminution because of insolvency on the part of the Company or the Reinsurer; provided, however, that the Company (or any successor by operation of law of the Company, including, but not limited to, any liquidator, receiver or statutory successor of the Company) may only withdraw such assets for one or more of the following purposes:
(i)	to pay, or reimburse the Company for payment of, the Reinsurer’s Quota Share of Additional Consideration received by the Reinsurer hereunder which are to be returned to contract holders or other Persons on account of cancellations of the Reinsured Contracts;
(ii)	to pay, or reimburse the Company for payment of, the Reinsured Risks under the terms and provisions of the Reinsured Contracts;
(iii)	to pay any Monthly Settlement and any other amounts due to the Company under this Agreement;
(iv)	to pay to the Reinsurer amounts held in the Trust Account in excess of the Required Balance; or
(v)	to fund a separate account in the name of the Company in any qualified U.S. financial institution apart from its general assets to secure the Reserve Credit or reduction from liability for reinsurance ceded by the Company hereunder.
If the applicable Reinsurance Credit Event is cured, this Section 9.9(b) shall cease to apply and the provisions of Section 9.9(a) shall govern.
Section 9.10 Excess Withdrawals. The Company shall promptly return (but in no event later than five (5) days after the excess withdrawal) to the Reinsurer or the Trust Account, any assets withdrawn from the Trust Account in excess of the actual amounts required for Section 9.9, and such excess amount held in cash shall bear interest calculated at the Interest Rate from the time that such excess amount is outstanding until such excess amount is returned to the Reinsurer. Pending such return, the Company shall hold all such amounts including investment income thereon separate and apart from its other assets in trust for the benefit of the Reinsurer. For the avoidance of doubt, in the event that the Reinsurer has cured the event or condition giving rise to a Reinsurance Credit Event, any assets withdrawn by the Company pursuant to Section 9.9(b)(v) shall, following such cure, and to the extent not used for payments described under clauses (i), (ii), (iii) or (iv ) of Section 9.9(b), be considered excess withdrawals subject to the requirements of this Section 9.10.
Section 9.11 Application of this Article. All of the foregoing provisions of this Article are to be applied without diminution because of insolvency on the part of either the Company or the Reinsurer. In the event that a statutory trust is put in place to secure reinsurance credit, the Parties will revise the provisions of this Article IX as necessary to conform to the requirements under the provisions of Section 9.1 of this Agreement and Applicable Law of such a statutory trust, including to (i) eliminate conditions applicable to the Reinsurer furnishing or withholding its consent to Trust Account withdrawals, (ii) expand the Company’s rights to withdraw assets from the Trust Account in accordance with Applicable Law, (iii) value the assets in the Trust Account at Fair Market Value, (iv) adjust the Required Balance to reflect any differences between Effective SAP and the Company’s SAP at the time of entry into such statutory trust to the extent required to ensure that the Eligible Collateral to be provided is sufficient to provide the Company with Reserve Credit, and (v) make such other changes as may be a necessary or appropriate for consistency with Applicable Law with respect to credit for reinsurance.
ARTICLE X
INSOLVENCY
Section 10.1 Payments. In the event of the insolvency of the Company, all reinsurance ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or its liquidator, receiver or statutory successor pursuant to the terms of this Agreement (except if the Reinsurer, with the consent of the contractholders of the Reinsured
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Contracts, has assumed policy obligations of the Company as its direct obligations to the payees under the Reinsured Contracts, in substitution for the obligations of the Company to such payees), without diminution because of the insolvency of the Company. It is agreed and understood, however, that (i) in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company shall give the Reinsurer written notice of the pendency of a claim against the insolvent Company on a Reinsured Contract within a reasonable time after such claim is filed in the insolvency proceeding and (ii) during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defenses which it deems available to the Company, its liquidator, receiver or statutory successor.
Section 10.2 Expenses. It is further understood that any expense thus incurred by the Reinsurer pursuant to Section 10.1 shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more assuming reinsurers are involved in the same claim and a majority in interest elect to interpose defenses to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.
ARTICLE XI
DISPUTE RESOLUTION
Section 11.1 Resolution of Disputes. Any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article XI. Either party may initiate arbitration of any such dispute by giving written notice to the other party of its intention to arbitrate in accordance with Section 11.4.
Section 11.2 Good Faith Negotiation of Disputes. As a condition precedent to arbitration hereunder, any dispute arising out of or in connection with this Agreement, before or after its expiry or termination, shall be attempted to be resolved by negotiation between the Parties. Either party may give notice to the other party detailing the matter under dispute and requesting the other party to engage in negotiation. Within fourteen (14) calendar days of the receipt of such notice, each party shall appoint a designated officer who together will attempt to resolve the dispute. The officers shall meet at a mutually agreeable location as early as possible and as often as reasonably necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the matter under dispute. The officers shall discuss and negotiate in good faith without the necessity of any formal proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The specific format for such discussions will be mutually decided by the designated officers. The Parties agree to refer the dispute to an arbitration panel, in accordance to the procedure set out in Section 11.3 below, if the officers cannot resolve the dispute within thirty (30) calendar days from the date of the negotiation notice being served in accordance with this Section. The Parties may agree in writing to extend the negotiation period for an additional thirty (30) calendar days.
Section 11.3 Composition of Panel. The arbitration shall be conducted by a panel of three (3) arbitrators, who shall be disinterested current or former executive officers of life insurance companies other than the Parties or their Affiliates. Each party shall appoint one of the arbitrators, who shall in turn select the third. In the event that either party should fail to choose an arbitrator within thirty (30) calendar days after the other party has given notice of its arbitrator appointment, that party may choose two arbitrators, who shall in turn choose a third arbitrator. If the two arbitrators are unable to agree upon the selection of a third arbitrator within thirty (30) calendar days following their appointment, the third arbitrator shall be selected in accordance with the ARIAS-US required selections process.
Section 11.4 Notice of Intention to Arbitrate. The party requesting arbitration shall give written notice of its intention to arbitrate by registered mail or a recognized overnight courier to the other party.
Section 11.5 Choice of Forum. Any arbitration instituted pursuant to this Article XII shall be held in New York, New York or such other place as the Parties may mutually agree.
Section 11.6 Procedure Governing Arbitration. The arbitration shall be conducted in accordance with the procedures of ARIAS-US. The arbitration panel will interpret this Agreement as an honorable engagement and shall make its decision considering the custom and practice of the life insurance industry. The arbitration panel shall be relieved of all judicial formality and will not be bound by the strict rules of procedure and evidence. The arbitration panel shall use its best efforts to hold the proceeding within three (3) months after selection of the third arbitrator in accordance with Section 11.3 above.
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Section 11.7 Arbitration Award. The arbitration panel shall render its decision within sixty (60) calendar days after termination of the proceeding unless the Parties consent to an extension, which decision shall be in writing, stating the reason therefor. The decision of the majority of the panel shall be final and binding on the Parties to the proceeding except to the extent otherwise provided in the Federal Arbitration Act. Judgment upon the award may be entered in any court having jurisdiction pursuant to the Federal Arbitration Act.
Section 11.8 Cost of Arbitration. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator and the remaining costs of the arbitration.
Section 11.9 Limit of Authority. It is agreed that the arbitrators shall have no authority to impose any punitive, exemplary or consequential damage awards on either of the Parties.
ARTICLE XII
DAC TAX ELECTION
Section 12.1 The Company and the Reinsurer each acknowledge that it is subject to U.S. taxation under Subchapter “L” of the Internal Revenue Code of 1986 (as amended).
Section 12.2 With respect to this Agreement, the Company and the Reinsurer elect and agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations issued December 1992 whereby:
(i)	Each party agrees to attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the regulation has been made;
(ii)	The party with net positive consideration (as defined in the regulations promulgated under Section 848 of the Internal Revenue Code of 1986, as amended) for this Agreement for each taxable year agrees to capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);
(iii)	Each party agrees to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Code and applicable Treasury Regulations; and
(iv)	This election shall be effective for the taxable year that this Agreement was entered into and for all subsequent years that this Agreement remains in effect.
(v)	The Reinsurer will submit a schedule to the Company by April 1 of each year with its calculation of the net consideration for the preceding calendar year. The Company may contest such calculation by providing an alternative calculation to the Reinsurer in writing within forty-five (45) calendar days of the Company’s receipt of the Reinsurer’s calculation.
(vi)	If the Company contests the Reinsurer’s calculation, the Parties will act in good faith to reach an agreement as to the correct amount within forty-five (45) calendar days of the date that the Reinsurer receives the Company’s alternative calculation. If the parties reach an agreement on the net consideration calculation, each party will report the agreed upon amount in its income tax return for the preceding calendar year. If the Parties are unable to reach an agreement on the amount of net consideration, then the dispute shall be resolved pursuant to Article XI of this Agreement. If the Company does not contest the Reinsurer’s calculation, the Parties will utilize the calculation provided by the Reinsurer for reporting purposes in their respective income tax returns for the preceding year.
Section 12.3 FATCA. The Reinsurer and the Company shall each provide the other party upon request any documentation that is reasonably required to satisfy withholding Tax reporting obligations and other information as may be needed to meet the Internal Revenue Service or other tax filing requirements. In connection with such obligations, prior to the Effective Date, the Reinsurer shall provide the Company with the Reinsurer’s Form W-9 or Form W-8BEN-E, as applicable, and the Company shall provide the Reinsurer with the Company’s Form W-9. In the event the Form W-8BEN-E or W-9 initially provided, as applicable, is no longer accurate, the Reinsurer or Company, as applicable, shall promptly provide to the other party an updated form. Each party to this Agreement agrees that, in the event any payment to the other party is subject to tax withholding, the payor party may deduct the withheld amount from the amount otherwise due to the payee party and shall have no obligation to gross-up the payee party for the withheld amount. If such withholding is made, the payor party shall promptly provide a receipt to the payee party of such withholding and will use commercially reasonable efforts to assist the payee in obtaining any refund permitted by law. If a party believes it is required by law to withhold any amount in respect of taxes from a payment hereunder, it shall use commercially
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reasonable efforts to provide prior notice to the other party of its intent to do so at least thirty (30) days prior to the date it believes such withholding is required by law. In that event, the Parties shall use commercially reasonable efforts to cooperate to restructure the transaction in a way that preserves the economics of the transaction and eliminates or reduces the required withholding.
Section 12.4 Tax Indemnification and Withholding. The Reinsurer shall inform the Company if it ceases to be a “U.S. person” for federal income tax purposes. In the event that any excise tax is due with respect to any amounts paid or payable by the Company to the Reinsurer under this Agreement (including any excise tax imposed on the Company under Section 4371 of the Code), the Company shall pay the entire amount of such excise tax. The amount of such excise tax shall be reflected by the Company in the Monthly Reinsurance Settlement Report or Terminal Accounting Settlement Report as compensable by the Reinsurer, and the Reinsurer shall reimburse the Company for any such excise tax paid by the Company in accordance with Section 7.3 or Section 8.2, as applicable.
ARTICLE XIII
CONFIDENTIALITY
Section 13.1 Upon execution of this Agreement, the Confidentiality and Non-Disclosure Agreement dated as of January 7, 2019 by and between Horace Mann Educators Corporation and the Reinsurer shall terminate.
Section 13.2 Confidentiality. Each Party agrees to protect and hold all Confidential Information provided to the receiving party by the disclosing party in conjunction with this Agreement and transaction in strict confidence, take reasonable steps necessary to protect such information from unauthorized or inadvertent disclosure, using such information only for purposes of carrying out the receiving party’s obligations under this Agreement. No party shall make, or permit any person to make, any public announcement concerning this Agreement or the transactions contemplated hereby except as required by Applicable Law, or with the prior written consent of the other party. If the disclosing party is required by Applicable Law to make a filing with a regulator, the disclosing party will (i) use its reasonable best efforts to notify the other party (except in connection with the disclosure of such Confidential Information to a Governmental Authority in connection with a regulatory exam or inquiry), and (ii) request confidentiality with respect to the specific terms of this Agreement and the transactions contemplated hereby if it has the option to do so and the filing is not already confidential. Further, both the Reinsurer and the Company agree they may not use the name, trademarks, service marks, trade names, or other indicia of origin of the other party in connection with any advertising, publicity materials or activities, customer lists or other public communications without the prior written consent of the other party. In the event of any violation of this Section 13.2, the injured party shall have, in addition to any other rights and remedies, the right and remedy of injunctive relief from a court of competent jurisdiction.
Section 13.3 Disclosure. Notwithstanding the foregoing, neither the Company nor the Reinsurer will be prohibited from disclosing such Confidential Information described in Section 13.2 (i) to its and its Affiliates’ directors, officers and employees who have a need for such information in the conduct of its business (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) as might be necessary, during the course of external audits, (iii) to the extent it is required to disclose any such information in its statutory filings, (iv) other than with respect to Personal Information, to the extent it is required to provide such information to any rating agency, or (v) as required by Applicable Law or any order, request, requirement, inquiry or subpoena by any Governmental Authority provided that, if legally permissible, the party required to make such disclosure will allow the other party to seek an appropriate protective order.
Section 13.4 Personal Information. The Company shall not be obligated to provide, and the Reinsurer shall have no right to access, any Personal Information. To the extent that any Personal Information is provided to the Reinsurer or its Affiliates in connection with this Agreement, the Reinsurer agrees to, and agrees to cause its Affiliates and instruct its and their respective representatives and service providers to, comply with the privacy Applicable Laws relating to such Personal Information and protect the confidentiality and security of any Personal Information provided to it hereunder by:
(i)	holding all Personal Information in strict confidence in accordance with this Article XIII; and
(ii)	maintaining appropriate measures that are designed to protect the security, integrity and confidentiality of Personal Information.
Reinsurer additionally agrees that it will notify the Company no later than forty eight (48) hours after it becomes aware of or reasonably suspects any circumstances involving a “Breach of Security,” unless prevented from doing so as the result of any requirement under an ongoing investigation with law enforcement or a Governmental Authority. As part of any such notification, and subject to attorney-client privilege restrictions, the Reinsurer shall provide the Company with all available information about the Breach of Security including the likely consequence thereof and a description of measures taken by the Reinsurer to address and to
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mitigate its possible adverse effects. The Reinsurer shall provide reasonable support and assistance to the Company in investigating or responding to any Breach of Security. For purposes of this Agreement, “Breach of Security” means any unauthorized access to, or any unauthorized use, loss or disclosure of Personal Information received by the Reinsurer in connection with this Agreement, whether by an internal or external source. If the Reinsurer receives any data or information that is identical to any Personal Information that is delivered or made available by the Company under or pursuant to this Agreement, then that fact shall in no way diminish the Reinsurer’s obligations to keep the Personal Information so provided by the Company confidential, in accordance with this Agreement. The Reinsurer shall comply with the additional data security procedures set forth on Schedule G.
Reinsurer shall return any such Personal Information to Company upon request, and otherwise shall securely destroy (and render unreadable and unrecoverable), in a manner consistent with accepted industry best practices, such Personal Information upon termination of this Agreement or (if earlier) when no longer necessary to perform its obligations under this Agreement; provided, that the Reinsurer shall not be required to return or destroy any Personal Information maintained pursuant to automatic archiving and back-up procedures in accordance with the Reinsurer’s ordinary electronic archiving or document retention policies or Applicable Law.
Section 13.5 Survival. The receiving party’s obligation to maintain the confidentiality of Confidential Information provided to it shall survive termination of this Agreement and shall remain in effect for as long as the Confidential Information remains in the receiving party’s possession.
ARTICLE XIV
REPRESENTATIONS AND COVENANTS
Section 14.1 Representations and Warranties of the Company. The Company represents and warrants to the Reinsurer (which has relied upon these representations in entering into this Agreement) as follows as of the date hereof and as of the Closing Date, except for such representations and warranties which address matters only as of a specific date, which representations and warranties shall be true and correct as of such specific date:
(a)	Organization. The Company (i) is a life insurance company duly organized, validly existing and in good standing under the laws of the State of Illinois, (ii) is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary and (iii) has the requisite corporate power and authority to operate its business as now conducted, except in the case of clause (ii), where the failures to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(b)	Authorization. The Company has all requisite corporate power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and the Trust Agreement. The execution and delivery by the Company of this Agreement and the Trust Agreement, and the consummation by the Company of the transactions contemplated by, and the performance by the Company of its obligations under, this Agreement and the Trust Agreement have been duly authorized by all requisite corporate action on the part of the Company. Upon execution and delivery of this Agreement and the Trust Agreement, this Agreement and the Trust Agreement will be duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by each other party to this Agreement and the Trust Agreement) this Agreement and the Trust Agreement will constitute, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Applicable Law relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	No Conflict or Violation. The execution and delivery of each of this Agreement and the Trust Agreement does not, and the performance by the Company of its obligation hereunder and under the Trust Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and by-laws or comparable organizational documents of the Company, (ii) any material contract, permit, order, judgment or decree to which the Company is a party, (iii) any order of any Governmental Authority or (iv) any Applicable Law, except for such violations or defaults which would not reasonably be expected to have a Company Material Adverse Effect.
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(d)	No Consents or Approvals. The execution and delivery of each of this Agreement and the Trust Agreement and the performance of the obligations hereunder and thereunder will not require the Company to obtain any consent, approval, order or authorization of, or make any registration, declaration or filing with, any Governmental Authority or other Person, except the approval or non-disapproval described under Section 4.4(a).
(e)	Absence of Litigation. There are no material Actions (other than claims under the Reinsured Contracts within applicable policy limits) pending or, to the Knowledge of the Company, threatened in writing against the Company with respect to the Reinsured Contracts. The Company is in compliance with Applicable Law in all material respects and there is no investigation or proceeding pending, or, to the Knowledge of the Company, threatened by any Governmental Authority, against the Company or any Affiliate of the Company with respect to the Reinsured Contracts that alleges any violation of Applicable Law.
(f)	Brokers. Except for the fees payable by the Company to Guggenheim Securities, LLC in connection with the transactions contemplated by this Agreement, no reinsurance intermediary, broker or finder has acted directly or indirectly for the Company, nor has it incurred any obligations to pay any reinsurance intermediary, brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.
(g)	Governmental Licenses and Permits. The Company held at the time the Reinsured Contracts were issued, all material insurance Permits required under Applicable Law in order to issue the Reinsured Contracts and the Company owns, holds or possesses all material Permits that are necessary for it to conduct the Business Covered and to own or use its assets and properties necessary for the conduct of the Business Covered, as such business, assets and properties are conducted, owned and used on the date hereof. All such Permits are valid and in full force and effect in accordance with their terms, and the Company is not in default or violation, in any material respect, of any of such Permits and is not the subject of any pending or, to the Knowledge of the Company, threatened Action seeking the revocation, suspension, limitation, termination, modification, impairment or non-renewal of any Permit. The Company has not received any written notice or communication from any Governmental Authority regarding (x) any potential material violation of, or failure to comply with, the terms of any such Permits or (y) any actual or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any Permit. None of the Permits will be subject to revocation, suspension, withdrawal or termination as a result of the consummation of the transactions contemplated by this Agreement.
(h)	Reinsured Contracts. The Company has filed all reports, statements, filings or submissions that relate, in whole or in substantial part to the Reinsured Contracts, and that were required to be filed by it with any Governmental Authority and all such reports, statements, documents, filings or submissions were true, complete and accurate when filed in all material respects. To the Knowledge of the Company, all policy forms on which in force Reinsured Contracts were issued, and all amendments, applications and certificates pertaining thereto (collectively, the “Policy Forms”), where required by Applicable Law, have been approved by all applicable Governmental Authorities or filed with and not objected to by such Governmental Authorities within the time period provided by Applicable Law for objection, other than such exceptions that would not be materially adverse to the Company or the Reinsurer and all such Policy Forms comply in all material respects with Applicable Law. No material deficiencies have been asserted by any Governmental Authority with respect to any such filings which have not been cured or otherwise resolved. The Company has provided the Reinsurer true and correct copies of all of the policy forms, riders and endorsements pertaining to the Reinsured Contracts, subject to any state variations with respect thereto. Any rates currently used for in force Reinsured Contracts, where required to be filed with or approved by any Governmental Authority, have been so filed or approved, and such rates conform thereto. The Reinsured Contracts have been marketed, sold, issued, maintained and administered in compliance, in all material respects, with Applicable Law. The Separate Account Contracts are not subject to any surrender charges or early withdrawal penalties that are material with respect to the Reinsured Contracts taken as a whole.
(i)	Actuarial Appraisal.
(i)	The Company has delivered to the Reinsurer a true and correct copy of the actuarial appraisal prepared by Milliman, dated November 15, 2018 and titled “Actuarial Appraisal of a Defined Block of Annuity Business of Horace Mann as of June 30, 2018” and any and all other attachments, opinions, addenda, errata, supplements and modifications thereto as of the date hereof (collectively, the “Actuarial Appraisal”). The factual information and data provided by the Company and its Affiliates in writing to Milliman expressly in connection with the preparation of the Actuarial Appraisal (A) was obtained from
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the books and records of the Company, (B) was based upon an inventory of in force Reinsured Contracts that were issued by the Company that, at the time of preparation, was complete in all material respects and (C) was accurate in all material respects as of the date so provided, subject in each case to any limitations and qualifications contained in the Actuarial Appraisal. The Company is not aware of any omissions, errors, changes or discrepancies in such factual information and data as of the date hereof that would reasonably be expected to materially affect the valuation or risk profile of the Reinsured Contracts. Except as set forth in this Section 14.1(i)(i), the Company makes no other representation or warranty with respect to the Actuarial Appraisal, any estimates, projections, predications, forecasts or assumptions in the Actuarial Appraisal or the assumptions on the basis of which such information or data was prepared.
(ii)	In addition, the Company has provided the Reinsurer with access to the data identified on Section 14.1(i)(ii) of the Disclosure Schedule (the “Company Data”). All factual information contained in the Company Data was complete and accurate in all material respects as a whole as of the date the document containing the information was prepared. Any assumptions made in preparing the Company Data were based upon informed judgment and consistent with actuarial principles accepted in the U.S. life insurance market as of the date the document containing the information was prepared. The Company is not aware of any omissions, errors, changes or discrepancies in the Company Data as of the date hereof that would reasonably be expected to materially affect the valuation or risk profile of the Reinsured Contracts.
(iii)	The Company has provided Reinsurer with the Closing Statement on the Closing Date. All factual information contained in the Closing Statement is derived from its books and records and complete and accurate in all material respects. As of the Closing Date, the Company is not aware of any omissions, errors, changes, or discrepancies in the Closing Statement that would reasonably be expected to materially affect the valuation or risk profile of the Reinsured Contracts.
(iv)	The Company acknowledges that Reinsurer has relied on the foregoing representations in entering into the Reinsurance Agreement.
(j)	Separate Accounts. Section 14.1(j) of the Disclosure Schedule sets forth a list of all Separate Accounts established by the Company in connection with the Separate Account Contracts. Each Separate Account is, and, has been (i) duly and validly established and maintained in all material respects under Applicable Law and (ii) operating in compliance in all material respects with Applicable Law, the terms of Reinsured Contracts applicable to it, and the disclosure documents related to such Reinsured Contracts. The portion of the assets of the Separate Account equal to the reserve and other contract liabilities of such Separate Account is not chargeable with liabilities arising out of any other business the Company may conduct or may have conducted in each case from its general account. The Separate Account is duly registered with the Securities and Exchange Commission as an investment company under the Investment Company Act, and such registration is in full force and effect. The Reinsured Contracts under which Separate Account assets are held were sold pursuant to an effective registration that is currently in effect to the extent necessary to allow the Company to receive contributions under such contracts. Each prospectus, statement of additional information or other disclosure document, as amended or supplemented, that was issued or sent to any holder of the Reinsured Contracts as of their respective mailing dates or dates of use in each case related to the Separate Account, or registration statement, as amended or supplemented, related to the Separate Account (x) contains no untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, and (y) complies in all material respects with Applicable Law. No examinations, investigations, inspections or formal or informal inquiries, including periodic regulatory examinations, civil investigative demands or market conduct exemptions, in each case that are targeted to the Separate Account’s affairs and condition are currently being conducted by any Governmental Authority, or have been conducted since January 1, 2019.
(k)	Company Impediment. There is no Action pending or, to the Knowledge of the Company, threatened in writing, or any outstanding Applicable Law or Governmental Order, against the Company or any of its Affiliates that (i) challenges the validity or enforceability of this Agreement, (ii) seeks to enjoin or prohibit the consummation of the transactions contemplated hereby or (iii) would impair or delay the ability of the Company to promptly perform its obligations hereunder.
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(l)	Reserves. The reserves of the Company that relate to the Reinsured Contracts, reflected in its Closing Statement (A) were computed in all material respects in accordance with generally accepted actuarial standards consistently applied and were fairly stated in accordance with sound actuarial provisions, (B) were computed on the basis of assumptions consistent with those used in computing the corresponding items in the Company’s statutory financial statements and its SAP, (C) were based on actuarial assumptions which produced reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other contract provisions and (D) satisfied the requirements of all Applicable Law in all material respects.
(m)	Transferred Assets. The Transferred Assets are not in default in the payment of principal, interest or dividends. The Company holds good, valid and marketable title to all such Transferred Assets, free and clear of all liens.
(n)	Distributors and Brokers. To the Knowledge of the Company, each insurance agent, underwriter, wholesaler, broker, reinsurance intermediary and distributor that wrote, sold, or produced Reinsured Contracts for the Company (each, a “Distributor”), at the time such Person wrote, sold or produced such business, was duly licensed as required by Applicable Law (for the type of business written, sold or produced on behalf of the Company), was duly appointed by the Company, and to the Knowledge of the Company, no Distributor is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Applicable Law applicable to the writing, sale or production of Reinsured Contracts for the Company, except for such failures to be licensed or appointed, or such violations which (i) have been cured, resolved or settled through agreements with the applicable Governmental Authority, (ii) are barred by an applicable statute of limitations or (iii) individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(o)	Other Reinsurance. Other than under this Agreement, the Company does not cede any risk on the Reinsured Contracts to any reinsurer and no Reinsured Contracts were reinsured by the Company from any Person.
(p)	Absence of Certain Changes. Since January 1, 2019, (i) the Company has conducted the business relating to the Reinsured Contracts in the ordinary course, and (ii) there has not occurred any event or events that, individually or in the aggregate, have had, or would reasonably be expected to have, a material adverse effect with respect to the Reinsured Contracts.
(q)	Except for the representations and warranties expressly contained herein, the Company makes no representations or warranties concerning the Business Covered, including any other representations or warranties concerning data, the accuracy of any models with respect to the Business Covered, or the adequacy or sufficiency of reserves.
Section 14.2 Representations and Warranties of the Reinsurer. The Reinsurer represents and warrants to the Company (which has relied upon these representations in entering into this Agreement) that as of the date hereof and as of the Closing Date:
(a)	Organization. The Reinsurer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.
(b)	Authorization. The Reinsurer has all requisite corporate power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this Agreement and the Trust Agreement. The execution and delivery by the Reinsurer of this Agreement and the Trust Agreement, and the consummation by the Reinsurer of the transactions contemplated by, and the performance by the Reinsurer of its obligations under, this Agreement and the Trust Agreement have been duly authorized by all requisite corporate action on the part of the Reinsurer. Upon execution and delivery of this Agreement and the Trust Agreement, this Agreement and the Trust Agreement will be duly executed and delivered by the Reinsurer, and (assuming due authorization, execution and delivery by each other party to this Agreement and the Trust Agreement) this Agreement and the Trust Agreement will constitute, the legal, valid and binding obligation of the Reinsurer, enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, rehabilitation, liquidation, fraudulent conveyance or similar Applicable Law relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	No Conflict or Violation. The execution and delivery of each of this Agreement and the Trust Agreement does not, and the performance by the Reinsurer of its obligation hereunder and under the Trust Agreement will not,
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conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and by-laws or comparable organizational documents of the Reinsurer, (ii) any contract, permit, order, judgment or decree to which the Reinsurer is a party, (iii) any order of any Governmental Authority or (iv) any Applicable Law, except for such violations or defaults which would not reasonably be expected to have a Reinsurer Material Adverse Effect.
(d)	No Consents or Approvals. The execution and delivery of each of this Agreement and the Trust Agreement and the performance of the obligations hereunder and thereunder will not require the Reinsurer to obtain any consent, approval, order or authorization of, or make any registration, declaration or filing with, any Governmental Authority or other Person, except any consents, approvals, orders, authorizations, registrations, declarations or filings that have been obtained or made.
(e)	Brokers. No reinsurance intermediary, broker or finder has acted directly or indirectly for the Reinsurer, nor has it incurred any obligations to pay any reinsurance intermediary, brokerage or finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.
(f)	Governmental Licenses and Permits. The Reinsurer owns, holds or possesses all material Permits necessary for it to conduct its business and the reinsurance contemplated herein as required for its performance of this Agreement. All such Permits are valid and in full force and effect in accordance with their terms, and the Reinsurer is not in default or violation, in any material respect, of any of the Permits.
(g)	Reinsurer Impediment. There is no Action pending or, to the knowledge of the Reinsurer, threatened in writing, or any outstanding Applicable Law or Governmental Order, against the Reinsurer or any of its Affiliates that (i) challenges the validity or enforceability of this Agreement, (ii) seeks to enjoin or prohibit the consummation of the transactions contemplated hereby or (iii) would impair or delay the ability of the Reinsurer to promptly perform its obligations hereunder.
(h)	Financial Condition. The Reinsurer has sufficient funds available on an unconditional basis for the Reinsurer to pay the Ceding Commission and perform its obligations hereunder and under the Trust Agreement, and the Reinsurer has furnished to the Company evidence thereof reasonably satisfactory to the Company. The Reinsurer has not incurred any debts, liabilities, commitments or other obligations, or is contemplating or aware of any debts, liabilities, commitments or other obligations, in either case, that would impair or adversely affect such resources and capabilities. The Reinsurer acknowledges and agrees that the obligations of the Reinsurer to effect the transactions contemplated by this Agreement and the Trust Agreement are not conditioned upon the availability to the Reinsurer or any of its Affiliates of any debt, equity or other financing in any amount whatsoever.
Section 14.3 Covenants.
(a)	Compliance with Law. Each of the Company and the Reinsurer shall comply with all Applicable Laws with respect to, and all Permits issued by any Governmental Authority to, it or by which it or its properties or assets is bound or subject, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect (in the case of the Company) or a Reinsurer Material Adverse Effect (in the case of the Reinsurer).
(b)	Title to Assets. Each Party hereby covenants and agrees that (i) as of the date of the transfer of any assets by such Party to the Trust Account or to the other Party pursuant to this Agreement, such transferring Party will have good and marketable title, free and clear of any liens or other encumbrances, to all such assets, (ii) all assets transferred by such Party to the Trust Account or to the other Party pursuant to this Agreement shall be transferred free and clear of any liens or other encumbrances, and (iii) after giving effect to any transfer of assets to the Trust Account, the Trustee will have good and marketable title to such assets, free and clear of any liens or other encumbrances.
(c)	Restrictions on Liens. The Reinsurer shall not create, incur, assume or suffer to exist any liens on the assets in the Trust Account or any interest therein or the proceeds thereof.
Section 14.4 Survival. All representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement on the Closing Date. The covenants contained in this Agreement shall survive for the period provided in such covenant, if any, or otherwise, until fully performed.
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ARTICLE XV
INDEMNIFICATION
Section 15.1 Indemnification of the Reinsurer by the Company. From and after the Effective Date, the Company shall indemnify, defend and hold harmless the Reinsurer and its Representatives (the “Reinsurer Indemnified Parties”) against, and hold each of them harmless from, all Losses actually imposed on, sustained or incurred or suffered by, or asserted against, the Reinsurer Indemnified Parties arising out of (i) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement, or the inaccuracy of any representations or warranties made herein by the Company, or (ii) any Company Extra-Contractual Liabilities; provided, however, that the Company shall have no obligation to indemnify, defend and hold harmless the Reinsurer Indemnified Parties for any Covered Liabilities.
Section 15.2 Indemnification of the Company by the Reinsurer. From and after the Effective Date, the Reinsurer shall indemnify, defend and hold harmless the Company, and its Representatives (the “Company Indemnified Parties”) against, and hold each of them harmless from, all Losses actually imposed on, sustained or incurred or suffered by, or asserted against, the Company Indemnified Parties arising out of (i) any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement or the inaccuracy of any representations or warranties made herein by the Reinsurer, or (ii) any Covered Liability and any Reinsurer Extra Contractual Liabilities; provided, however, that the Reinsurer shall have no obligation to indemnify, defend and hold harmless the Company Indemnified Parties for any Company Extra-Contractual Liabilities.
Section 15.3 Claims Notice.
(a)	In the event that any Reinsurer Indemnified Party or Company Indemnified Party elects to assert a claim for indemnification hereunder arising from a claim or demand made, or an Action or investigation instituted, by any Person not a party to this Agreement or an Affiliate of a party to this Agreement that may result in a Loss for which indemnification may be claimed under this Article XV (a “Third Party Claim”), such party seeking indemnification (the “Indemnified Party”) shall, as promptly as practicable give written notice (a “Claims Notice”) to the other party (the “Indemnifying Party”). Such Claims Notice shall specify in reasonable detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve the Indemnifying Party of its indemnification obligations to the extent such failure or other actions taken by the Indemnified Party shall actually prejudice an Indemnifying Party; provided, however, that an Indemnifying Party shall have no obligation whatsoever to indemnify an Indemnified Party if a Claims Notice containing the information specified above is not received by the Indemnifying Party prior to the termination of the applicable periods described in Section 14.4.
(b)	Subject to the provisions of Section 15.3(c), upon receipt of a Claims Notice, the Indemnifying Party shall have the right to assume the defense and control of Third Party Claims. In the event the Indemnifying Party exercises such right to assume the defense and control of a Third Party Claim, the Indemnified Party shall have the right but not the obligation reasonably to participate in (but not control) the defense of Third Party Claims with its own counsel and at its own expense unless (i) the Indemnifying Party and Indemnified Party shall have mutually agreed in writing to the retention of the same counsel, or (ii) the named parties to any such Third Party Claim (including any impleaded parties) include the Indemnifying Party and Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel to such Indemnified Party, be impermissible under the applicable code of professional responsibility due to actual or potential differing interests between the Indemnifying Party and Indemnified Party, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from, or additional to, those available to the Indemnifying Party, in which case the Indemnifying Party will bear such expense of the Indemnified Party; provided, that such expenses shall be limited to one outside law firm. Any election by an Indemnifying Party to assume the defense of a Third Party Claim must be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) Business Days after receipt of the Indemnified Party’s Claims Notice, and failure on the part of the Indemnifying Party to deliver such notice within such thirty (30) Business Day period shall be deemed an election not to assume the defense of such Third Party Claim. If the Indemnifying Party elects to assume the defense of a Third Party Claim, then the Indemnified Party shall reasonably cooperate with the Indemnifying Party in the defense of any such Third Party Claim.
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(c)	So long as the Indemnifying Party has acknowledged in writing its obligation to indemnify the Indemnified Party hereunder with respect to such Third Party Claim, the Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 15.3(b), without the consent of any Indemnified Party, but only to the extent that:
(i)	such settlement or entry of judgment (A) does not involve any finding or admission of any violation of Applicable Law or admission of any wrongdoing by the Indemnified Party; and (B) provides solely for the payment of money; and
(ii)	the Indemnifying Party shall (A) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement; (B) not encumber any of the assets of the Indemnified Party or agree to any restriction or condition that would apply to or adversely affect the Indemnified Party; and (C) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of the Indemnified Party from any and all liability respect of such Third Party Claim.
(e)	In the event that any Indemnified Party elects to bring a claim that does not involve a Third Party Claim for indemnity against any Indemnifying Party, the Indemnified Party shall deliver written notice of such claim to the Indemnifying Party as promptly as practicable. Such notice shall specify in reasonable detail the facts constituting the basis for, and the amount of, the claim asserted. The failure by any Indemnified Party to notify the Indemnifying Party as promptly as practicable shall relieve the Indemnifying Party of its indemnification obligation to the extent such failure or other action taken by the Indemnified Party shall actually prejudice the Indemnifying Party; provided, however, that an Indemnifying Party shall have no obligation whatsoever to indemnify an Indemnified Party if the written notice described in this Section 15.3(d) is not received by the Indemnifying Party prior to the termination of the applicable periods described in Section 14.4.
(f)	Any payment arising under this Article XV shall be made by wire transfer of immediately available funds to such account or accounts as the Indemnified Party shall designate to the Indemnifying Party in writing; provided, that such payments shall be made, without duplication, only to the Reinsurer or Company, as the case may be.
Section 15.4 Reserves. Notwithstanding anything else to the contrary in this Agreement, the Company makes no representation or warranty with respect to, and nothing contained in this Agreement or in any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby or thereby is intended or shall be construed to be a representation or warranty (express or implied) of the Company, for any purpose of this Agreement or any other agreement, document or instrument to be delivered in connection with the transactions contemplated hereby, with respect to (a) the adequacy or sufficiency of the reserves of the Company or (b) the future profitability of the Business Covered. Notwithstanding the foregoing, this Section 15.4 shall in no way be deemed or interpreted to limit or modify the representations set forth in Section 14.1(i) or Section 14.1(l).
ARTICLE XVI
MISCELLANEOUS PROVISIONS
Section 16.1 Headings, Schedules and Exhibits. Headings used herein are not a part of this Agreement and shall not affect the terms hereof. The attached Schedules and Exhibits are a part of this Agreement.
Section 16.2 Notices. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by facsimile or electronic media, provided, that, in the case of facsimile and electronic mail notifications, such notifications are confirmed by telephone or (iii) in the case of mail delivery, upon the expiration of three (3) calendar days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:
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If to the Company:
The Horace Mann Educators Corporation
1 Horace Mann Place
Springfield, IL 62715
Attention: Donald M. Carley, SVP & General Counsel
Email: Donald.Carley@horacemann.com
with a copy (which shall not constitute notice) to:
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Suite 700
Washington, DC 20001
Attention: Ling Ling, Esq.
Email: lingling@eversheds-sutherland.com
If to the Reinsurer:
RGA Reinsurance Company
16600 Swingley Ridge Road
Chesterfield, MO 63017
Attention: Mark Renetzky
Email 1: roxy@rgare.com |
Email 2: mrenetzky@rgare.com
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Anthony Ribaudo, Brad Drake
Email: aribaudo@sidley.com, bdrake@sidley.com
or to such other address or to such other Person as either party may have last designated by notice to the other party.
Section 16.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal Representatives. Neither this Agreement, nor any right or obligation hereunder, may be assigned by any party without the prior written consent of the other party hereto. Any assignment in violation of this Section 16.3 shall be void and shall have no force and effect.
Section 16.4 Execution in Counterpart. This Agreement may be executed by the Parties in any number of counterparts, and by each of the Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 16.5 Currency. Whenever the word “Dollars” or the “$” sign appear in this Agreement, they shall be construed to mean United States Dollars, and all transactions under this Agreement shall be in United States Dollars.
Section 16.6 Transaction Costs. Except as otherwise provided herein, each party shall bear its own costs relating to preparing and negotiating this Agreement and the transactions contemplated hereby.
Section 16.7 Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Company and the Reinsurer.
Section 16.8 Submission to Jurisdiction.
(a)	Except for matters as to which a dispute resolution process is specified in this Agreement or as otherwise contemplated under Section 8.3, each of the Parties irrevocably and unconditionally submits for itself and its property in any Action arising out of or relating to this Agreement, the transactions contemplated by this Agreement, the formation, breach, termination or validity of this Agreement or the recognition and enforcement of any judgment in respect of this Agreement, to the exclusive jurisdiction of the courts of the State of Illinois
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sitting in Sangamon County, the federal courts for the Central District of Illinois, and appellate courts having jurisdiction of appeals from any of the foregoing, and all claims in respect of any such Action shall be heard and determined in such Illinois courts or, to the extent permitted by Applicable Law, in such federal court.
(b)	Any such Action may and shall be brought in such courts and each of the Parties irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and shall not plead or claim the same.
(c)	Service of process in any Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 16.2. The Reinsurer hereby designates the director of the Illinois Department of Insurance as its true and lawful attorney upon whom may be served any lawful process in any Action instituted by or on behalf of the Company.
(d)	Nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the laws of the State of Illinois.
Section 16.9 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Illinois without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
Section 16.10 Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENTS, OR ITS PERFORMANCE UNDER OR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT.
Section 16.11 Entire Agreement; Severability.
(a)	This Agreement, together with the exhibits and schedules attached hereto, constitute the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, statements, representations and warranties, negotiations and discussions, whether oral or written, of the Parties and there are no general or specific warranties, representations, agreements or other understandings by or among the Parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein or in the related exhibits and schedules.
(b)	If any provision of this Agreement is held to be void or unenforceable, in whole or in part, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.
Section 16.12 No Waiver; Preservation of Remedies. No consent or waiver, express or implied, by any party to or of any breach or default by any other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other party hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first party of any of its rights hereunder. The rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or equity.
Section 16.13 Third Party Beneficiary. Nothing in this Agreement will confer any rights upon any Person that is not a party or a successor or permitted assignee of a party to this Agreement.
Section 16.14 Survival. Article I, Section 8.2, Section 8.3, Article XI, Article XIII and Article XVI shall survive the termination of this Agreement.
41

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the Effective Date.
HORACE MAINSURANCE COMPANY

By /s/ Marita Zuaraitis
Name: Marita Zuaraitis Title: President and Chief Executive Officer

RGA REINSURANCE COMPANY

By
Name: Title:

Signature page to Annuity Reinsurance Agreement
42

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed effective as of the Effective Date.
HORACE MAINSURANCE COMPANY

By
Name: Title:

RGA REINSURANCE COMPANY

By /s/ Gary Seifert
Name: Gary Seifert Title: Senior Vice President

By /s/Mark Renetzky
Name: Mark Renetzky Title: Senior Vice President

Signature page to Annuity Reinsurance Agreement
43

SCHEDULE A
REINSURED CONTRACTS
The Reinsured Contracts include (a) individual deferred renewable retirement annuity contracts issued on policy form number IC-402000 and (b) individual deferred fixed and variable retirement annuity contracts issued on policy form number IC-408000 (except for the contracts with plan codes 49901 and 49902).
44

SCHEDULE B
KNOWLEDGE OF THE COMPANY
Name
Donald Carley
Bob Rich
Allan Robinson
Bret Benham
Matthew Sharpe
Michael Dossett
Bret Conklin
45

SCHEDULE C
TERMINAL ACCOUNTING SETTLEMENT REPORT
The Recapture Payment shall be:
(i)	the Monthly Settlement (which shall be expressed as a negative in this calculation if due to the Reinsurer) for the Monthly Accounting Period ending on the Termination Date; plus
(ii)	any other amounts that are due and unpaid by the Reinsurer; plus
(iii)	interest due on amounts overdue by the Reinsurer; plus
(iv )	cash or assets (including assets in the Trust Account) with a Book Value equal to the Reinsurer’s Quota Share of the General Account Reserves attributable to the Reinsured Contracts as of the Termination Date; plus
(v)	the Interest Maintenance Reserve attributable to the Reinsured Contracts as of immediately prior to the Termination Date; minus
(vi)	the Policy Loan Balance as of the Termination Date; minus
(vii)	upon any termination or recapture other than due to an Adverse Financial Event or a Reinsurance Credit Event, an amount equal to the Terminal Accounting Adjustment; minus
(viii)	the Book Value of any funds withheld or deposited to the Company under this Agreement, minus
(ix)	any other amounts that are due and unpaid by the Company; minus
(x)	interest due on amounts overdue by the Company.
If the amount calculated above is positive, the Reinsurer shall pay such amount to the Company on or before the Recapture Payment Date. If the amount calculated above is negative, the Company shall pay the absolute value of such amount to the Reinsurer on or before the Recapture Payment Date.
For the avoidance of doubt, any Letters of Credit deposited with the Company in connection with a funds withheld arrangement shall be returned to the Reinsurer in connection with the Recapture Payment.
46

SCHEDULE D
EXPENSE ALLOWANCE
The monthly expense allowance shall equal (1) plus (2), where:
(1)	is A divided by B, where:
A.	is the sum of (i) and (ii), where:
(i)	is $50.00 per Reinsured Contract in force as of the first day of the applicable Monthly Accounting Period, which per contract amount shall be increased on each anniversary of the Effective Date by an annual rate equal to 2.0%;
(ii)	$5.00 per Reinsured Contract in force as of the first day of the applicable Monthly Accounting Period to cover premium taxes; and
B.	is twelve (12); and
(2)	an amount equal to 1.3% of the renewal premiums received by the Company during the applicable Monthly Accounting Period to cover commissions (excluding, for the avoidance of doubt, single or “dump-in” premium payments).
47

SCHEDULE E
MONTHLY REINSURANCE SETTLEMENT REPORT
FROM COMPANY TO REINSURER
Accounting Period: _______________
Calendar Year: __________________
Required Balance
To be provided quarterly. Following the occurrence and during the continuation of a RBC Ratio Triggering Event, Adverse Financial Event, or Reinsurance Credit Event, the Company may deliver the Required Balance Report on a monthly basis
Required Balance (no Reinsurance Credit Event)
a. General Account Reserves (based on Effective SAP)
b. Policy Loan Balance
Required balance = a – b

Required Balance (Reinsurance Credit Event)

Account Value – General Account		Account Value – Separate Account

Beginning of period	_____	Beginning of period	_____
+ Premiums	_____	+ Premiums	_____
- Surrenders	_____	- Surrenders	_____
- Surrender charges	_____	- Surrender charges	_____
- Partial withdrawals	_____	- Partial withdrawals	_____
- Partial withdrawal charges	_____	- Partial withdrawal charges	_____
- Death benefits	_____	- Death benefits	_____
- Annuitizations	_____	- Annuitizations	_____
- Net transfers to separate account	_____	- Net transfers to general account	_____
+ Interest credited	_____	Mortality and expense charges	_____
Ending of period	_____	- Other policy fees and charges	_____
		+ Interest credited	_____
		Ending of period	_____
Policy Loan Balance

Beginning of period	_____
+ Borrowings	_____
- Repayments	_____
- Interest received	_____
- Change in accrued/unearned interest	_____
Ending of period	_____

48

Monthly Reinsurance Settlement:
1. Premiums received

2. Separate account fee income
a. 1.25% / 12 x Average Separate Account Balance
b. 0.24% / 12 x Average Separate Account Balance
c. Average Separate Account Balance
(Separate Account Balance sum end of prior
month + Separate Account Balance sum end of current month]/2)
Separate account fee income = (a x c) + (b x c)

3. Separate account net transfers

4. Policy loans
a. Repayments
b. Borrowings
c. Interest payments received
Policy loans = a – b + c

5. Benefit payments[1]
a. Surrenders (net of charges)
b. Partial withdrawals (net of charges)
c. Death benefits
d. Annuitizations

Benefit payments = a + b + c + d

6. Expense allowance (in accordance with Schedule D)

Monthly Reinsurance Settlement: Payable to Ceding Company (Reinsurer)
= – 1 – 2 – 3 – 4 + 5 + 6

[1]	Additional liabilities of the Reinsurer could include escheat or abandoned property liabilities, Permitted Ex-Gratia Payments and Reinsurer Extra-Contractual Liabilities.
49

SCHEDULE F
ONGOING REPORTS
Monthly Seriatim Data
Field	Description
Policy number
Plan	Plan code
Form	Policy form
Tax qualified	Indicator showing whether contract is qualified or nonqualified
Issue date
Issue age
Sex
Issue state
GMIR	Guaranteed minimum interest rate
Net premium	Net cumulative premium received
Fixed AV	Account value of the fixed account
Variable AV1	Account value of the variable separate account
Total AV	Total account value
Fixed CV	Cash surrender value of the fixed account
Variable CV	Cash surrender value of the variable separate account
Total CV	Total cash surrender value
Crediting rate	Current interest crediting rate
Fixed premium	Billed premium for the fixed account
Variable premium	Billed premium for the variable account
Statutory reserve (gross)	Statutory reserve calculated according to NAIC actuarial standards
Statutory reserve (net)	Statutory reserve calculated according to NAIC actuarial standards (net of policy loan balance)
Loan balance	Amount of policy loan including accrued/unearned interest
GMDB	Current guaranteed minimum death benefit
GMDB rate	Interest rate applied to guaranteed minimum death benefit
Statutory valuation interest rate[2]
Statutory valuation mortality table[2]

1.	Variable account value allocated to each fund to be provided at a seriatim level
2.	To be provided on a quarterly basis only
50

Monthly Seriatim Transactional Data
Field Name	Description of Data
Policy number
Transaction amount
Fixed/Variable	Indicator to identify the if the transaction type occurred in the policy fixed account or variable separate account
Transaction type	Premium
Surrender amounts
Surrender charges
Withdrawal amounts
Withdrawals amounts due to required minimum distributions
Withdrawal charges
Death benefits
Account value released upon death
Annuitizations
Mortality and expense charges
Other policy fees and charges
Transfers to/from separate account
Policy loan withdrawal
Policy loan repayment
Policy loan interest
51

SCHEDULE G
DATA SECURITY
The Reinsurer shall develop and employ administrative, technical and physical access control procedures, restrictions and safeguards including the appropriate use of multi-factor authentication for remote connections, to protect its computer and communication environment, including any Company Information stored thereon, against unauthorized access, use, alteration or destruction. “Company Information” shall mean any data transferred to the Reinsurer by the Company in connection with this Agreement (including any Personal Information). The Reinsurer agrees that Company Information shall be deemed “Proprietary Information” and shall be used by the Reinsurer only in connection with the reinsurance provided under this Agreement.
Without limiting any other obligations hereunder, Reinsurer represents and warrants to Company that it has implemented and will maintain an information security program that includes reasonable and appropriate physical, technical and administrative measures to safeguard Personal Information, including but not limited to:
(a)	Written information security policies and procedures;
(b)	Industry standard access controls to limit access to Personal Information and systems containing Personal Information only to those who need such access to perform its obligations under this Agreement;
(c)	User identification and password standards, including length and configuration attributes (character composition, expiration term, no sharing of accounts, separate privileged user accounts from non-privileged user accounts, etc.);
(d)	Industry accepted methods of secure encryption of Personal Information in transit over public networks and of data storage and backups of Personal Information at rest;
(e)	Maintaining regular data backup and recovery systems of Personal Information and any other data or systems;
(f)	Secure logging of all access to Personal Information;
(g)	Regular vulnerability scans and a managed patch management process to redress any identified vulnerabilities; and
(h)	Maintaining and updating all systems, hardware and software for which Reinsurer is responsible in the performance of its obligations under this Agreement such that they remain under support by the applicable manufacturer or provider.
To the extent the Reinsurer receives Personal Information from the Company, and with respect to the Personal Information subject to the CCPA, Reinsurer shall not (A) sell the Personal Information received in connection with this Agreement, (B) retain, use, or disclose the Personal Information for any purpose other than for the specific purpose of carrying out transactions under this Agreement, including that it shall not retain, use, or disclose Personal Information for a commercial purpose other than for the purpose of carrying out the purposes of this Agreement, or (C) retain, use or disclose the applicable Personal Information outside of the direct business relationship between Reinsurer and Company. By signing this Agreement, Reinsurer certifies that it understands and will comply with the restrictions and obligations under Applicable Law relating to Personal Information, including the restrictions and obligations in the previous sentence. Without limiting any other obligations hereunder, Reinsurer agrees to comply with any amendments to the CCPA or future regulations promulgated under the CCPA as necessary for Company to receive the benefit of the limitations on liability given to: (1) businesses that disclose information for a business purpose pursuant to a written contract, as currently established under paragraph (w)(2) of Section 1798.140 of the CCPA, and (2) businesses that disclose information to a service provider, as currently established under Subsection (h) of Section 1798.145 of the CCPA.
The Reinsurer shall operate, monitor, review and continually improve a written information security program in accordance with the ISO 27001 standard as the same may be amended, supplemented or restated from time to time. The Reinsurer shall implement, maintain, assess, monitor and enforce compliance in all material respects with the Reinsurer’s information security program.
The Reinsurer shall develop and employ disaster recovery and business continuity plans to ensure that the Reinsurer will continue to provide reinsurance as contemplated under this Agreement. The Reinsurer shall comply in all material respects with all Applicable Laws and industry standards relating to privacy, the protection of personal information and data protection (including, without limitation, applicable security breach notification obligations).
The Reinsurer shall develop and employ administrative and technical procedures for the encryption of Company Information both in transit and at rest to the extent appropriate.
52

Upon reasonable advance written notice from the Company, the Reinsurer shall permit the Company or, as the Company may require, Governmental Authorities with jurisdiction over the Company, directly or in association with an auditor, to conduct a reasonable audit of the data center architecture, systems and procedures used in connection with the reinsurance provided by the Reinsurer under this Agreement in order to evaluate the Reinsurer’s compliance with security, confidentiality and privacy obligations, detect and assess potential vulnerabilities and evaluate the Reinsurer’s preparedness for contingencies that could affect such reinsurance, provided, however, that such audit shall be subject to a separate agreement and confidentiality requirements with the data center and any third parties performing such audit. The Reinsurer will (and will cause its subcontractors to) keep and maintain complete and correct books, records and documentation relating to the reinsurance provided under this Agreement.
The Reinsurer shall not transfer, store or process any Company Information in any location outside of the United States of America except as may otherwise be required by the Reinsurer’s group internal processes and procedures.
The Reinsurer will implement reasonable industry standard personnel and administrative controls to mitigate security risks, including but not limited to (a) background checks on the Reinsurer’s United States employees with administrator access to the Reinsurer’s hosting platform and (b) limiting access to the Reinsurer’s hosting platform to authorized individuals.
The Reinsurer shall not permit any subcontractor to access Company Information except for the uses otherwise provided in this Agreement, and the Reinsurer shall prohibit such subcontractors from using Company Information for any other purpose. The Reinsurer remains responsible for its subcontractors’ compliance with the obligations of the Reinsurer under this Agreement. The Reinsurer shall require any subcontractors to whom the Reinsurer transfers Company Information or permits access to the Company Information on Reinsurer’s computer or communications environment to enter into a written agreement with the Reinsurer requiring the subcontractor to abide by terms no less protective than this Agreement for protection of the Company Information.
The Reinsurer shall indemnify the Company for actual, direct damages or costs incurred by the Company related to the unauthorized access, disclosure or use of Company Information due to the Reinsurer’s violation of its information security obligations hereunder, including (i) governmental fines and/or penalties imposed on the Company, (ii) costs of remedial actions required of the Company by law and (iii) costs reasonably incurred by the Company relating to required notice of data breach to affected customers of the Company.
53

SCHEDULE H
SPECIFIED ANNUITY POLICIES
1.	The Reinsured Contracts may not have been annuitized strictly on their respective maturity dates under the terms of the Reinsured Contracts.
2.	Some Reinsured Contracts have total premium payments in excess of the maximum premium permitted by the Reinsured Contract, provided, however, that following the Effective Date, the Company will not accept any premium payments in excess of the maximum premium permitted.
54

SCHEDULE I
NON-GUARANTEED ELEMENTS
The Company represents to the Reinsurer that, the Company’s established policy, as of the Effective Date, for crediting interest in respect to the Reinsured Contracts is that such credited interest rate shall equal the guaranteed minimum interest rate for each Annuity (the “Crediting Rate Procedures”). The Company and the Reinsurer agree that the terms of this Agreement were negotiated based on the Company’s Crediting Rate Procedures as of the Effective Date. In the event that the Company wishes to change the crediting interest in respect of any Reinsured Contract, then the Company shall notify the Reinsurer, in writing, of such proposed changes in accordance with the criteria set forth in Section 2.3. The Reinsurer shall review any such proposed changes and notify the Company, in writing, of the Reinsurer’s decision to either accept or reject such proposed changes. If the Reinsurer accepts such proposed changes, then this Agreement shall be administered in accordance with the terms of such proposed changes. If the Reinsurer rejects such proposed changes, then the Company may set the interest crediting rates applicable to the Reinsured Contract according to Section 2.3, but the Company will compensate the Reinsurer during each Monthly Accounting Period for the Reinsurer’s Quota Share of one-twelfth (1/12th) of the Excess Crediting Amount based on the excess (if any) of the annualized crediting rate at the end of the current Accounting Period over the crediting rates established pursuant to the Crediting Rate Procedures (such amount herein referred to as the “Excess Crediting Amount”).
55

SCHEDULE J
FORM OF CLOSING STATEMENT
	Initial Reinsurance Premium
(a)	General Account Reserves, as of Effective Time	$2,202,185,130
(b)	Interest Maintenance Reserve, as of Closing Date	$157,537,000
(c)	Policy Loan Balance, as of Effective Time	$13,010,727
(d)	Ceding Commission	$34,564,718
(e)	Initial Reinsurance Premium = (a) + (b) - (c) - (d)	$2,312,146,684
	Initial Payment, as of Closing Date
(e)	Initial Reinsurance Premium	$2,312,146,684
(f)	Transfer Lag Adjustment	$23,912,246
(g)	Transferred Assets, at Fair Market Value = (e) + (f)	$2,336,058,930
56

EXHIBIT 1
TRUST AGREEMENT
57

EXECUTION COPY

TRUST AGREEMENT
BY AND AMONG
RGA REINSURANCE COMPANY,
HORACE MANN LIFE INSURANCE COMPANY,
AND
THE BANK OF NEW YORK MELLON
Dated as of: June 24, 2019

ACTIVE 243208327v.16

EXHIBITS
A	Initial Transferred Assets
B	Form of Letter of Credit Amendment Instructions
C	Form of Beneficiary Withdrawal Notice
D	Form of LOC Draw Notice
E-1	Form of Grantor Withdrawal Notice (in the absence of an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event)
E-2	Form of Grantor Withdrawal Notice (during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event)
E-3	Form of Grantor Transfer Notice
F	Grantor’s Representatives
G	Beneficiary’s Representatives
H-1	Form of Grantor Substitution Notice (in the absence of an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event)
H-2	Form of Grantor Substitution Notice (during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event)
I	Form of Grantor Servicing Notice
J	Investment Guidelines
K	Form of Document Release Letter
L	Form of Commercial Mortgage Loan Assignment Document Certification
M	Form of Bank Loan Assignment Document Certification
N	Form of Private Debt Assignment Document Certification
O-1	Form of Notice of Trust Conversion
O-2	Form of Notice of Cure of Reinsurance Credit Event
P	Reinsurance Credit Amendments
Q-1	Form of Triggering Event Notice
Q-2	Form of Notice of Cure of Triggering Event
R	Form of Letter of Credit

TRUST AGREEMENT
THIS TRUST AGREEMENT, dated as of June 24, 2019 (this “Agreement”), is entered into by and among RGA Reinsurance Company, a life insurance company domiciled in the State of Missouri (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the “Grantor”), Horace Mann Life Insurance Company, a life insurance company domiciled in the State of Illinois (such insurer and its successors by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator thereof, being hereinafter referred to as the “Beneficiary”), and The Bank of New York Mellon, as trustee (such bank, in its capacity as trustee, being referred to as the “Trustee”).
RECITALS
WHEREAS, pursuant to that certain Reinsurance Agreement, effective as of April 1, 2019, by and between the Grantor and the Beneficiary (the “Reinsurance Agreement”), the Beneficiary is ceding to the Grantor, and the Grantor is reinsuring, on an indemnity reinsurance basis, one hundred percent (100%) of the Beneficiary’s net liability with respect to certain individual deferred annuities, as described in the Reinsurance Agreement, pursuant to the terms and conditions of the Reinsurance Agreement;
WHEREAS, pursuant to the Reinsurance Agreement, the Grantor desires to establish with the Trustee one or more trust accounts in the name of the Grantor (collectively, the “Trust Account”), and transfer to the Trustee for deposit in the Trust Account, Assets to be made subject to this Agreement in order to secure payment of amounts at any time and from time to time owing by the Grantor to the Beneficiary under the Reinsurance Agreement;
WHEREAS, the Trustee has agreed to act as Trustee hereunder and, in accordance with the terms hereof, to hold Assets in trust in the Trust Account on the terms herein set forth; and
WHEREAS, this Agreement is made for the benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account.
NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Establishment of Accounts; Initial Deposit.
(a)     Concurrently with the execution and delivery of this Agreement, and during the term hereof, the Trustee shall establish the Trust Account in the Grantor’s name, and shall administer the Trust Account as Trustee for the sole use and benefit of the Beneficiary in accordance with the terms of this Agreement. The Trustee acknowledges that the instruments and other documents that are delivered to the Trustee in accordance with the terms hereof are held for the sole benefit of the Beneficiary. Assets credited to the Trust Account shall be subject to withdrawal by the Beneficiary and the Grantor only as set forth herein. The Trustee and its lawfully appointed successors are authorized and shall have power to receive such Assets as the Grantor transfers to or vests in the Trustee or places under the Trustee’s possession and control, and to hold, invest, reinvest, manage and dispose of the same for the uses and purposes and in the manner and according to the provisions hereinafter set forth. All such Assets at all times shall be maintained in the Trust Account, separate and distinct from all other assets of the Trustee. On the Transfer Date, the Grantor shall transfer, or in the interest of administrative convenience cause the Beneficiary to transfer, to the Trust Account, the Eligible Assets set forth on Exhibit A, and after the date hereof, the Grantor shall transfer or cause to be transferred to the Trustee, for deposit to the Trust Account, Eligible Assets as it may from time to time be required to deposit by this Agreement or the Reinsurance Agreement (all such Eligible Assets and proceeds thereof and on any drawing under a Letter of Credit in the Trust Account are collectively “Assets”). In the case of Whole Loans, the Grantor shall effect such transfer through delivery by the Grantor to the Trustee of a complete and accurate set of the related Loan Assignment Documents. The Grantor, prior to depositing Eligible Assets (including Whole Loans) with the Trustee, shall execute or cause to be executed assignments, allonges, endorsements in blank, the Loan Assignment Documents, or transfer legal title to the Trustee of all shares, obligations, interests or any other assets requiring assignment, in order that the Beneficiary or the Trustee, upon the direction of the Beneficiary, may when and as permitted hereby and by the Reinsurance Agreement, negotiate or transfer, subject to the terms of this Agreement and the Reinsurance Agreement, any such Assets or, in the case of Whole Loans, assign such Whole Loans, without the consent or signature from the Grantor or, except as agreed by the Beneficiary pursuant to Section 1(i), any other Person.
(b)    In the case of Assets that are Whole Loans, the Grantor grants to the Trustee all powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein. Subject to the terms, conditions and limitations set forth in this Agreement, the Trustee may execute and deliver in the name of the Grantor or the Beneficiary, as permitted by Section 2, as the case may be, any assignments, stock or bond powers or other documents or instruments which the Trustee deems necessary or convenient and proper to (i) sell, assign, transfer, or make other disposition of any security or other property in the Trust

Account; provided that the Trustee shall only sell, assign, transfer or dispose of any Whole Loan by sale, assignment or transfer of the Whole Loan in its entirety; (ii) take any necessary action in relation to any such security or property as required pursuant to Section 1(d); or (iii) obtain any payment due, but only as instructed by the Grantor or the Beneficiary in accordance with the terms of this Agreement. In connection with the sale, assignment, transfer or disposition of a Whole Loan, each of the Trustee and the Beneficiary is hereby authorized and empowered hereunder to (x) prepare and file, on behalf of itself or either of them, any UCC-3 assignment, and (y) record any assignments delivered to it as a Loan Assignment Document in the related real property records, in each case in connection with the withdrawal of any Whole Loan pursuant to a Beneficiary Withdrawal Notice.
(c)     (i)    In connection with the deposit of any Whole Loan into the Trust Account, the Grantor shall, simultaneously with such deposit, deliver to the Trustee a complete and accurate set of the related Loan Assignment Documents. A Whole Loan shall be deemed an Asset in the Trust Account only after all Loan Assignment Documents have been received by the Trustee and no Exception is noted by the Trustee on the Custody Transmission. The Grantor shall be solely responsible for delivering to the Trustee in a timely manner each and every Loan Assignment Document required for each Whole Loan deposited into the Trust Account, and for completing or correcting any missing, incomplete or inconsistent documents and the Trustee shall not be responsible or liable for taking any action to ensure the Grantor has complied with its delivery obligation hereunder, causing any other Person to do so or notifying the Grantor that any such action has or has not been taken. Upon Trustee’s receipt of the Loan Assignment Documents, the Trustee shall provide, via electronic mail, confirmation of receipt to the Grantor and the Beneficiary within one (1) Business Day following the Trustee’s receipt thereof. The Trustee shall provide a Custody Transmission to the Grantor and the Beneficiary with respect to every Whole Loan deposited in the Trust Account (I) within seven (7) Business Days following the Trustee’s review of the Loan Assignment Documents in accordance with Section 1(c)(ii), (II) on a monthly basis concurrently with the delivery of the Monthly Statement, and (III) upon request of the Beneficiary or Grantor.
(ii)     With respect to every Whole Loan delivered to the Trustee, after its receipt of the Loan Assignment Documents for such Whole Loan, the Trustee shall promptly, and in any event within seven (7) Business Days, compare such documentation to the applicable Loan Assignment Document Certification. Notwithstanding the foregoing, if the Grantor delivers more than five (5) Whole Loans to the Trustee at one time, the Trustee shall have one (1) additional Business Day to complete such comparison for every three (3) additional Whole Loans delivered to the Trustee. Upon its examination of the Loan Assignment Documents relating to any Whole Loan, if the Trustee shall determine that such documents do not conform to the description of such documents specified in the Loan Assignment Document Certification, delivered by the Grantor to the Trustee in respect of such Whole Loan, or if for any reason the Trustee is unable to confirm that the documents are as specified in such Loan Assignment Document Certification, the Trustee shall identify such Whole Loan, as having an exception (an “Exception”) on the applicable Custody Transmission. Any Whole Loan deposited into the Trust Account for which an Exception (other than if the Exception is the absence of a Trailing Document) has been identified by the Trustee shall not be deemed an “Eligible Asset” for purposes of this Agreement. The parties hereto acknowledge that the Trailing Documents are not required for the initial deposit and acceptance of a Whole Loan in the Trust Account. The Grantor covenants that, upon its receipt of a Trailing Document, it shall promptly provide such Trailing Document to the Trustee. In the event that the Trailing Documents with respect to any Whole Loan are not so provided within ninety (90) days following such initial deposit and acceptance, such Whole Loan shall cease to be an “Eligible Asset” for the purposes of this Agreement, in each case until all Trailing Documents are delivered to the Trustee.
(iii)     Notwithstanding Section 1(c)(ii), it is herein acknowledged that, in accepting a deposit of any Whole Loan into the Trust Account, either initially or thereafter during the term hereof, the Trustee shall be under no duty or obligation to inspect, review or examine the actual content or substance of any related Loan Assignment Documents, any other loan document, security document or any other related document, instrument or agreement or to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. In no event shall the Trustee be responsible for the preparation of any Loan Assignment Documents, any other loan document, security document or any other instruments, agreements or documents relating to the Whole Loan or required for the deposit of the Whole Loan into the Trust Account or for the expenses of such preparation or any other costs related thereto, including any filing fees therefor.
(iv)     The Trustee’s administrative obligations hereunder in respect of the Whole Loans shall be limited to (A) the preparation and delivery of a Custody Transmission in respect of each Whole Loan, including identification of any Exceptions thereon and (B) the execution of instruments or other documents provided to it, and the Trustee shall take no action with respect to any Whole Loan or any Underlying Asset, except at the written direction of the Grantor or the Beneficiary, as applicable, or as otherwise permitted pursuant to this Agreement. Except for the administrative responsibilities described in the immediately preceding sentence, the Trustee shall have no responsibility to determine whether any Whole Loans are negotiable, transferable or assignable and shall have no liability (I) to the extent that the Loan Assignment Documents and other instruments or documents provided to the Trustee are not sufficient to effect the transfer, sale or assignment, as applicable, of any Whole Loan upon the execution and delivery thereof by the Trustee as provided herein or (II) to the extent that there is a failure in the withdrawal of a Whole Loan specified in a Beneficiary Withdrawal Notice as a result of the Grantor’s sale or transfer of such Whole Loan. Any compensation and expenses payable to any servicer under the Servicing Agreements shall be paid by the Grantor, and, if charged to and paid by the Trustee (it being understood that the Trustee has no obligation to pay any such amounts), shall be reimbursed as expenses of the Trustee by the Grantor in accordance with Section 9(a); provided that any such compensation and expenses may not be payable out of assets in the Trust Account.
(d)    Any Letter of Credit transferred to the Trustee for deposit in the Trust Account shall name “The Bank of New York Mellon, as Trustee to a Trust Agreement between RGA Reinsurance Company and Horace Mann Life Insurance Company” as the beneficiary of the Letter of Credit. Upon its request, the Beneficiary shall have the right to review any Letter of Credit deposited in the Trust Account from time to time to confirm that it is a form substantially similar to the form attached hereto as Exhibit R. The Grantor may, from time to time, seek an amendment to a Letter of Credit in the Trust Account (i) to increase the amount thereof, (ii) to decrease the amount thereof and (iii) to make other changes to such Letter of Credit. If the Grantor seeks an amendment to decrease the amount of a Letter of Credit, or to cancel a Letter of Credit, or to make a wording change to a Letter of Credit, it will make a request for such amendment to the issuing bank, and the issuing bank will respond with a written notification of amendment, addressed to the Trustee, as beneficiary of such Letter of Credit. Upon receipt of any such notification from an issuing bank, the Trustee, as beneficiary of such Letter of Credit, shall provide its consent to the related amendment to the issuing bank, subject to receipt by the Trustee of the Beneficiary’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, that, for the avoidance of doubt, the Beneficiary’s consent shall not be required in connection with any amendment to a Letter of Credit solely to increase the amount thereof, or to extend the term thereof. The Trustee is hereby authorized and directed, and hereby agrees, to follow instructions issued by the Grantor with respect to amendments to Letters of Credit, including by provision of its written consent where required by an issuing bank to give effect to such amendment, such instructions to be substantially in the form attached hereto as Exhibit B. The Trustee shall deposit and maintain all amendments to Letters of Credit in the Trust Account together with the original Letter(s) of Credit to which such amendments relate. All costs and expenses of procuring and maintaining a Letter of Credit (and any amendments thereto) as an Asset in the Trust Account shall be borne solely by the Grantor. In the event that the Trustee receives at its offices at the address set forth in Section 16 a notice of non-renewal in respect of any Letter of Credit (whether from the issuing bank or the Grantor) (such notice, an “LOC Non-renewal Notice”), the Trustee shall notify the Grantor and the Beneficiary of its receipt of such notice as well as the expiration date of the applicable Letter of Credit within three (3) Business Days after receiving such LOC Non-renewal Notice. The Trustee shall not be responsible for (I) determining whether any Letter of Credit deposited in the Trust Account is in proper form or can be drawn upon by the beneficiary thereof or any other person or (II) monitoring, or for any failure of any issuing bank or the Grantor to provide notice in respect of, the expiration date of, the non-renewal of or taking any action to replace, renew, substitute or amend any Letter of Credit deposited in the Trust Account. For the avoidance of doubt, the Grantor hereby acknowledges and agrees that it will take primary responsibility to monitor the expiration dates of all Letters of Credit deposited in the Trust Account, and each of the Grantor and the Beneficiary acknowledge and agree that any failure by the Trustee to notify the Grantor or the Beneficiary of any LOC Non-renewal Notice received by it shall not give rise to any liability on the part of the Trustee in respect of the consequences to any party resulting from the subsequent expiration of the related Letter of Credit or any reduction in the security afforded under this Agreement. This Section 1(d) will be subject in all respects to the terms, conditions and requirements set forth in Sections 2(b) and 4(c)(ii) (and elsewhere in this Agreement), including the requirement for prior delivery of a Grantor Withdrawal Notice, in the case of any amendment to decrease the face amount of a Letter of Credit or to cancel a Letter of Credit.
(e)    The Grantor hereby represents, warrants and covenants that (i) except as agreed to by the Beneficiary pursuant to Section 1(i), any assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary may, negotiate any such assets without consent or signature from the Grantor or any other Person in accordance with the terms of this Agreement; and (ii) all assets delivered by the Grantor to the Trustee for deposit to the Trust Account will consist only of Eligible Assets at the time of such transfer. In furtherance of the foregoing and subject to Section 1(i), the Grantor shall take such actions that shall become necessary or appropriate to maintain the assignability of Whole Loans held in the Trust Account during the term of this Agreement, including but not limited to, obtaining any consents necessary to transfer any Whole Loans to or from the Trust Account. The Grantor hereby represents, warrants and covenants with the Beneficiary and the Trustee that, subject to Section 1(i), any consents required to effect any sale, transfer or assignment with respect to any Whole Loan have been or will have been obtained prior to the deposit of such Whole Loan into the Trust Account. The Trustee shall have no responsibility whatsoever to determine at any time whether any Assets are or continue to be Eligible Assets.

(f)    The Trustee hereby confirms and agrees that:
(i)	the Trustee agrees that without prior written notice to and consent by the Grantor and the Beneficiary, the Trustee shall not change the account number or account title of the Trust Account (except in circumstances involving internal system changes or resulting from a merger or consolidation of the Trustee, subject to advance written notice of the same being provided to the Grantor and the Beneficiary);
(ii)	all securities or other property that take the form of an instrument or certificated security underlying any Assets credited to the Trust Account shall be registered in the name of the Trustee or its nominee, endorsed to the Trustee or in blank (either on the related instrument, on the certificated security or on a stock power), with any powers and resolutions to the Trustee as necessary for the Trustee to freely negotiate such securities and in no case will any Asset credited to the Trust Account be registered in the name of the Grantor, payable to the order of the Grantor or specially endorsed to the Grantor except to the extent the foregoing have been specially endorsed to the Trustee or in blank (either on the related instrument, on the certificated security or on a stock power); and
(iii)	the Trustee is (A) organized and existing under the laws of the State of New York, (B) is regulated, supervised and examined by the Federal Reserve Bank of New York and the New York State Department of Financial Services, and (C) is a member of the Federal Deposit Insurance Corporation.
(g)     Other than Assets that are withdrawn by the Beneficiary pursuant to a proper Beneficiary Withdrawal Notice, the Grantor shall own and continue to own the Assets deposited in the Trust Account and all Assets deposited by it into the Trust Account shall be and remain free and clear of any security interest in, or lien or adverse claim on, such Assets, other than the beneficial interests in the Trust Account in favor of the Beneficiary created hereunder.
(h)     Notwithstanding anything in this Agreement to the contrary, in the event that the Beneficiary delivers a written certification substantially in the form attached hereto as Exhibit O-1 (a “Notice of Trust Conversion”) to the Trustee and the Grantor certifying the occurrence of a Reinsurance Credit Trust Triggering Event under the Reinsurance Agreement, upon receipt of such certification by the Trustee, the provisions of this Agreement shall no longer be effective and shall be replaced with the provisions in Exhibit P, effective immediately without any further action by any party hereto, until such time as the Beneficiary notifies the Trustee that such Reinsurance Credit Trust Triggering Event is no longer continuing, in substantially the form attached hereto as Exhibit O-2 (a “Notice of Cure of Reinsurance Credit Trust Triggering Event”). Upon receipt of a Notice of Cure of Reinsurance Credit Trust Triggering Event, the provisions in Exhibit P shall be replaced by the provisions of this Agreement, effective immediately without any further action by any party hereto. The Trustee shall notify the Grantor of its receipt of any Notice of Trust Conversion and any Notice of Cure of Reinsurance Credit Trust Triggering Event. Notwithstanding the foregoing, the Trust Account created hereunder shall continue in existence following the occurrence of any Reinsurance Credit Trust Triggering Event and following the cure of any Reinsurance Credit Trust Triggering Event. The Trustee shall be entitled to rely conclusively upon any Notice of Trust Conversion and any Notice of Cure of Reinsurance Credit Trust Triggering Event received by it and shall not be responsible for making any determination that the conditions specified in any such notices have been met or whether the Grantor has been provided or has received a copy of any such notices.
(i)     Notwithstanding anything in this Agreement to the contrary, the Beneficiary hereby provides its consent and acknowledges and agrees that certain Bank Loans and/or Private Debt (to the extent within the quantitative limitation set forth in the Investment Guidelines) are only negotiable insofar as they may be transferred or assigned from or by the Grantor to the Trustee and from or by the Trustee to the Beneficiary, but may in all cases remain subject to consent or signature by another Person (excluding the Grantor) according to the respective terms of such Bank Loan or Private Debt for any transfer or assignment from the Beneficiary to any other Person. Upon withdrawal of any such Bank Loan or Private Debt from the Trust Account by the Beneficiary, the Grantor shall cooperate with the Beneficiary to transfer title to such Bank Loan or Private Debt and to take other actions necessary or reasonably desirable in connection with the sale or disposition of such Bank Loan or Private Debt.
Section 2.    Withdrawal of Assets from the Trust Account.
(a)     (i)    In the event that the Grantor fails to pay any undisputed amount due and payable by the Grantor to the Beneficiary pursuant to the terms of the Reinsurance Agreement, and such payment failure has not been cured within the time frames specified in the Reinsurance Agreement and is continuing (a “Defaulted Payment”), the Beneficiary shall have the right, subject to and in accordance with Section 2(a)(iv), to withdraw Assets from the Trust Account in an amount equal to such Defaulted Payment; provided, however, that if the Beneficiary withdraws a Whole Loan, the Beneficiary shall be permitted to withdraw the entire Whole Loan and promptly return to the Trust Account any excess of the proceeds from the sale of such Whole Loan over the Defaulted Payment. Subject to Section 2(a)(iv), the Beneficiary is permitted to withdraw Assets from the Trust Account under the preceding sentence, upon prior written notice from a Beneficiary Authorized Officer to the Grantor and the Trustee, in accordance with

Section 3(a), substantially in the form attached hereto as Exhibit C (a “Beneficiary Withdrawal Notice”) and in any LOC Draw Notice, if applicable, specifying the Assets to be withdrawn or instructing the Trustee to draw on any Letter of Credit. Such withdrawals may be utilized and applied by the Beneficiary or any successor by operation of law (including any liquidator, rehabilitator, receiver or conservator of the Beneficiary) without diminution because of insolvency on the part of the Beneficiary or Grantor only to reimburse the Beneficiary for a Defaulted Payment. Each withdrawal from the Trust Account by the Beneficiary (I) shall constitute a representation and certification by the Beneficiary that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement and (II) shall be deemed to satisfy, to the extent of such withdrawn amount, the Defaulted Payment in respect of which such withdrawal is made. If, notwithstanding the foregoing, a withdrawal is made in excess of the amount permitted by this Section 2(a)(i), such excess amount shall be deemed maintained in trust by the Beneficiary for the benefit of the Grantor and returned by the Beneficiary to the Trust Account or the Grantor within five (5) days. The Trustee shall be entitled to rely conclusively upon the Beneficiary Withdrawal Notice received by it and, except as specifically set forth in Section 3(c), shall not be responsible for making any determination that the conditions specified in such Beneficiary Withdrawal Notice have been met or whether the Grantor has been provided or has received a copy of such Beneficiary Withdrawal Notice.
(ii)     Without limiting the applicability of the foregoing, in the event that the Beneficiary withdraws a Whole Loan from the Trust Account, then, unless otherwise agreed upon by the Grantor and the Beneficiary in writing with notice to the Trustee, only the entire Whole Loan (and not a portion thereof) then in the Trust may be sold, assigned or transferred to the Beneficiary in connection with the withdrawal of any Whole Loan; provided, that the Beneficiary shall (A) direct the Trustee in writing to, and the Trustee shall, endorse, date and deliver the applicable Loan Assignment Documents (and any other transfer documents provided to the Trustee for execution in appropriate form) to the Beneficiary or its Designee, as applicable and (B) obtain any consents required to effect such transfer, and the Trustee shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such assignment (to the extent such information or documentation exists and is in the possession or control of the Trustee). The Grantor hereby grants the Beneficiary a limited power of attorney to act on the behalf of the Grantor to the extent (and only to such extent) necessary to obtain the consents or approvals required to effect the transfer of any Whole Loan in connection with any withdrawal by the Beneficiary permitted hereunder, and the Grantor shall reasonably cooperate with the Beneficiary in providing any information or documentation necessary to effect such sale, transfer or assignment. The Grantor acknowledges and agrees that, promptly following its receipt of a Beneficiary Withdrawal Notice designating a Whole Loan for withdrawal from the Trust Account, the Grantor will provide written notice to the applicable Investment Manager and any servicer of the demand made in respect of such Whole Loan.
(iii)     Upon written notice to the Trustee in substantially the form of Exhibit D attached hereto (an “LOC Draw Notice”), the Beneficiary may cause the Trustee to draw on any Letter of Credit in accordance with its terms, the Trustee shall promptly thereafter use commercially reasonable efforts to send by overnight courier the documentation required to draw, in accordance with its terms, on the Letter of Credit to the issuing bank thereof and the Trustee shall cause any proceeds thereof to be promptly deposited in the appropriate Trust Account, and thereafter subject to any withdrawal as specified in the Beneficiary Withdrawal Notice. In the event that the Trustee receives an LOC Draw Notice from the Beneficiary, the Trustee shall notify the Grantor. The Beneficiary shall, by delivery of an LOC Draw Notice, instruct the Trustee to draw on Letters of Credit in the Trust Account only when the proceeds of such draw are eligible to be withdrawn from the Trust Account by the Beneficiary. The Beneficiary may only issue an LOC Draw Notice if a Beneficiary Withdrawal Notice is also issued, which shall be subject to the procedures and conditions set forth in Section 3. For avoidance of doubt, any draw on Letters of Credit hereunder shall be subject to the order of draw priority in Section 2(a)(iv).
(iv)     Notwithstanding anything in this Agreement to the contrary, (A) all withdrawals from the Trust Account pursuant to a Beneficiary Withdrawal Notice and/or an LOC Draw Notice, as applicable, shall be subject to, and made in accordance with the priority of withdrawal set forth below and (B) to the extent the Trustee receives any instructions or directions from the Grantor that directly conflicts with any outstanding Beneficiary Withdrawal Notice and/or LOC Draw Notice, as applicable, the Trustee shall, in each case, comply with the Beneficiary Withdrawal Notice and/or LOC Draw Notice, as applicable. Upon the delivery of a Beneficiary Withdrawal Notice pursuant to Section 2(a), the Beneficiary shall be required to withdraw Assets from the Trust Account in accordance with the following order of priority (for the avoidance of doubt, no Asset may be withdrawn until all Assets in the preceding priority or priorities have been withdrawn):
FIRST, cash (excluding any cash held in the Income Account);
SECOND, to the extent all Assets described under priority FIRST have been exhausted, the remaining balance of any withdrawal amount shall be funded in accordance with the “Liquid Corporate Bonds Sub-priorities” set forth below. For the avoidance of doubt, no Liquid Corporate Bond may be withdrawn until all Liquid Corporate Bonds in the preceding Liquid Corporate Bond Sub-priority have been withdrawn.

Liquid Corporate Bond Sub-priorities:
(I)	Liquid Corporate Bonds having a maturity within three (3) months;
(II)	Liquid Corporate Bonds having a maturity within one (1) year;
(III)	Liquid Corporate Bonds having a maturity within two (2) years;
(IV)	Liquid Corporate Bonds having a maturity within three (3) years;
(V)	Liquid Corporate Bonds having a maturity within four (4) years; and
(VI)	Liquid Corporate Bonds having a maturity within five (5) years;
THIRD, any other Eligible Assets (other than Whole Loans and Letters of Credit) (together with the Assets described in clauses (i) and (ii) of this Section 2(a)(iv), the “Liquid Assets”);
FOURTH, Commercial Mortgage Loans;
FIFTH, Bank Loans;
SIXTH, Private Debt; and
SEVENTH, Letters of Credit;
provided, that, to the extent that only a portion of the Liquid Corporate Bonds included within any Liquid Corporate Bonds Sub-priority is withdrawn by the Beneficiary, the Beneficiary hereby acknowledges and agrees to use its commercially reasonable efforts in selecting the individual Liquid Corporate Bond within the Liquid Corporate Bond Sub-priority to be withdrawn (or liquidated and withdrawn) such that the aggregate Fair Market Value to Book Value ratio of the Liquid Corporate Bond within such priority following such withdrawal is as close as reasonably possible to the aggregate Fair Market Value to Book Value ratio immediately prior to such withdrawal. Notwithstanding the foregoing and subject to Section 8, the Grantor may, from time to time (including in connection with any withdrawal), direct the Trustee in writing to distribute Assets held in the Trust Account in accordance with a different order of priority, subject only to receipt by the Grantor of the Beneficiary’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Trustee shall have no duty or responsibility to determine whether the Beneficiary has complied with the foregoing covenant and such covenant shall not be construed to limit the Trustee’s right to act on any such Beneficiary Withdrawal Notice without further inquiry. Any Beneficiary Withdrawal Notice issued pursuant to this Section 2(a)(iv) shall contain a certification that the withdrawal of Assets complies with the priority of withdrawal set forth above.
(b)     (i)    In the absence of an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, if the aggregate Book Value of all Assets in the Trust Account at the end of any calendar quarter, plus the aggregate Book Value of assets withdrawn from the Trust Account and held by the Beneficiary, exceeds the Required Balance, the Grantor shall have the right to withdraw Assets from the Trust Account, but only to the extent of such excess. The Grantor shall have the right to withdraw Assets from the Trust Account pursuant to the preceding sentence upon the delivery of a Grantor Withdrawal Notice from a Grantor Authorized Officer to the Beneficiary and the Trustee in accordance with Section 3(b), substantially in the form attached hereto as Exhibit E-1 specifying the Assets and/or cash amount to be withdrawn or, in the case of Letters of Credit, the face amount such Letter or Letters of Credit should be reduced by or whether such Letter or Letters of Credit should be canceled, with a copy of such Grantor Withdrawal Notice to be sent by the Grantor to the Beneficiary. Each withdrawal from the Trust Account by the Grantor shall constitute a representation and certification of the Grantor that such withdrawal is being made in accordance with the terms of the Reinsurance Agreement and this Agreement. Following such withdrawal, the aggregate Book Value of all Eligible Assets held in the Trust Account shall be at least equal to the Required Balance as of the end of the calendar quarter referenced in the first sentence of this Section 2(b)(i).
(ii)     During any ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, the Grantor may withdraw Assets from the Trust Account pursuant to a Grantor Withdrawal Notice substantially in the form attached hereto as Exhibit E-2 only with the Beneficiary’s prior written consent, which shall not be unreasonably conditioned, withheld, or delayed.
(iii)     Without limiting the applicability of the foregoing, in the event that the Grantor makes a demand to the Trustee to withdraw a Whole Loan held in the Trust Account under this Section 2(b), then only the entire Whole Loan (and not a portion thereof) may be withdrawn by the Grantor; provided, further, that in connection with any withdrawal of any Whole Loan under this Section 2(b)(iii), the Grantor or the applicable Investment Manager shall (A) direct the Trustee in writing to, and the Trustee shall, return the applicable Loan Assignment Documents, including the Note and any other documents delivered to the Trustee as part of the Loan Assignment Documents to the Grantor and (B) obtain any consents required to effect such sale, transfer or assignment, and the Trustee shall reasonably cooperate with the Grantor or the Investment Manager in providing any information or documentation necessary to effect such withdrawal (to the extent such information or documentation exists and is in the possession or control of the Trustee).
(iv)    The Grantor may direct the Trustee substantially in the form attached hereto as Exhibit E-3 to pay to the Beneficiary in cash any amounts due and payable under the Reinsurance Agreement; provided, that following such payment the Trust Account is maintained in accordance with the funding requirements set forth in Section 9.6 of the Reinsurance Agreement in full. This Section 2(b)(iv) shall not be subject to the terms and conditions set forth in Section 3(b).
(c)    The party withdrawing Assets as permitted pursuant to Section 2(a) or 2(b) shall be referred to herein as the “Withdrawing Party” and the Beneficiary Withdrawal Notice or the Grantor Withdrawal Notice, as applicable, shall be referred to herein as a “Withdrawal Notice”.
Section 3.    Procedure for Withdrawals of Assets from the Trust Account; Certain Covenants.
(a)     (i)    In the event the Beneficiary is the Withdrawing Party, the Beneficiary shall transmit an e-mail to the Trustee and all of the Grantor’s representatives then-listed on Exhibit F (as such list may be modified from time to time by the Grantor in written notice to both the Trustee and the Beneficiary, given as provided in Section 16), attaching an executed Beneficiary Withdrawal Notice and an executed LOC Draw Notice, if applicable, in PDF format with the cover note to such email transmission stating that such email transmission, together with the Beneficiary Withdrawal Notice and the LOC Draw Notice, if applicable, attached thereto, constitutes a notice to the Trustee and the Grantor in accordance with Section 16 and is a direction from the Beneficiary to the Trustee with respect to withdrawing Assets from the Trust Account as set forth in the attached Beneficiary Withdrawal Notice and the LOC Draw Notice, if applicable (any transmission of such email, a “Beneficiary Email Notice”).
(ii)    The occurrence of any one of the following four events subsequent to the Beneficiary giving the Beneficiary Withdrawal Notice as contained in the Beneficiary Email Notice to the Trustee and the Grantor shall be a condition precedent to the withdrawal of Assets by the Beneficiary in accordance with the Beneficiary Withdrawal Notice and the LOC Draw Notice, if applicable, delivered under Section 3(a)(i):
(A)	Five (5) Business Days shall have elapsed from and including the date on which the Trustee originally received a copy of the Beneficiary Withdrawal Notice as attached to the Beneficiary Email Notice, and the Trustee shall not have received any notice, given as provided in Section 16, from the Grantor disputing the amount requested for withdrawal by the Beneficiary in the Beneficiary Withdrawal Notice; or
(B)	The Trustee shall have received a certificate signed by the Beneficiary and the Grantor fixing and determining the amount of Assets, if any, the Beneficiary may withdraw from the Trust Account; or
(C)	The Trustee shall have received a certificate from the Beneficiary certifying that a non-appealable award from an arbitration panel or judgment from a court of competent jurisdiction has been entered specifying the amount of Assets which the Beneficiary may withdraw from the Trust Account, with a copy of such arbitration award or judgment attached; or
(D)	The Trustee shall have received, in the manner provided in Section 16, written confirmation from the Grantor consenting to the withdrawal requested in the Beneficiary Withdrawal Notice.
The satisfaction of such condition precedent shall be the sole condition to the withdrawal of such Assets by the Beneficiary.
(b)     (i)    In the event that the Grantor is the Withdrawing Party, the Grantor shall transmit an email to the Trustee and all of the Beneficiary’s representatives then-listed on Exhibit G (as such list may be modified from time to time by the Beneficiary in written notice to both the Trustee and the Grantor, given as provided in Section 16), attaching an executed Grantor Withdrawal Notice in PDF format with the cover note to such email transmission stating that such email transmission, together with the Grantor Withdrawal Notice attached thereto, constitutes a notice to the Trustee and the Beneficiary in accordance with Section 16 and is a direction from the Grantor to the Trustee with respect to withdrawing Assets from the Trust Account as set forth in the attached Grantor Withdrawal Notice (any transmission of such email, a “Grantor Email Notice”).
(ii)    The occurrence of any one of the following four events subsequent to the Grantor giving the Grantor Withdrawal Notice as contained in the Grantor Email Notice to the Trustee and the Beneficiary shall be a condition precedent to the withdrawal of Assets by the Grantor in accordance with the Grantor Withdrawal Notice delivered under Section 3(b)(i):

(A)	Five (5) Business Days shall have elapsed from and including the date on which the Trustee originally received a copy of the Grantor Withdrawal Notice as attached to the Grantor Email Notice, and the Trustee shall not have received any notice, given as provided in Section 16, from the Beneficiary disputing the amount requested for withdrawal by the Grantor in the Grantor Withdrawal Notice; or
(B)	The Trustee shall have received a certificate signed by the Grantor and the Beneficiary fixing and determining the amount of Assets, if any, the Grantor may withdraw from the Trust Account; or
(C)	The Trustee shall have received a certificate from the Grantor certifying that a non-appealable award from an arbitration panel or judgment from a court of competent jurisdiction has been entered specifying the amount of Assets which the Grantor may withdraw from the Trust Account, with a copy of such arbitration award or judgment attached; or
(D)	The Trustee shall have received, in the manner provided in Section 16, written confirmation from the Beneficiary consenting to the withdrawal requested in the Grantor Withdrawal Notice.
The satisfaction of such condition precedent shall be the sole condition to the withdrawal of such Assets by the Grantor pursuant to Section 3(b)(i).
(c)     Following receipt of a Withdrawal Notice as contained in the Beneficiary Email Notice or the Grantor Email Notice, as applicable, and upon the satisfaction of any one of the conditions set forth in Section 3(a)(ii) or 3(b)(ii), as applicable, the Trustee shall (i) promptly take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to the Assets (other than a Letter of Credit) specified in such Withdrawal Notice, (ii) reduce the face amount of, or cancel, any Letter of Credit, and (iii) deliver such Assets as specified in such notice to the appropriate party. The Beneficiary or Grantor, as applicable, shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.
(d)     Subject to Section 4, in the absence of a Withdrawal Notice or a Grantor Servicing Notice, the Trustee shall not allow substitutions or withdrawals of any Asset from the Trust Account, and shall be entitled to rely conclusively upon the content of any Withdrawal Notice or Grantor Servicing Notice and shall not be responsible for making any determination that any conditions specified in such Withdrawal Notice or Grantor Servicing Notice have been met. The parties hereto agree that the Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Section 2 will be used and applied in the manner contemplated therein.
(e)    The Grantor shall neither use, nor attempt to use, the Assets in the Trust Account to satisfy any of its debts, contracts or liabilities to others, except its obligations to the Beneficiary as provided herein. The Trustee may neither take, nor consent to the taking of, any action that would or could result in the placement of any lien on any of the Trust Account’s Assets. In addition, the Trustee shall have no authority to assign, transfer, pledge, or set off any of the Trust Account’s Assets except as expressly permitted herein. Neither the Grantor, nor the Trustee, nor their respective successors and assigns, shall alienate, sell, transfer, assign, encumber or otherwise impair any of the Trust Account’s Assets except as stated under this Agreement. Any attempt to do so shall be void and of no force or effect.
(f)    The Grantor may retain (and pay the service fees of) an investment manager (which may be an affiliate of the Grantor) (the “Investment Manager”) to manage and make investment decisions with regard to any of the Assets held in the Trust Account, and the Grantor agrees to provide reasonable advance written notice to the Trustee and the Beneficiary of the appointment of each Investment Manager so retained; provided, that the Grantor shall remain responsible for all its obligations or liabilities under this Agreement despite delegation of any such obligations or liabilities to such Investment Manager and the Grantor shall be liable with respect to the services to be provided by the Investment Manager as if provided by the Grantor. Except as explicitly provided herein, the Investment Manager shall have all power over and responsibility for the management, disposition and investment of the Assets and, subject to Section 7(d), the Trustee shall comply with the investment Instructions of the Investment Manager.
(g)    For calendar quarters beginning with the quarter in which the effective date of the Reinsurance Agreement occurs and for each calendar quarter thereafter (provided, that following the occurrence and during the continuation of a RBC Ratio Triggering Event, Adverse Financial Event or Reinsurance Credit Event, for each calendar month thereafter), (i) no later than thirty (30) calendar days after the end of the applicable calendar quarter or month, the Beneficiary shall deliver to the Grantor a report setting forth the Required Balance as of the end of such calendar quarter or month as calculated by the Beneficiary, and (ii) no later than the later of the thirtieth (30th) calendar day after the end of the applicable calendar quarter or month or the fifteenth (15th) Business Day after the Grantor receives the report from the Beneficiary required under Section 6.2 of the Reinsurance Agreement that corresponds to the end of the applicable calendar quarter or month, the Grantor shall deliver to the Beneficiary a report setting forth (x) the Book Value and Fair Market Value of the assets on deposit in the Trust Account, both on an asset-by-asset basis and aggregate basis and (y) the difference between the Book Value or Fair Market Value of such assets, as applicable, and the Required Balance for the last day of such applicable calendar quarter or month. In the event that (i) the Grantor disagrees with the calculation of the Required Balance, or (ii) the Beneficiary disagrees with the calculation of the Book Value or Fair Market Value of any Assets as set forth in such report, the disagreeing party may deliver written notice to the other party of such disagreement and the Parties shall attempt in good faith to resolve such disagreement; provided that, pending resolution of such dispute, the parties shall continue to use the Required Balance, Book Value or Fair Market Value, as applicable, set forth in the initial report delivered by the respective party in determining the trust funding requirements under Section 9.6 of the Reinsurance Agreement. Any resolution agreed to in writing by the parties shall be final and binding upon the parties. If the parties are unable to resolve such disagreement within thirty (30) calendar days after delivery of written notice of any such disagreement, each of the parties shall prepare separate written reports of such item or items remaining in dispute and refer such reports to the Third Party Actuary (if the dispute relates to the calculation of the Required Balance) or the Valuation Expert (if the dispute relates to the Book Value or Fair Market Value of any Assets) within ten (10) calendar days after the expiration of such thirty (30) calendar day review period. The Third Party Actuary or Valuation Expert, as applicable, shall resolve within thirty (30) calendar days the disputed item or items; provided, however, that the dollar amount of each item in dispute shall be determined within the range of dollar amounts proposed by the Grantor and the Beneficiary; provided, further, that the Third Party Actuary or Valuation Expert, as applicable, shall not review any items that are not in dispute. The determinations by the Third Party Actuary as to the items in dispute shall be in writing and shall be final and binding on the parties. The fees, costs and expenses of retaining the Third Party Actuary shall be shared equally by the Grantor and the Beneficiary. After a final and binding resolution of any dispute described in this Section 3(g) is reached, the parties agree to make any necessary adjustments under this Agreement so that the aggregate Book Value or Fair Market Value, as applicable, of the Assets held in the Trust Account is not less than the amount required pursuant to the Reinsurance Agreement.
Section 4.    Redemption, Investment and Substitution of Assets.
(a)    Redemption. The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account. The Trustee shall provide notice thereof by electronic mail or other Electronic Methods to the Beneficiary and the Grantor.
(b)    Investment. From time to time, at the written order and direction of the Grantor or its designated Investment Manager, and without consent of, or prior notice to, the Beneficiary (but subject to Section 4(c)(i)), the Trustee shall invest and reinvest the Assets in the Trust Account in Eligible Assets. The Trustee shall have no responsibility whatsoever to determine that such designated investments constitute Eligible Assets, and may rely on the direction of the Grantor or its designated Investment Manager.
(c)    Substitution of Assets.
(i)    By the Trustee. The Trustee may, without the consent of the Beneficiary or the Grantor, upon call or maturity of any Asset in the Trust Account (other than any Whole Loan or Letter of Credit), withdraw such Asset upon conditions that either (A) the proceeds thereof are to be used in whole or in part to acquire Replacement Assets, with such Assets to be deposited or credited to the Trust Account on or about such day and any remaining proceeds thereof, if any, to be paid to or deposited into the Trust Account, or (B) the principal proceeds are to be paid or deposited into the Trust Account. Subject to Section 6, the Grantor shall (I) deliver directly to the Trustee for deposit into the Trust Account the net proceeds of any payment in respect of any Whole Loan (including any scheduled payments of principal and interest and the net proceeds from the liquidation of any Whole Loan or Underlying Asset) and (II) deliver to the Trustee, or cause to be delivered to the Trustee, all other net payments received with respect to any other Asset not described in (I) above, including regularly scheduled payments of principal interest, dividends and other amounts accruing with respect to any such Asset and the net proceeds from the liquidation of any such Asset (the cost and expense of causing such payments to be made directly to the Trustee shall be borne solely by the Grantor).
(ii)    By the Grantor.
(1)     Other than during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, the Grantor or its designated Investment Manager, without the consent of, or prior to notice to, the Beneficiary, may direct the Trustee to substitute or exchange Assets contained within the Trust Account by delivering a Grantor Substitution Notice substantially in the form attached hereto as Exhibit H-1 from a Grantor Authorized Officer; provided, that (A) at the time of such substitution or exchange, the Assets to be so substituted or exchanged are replaced with other Eligible Assets such that the Book Value of the Assets in the Trust Account, after giving effect to such substitution or exchange, is at least equivalent to the Book Value of the Assets in the Trust Account prior to such substitution or exchange (the “Replacement Assets”) and (B) the Replacement Assets shall be deposited with the Trustee (I) on the same day of the substitution or exchange for publicly traded securities, (II) within ten (10) Business Days of the substitution or exchange for Bank Loans and Private Debt, with no more than $100,000,000 pending deposit for any Bank Loan or Private Debt and (III) within twelve (12) Business Days of the substitution or exchange for Commercial Mortgage Loans with no more than $200,000,000 pending deposit for any Commercial Mortgage Loan, provided that in no event shall more than $200,000,000 of Replacement Assets, in the aggregate, be pending deposit at any given time. For the avoidance of doubt, any Assets pending deposit in connection with a withdrawal pursuant to Section 4(f) shall be taken into account in determining whether the Grantor is in compliance with such limits.
(2)     During an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, the Grantor or its designated Investment Manager may substitute or exchange Assets for Replacement Assets as described in Section 4(c)(ii)(1) pursuant to a Grantor Substitution Notice substantially in the form attached hereto as Exhibit H-2 and only upon the Beneficiary’s prior written consent, which shall not be unreasonably withheld, conditioned, or delayed; provided, that unless otherwise consented to by the Beneficiary (such consent not to be unreasonably withheld, delayed or conditioned), the Grantor shall ensure that any such Replacement Assets shall be deposited in the Trust Account on the same day as the Assets to be substituted or exchanged are withdrawn from the Trust Account.
(3)    The Trustee shall have no responsibility whatsoever to determine the value of any Replacement Assets or that such Replacement Assets constitute Eligible Assets. Without limiting the applicability of the foregoing, in connection with the substitution or exchange by the Grantor or the applicable Investment Manager of any Whole Loan, in the substitution notice to the Trustee, the Grantor or the applicable Investment Manager shall (A) direct the Trustee in writing to, and the Trustee shall, in its capacity as Trustee and not in its individual capacity, return to the Grantor, all of the applicable Loan Assignment Documents and any other documents delivered to the Trustee as part of the Loan Assignment Documents, including the Note, for the Whole Loan being replaced, and (B) obtain any consents required to effect such substitution, and the Trustee shall reasonably cooperate with the Grantor or the Investment Manager in providing any information or documentation necessary to effect such substitution or exchange (to the extent such information or documentation exists and is in the possession or control of the Trustee). The Trustee shall have no responsibility whatsoever to determine the value of such Replacement Assets, that any Replacement Asset is timely deposited in accordance with the timing requirements in Section 4(c)(ii)(1)(B)(I) through (III) or is otherwise in compliance with any other requirements set forth in Section 4(c)(ii)(1)(A), or that such Replacement Assets constitute Eligible Assets. The Grantor may from time to time designate a third party in the substitution notice to whom the applicable Loan Assignment Documents, including the Note, shall be delivered.
(d)     Letters of Credit. In the absence of an LOC Draw Notice, the Trustee shall not allow any amount to be drawn on a Letter of Credit in the Trust Account. In the event that the Grantor receives an LOC Non-renewal Notice in respect of any Letter of Credit or otherwise receives a notice of non-renewal from the issuing bank, or any Letter of Credit is scheduled to expire in accordance with its terms, the Grantor shall, no later than fifteen (15) Business Days prior to the non-renewal date or expiration of such Letter of Credit, provide the Trustee and Beneficiary with notice of such non-renewal or expiration and either (i) cause the renewal of such Letter of Credit or (ii) deposit additional assets into the Trust Account with a Book Value and, if a Reinsurance Credit Event has occurred and is continuing, Fair Market Value, equal to the face amount of such Letter of Credit. Any Letter of Credit with respect to which an LOC Non-Renewal Notice is delivered, or with respect to which a notice of non-renewal is received by the Grantor from the issuing bank or is scheduled to expire, as applicable, that is not renewed on or prior to such non-renewal or expiration date shall, for purposes of this Agreement, be deemed to have a Book Value (and, if a Reinsurance Credit Event has occurred and is continuing, Fair Market Value) of zero. If the Grantor fails to renew such Letter of Credit or deposit such additional Eligible Assets into the Trust Account at least fifteen (15) Business Days prior to such date, the Beneficiary may direct the Trustee to draw the full available amount of such Letter of Credit and deposit the proceeds of such draw in the Trust Account pursuant to an LOC Draw Notice.
(e)    All investments, substitutions and exchanges of Assets referred to in Sections 4(b) and (c) shall be in compliance with the definition of “Eligible Assets” in Section 12. Any instruction or order concerning such investments or substitutions of Assets shall be referred to herein as an “Investment Order.” The Trustee shall execute Investment Orders and settle securities transactions by itself or may utilize agents or brokers, including Affiliates; provided, that any Investment Orders required in connection with the sale, transfer or assignment of any Whole Loan (other than in connection with a substitution or exchange covered under Section 4(c)(ii)) shall only be effected by the Grantor or the Investment Manager in accordance with Section 5. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, provided that the Trustee shall have selected and retained such agent or broker with reasonable care. The Trustee will bill the Grantor directly for such fees and charges as such agent or broker customarily charges. No such charge or payment shall reduce the Trustee’s compensation hereunder.
(f)     (i)    Other than during an ongoing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event, the Grantor or its designated Investment Manager shall also have the right, at any time and from time to time, to withdraw from the Trust Account, subject to delivery of a Grantor Servicing Notice from the Grantor to the Trustee and the Beneficiary three (3) Business Days prior to such withdrawal, such Whole Loans as are specified in such Grantor Servicing Notice, which notice shall include a certification by the Grantor to the Trustee and the Beneficiary that the withdrawal of the Whole Loans is required in connection with (A) the pay-off of any Whole Loan, (B) the sale of any Whole Loan by the Grantor, (C) the assignment of any Whole Loan (or any related Underlying Asset) pursuant to the terms of the relevant loan document and/or the terms hereof, as applicable, (D) the modification, servicing, restructuring, foreclosure, deed-in-lieu or liquidation of any Whole Loan or any Underlying Asset, as applicable, or (E) the mutual agreement of the Beneficiary and the Grantor. In the Grantor Servicing Notice delivered in connection with any withdrawal of any Whole Loan pursuant to this Section 4(f), the Grantor or the applicable Investment Manager shall (I) direct the Trustee in writing to, and the Trustee shall, in its capacity as Trustee and not in its individual capacity, deliver to the Grantor, the applicable Loan Assignment Documents (and any other documents in connection with such Whole Loan), including the Note, and (II) obtain any consents required to effect such withdrawal, and the Trustee shall reasonably cooperate with the Grantor or the Investment Manager in providing any information or documentation necessary to effect such withdrawal (to the extent such information or documentation exists and is in the possession or control of the Trustee). The Grantor may from time to time designate a third party in a Grantor Servicing Notice to whom the applicable Loan Assignment Documents, including the Note shall be delivered. For avoidance of doubt, in the event that the Grantor comes into possession of any cash proceeds, the Grantor acknowledges and agrees (x) that it holds such proceeds in trust for the benefit of the Beneficiary, and (y) that it will transfer such proceeds to the Trust Account as soon as reasonably practical following receipt by the Grantor, except in each case, to the extent that it has previously deposited other Eligible Assets into the Trust Account to replace some or all of the Book Value of the withdrawn Whole Loan. Unless Replacement Assets are deposited in the Trust Account in accordance with Sections 4(c)(ii)(1)(A) and (B) (including the proviso thereto), the withdrawal of a Whole Loan pursuant to this Section 4(f) shall reduce the Book Value of the Assets in the Trust Account by the Book Value of the asset so withdrawn. For the avoidance of doubt, any Assets withdrawn for servicing pursuant to this Section 4(f) shall be taken into account together with any Assets pending deposit in connection with a substitution pursuant to Section 4(c)(ii)(1) in measuring the Grantor’s outstanding Replacement Asset amount limit set forth in Sections 4(c)(ii)(1)(A) and (B) (including the proviso thereto). The Grantor shall deposit such cash proceeds, and/or other Eligible Assets (which may include a modified or restructured Whole Loan with a Book Value at least equal to the value of such withdrawn Whole Loans) in the Trust Account in accordance with Sections 4(c)(ii)(1)(A) and (B) (including the proviso thereto). For the avoidance of doubt, in no event shall real estate owned resulting from any such foreclosure, deed-in-lieu or other liquidation be deposited into the Trust Account. The Grantor shall not be required to present any other statement or document in addition to a Grantor Servicing Notice in order to withdraw any Whole Loan, and the Grantor shall acknowledge receipt of any Whole Loans, withdrawn from the Trust Account upon request by the Trustee.
(ii)     During an ongoing Adverse Financial Event, RBC Ratio Triggering Event or Reinsurance Credit Event, the Grantor or its designated Investment Manager shall have the right to withdraw any Whole Loan for the purpose of servicing such Whole Loan if such withdrawal is required in connection with (A) the pay-off of any Whole Loan, (B) the sale of any Whole Loan by the Grantor, (C) the assignment of any Whole Loan (or any related Underlying Asset) pursuant to the terms of the relevant loan document and/or the terms hereof, as applicable, (D) the modification, servicing, restructuring, foreclosure, deed-in-lieu or liquidation of any Whole Loan or any Underlying Asset, as applicable, or (E) the mutual agreement of the Beneficiary and the Grantor, in each case, by providing a Grantor Substitution Notice substantially in the form attached hereto as Exhibit H-2. In the case of any such withdrawal for the purpose of servicing a Whole Loan in accordance with the immediately preceding sentence, the Grantor shall be required to substitute the Whole Loan for Replacement Assets on the same day as the Whole Loan is withdrawn for servicing from the Trust Account in accordance with the requirements of Section 4(c)(ii)(2), provided, however, that the prior written consent of the Beneficiary shall not be required.
(iii)     Notwithstanding the foregoing, any Whole Loan that has previously been removed pursuant to a Grantor Servicing Notice in accordance with Section 4(f)(i) prior to the occurrence of an Adverse Financial Event, RBC Ratio Triggering Event or Reinsurance Credit Event shall continue to be serviced by the designated servicer and shall comply with the requirements in accordance with Section 4(f)(i).
(iv)    The Trustee shall have no liability or responsibility to verify or determine the occurrence or non-occurrence of any event or condition giving rise to the Grantor’s right to withdraw Whole Loans from the Trust Account pursuant to a Grantor Servicing Notice or to monitor the Grantor’s compliance with its obligation to deposit proceeds of any withdrawn Asset, and the Trustee shall be fully protected in relying conclusively on the content of the Grantor Servicing Notice.
(g)    Subject to Section 4(c)(ii), when the Trustee is directed to deliver or receive securities against delivery, delivery will be made in accordance with generally accepted market practice.
(h)    Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account. The Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

Section 5.    Whole Loans.
(a)     Except with respect to any Whole Loans withdrawn by the Beneficiary in accordance with the terms hereof, the Grantor, subject to its compliance with Sections 2 and 3, shall have the sole and exclusive right, power and authority to service, administer, manage, liquidate, deal with, issue or withhold any consents or waivers, amend, modify, extend, or make any other decisions in respect of any Whole Loans in any manner that it shall choose, subject only to any limitations set forth in this Agreement, the applicable Servicing Agreement or in any other related agreement affecting the Whole Loans, as applicable; provided, that the Trustee shall be entitled to receive on behalf of the Grantor all payments made in respect of the Whole Loans (whether from any servicer, borrower or other Person), including principal and interest payments, proceeds and other income arising from or under such Whole Loans and to retain, use, enjoy the same subject only to the limitations set forth in this Agreement, the applicable Servicing Agreement and in any other related agreement affecting the Whole Loans. Except with respect to any Whole Loan withdrawn by the Beneficiary in accordance with the terms hereof, the Grantor shall have the sole and exclusive right, power and authority to make decisions and take other actions in respect of any Whole Loans (and any related Underlying Assets) under any Servicing Agreement, loan document and any other related agreement affecting the Whole Loans or the related Underlying Assets, in each case, as fully and completely as if this Agreement had not been executed and delivered; provided, however, that the sale, transfer or assignment of any such Whole Loan shall only be effectuated by substitution, exchange and withdrawal pursuant to the terms of this Agreement. The Grantor shall have the exclusive power and authority, acting alone or through sub-servicers, to do any and all things in connection with such servicing, administration, management and liquidation of the Whole Loans which it may deem necessary or desirable to maximize recoveries with respect thereto, subject to the limitations contained in this Agreement and any related agreements. Without limiting the generality of the foregoing, the Grantor shall continue, and is hereby authorized and empowered hereunder, to prepare and file any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on any Underlying Assets. Notwithstanding anything to the contrary contained in this Agreement, the Trustee shall not date, endorse, record or transfer any Loan Assignment Document except in accordance with the written directions of the Grantor or the applicable Investment Manager or, upon receipt of a Beneficiary Withdrawal Notice, and the satisfaction of the condition precedent set forth in Section 3(a)(ii), in accordance with the written direction of the Beneficiary.
(b)    The Trustee (not in its individual capacity but solely as Trustee hereunder), upon receipt of a written request from the Grantor, shall execute and deliver within five (5) Business Days following receipt of such request any limited powers of attorney and other documents provided to it by the Grantor from time to time, which the Grantor determines, in the exercise of its reasonable judgment, are necessary in order to enable any servicer to carry out its duties under any Servicing Agreement, or to enable the Grantor to take appropriate action in respect of the ownership, assignment, transfer and liquidation of the Whole Loans (and any related Underlying Assets), as applicable, subject to the limitations in this Agreement. Notwithstanding the foregoing, with respect to the Whole Loans, and subject to the limitations set forth in this Agreement, the Grantor or any servicer shall have the authority and power to execute and deliver all documents and instruments necessary, in the Grantor’s reasonable judgment, to (i) enforce, modify, amend, renew or extend the Whole Loans or the Underlying Assets, (ii) grant or withhold any consents or waivers under or in respect of the Whole Loans or the Underlying Assets, (iii) file and collect insurance claims, (iv) release (in whole or in part) any Underlying Asset or any other collateral or any party from any liability on or with respect to any of the Whole Loans, (v) compromise or settle any claims of any kind or character with respect to any of the Whole Loans, subject to any limitations provided herein, (vi) initiate, complete or otherwise take any action with respect to a foreclosure or deed in lieu of foreclosure, on any of the Underlying Assets, (vii) repair, replace, renovate, restore and improve the Underlying Assets, (viii) negotiate and contract to sell and sell any Whole Loan (including through receipt of a discounted pay-off on such Whole Loan), (ix) commence, continue, negotiate, or settle litigation relating to a Whole or the Underlying Assets, (x) make any servicing or other advances, (xi) act as a mortgagee in possession or receiver or in any other capacity with respect to the Underlying Assets, (xii) exercise any and all rights and remedies of the lender under the loan documents in respect of the Whole Loans and the Underlying Assets, or (xiii) take any action necessary or desirable to effectuate the conversion of the ownership of any Underlying Asset, including the employment of attorneys, the institution of legal proceedings, the acceptance of compromise proposals, the filing of claims for mortgage insurance, the collection of liquidation proceeds, seeking a receiver, appointing a new property manager and any other matter pertaining to a Whole Loan or an Underlying Asset. When the Grantor, in the exercise of its reasonable business judgment, finds it appropriate, it shall execute and deliver any instruments of satisfaction, cancellation, partial or full release, discharge, transfer and all other comparable instruments, with respect to the related Whole Loan or the Underlying Asset, as applicable, and shall execute and deliver such instruments and documents as are necessary in order to enable any servicer to carry out its duties under the Servicing Agreements. Any such action taken by the Grantor shall be subject in all respects to the terms of this Agreement (including, without limitation, Section 4 regarding substitution of Assets in the Trust Account). The Grantor may exercise all of the powers set forth herein in its own name. Upon written request of the Grantor, the Trustee shall execute and deliver any documents provided to it and reasonably requested by the Grantor in furtherance of or incidental to any of the foregoing actions.

(c)    The Grantor may retain a professional loan servicing agent to service the Whole Loans on its behalf, in furtherance of the Grantor’s exclusive right, power and authority to service, manage and administer the Whole Loans in the Trust Account, upon reasonable advance written notice to, but without the approval or consent of, the Trustee or the Beneficiary, but subject to the rights in and requirements of the applicable Servicing Agreement; provided the retention of such servicer shall not relieve the Grantor from any of its obligations or liabilities hereunder, and the Grantor shall remain responsible for all obligations or liabilities of such servicer with respect to the provision of such service or services as if provided by the Grantor. The Grantor may remove any servicer of the Whole Loans under any related Servicing Agreements and, in each case, appoint a successor servicer pursuant to the terms of the Servicing Agreements, upon reasonable advance written notice to, but without the consent or approval of the Trustee and the Beneficiary. Upon any withdrawal by the Beneficiary of a Whole Loan from the Trust Account in accordance with Section 2(a), the servicing of such Whole Loan under the applicable Servicing Agreement shall be deemed automatically terminated, without the need for any further action by the Grantor or the Trustee, and the Beneficiary or its designee shall have the right to appoint a successor servicer without the consent or approval of the Trustee or the Grantor. The Grantor agrees to, and shall use commercially reasonable efforts to cause the servicer to, reasonably cooperate with the Beneficiary to assist with the transfer of servicing responsibilities to the successor servicer appointed by the Beneficiary. In connection with any withdrawal by Beneficiary, Grantor shall, or shall use commercially reasonable efforts to cause any such servicer to, transfer to the Beneficiary all funds held by Grantor or such servicer with respect to such Whole Loan, including without limitation all collections, reserves and escrows relating to such Whole Loan.
(d)    With the exception of the Loan Assignment Documents to be delivered to the Trustee in accordance with the terms of this Agreement, the servicer shall retain and be charged with maintaining possession of all documentation and files relating to the Whole Loans (the “Servicing File”). Upon the deposit of any Whole Loan to the Trust Account, (i) the Grantor shall deliver to the Trustee a letter in the form attached hereto as Exhibit K, executed in blank by an authorized signatory and addressed to the applicable servicer, instructing such servicer to release the Servicing File to the Trustee or to the Beneficiary in accordance with the terms hereof, whenever requested by the Trustee (the “Document Release Letter”), and (ii) within thirty (30) calendar days of the date of deposit, the Grantor shall provide the servicer’s list of the documents in the Servicing File to the Trustee and the Beneficiary. The delivery of the Document Release Letter by the Grantor to the Trustee shall constitute a representation and certification by the Grantor to the Trustee and the Beneficiary that such Document Release Letter is sufficient under the terms of the applicable Servicing Agreement to require the servicer to release the Servicing File to the Trustee without the further consent of the Grantor or any other Person. The Servicing Agreements shall not be amended, modified or supplemented in any way that adversely impacts the ability of the Trustee to obtain the Servicing File without the prior written consent of the Beneficiary. With respect to each Whole Loan in the Trust Account, Grantor shall cause the servicer to separately designate the Servicing File from other documents held by the servicer for the benefit of the Grantor. The Trustee acknowledges that the Beneficiary may only instruct the servicer to withdraw any documents in the Servicing File in conjunction with a Beneficiary Withdrawal Notice.
(e)    In order to facilitate the servicing, administration and enforcement of the Whole Loans by or on behalf of the Grantor, and the servicing of the Whole Loans by a servicer, in each case under the circumstances described in Section 4(f), the Grantor (if it is not using a third party servicer) or servicers may temporarily hold collections on such Whole Loans prior to the time they are remitted to the Trustee and may hold physical possession of any documents or instruments related to such collections. Upon written request of the Grantor to the Trustee (with a simultaneous copy to the Beneficiary) pursuant to the terms hereof, the Trustee shall promptly release, deliver or transfer such documents and instruments as may be requested from time to time by the Grantor. The Trustee and the Grantor hereby acknowledge that the Grantor and the servicers are acting as bailees of the Trustee in holding such monies pursuant to this Agreement (with respect to the Grantor) and the applicable servicing agreement, and that the Grantor and the servicers are acting as the Trustee’s bailee in holding any documents or instruments released, delivered or transferred to the Grantor or any servicer pursuant to this Agreement, and any other items constituting a part of the Trust Account which from time to time come into the possession of the Grantor or any servicer; provided, however, the Trustee shall incur no liability whatsoever for any acts of the Grantor and the servicers in their capacity as bailee.
(f)    Each of the Trustee and the Beneficiary hereby acknowledges that the rights and obligations of the Grantor under any Servicing Agreement have not been transferred to or accepted or assumed by the Trustee and are otherwise expressly reserved by and to the Grantor to act on its own behalf and in any manner that it so chooses, without any consent or approval rights on the part of the Trustee or the Beneficiary hereunder, subject to the terms of this Agreement and any related agreement.
(g)    The Grantor hereby acknowledges and agrees that the Trustee shall not have any obligations relating to any future funding commitments in respect of the Assets (including, for the avoidance of doubt, the Whole Loans).

(h)    In the event that the rights and obligations of the Grantor and the Beneficiary under this Agreement with respect to the Whole Loans (and any related Underlying Asset) conflict with the rights and obligations of the Grantor with respect to the Whole Loans (and any related Underlying Asset) under the Servicing Agreements then the rights and obligations under this Agreement shall control. The Grantor agrees that it will not enter into any amendment, modification or supplement to a Servicing Agreement that adversely affects the rights of the Beneficiary in any respect without the prior written consent of the Beneficiary.
Section 6.    The Income Account.
(a)    All payments of interest, dividends and other income in respect of Assets (the “Income”) shall be posted and credited by the Trustee in the separate income ledger (the “Income Account”) of the Trust Account established and maintained by the Grantor at any office of the Trustee in New York. Subject to deduction of the Trustee’s compensation and expenses as provided in Section 9(a), the Trustee shall disburse funds recorded in the Income Account at the written direction of the Grantor. To the extent the Trustee in its discretion credits any Income to the Income Account before its actual receipt of the same, such crediting shall be provisional and revocable and the Trustee may debit the Income Account for this purpose. If there are insufficient funds available in the Income Account to fully reimburse the Trustee, the Grantor, shall upon demand, pay to the Trustee the total amount of any such deficiency.
(b)    The Grantor shall deliver to the Trustee, or cause the servicer under any Servicing Agreements to deliver to the Trustee in accordance with the applicable Servicing Agreements for deposit into the Trust Account, all net Income generated by Whole Loans, as applicable, and collected by it, after retention by such servicer of all servicing fees and associated costs and required escrows for the Assets to the extent contemplated pursuant to the terms of the applicable Servicing Agreements. To the extent that the Trustee receives in the Trust Account such Income together with principal in a single payment, the Trustee shall, at the written direction of the Grantor, in accordance with the information contained in the monthly remittance reports to be delivered by the Grantor as provided below, allocate such Income to the Income Account. Except for such Income that is deducted by the Trustee pursuant to Section 9(a), the contents of the Income Account shall from time to time, but on a basis no less frequent than monthly, be transferred to the general custody ledger of the Trust Account at the written direction of the Grantor (which may be given by standing instruction). The Grantor shall deliver to the Trustee, or cause the servicers under the Servicing Agreements (in the case of the Whole Loans) to deliver to the Trustee, monthly remittance reports that detail the payments of Income received in respect of each of the Whole Loans.
Section 7.     Taxes; Right to Vote Assets.
(a)    The Grantor shall pay, prior to delinquency, all taxes, assessments and other charges levied upon the Assets or the Trust Account and shall discharge all liens against the Assets and the Trust Account; provided, however, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Grantor need not pay any such tax, assessment or other charge so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted. In the event that the Grantor shall fail to pay any such tax, assessment or other charge (and shall not be so contesting it) or to discharge any such lien, the Beneficiary may, at its option, but shall not be required to, make any payments necessary to pay such tax, assessment or other charge and/or to discharge such lien, and the Grantor shall, upon demand, reimburse the Beneficiary for the full amount of such payments (together with interest, from the date paid to but not including the date reimbursed at, at a rate ordinarily charged by the Trustee to its institutional custody customers). The Trustee shall not be responsible for paying any taxes, assessments or other charges or discharging liens on the Trust Account or any of the Assets thereof.
(b)    The parties hereto intend that the Trust Account be classified for United States federal income tax purposes as a grantor trust (pursuant to sections 671 through 677 of the Internal Revenue Code of 1986, as amended). Each party hereto agrees to treat the Trust Account as a grantor trust and the Grantor as the owner of the Assets for all United States federal, state and local tax purposes and, thus, any and all income derived from the Assets held in the Trust Account shall constitute income or gain of the Grantor as owner of such Assets. The Trustee shall not be authorized or empowered to do anything that would cause the Trust Account to fail to qualify as a grantor trust or the Grantor to fail to be treated as the owner of the Assets for such tax purposes. The Grantor shall be responsible for any tax reporting (including filing of any income tax returns and, if applicable, obtaining tax identification numbers) required on behalf of the Trust Account and shall notify the Trustee of the tax identification number of the Trust Account.
(c)    With respect to the Assets held in the Trust Account, the Trustee shall notify the Grantor of such rights or discretionary actions or of the date or dates by when such rights must be exercised or such action must be taken provided that the Trustee has received, from the issuer or the relevant Depository or a nationally or internationally recognized bond or corporate action service to which the Trustee subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor. Whenever securities confer optional rights or provide for discretionary action or alternative courses of action (including, but not limited to, tenders, options to tender or non-mandatory redemption or repayment provisions), the Grantor shall be responsible for making any decisions relating thereto and for directing the Trustee to act. In order for the Trustee to act, it must receive Grantor’s written instructions at the Trustee's offices not later than the time established by the Trustee for such purpose. Absent the Trustee's timely receipt of such written instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such securities. The Trustee shall make available to the Grantor proxy voting services upon the request of the Trustee in accordance with terms and conditions to be mutually agreed upon by the Trustee and the Grantor. Any notice or correspondence received by the Trustee from the Beneficiary or any other Person in respect of any Whole Loan or any Letter of Credit shall be promptly forwarded to the Grantor pursuant to the notice provisions contained in this Agreement, and, unless Grantor provides written instructions to the Trustee in accordance with terms of this Agreement, the Trustee shall take no other action with respect to any such notice or correspondence (other than such action required under this Agreement, including the provision of an LOC Non-renewal Notice to the Grantor and the Beneficiary in accordance with Section 1(e) and a Withdrawal Notice or an LOC Draw Notice under Section 4(a), and the Trustee shall not be liable for failure to take any action relating thereto.
Section 8.    Additional Rights and Duties of the Trustee.
(a)    The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each calendar month thereafter (the “Monthly Statement”).The Monthly Statement shall list (i) all of the Assets with CUSIP number (if applicable) and other specific identifying information with respect to any Asset that has no CUSIP number and (ii) any transfers of Assets to or from the Trust Account during such calendar month, including all purchases and sales of Assets during such calendar month; provided, however, that the Monthly Statement shall not include Whole Loans (which shall be reported on the Custody Transmission). The Monthly Statement shall be given as soon as practicable, but in no event later than ten (10) Business Days after the end of the calendar month most recently concluded. At the Grantor’s or the Beneficiary’s request, the Trustee may provide daily reporting to the Beneficiary, the Grantor or its designated Investment Manager by granting access to the Trustee’s automated data system affording on-line access to trust account information. The Monthly Statement under this Section 8(a) and the notices under Section 8(c) shall be deemed given by the Trustee to the Grantor and the Beneficiary to the extent that the Grantor and the Beneficiary, as the case may be, had previously requested and had been given access to the Trustee’s automated data system affording on-line access to trust account information and such information is posted by the Trustee on such system within the relevant period.
(b)     Except as otherwise provided in Section 1(c)(iv), before accepting any asset for deposit to the Trust Account, the Trustee shall determine that such asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon written direction by the Beneficiary may, negotiate such asset without consent or signature from the Grantor or, except as agreed by the Beneficiary pursuant to Section 1(i) or otherwise, any other Person other than the Trustee, in accordance with the terms of this Agreement.
(c)    The Trustee shall notify the Grantor and the Beneficiary, within ten (10) days, of any deposits to or withdrawals from the Trust Account.
(d)    All Assets in the Trust Account shall be maintained by the Trustee on its books and records. Any Assets received by the Trustee in physical form will be continuously held in a safe place at the Trustee’s offices or those of a Depository. Any Asset that is in book-entry form (a “Book-Entry Asset”) shall be held through the participant account maintained by the Trustee with the Depository for such Book-Entry Asset. Any Book-Entry Asset and cash deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. The Trustee shall identify on its books and records all Assets and cash held in the Trust Account, whether held directly or indirectly through a Depository. Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository.
(e)    The Trustee shall accept and may open all mail directed to the Grantor or the Beneficiary in care of the Trustee. The Trustee shall promptly forward all mail to the addressee whether or not opened.
(f)    The Trustee shall keep full and complete records of the administration of the Trust Account. Upon the reasonable written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at their own expense, during the Trustee’s normal business hours any books, documents, papers and records relating to the Trust Account or the Assets.
(g)    The Trustee shall perform the following functions with respect to Eligible Assets consisting of Bank Loans deposited in the Trust Account in accordance with Section 1(c) and the cash receipts and proceeds with respect thereto, and shall be permitted to use Markit WSO, or such other registration system as may be necessary to perform such duties under this Agreement in respect of Bank Loans:

(i)     purchase Bank Loans and remit funds to the recipient borrower or seller of such Bank Loans upon written instruction from the Grantor or its designated Investment Manager;
(ii)     sell Bank Loans and receive funds from the recipient lender or purchaser of such Bank Loans upon written instruction from the Grantor or its designated Investment Manager;
(iii)     input and maintain standard Bank Loan information into the registration system in connection with (i) and (ii) of this Section 8(g), and with respect to any release of Trust Account Assets to the Beneficiary pursuant to Section 2 or as may otherwise be required under terms hereof;
(iv)     forward to the Grantor any notices received with respect to the Bank Loans; and
(v)     prepare and deliver to the Grantor and the applicable Investment Manager a position summary statement, cash flow activity and contract accrual reports with respect to the Bank Loans as of the last Business Day of each calendar month and otherwise on a mutually agreed upon periodic basis.
(h)    The Trustee is authorized to rely conclusively upon all communications (including, without limitation, Investment Orders, Withdrawal Notices and Termination Notices) (“Communications”) given by officers, agents and/or employees named in letters and incumbency certificates furnished to the Trustee from time to time by the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary (collectively “Instructions”), including Instructions given by letter, facsimile transmission or electronic mail or other electronic media, if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith without fraud, negligence or willful misconduct on such Instructions. The Trustee shall not incur any liability in executing Instructions prior to receipt by it of (1) notice of the revocation of the written authority of the individual(s) named therein or (2) notice from any officer, agent or employee of the Grantor or the Beneficiary named in a letter or incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.
(i)     Each of the Grantor and the Beneficiary hereby authorizes the Trustee to rely upon and comply with Instructions sent via Electronic Methods by persons believed by the Trustee to be authorized to give Instructions on behalf of the Grantor and/or the Beneficiary. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such Instructions is, in fact, a person authorized to give Instructions on behalf of the Grantor and/or the Beneficiary (other than to verify that the signature on a facsimile is the signature of a person authorized to give Instructions on behalf of such party); and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantor and/or the Beneficiary as a result of such reliance upon or compliance with such Instructions. Each of the Grantor and the Beneficiary agrees to assume all risks arising out of the use of Electronic Methods to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
(ii)     Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.
(iii)     Without prejudice to, or limitation of, any other provision of this Agreement, the Grantor or the Beneficiary, as applicable, each severally agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Trustee as a result of or in connection with the Trustee’s reliance upon and compliance with such party’s Instructions given by Electronic Methods, provided, however, that such Losses have not arisen from the lack of good faith, negligence or willful misconduct of the Trustee.
(i)    The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended in accordance with the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own fraud, negligence, willful misconduct or lack of good faith. Notwithstanding the foregoing, in no event shall the Trustee be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document contemplated by and given in accordance with this Agreement from the Grantor or the Beneficiary, (ii) for any Environmental Damages or (iii) for any consequential, punitive or special damages.

(j)    The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, lack of good faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.
(k)    The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, the unavailability of the federal reserve bank wire or telex or other wire or communication facility, or the loss, interruption or malfunction of communication or computer (hardware or software) services.
(l)    The Trustee shall have no liability whatsoever for the action or inaction of any Depository or any issuer of securities.
(m)    No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.
(n)    The Trustee may confer with a nationally recognized outside law firm of its selection in relation to matters arising under this Agreement. The written opinion of such law firm shall be full and complete authority and protection for the Trustee with respect to any action taken, omitted or suffered by it in good faith and in accordance with the opinion of such law firm.
(o)    The Trustee is authorized to disclose information concerning the Trust Account and Assets to its Affiliates and to Subcustodians and other providers of services as may be necessary in connection with the administration of the Assets or performance of this Agreement (including, by way of example and not by way of limitation, attorneys and accountants for the Trustee) and may disclose to third parties that it is providing to the Grantor the services contemplated by this Agreement. For the avoidance of doubt, the Trustee shall not be held responsible for information held by such persons or of which the Trustee is not aware by virtue of restricted access or “ethical screen” arrangements. If the Trustee becomes aware of confidential information which it believes prevents it from effecting a particular transaction under this Agreement, then the Trustee may refrain from effecting that transaction.
(p)    The parties hereto acknowledge that nothing in this Agreement shall require the Trustee to risk or expend its own funds in performing its obligations under this Agreement or obligate the Trustee to extend credit, grant financial accommodation or otherwise advance moneys for the purpose of making any payments or part thereof or otherwise carrying out any Instructions, including, without limitation, any Investment Order.
(q)    The Grantor agrees that in order to settle any transactions in Eligible Assets held or to be held in the Trust Account, it will provide the Trustee with sufficient immediately available funds as may be required for all transactions by such time and date as conditions in the relevant market dictate or will instruct the Trustee to accept and make free deliveries of Eligible Assets hereunder (i.e. not against payment or other consideration). The Trustee shall not be required to comply with any instruction to purchase or to make payment on or against delivery of any such Eligible Assets which is not free or which is not fully funded as herein provided. Nothing contained herein shall be deemed to affect any requirement that the Grantor has hereunder (if any) to obtain the prior approval or consent of the Beneficiary prior to delivering any settlement instruction to the Trustee.
(r)    The Trustee shall have no responsibility whatsoever to determine whether any Assets are or continue to be Eligible Assets or for the determination of the value of any Assets. Except for the administrative obligations described in the first sentence of Section 1(c)(iv), the Trustee shall have no responsibility to determine whether any Whole Loans are negotiable, transferable or assignable, as applicable, and shall have no liability (i) to the extent that the Loan Assignment Documents and other instruments or documents provided to the Trustee are not sufficient to effect the transfer, sale or assignment, as applicable, of any Whole Loan upon the execution and delivery thereof by the Trustee as provided herein or (ii) to the extent that there is a failure in the withdrawal of a Whole Loan specified in a Beneficiary Withdrawal Notice by the Beneficiary as a result of the Grantor’s or applicable Investment Manager’s sale or transfer of such Whole Loan.
(s)    The Grantor and the Beneficiary acknowledge and agree that (i) the Trustee shall have no liability under this Agreement for any action or omission of any of the parties to any Servicing Agreement or any other agreement (related to the Whole Loans) taken pursuant to such agreements, including with respect to any Whole Loan at any time during which such Whole Loan is under the care, custody, possession or control of any of the parties to any Servicing Agreement or any other agreement (related to the Whole Loans) or any of their respective other depositories, subcustodians, other agents or nominees (and none of such other entities or persons shall be considered to be the depositories, subcustodians, agents or nominees of the Trustee), (ii) the performance by the Trustee of any of its obligations under this Agreement may be delayed, limited or otherwise affected by the actions or omissions of any of the parties to any Servicing Agreement or any other agreement (related to the Whole Loans) or as a result of such Whole Loan being subject to any Servicing Agreement, and (iii) the Trustee shall have no liability under this Agreement as a result of the Trustee’s failure to perform any of its obligations under this Agreement as a result of the actions or omissions of any of the parties to any Servicing Agreement or any other agreement related to the Whole Loans that cause such failure or as a result of obligations under any Servicing Agreement or any other agreement related to the Whole Loans. In no event will the Trustee be required to perform or assume any duties of any party under any Servicing Agreement.
(t)    The Trustee shall not foreclose on, direct or consent to the foreclosure of, any Underlying Asset or take title to such Underlying Asset by deed-in-lieu of foreclosure or other means except that, in connection with the Grantor, a servicer or the Beneficiary taking such action, the Trustee shall execute such documents, in its capacity as Trustee and not in its individual capacity, provided to it and take such other action as may be reasonably required, in accordance with instructions from the Grantor or the Beneficiary provided pursuant to the terms hereof.
(u)    Any notice or correspondence received by the Trustee from any Person in respect of any Whole Loan shall be promptly forwarded to the Grantor and, if such notice was sent to the Trustee pursuant to Section 2 and did not come to the Trustee from the Beneficiary, to the Beneficiary, pursuant to the notice provisions contained in this Agreement, and, unless the Grantor provides written instructions to the Trustee in accordance with terms of this Agreement, the Trustee shall take no other action with respect to any such notice or correspondence (other than such action explicitly required under this Agreement, including the provision of a Beneficiary Withdrawal Notice under Section 2(a)), and the Trustee shall not be liable for failure to take any action relating thereto.
(v)    The Trustee shall, at the written direction of the Grantor, settle trades for private placements with cash held in the Trust Account pending receipt of the original evidence of indebtedness or ownership of such private placements or other Assets in accordance with the directions from the Grantor (which original evidence of indebtedness or ownership may not be delivered for a period following the Trustee’s withdrawal of such cash); provided that the foregoing shall not relieve the Grantor of its obligations to comply with Section 4(c), and any such settlement shall comply with the requirements of Section 4(c)(ii)(1)(B). Any investment directed by the Grantor or its Investment Manager will constitute a certification by the Grantor to the Trustee that the settlement procedures set forth in the applicable investment documentation is acceptable to the Grantor and directed hereunder, upon which direction the Grantor and the Beneficiary agree Trustee may conclusively rely. The Trustee shall be fully protected in complying with the written directions of the Grantor under this Section 8(v), and the Trustee shall have no responsibility to take action to compel the delivery of any original evidence of indebtedness or ownership of Assets to be provided hereunder.
(w)    In the event that the Beneficiary delivers a written certification substantially in the form attached hereto as Exhibit Q-1 (a “Triggering Event Notice”) to the Trustee and the Grantor certifying that an Adverse Financial Event or an RBC Ratio Triggering Event has occurred and is continuing, upon receipt of such Triggering Event Notice by the Trustee, the provisions of this Agreement that by their terms are applicable upon the occurrence of an Adverse Financial Event or an RBC Ratio Triggering Event shall be effective immediately without any further action by any party hereto, until such time as the Beneficiary notifies the Trustee that such Adverse Financial Event or RBC Ratio Triggering Event is no longer continuing, in substantially the form attached hereto as Exhibit Q-2 (a “Notice of Cure of Triggering Event”).
Section 9.     The Trustee’s Compensation, Expenses and Indemnification.
(a)    The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at its usual and customary rates for services of this sort, as determined in good faith by the Trustee from time to time and communicated to and agreed to in writing by the Grantor. The Grantor shall also pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including reasonable attorneys’ fees and expenses and reasonable accounting and consulting fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses solely from payments of dividends and interest in respect of the assets held in the Income Account as provided in Section 6(a).
(b)     Without prejudice to, or limitation of, any other provision of this Agreement, the Grantor agrees to indemnify and hold harmless the Trustee against any and all Losses or Environmental Damages incurred or sustained by the Trustee as a result of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including but not limited to any Losses incurred by the Trustee in connection with its successful defense, in whole or part, of any claim of negligence or willful misconduct on its part or Losses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets, provided, however, that the Grantor shall not indemnify the Trustee for those Losses or Environmental Damages arising out of the Trustee’s negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Grantor, it successors and assigns, notwithstanding the resignation or discharge of the Trustee or the termination of this Agreement. In addition to and not in limitation of the foregoing, the Beneficiary agrees to indemnify the Trustee and to hold it harmless against any and all Losses which are sustained by the Trustee by reason of or as a result of any action taken or omitted by the Trustee pursuant to the Beneficiary’s written instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder. Notwithstanding the foregoing, the Beneficiary shall not indemnify the Trustee for those Losses caused by the Trustee’s negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Beneficiary and its successors and assigns, notwithstanding the termination of this Agreement.
(c)    The Grantor and Beneficiary hereby acknowledge that the foregoing indemnities and Grantor payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grant the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.
(d)    No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.
(e)    The Trustee hereby waives any and all rights of offset, counterclaim and recoupment against the Trust Account, and waives any lien (statutory or otherwise) and perfection rights that it may assert against the Assets or the Trust Account other than the Income Account.
(f)     Subject to the terms hereof, the Grantor and the Beneficiary each hereby authorizes the Trustee to hold any Assets or Income received by it from time to time for the Trust Account. The Trustee shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Assets and Income deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Assets and Income thereon held through Subcustodians shall be held subject to the terms and conditions of the Trustee’s agreements with such Subcustodians. Subcustodians may be authorized to hold Assets in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Assets deposited with Subcustodians and Income thereon will be held in a commingled account in the name of the Trustee as custodian or trustee for its customers. The Trustee shall identify on its books and records the Assets and Income held in the Trust Account, whether held directly or indirectly through Depositories or Subcustodians. The Trustee will endeavor, to the extent practicable, to hold securities in the country or other jurisdiction in which the principal trading market for such securities is located, where such Assets are to be presented for cancellation and/or payment and/or registration, or where such Assets are acquired. The Trustee may hold cash only in United States legal tender and may deposit such cash with, and effect transactions through, Subcustodians and Depositories. In each country in which cash is held, it will be held only in United States legal tender and (except as otherwise be provided in this Agreement) may be held in non-interest bearing commingled bank accounts in the name of the Trustee and the Trustee will record, on its books and records, the Trust Account’s entitlement to such cash. Subject to the terms hereof, Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository. The Trustee shall have no liability whatsoever for the action or inaction of any such Depository or for any losses resulting from the maintenance of Assets with such Depository.
(g)    The Trustee’s responsibility with respect to any Assets or Income held by a Subcustodian (other than any Subcustodian affiliated with the Trustee) is limited to the failure on the part of the Trustee to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by the Grantor and/or the Beneficiary as a result of the acts or the failure to act by any Subcustodian (other than any Subcustodian affiliated with the Trustee), the Trustee shall take appropriate action to recover such Losses from such Subcustodian; and the Trustee’s sole responsibility and liability to the Grantor and/or the Beneficiary shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by the Trustee); provided, however, that, notwithstanding anything in this Section 9(g) to the contrary, the Trustee shall be responsible for any and all losses incurred by the Grantor and/or the Beneficiary as a result of the acts or failure to act by any Subcustodian affiliated with the Trustee that constitute negligence, fraud, bad faith or willful misconduct on the part of such affiliated Subcustodian. In no event shall the Trustee be liable for holding Assets in any particular country or for Losses related to or arising out of such holding, including losses resulting from nationalization, expropriation or other governmental actions, regulations, exchange or currency controls, devaluations or market conditions affecting transfers, or execution of transactions.
(h)    The Trustee shall have no responsibility or liability for, and the Grantor is solely responsible and liable for the payment of and obtaining reclaims, refunds and credits, where applicable, of all taxes assessments, duties, and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Account. With respect to the payment of taxes, in the event the Trustee or any Subcustodian is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty with respect thereto in connection with its services hereunder, the Trustee is hereby authorized to debit the Trust Account in the amount thereof and to pay such amount to the appropriate taxing authority. With respect to tax reclaims, refunds and credits, for each country in which the Trustee holds in the Trust Account Assets and a tax reclaim, refund or credit may be available, the Trustee will submit such forms as are necessary to the appropriate tax or other Governmental Authorities and take such action as is reasonable to obtain such benefits and, where such forms must be completed by the Grantor, will provide the Grantor with the appropriate forms and otherwise assist the Grantor to obtain such tax benefits.
Section 10.    Resignation of the Trustee.
(a)    The Trustee may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Beneficiary and to the Grantor. The Grantor and the Beneficiary jointly also may remove the Trustee at any time, without assigning any reason therefor, on ninety (90) days’ prior written notice thereof to the Trustee. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 10.
(b)    Upon receipt of the Trustee’s notice of resignation or notice to the Trustee of removal, the Grantor and the Beneficiary shall promptly appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System and shall not be an Affiliate of the Grantor or the Beneficiary. If a successor trustee has not accepted such appointment within thirty (30) days after the notice of resignation or removal, the Trustee may, in its sole discretion, apply at the expense of the Grantor to a court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in connection with such proceeding shall be paid by, and be deemed an obligation of, the Grantor. Upon the acceptance of the appointment as trustee hereunder by a successor trustee, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for a Trustee.
(c)     Prior to any resignation or removal becoming effective under this Section 10, the Trustee, at the written direction of the Grantor, shall deliver to the issuer of any Letter of Credit in the Trust Account (i) a certificate signed on behalf of the Trustee by a person purporting to be an authorized signatory, (A) stating the name and address of the successor trustee, (B) certifying that the successor trustee is the successor to the Trustee under this Agreement and (C) instructing the issuer of the Letter of Credit to amend the Letter of Credit to replace the Trustee with the successor trustee as beneficiary thereunder, and (ii) the original of the Letter of Credit. The successor trustee shall become the beneficiary of such amended or replacement Letter of Credit.
Section 11.    Termination of the Trust Account.
(a)    The Trust Account and this Agreement, except for the indemnities provided herein, which shall survive termination, may be terminated, other than pursuant to an order of a court having jurisdiction, only after (i) the Grantor and the Beneficiary have given the Trustee joint written notice of their intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 11. The Notice of Intention shall specify the date on which the Grantor and the Beneficiary intend the Trust Account and this Agreement to terminate (the “Proposed Date”).
(b)     Within three (3) days following receipt by the Trustee of the Notice of Intention, the Trustee shall give at least thirty (30) days written notice (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least thirty (30) days but no more than forty-five (45) days subsequent to the date the Termination Notice is given, (ii) thirty (30) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than thirty (30) days subsequent to the date the Termination Notice is given; or (iii) forty-five (45) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than forty-five (45) days subsequent to the date the Termination Notice is given.
(c)    On the Termination Date, after satisfaction of any outstanding Beneficiary Withdrawal Notices, and upon receipt of written certification of the Beneficiary that it consents to such termination, the Trustee shall release the Assets held and deposited under this Agreement to the Grantor and shall take any and all steps necessary to (i) transfer absolutely and unequivocally all right, title and interest in such Assets (other than the Letters of Credit) and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor, and (ii) transfer any Letters of Credit to the Grantor; provided, that in connection with the transfer of any Whole Loan, the Trustee shall, upon receipt of written direction from the Grantor, deliver to the Grantor the applicable Loan Assignment Documents (and any other documents delivered to the Trustee) related to such Whole Loan. Following such transfer, all liability of the Trustee with respect to such Assets shall cease.

Section 12.    Definitions.
Except as the context shall otherwise require, the following terms have the following meanings (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement), provided, however, that terms defined only in the Reinsurance Agreement shall not affect the rights or obligations of the Trustee hereunder:
The term “Act” shall have the meaning specified in Section 18.
The term “Action” shall mean any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.
The term “Adverse Financial Event” shall have the meaning specified in the Reinsurance Agreement.
The term “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
The term “Agreement” shall have the meaning specified in the preamble.
The term “Applicable Law” shall mean any federal, state, local, foreign or territorial law (including common law), treaty, convention, code, statute, ordinance, directive, rule, regulation, decree, order, writ, injunction, judgment, permit, agency requirement, interpretation, Governmental Order, rule of any self-regulatory organization, governmental agreement or other requirement or rule of law applicable to a Person or, as applicable, any of such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.
The term “Assets” shall have the meaning specified in Section 1(a).
The term “Bank Loan” shall mean the senior debt of a corporation that is secured by the assets of such corporation; provided, that this definition shall not encompass Commercial Mortgage Loans.
The term “Beneficiary” shall have the meaning specified in the preamble.
The term “Beneficiary Authorized Officer” shall mean the President, Chief Financial Officer, Treasurer, Assistant Treasurer or any Senior Vice President of the Beneficiary each as designated in a certificate of authorized persons delivered to the Trustee and containing a specimen signature of such person.
The term “Beneficiary Email Notice” shall have the meaning specified in Section 3(a)(i).
The term “Beneficiary Withdrawal Notice” shall have the meaning specified in Section 2(a)(i).
The term “BNY Mellon Group” shall have the meaning set forth in Section 27. The term “Book-Entry Asset” shall have the meaning specified in Section 8(d).
The term “Book Value” shall have the meaning specified in the Reinsurance Agreement.
The term “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which banks in the State of Illinois or New York, New York are permitted or required to be closed.
The term “Centralized Functions” shall have the meaning set forth in Section 27.
The term “Commercial Mortgage Loan” shall mean whole commercial mortgage loans as permitted under the Investment Guidelines and deposited into the Trust Account, which, for the avoidance of doubt, shall not include any participation interests or any commercial mortgage loans evidenced by multiple promissory notes, except to the extent all notes are payable to the Grantor.
The term “Communications” shall have the meaning specified in Section 8(g).
The term “Custody Transmission” shall mean, in the case of each Whole Loan held as an Asset by the Trust Account, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the Grantor, the Beneficiary and the Trustee), which shall be delivered by the Trustee to the Grantor and the Beneficiary pursuant to Section 1(d)(i): a loan identifier (e.g. loan number), Underlying Asset’s address (for any Commercial Mortgage Loan only), obligor’s name, obligor’s address for each Whole Loan and any Exceptions thereon. The Trustee shall incorporate the outstanding principal amount of the Whole Loan, whether or not such Whole Loan is specially serviced and all other agreed upon data, to the extent provided to the Trustee, into the Custody Transmission. Each Custody Transmission delivered shall (i) be cumulative, and shall cover all Whole Loans for which related Loan Assignment Documents are being held by the Trustee on the date of such Custody Transmission, and (ii) include a then-current listing of all Loan Assignment Documents. The form of the Custody Transmission shall not be modified without the consent of the Parties, not to be unreasonably conditioned delayed or withheld.
The term “Defaulted Payment” shall have the meaning specified in Section 2(a)(i).
The term “Depository” shall mean and include the Federal Reserve/Treasury book-entry system for receiving and delivering securities, the Depository Trust Company, the Participants Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Grantor from time to time, and the respective successors and nominees of the foregoing.
The term “Document Release Letter” shall have the meaning specified in Section 5(d)(i).
The term “Electronic Methods” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
The term “Eligible Assets” shall mean assets qualifying as admitted assets for life insurance companies under the insurance laws of the Grantor’s state of domicile, but in each case complying with the Investment Guidelines on and after the date that is six (6) months following the date of the last transfer of Transferred Assets pursuant to Section 4.1 of the Reinsurance Agreement; provided, that following a Reinsurance Credit Trust Triggering Event, only those assets that meet the requirements under the insurance laws of the Beneficiary’s state of domicile to provide Reserve Credit to the Beneficiary shall be counted for the purpose of providing Reserve Credit.
The term “Environmental Damages” shall mean any and all claims, losses, liabilities, damages, fines, penalties, and out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or affecting soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (iii) any third party claim brought or threatened, settlement reached, government order, or any legal policies or legal requirements having the force of law imposed on the Trustee, which are based upon or in any way related to such Hazardous Materials, including attorney and consultant fees and expenses, investigation and laboratory fees, court costs and litigation expenses; and (iv) any violations of Environmental Law.
The term “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Agreement, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.
The term “Exception” shall have the meaning specified in Section 1(d)(ii).
The term “Fair Market Value” shall have the meaning specified in the Reinsurance Agreement.
The term “Governmental Authority” shall mean any foreign or national government, any state or other political subdivision thereof or any self-regulatory authority, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
The term “Governmental Order” shall mean any binding and enforceable order, writ, judgment, injunction, decree, directive, stipulation, determination or award entered by or with any Governmental Authority.
The term “Grantor” shall have the meaning specified in the preamble.
The term “Grantor and Beneficiary Information” shall have the meaning set forth in Section 27.

The term “Grantor Authorized Officer” shall mean the President, Chief Financial Officer, Treasurer, Assistant Treasurer, any Executive Vice President or any Senior Vice President of the Grantor each as designated in a certificate of authorized persons delivered to the Trustee and containing a specimen signature of such person.
The term “Grantor Email Notice” shall have the meaning specified in Section 3.1(b)(i).
The term “Grantor Servicing Notice” shall mean written notice from the Grantor in the form attached hereto as Exhibit I.
The term “Grantor Substitution Notice” shall mean written notice from the Grantor in the form attached hereto as Exhibit H-1 or H-2, as applicable.
The term “Grantor Withdrawal Notice” shall mean written notice from the Grantor in the form attached hereto as Exhibit E-1 or E-2, as applicable.
The term “Hazardous Materials” shall mean, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for the purpose of, any applicable Environmental Law, including any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law.
The term “Income” shall have the meaning specified in Section 6(a).
The term “Income Account” shall have the meaning specified in Section 6(a).
The term “Instructions” shall have the meaning specified in Section 8(g).
The term “Investment Guidelines” shall mean Investment Guidelines attached hereto as Exhibit J.
The term “Investment Manager” shall have the meaning specified in Section 3(f).
The term “Investment Order” shall have the meaning specified in Section 4(d).
The term “Letter of Credit” shall mean one or more letters of credit that (i) qualify for statutory financial statement credit under Applicable Law of the Beneficiary’s domiciliary state (as amended from time to time), or its successor provision in a form substantially similar to the form attached hereto as Exhibit R, which may be amended from time to time and (ii) in the absence of an ongoing Reinsurance Credit Event, are issued by financial institutions with credit ratings which, when aggregated with other Eligible Assets in the Trust Account, would be permitted under the criteria for credit quality in the Investment Guidelines.
The term “Liquid Assets” shall have the meaning specified in Section 2(a)(iv).
The term “Liquid Corporate Bonds” shall mean Eligible Assets for which prices published by a nationally or internationally recognized pricing service are available (other than Whole Loans and Letters of Credit).
The term “Liquid Corporate Bonds Sub-priorities” shall have the meaning specified in Section 2(a)(iv).
The term “Loan Assignment Documents” shall mean:
(i)     with respect to any Commercial Mortgage Loan, all of such documentation as may be required to fully effect an assignment of such Commercial Mortgage Loan, including (as applicable) (a) the original promissory note or notes and any prior transfer documents pertaining to such notes (collectively and severally, the “Note”) evidencing such Commercial Mortgage Loan, (b) executed copies of all mortgages, deeds of trust, deeds to secure debt or similar instruments securing such Commercial Mortgage Loan, as properly recorded in the appropriate land records (the “Security Instruments”), (c) executed copies of all separate assignments of rents and leases and similar agreements securing such Commercial Mortgage Loan, as properly recorded in the appropriate land records (the “Lease Assignments”), (d) filed stamped copies of all financing statements (including fixture filings) required in connection with such Commercial Mortgage Loan, as properly filed in the appropriate recording offices (the “Financing Statements”), (e) originals of all other instruments or documents evidencing, securing or otherwise relating to such Commercial Mortgage Loan, including specifically, without limitation, all guaranties, environmental indemnification agreements, security agreements, loan agreements and similar agreements (the “Additional Loan Documents”), (f) a copy of the mortgage loan commitment related to such Commercial Mortgage Loan, (g) any available funding memorandum which may set forth the applicable interest rates, fees, notice information and wire information, (h) a copy of Grantor’s final title insurance policy or policies insuring Grantor’s interests in the underlying real estate by virtue of the Security Instruments, or if such final title insurance policy or policies have not yet been issued by the applicable title insurance company, copies of any and all marked title insurance commitments and/or pro forma title insurance policies issued by the title insurance company in connection with the closing of the Commercial Mortgage Loan in anticipation of the issuance of the final title insurance policy or policies, (i) an original allonge (“Loan Assignment Allonge”) executed (but not dated) in blank in a form sufficient to properly assign and transfer each Note evidencing such Commercial Mortgage Loan, (j) one or more original assignment agreements executed (but not dated) in blank in recordable form and otherwise in a form sufficient to transfer and assign of record each of the Security Instruments and each of the Lease Assignments securing such Commercial Mortgage Loan, (k) one or more original assignments agreements or stock powers executed (but not dated) in blank in a form sufficient to properly transfer and assign any equity interests in any borrower that has pledged its equity interests in connection with such Commercial Mortgage Loan, together with any related original versions of certificates and stock powers, (l) original UCC-3 assignments or similar assignments in form sufficient to assign each of the Financing Statements in connection with the withdrawal of such Commercial Mortgage Loan, (m) an original executed (but not dated) omnibus assignment in blank, in form and substance sufficient to transfer all of the Grantor’s right, title and interest in and to the Commercial Mortgage Loan, including specifically, without limitation, all of the Grantor’s rights and interests in and to the Additional Loan Documents and (n) a certification delivered by the Grantor to the Trustee in respect of such Commercial Mortgage Loan in substantially the form attached hereto as Exhibit L;
(ii)     with respect to any Bank Loan, all of such documentation as may be required to fully effect an assignment of a Bank Loan, including (as applicable) (a) a copy of any applicable loan or credit agreement related to such Bank Loan (including any mortgage, security or other related document or instrument), (b) any available funding memorandum which may set forth the applicable interest rates, fees, notice information and wire information, (c) to the extent the Grantor (as transferring party) is not a signatory to the credit agreement or loan agreement related to such Bank Loan, one or more assignment agreements evidencing the transferring party’s accession as a lender thereto, (d) an assignment agreement, executed (but not dated) in blank in the form attached to the applicable credit or loan agreement, if applicable (or otherwise in such form sufficient to properly assign and transfer such Bank Loan), (e) only in the event and to the extent that a promissory note has been executed in favor of and delivered to the Grantor (as transferring party) under the terms of the related credit or loan agreement (including any mortgage, security or other related document or instrument), an original promissory note (the “Note”) evidencing such Bank Loan and any prior transfer documents pertaining to such notes together with an endorsement or allonge with respect thereto executed (but not dated) in blank in a form sufficient to properly assign and transfer such promissory note (“Loan Assignment Allonge”); (f) with respect to any Bank Loans constituting participation interests, (I) an original participation certificate executed in a form sufficient to properly assign such participation interest (the “Participation Certificate”) and (II) a copy of the applicable participation agreement (the “Participation Agreement”); and (g) a certification delivered by the Grantor to the Trustee in respect of such Bank Loan in substantially the form attached hereto as Exhibit M; (the “Participation Agreement”); and
(iii)     with respect to any Private Debt, the intercreditor agreement, note purchase agreement, and original promissory note (together with an endorsement or allonge with respect thereto executed (but not dated) in blank in a form sufficient to properly assign and transfer such promissory note), as applicable, and a certification delivered by the Grantor to the Trustee in respect of such Private Debt in substantially the form attached hereto as Exhibit N.
The term “Loan Assignment Document Certification” shall mean, (i) with respect to any Commercial Mortgage Loan, a certification substantially in the form attached hereto as Exhibit L, (ii) with respect to any Bank Loan, a certification substantially in the form attached hereto as Exhibit M, and (iii) with respect to any Private Debt, a certification substantially in the form attached hereto as Exhibit N.
The term “LOC Draw Notice” shall have the meaning specified in Section 2(a)(iii).
The term “LOC Non-renewal Notice” shall have the meaning specified in Section 1(e).
The term “Losses” shall have the meaning specified in Section 8(i)(iii).
The term “Monthly Statement” shall have the meaning specified in Section 8(a).
The term “Notice of Cure of Triggering Event” shall have the meaning specified in Section 8(w).
The term “Notice of Intention” shall have the meaning specified in Section 11(a).
The term “Outsourced Functions” shall have the meaning specified in Section 27.
The term “Person” shall mean any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.
The term “Private Debt” shall mean the private debt of a corporation that is not a Bank Loan or Commercial Mortgage Loan.

The term “Proposed Date” shall have the meaning specified in Section 11(a).
The term “RBC Ratio Triggering Event” shall have the meaning specified in the Reinsurance Agreement
The term “Reinsurance Agreement” shall have the meaning specified in the recitals.
The term “Reinsurance Credit Event” shall have the meaning specified in the Reinsurance Agreement.
The term “Reinsurance Credit Trust Triggering Event” shall have the meaning specified in the Reinsurance Agreement.
The term “Replacement Assets” shall have the meaning specified in Section 4(c)(ii)(1).
The term “Required Balance” shall have the meaning specified in the Reinsurance Agreement.
The term “Reserve Credit” shall have the meaning specified in the Reinsurance Agreement.
The term “Servicing Agreement” shall mean any servicing agreement entered into by the Grantor and any third party with respect to any Whole Loan.
The term “Servicing File” shall have the meaning specified in Section 5(d).
The term “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by the Trustee in connection with the purchase, sale or custody of Assets and/or Income hereunder and identified to the Grantor from time to time.
The term “Termination Date” shall have the meaning specified in Section 11(b). The term “Termination Notice” shall have the meaning specified in Section 11(b).
The term “Third Party Actuary” shall have the meaning specified in the Reinsurance Agreement.
The term “Trailing Document” shall mean (i) the original of any recorded Security Instrument, Lease Assignment or Financing Statements for a Commercial Mortgage Loan that is not delivered to the Trustee at the time of the initial Commercial Mortgage Loan setup on the Trustee's automated data system due to the fact that such document has been dispatched for recording and has not been returned to Grantor prior to the deposit of the related Commercial Mortgage Loan into the Trust Account, and (ii) any final title insurance policy relating to such Commercial Mortgage Loan that is not delivered to the Trustee at the time of the initial Commercial Mortgage Loan set upon the Trustee’s automated data system due to the fact that the applicable title insurance company has not delivered the final title insurance policy to Grantor prior to the deposit of the related Commercial Mortgage Loan into the Trust Account.
The term “Transfer Date” shall mean the date of this Agreement.
The term “Transferred Assets” shall have the meaning specified in the Reinsurance Agreement.
The term “Triggering Event Notice” shall have the meaning specified in Section 8(w).
The term “Trust Account” shall have the meaning specified in the recitals.
The term “Trustee” shall have the meaning specified in the preamble.
The term “Underlying Asset” shall mean any property or other asset serving as collateral for any Whole Loan.
The term “Valuation Expert” shall have the meaning specified in the Reinsurance Agreement.
The term “Whole Loan” shall mean (i) any Commercial Mortgage Loan, or any portion thereof, held as an Asset in the Trust Account (other than such Commercial Mortgage Loans that have not yet been assigned by the Beneficiary to the Grantor), (ii) any Bank Loan and (iii) any Private Debt.
The term “Withdrawal Notice” shall have the meaning specified in Section 2(c).
The term “Withdrawing Party” shall have the meaning specified in Section 2(c).
Section 13.    Dispute Resolution.
In the event of any dispute between or conflicting claims by or between the Grantor and the Beneficiary and/or any other person or entity with respect to any Assets, the Trustee shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Assets so long as such dispute or conflict shall continue, and the Trustee shall not be or become liable in any way to the Grantor or the Beneficiary for failure or refusal to comply with such conflicting claims, demands or instructions. The Trustee shall be entitled to refuse to act until, in its sole discretion, either (a) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Trustee or (b) the Trustee shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses which it may incur by reason of so acting. The Trustee may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Grantor and the Beneficiary.
Section 14.    Governing Law.
(a)    THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The parties hereto hereby irrevocably submit to the jurisdiction of the courts of the City of New York and the federal courts of the United States of America located in the City of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby. The parties hereto irrevocably agree, subject to Section 14(b), that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby, or with respect to any Action, shall be heard and determined in such a state or federal court located in the City of New York, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. The parties hereto hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or in respect of any such transaction, that it is not subject to such jurisdiction. The parties hereto hereby waive, and agree not to assert, to the maximum extent permitted by law, as a defense in any Action for the interpretation or enforcement hereof or in respect of any such transaction, that such Action may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such Action in the manner provided in Section 16 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof).
(b)    The parties hereto acknowledge that disputes relating to this Agreement and disputes relating to the Reinsurance Agreement may overlap, and agree that they will not bring parallel proceedings under this Agreement and the Reinsurance Agreement in respect of such disputes. Any disputes that arise out of or relate to this Agreement and the rights and obligations of the parties hereto, shall be resolved pursuant to paragraphs (a) of this Section 14 and Section 15; provided, that claims relating to the payment of amounts due or alleged to be due under the Reinsurance Agreement, the provision or failure to provide administrative services, credit for reinsurance, and the indemnification and recapture rights set forth in the Reinsurance Agreement shall be resolved pursuant to the terms of the Reinsurance Agreement.
Section 15.    Jury Waiver.
EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 16.    Notices.
Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media, or (iii) in the case of mail delivery, upon the expiration of three Business Days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

(i)    If to the Grantor, to:
RGA Reinsurance Company
16600 Swingley Ridge Road
Chesterfield, Missouri 63017
Attention: John Laughlin, Executive Vice President
Facsimile: 636-736-7554
with a copy (which shall not constitute notice) to:
RGA Reinsurance Company
16600 Swingley Ridge Road
Chesterfield, Missouri 63017
and email to: roxy@rgare.com
(ii)    If to the Beneficiary, to:
The Horace Mann Educators Corporation
1 Horace Mann Place
Springfield, IL 62715
Attention: Donald M. Carley, SVP & General Counsel
Email: Donald.Carley@horacemann.com
with a copy (which shall not constitute notice) to:
Eversheds Sutherland (US) LLP
700 Sixth Street, NW
Suite 700
Washington, DC 20001
Attention: Ling Ling, Esq.
Email: lingling@eversheds-sutherland.com
(iii)    If to the Trustee:
The Bank of New York Mellon
240 Greenwich Street
Mailstop: 101-0700
New York, New York 10286
Attention: Insurance Trust Group
Facsimile: (732) 667-9536
E-mail: rgainsvillage@bnymellon.com
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.
Section 17.    USA Patriot Act.
The Grantor and Beneficiary hereby acknowledge that the Trustee is subject to federal laws, including its Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and Beneficiary. Accordingly, prior to opening the Trust Account the Trustee will ask the Grantor and Beneficiary to provide certain information including, but not limited to, the Grantor’s and Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantor and Beneficiary agrees that the Trustee cannot open the Trust Account unless and until the Trustee verifies the Grantor’s and Beneficiary’s identity in accordance with its CIP.

Section 18.    Shareholder Communications.
With respect to securities issued in the United States, the Shareholders Communications Act of 1985 (the “Act”) requires Trustee to disclose to the issuers, upon their request, the name, address and securities position of its customers who are (a) the “beneficial owners” (as defined in the Act) of the issuer’s securities, if the beneficial owner does not object to such disclosure, or (b) acting as a “respondent bank” (as defined in the Act) with respect to the securities. (Under the Act, “respondent banks” do not have the option of objecting to such disclosure upon the issuers’ request.) The Act defines a “beneficial owner” as any person who has, or shares, the power to vote a security (pursuant to an agreement or otherwise), or who directs the voting of a security. The Act defines a “respondent bank” as any bank, association or other entity that exercises fiduciary powers which holds securities on behalf of beneficial owners and deposits such securities for safekeeping with a bank, such as Trustee. Under the Act, the Grantor is either the “beneficial owner” or a “respondent bank.”
[ ] Grantor is the “beneficial owner,” as defined in the Act, of the securities to be held by Trustee hereunder.
[ ] Grantor is not the beneficial owner of the securities to be held by Trustee, but is acting as a “respondent bank,” as defined in the Act, with respect to the securities to be held by Trustee hereunder.
IF NO BOX IS CHECKED, TRUSTEE SHALL ASSUME THAT GRANTOR IS THE BENEFICIAL OWNER OF THE SECURITIES.
For beneficial owners of the securities only:
[ ] Grantor objects
[ ] Grantor does not object
to the disclosure of its name, address and securities position to any issuer which requests such information pursuant to the Act for the specific purpose of direct communications between such issuer and the Grantor.
IF NO BOX IS CHECKED, TRUSTEE SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES A CONTRARY WRITTEN INSTRUCTION FROM THE GRANTOR.
With respect to securities issued outside of the United States, information shall be released to issuers only if required by law or regulation of the particular country in which the securities are located.
Section 19.    Required Disclosure.
The Trustee is authorized to supply any information regarding the Trust Account and related Assets that is required by any law, regulation or rule now or hereafter in effect. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if it is not otherwise reasonably available to the Trustee.
Section 20.    Representations.
Each party hereto represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions hereof and that the individual executing this Agreement on its behalf has the requisite authority to bind such party to this Agreement, and that the Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.
Section 21.    Successors and Assigns; No Third-Party Beneficiaries.
(a)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Unless otherwise provided herein, neither this Agreement nor any right or obligation hereunder may be assigned by any party hereto (in whole or in part) without the prior written consent of the other parties hereto.
(b)     Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 22.    Entire Agreement.
This Agreement, together with the Exhibits referred to herein and the agreements referenced herein, contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

Section 23.    Interpretation.
For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties hereto acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting constitution against the party causing the drafting of the provision in question.
Section 24.    Headings.
The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.
Section 25.    Waivers and Amendments.
This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto, or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party hereto on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, unless provided otherwise in this Agreement or the Reinsurance Agreement, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.
Section 26.    Severability.
Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be inoperative or unenforceable for any reason shall, as to that jurisdiction, be ineffective solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, that provision shall be interpreted to be only as broad as is enforceable.
Section 27.    Information Sharing.
The Bank of New York Mellon Corporation is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the “Centralized Functions”), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding Grantor and Beneficiary (which, for purposes of this provision, includes the name and business contact information for the Grantor and Beneficiary’s employees and representatives) and the accounts established pursuant to this Agreement (“Grantor and Beneficiary Information”) and (ii) use third party service providers to store, maintain and process Grantor and Beneficiary’s Information (“Outsourced Functions”). Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, Grantor and Beneficiary consent to the disclosure of, and authorize BNY Mellon to disclose, Grantor and Beneficiary’s Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of Grantor and Beneficiary’s Information. Nothing contained herein shall be deemed to prevent BNY Mellon from including certain information related to securities holdings and securities transactions in certain internally compiled blind or aggregated data which is intended to be used solely for internal purposes; provided that such information is used without any attribution to Grantor or Beneficiary, either directly or indirectly by implication. Grantor and Beneficiary represent that Grantor and Beneficiary are authorized to consent to the foregoing and that the disclosure of Grantor and Beneficiary’s Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation. Grantor and Beneficiary also consent to the disclosure of Grantor and Beneficiary’s Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.
Section 28.    Execution in Counterparts.
This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. Each counterpart may be delivered by facsimile or electronic mail transmission, which transmission shall be deemed delivery of an originally executed document.
[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.
RGA REINSURANCE COMPANY

By: /s/ Jeffrey Boyer
Name: Jeffrey Boyer Title: Vice President & Asst. Treasurer

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HORACE MANN LIFE INSURANCE COMPANY

By: /s/ Marita Zuraitis
Name: Marita Zuraitis Title: President and Chief Executive Officer

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THE BANK OF NEW YORK MELLON

By:/s/ Alexander Wang
Name: ALEXANDER WANG Title: VICE PRESIDENT

Signature Page to Trust Agreement

THE BANK OF NEW YORK MELLON

By:/s/ Alexander Wang
Name: ALEXANDER WANG Title: VICE PRESIDENT

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EXHIBIT A
INITIAL TRANSFERRED ASSETS

				Total Transfer	2,336,058,930
				Cash to Transfer	187,465,033
	39,486,967
Totals	2,496,732,031	2,675,068,127	2,129,401,245	19,192,652	2,148,593,897

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	00084DAL4	US00084DAL47	13,000,000	13,000,000	107.21	13,937,248	109,200	14,046,448	108.05	USD
6/21/2019	001406AA5	US001406AA55	4,286,248	7,500,000	101.42	4,347,226	3,010	4,350,236	101.49	USD
6/21/2019	00205GAD9	US00205GAD97	1,550,000	1,550,000	103.94	1,611,101	28,546	1,639,647	105.78	USD
6/21/2019	00624QBG2	US00624QBG29	3,000,000	3,000,000	114.38	3,431,280	68,250	3,499,530	116.65	USD
6/21/2019	00841UAN6	US00841UAN63	1,575,776	6,000,000	100.82	1,588,699	3,064	1,591,763	101.01	USD
6/21/2019	010632MS3	US010632MS33	3,000,000	3,000,000	103.09	3,092,640	63,250	3,155,890	105.20	USD
6/21/2019	013822AB7	US013822AB71	1,550,000	1,550,000	107.50	1,666,250	24,413	1,690,663	109.08	USD
6/21/2019	15271AC3	US015271AC30	2,000,000	2,000,000	105.15	2,102,994	20,444	2,123,438	106.17	USD
6/21/2019	016059DH7	US016059DH79	4,000,000	4,000,000	70.95	2,837,840	–	2,837,840	70.95	USD
6/21/2019	016059DK0	US016059DK09	7,500,000	7,500,000	65.88	4,941,225	–	4,941,225	65.88	USD
6/21/2019	016059DP9	US016059DP95	5,000,000	5,000,000	55.91	2,795,700	–	2,795,700	55.91	USD
6/21/2019	01728A2M7	US01728A2M73	1,000,000	1,000,000	107.48	1,074,760	9,167	1,083,927	108.39	USD
6/21/2019	020002BB6	US020002BB69	1,000,000	1,000,000	104.50	1,045,000	20,125	1,065,125	106.51	USD
6/21/2019	023026CE5	US023026CE53	2,500,000	2,500,000	100.61	2,515,225	57,129	2,572,354	102.89	USD
6/21/2019	023135BF2	US023135BF28	5,000,000	5,000,000	109.12	5,455,905	64,045	5,519,950	110.40	USD
6/21/2019	02343UAE5	02343UAE5	1,500,000	1,500,000	105.82	1,587,356	1,500	1,588,856	105.92	USD
6/21/2019	023551AJ3	US023551AJ38	5,000,000	5,000,000	122.21	6,110,445	127,750	6,238,195	124.76	USD
6/21/2019	026874DC8	US026874DC84	7,000,000	7,000,000	99.11	6,937,840	117,542	7,055,382	100.79	USD
6/21/2019	02765UDB7	US02765UDB70	3,000,000	3,000,000	102.51	3,075,240	67,715	3,142,955	104.77	USD
6/21/2019	02765UEN0	US02765UEN00	5,000,000	5,000,000	119.31	5,965,300	122,028	6,087,328	121.75	USD
6/21/2019	030850EK3	US030850EK34	1,100,000	1,100,000	103.69	1,140,535	963	1,141,498	103.77	USD
6/21/2019	033177XU5	US033177XU54	2,000,000	2,000,000	101.69	2,033,760	7,064	2,040,824	102.04	USD
6/21/2019	033177XV3	US033177XV38	2,000,000	2,000,000	101.71	2,034,280	7,287	2,041,567	102.08	USD
6/21/2019	033636CL3	US033636CL30	2,000,000	2,000,000	104.00	2,079,940	37,974	2,117,914	105.90	USD
6/21/2019	03523TBF4	US03523TBF49	550,000	550,000	147.89	813,374	19,543	832,917	151.44	USD
6/21/2019	037833BW9	US037833BW97	2,000,000	2,000,000	116.09	2,321,710	29,500	2,351,210	117.56	USD
6/21/2019	04015CAA6	US04015CAA62	3,000,000	3,000,000	97.40	2,921,991	24,333	2,946,324	98.21	USD
6/21/2019	04250CAB8	US04250CAB81	3,180,000	3,180,000	109.80	3,491,729	3,048	3,494,777	109.90	USD
6/21/2019	04250GAB9	US04250GAB95	2,190,000	2,190,000	109.80	2,404,633	2,099	2,406,732	109.90	USD
6/21/2019	04530DAC6	US04530DAC65	1,000,000	1,000,000	104.50	1,045,029	1,000	1,046,029	104.60	USD
6/21/2019	04621WAC4	US04621WAC47	2,000,000	2,000,000	108.73	2,174,518	47,222	2,221,740	111.09	USD
6/21/2019	04621XAJ7	US04621XAJ72	4,900,000	4,900,000	107.16	5,250,952	56,023	5,306,975	108.31	USD
6/21/2019	047681QU8	US047681QU86	10,435,000	10,435,000	123.26	12,861,659	29,566	12,891,225	123.54	USD
6/21/2019	050625CM2	US050625CM28	850,000	850,000	104.92	891,846	2,673	894,519	105.24	USD
6/21/2019	05178RAB1	US05178RAB15	1,000,000	1,000,000	117.59	1,175,901	938	1,176,839	117.68	USD
6/21/2019	05178TAC5	US05178TAC53	2,750,000	2,750,000	138.00	3,795,080	82,106	3,877,186	140.99	USD
6/21/2019	052528AK2	US052528AK26	5,000,000	5,000,000	104.93	5,246,520	19,556	5,266,076	105.32	USD
6/21/2019	053611AJ8	US053611AJ82	2,000,000	2,000,000	110.02	2,200,486	4,063	2,204,549	110.23	USD
6/21/2019	054561AJ4	US054561AJ49	1,900,000	1,900,000	104.47	1,984,850	14,005	1,998,855	105.20	USD
6/21/2019	05565AAR4	US05565AAR41	5,000,000	5,000,000	104.46	5,222,950	23,698	5,246,648	104.93	USD
6/21/2019	05579T5G7	US05579T5G71	2,500,000	2,500,000	104.94	2,623,580	19,479	2,643,059	105.72	USD
6/21/2019	05581KAC5	US05581KAC53	2,000,000	2,000,000	105.91	2,118,134	25,181	2,143,315	107.17	USD
6/21/2019	056732AG5	US056732AG58	8,000,000	8,000,000	111.08	8,886,400	47,878	8,934,278	111.68	USD
6/21/2019	06051GFH7	US06051GFH74	1,000,000	1,000,000	105.57	1,055,662	13,417	1,069,079	106.91	USD
6/21/2019	06051GFM6	US06051GFM69	2,000,000	2,000,000	104.53	2,090,644	33,111	2,123,755	106.19	USD
6/21/2019	06054AAY5	US06054AAY55	16,017,355	17,000,000	4.19	670,477	8,705	679,182	4.24	USD
6/21/2019	06054MAF0	US06054MAF05	8,733,953	9,000,000	8.64	754,811	10,358	765,169	8.76	USD
6/21/2019	064159HB5	US064159HB54	4,750,000	4,750,000	107.20	5,091,877	2,969	5,094,845	107.26	USD
6/21/2019	06652KAA1	US06652KAA16	3,900,000	3,900,000	107.67	4,199,138	17,956	4,217,094	108.13	USD
6/21/2019	06738EAP0	US06738EAP07	6,500,000	6,500,000	104.46	6,790,011	36,617	6,826,627	105.03	USD
6/21/2019	06738EBD6	US06738EBD67	1,000,000	1,000,000	105.78	1,057,809	4,834	1,062,643	106.26	USD
6/21/2019	07274NAL7	US07274NAL73	4,000,000	4,000,000	104.41	4,176,252	2,917	4,179,169	104.48	USD
6/21/2019	081331AD2	US081331AD21	781,000	781,000	114.97	897,913	686	898,599	115.06	USD
6/21/2019	081331AF7	US081331AF78	2,500,000	2,500,000	108.02	2,700,593	2,250	2,702,843	108.11	USD
6/21/2019	08161CAK7	US08161CAK71	1,400,000	1,400,000	107.83	1,509,668	3,376	1,513,044	108.07	USD
6/21/2019	085209AD6	US085209AD62	1,500,000	1,500,000	102.13	1,531,890	22,612	1,554,502	103.63	USD
6/21/2019	088023JB3	US088023JB30	5,000,000	5,000,000	72.15	3,607,450	–	3,607,450	72.15	USD
6/21/2019	09062XAF0	US09062XAF06	6,500,000	6,500,000	105.94	6,885,964	70,200	6,956,164	107.02	USD
6/21/2019	09256BAB3	US09256BAB36	2,000,000	2,000,000	105.56	2,111,282	31,333	2,142,615	107.13	USD
6/21/2019	106284CF7	US106284CF78	4,000,000	4,000,000	100.32	4,012,600	127,500	4,140,100	103.50	USD
6/21/2019	112585AH7	US112585AH72	7,000,000	7,000,000	103.59	7,251,356	121,333	7,372,689	105.32	USD
6/21/2019	11271LAA0	US11271LAA08	4,000,000	4,000,000	104.04	4,161,540	8,972	4,170,512	104.26	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	11271LAD4	US11271LAD47	1,400,000	1,400,000	108.71	1,522,008	26,783	1,548,791	110.63	USD
6/21/2019	118230AJ0	US118230AJ01	10,000,000	10,000,000	101.56	10,156,130	189,583	10,345,713	103.46	USD
6/21/2019	12189LBC4	US12189LBC46	2,000,000	2,000,000	110.05	2,201,030	1,350	2,202,380	110.12	USD
6/21/2019	12502YAP8	US12502YAP88	4,404,762	10,000,000	100.80	4,440,120	6,393	4,446,513	100.95	USD
6/21/2019	12505BAC4	US12505BAC46	1,000,000	1,000,000	110.07	1,100,682	14,000	1,114,682	111.47	USD
6/21/2019	12505BAD2	US12505BAD29	3,830,000	3,830,000	108.36	4,150,180	57,051	4,207,231	109.85	USD
6/21/2019	12508EAD3	US12508EAD31	7,315,000	7,315,000	104.25	7,625,888	67,054	7,692,942	105.17	USD
6/21/2019	12512JAX2	US12512JAX28	19,949,434	20,000,000	5.27	1,050,956	9,314	1,060,270	5.31	USD
6/21/2019	12515GAG2	US12515GAG29	2,500,000	2,500,000	104.96	2,624,003	5,257	2,629,259	105.17	USD
6/21/2019	12531WBG6	US12531WBG69	2,500,000	2,500,000	108.78	2,719,465	6,528	2,725,992	109.04	USD
6/21/2019	12592XBG0	US12592XBG07	5,000,000	5,000,000	103.39	5,169,269	10,906	5,180,174	103.60	USD
6/21/2019	12593ABC8	US12593ABC80	8,000,000	8,000,000	104.95	8,396,188	16,893	8,413,081	105.16	USD
6/21/2019	12593QBF6	US12593QBF63	41,693,909	45,000,000	4.72	1,966,189	25,677	1,991,866	4.78	USD
6/21/2019	12594PAZ4	US12594PAZ45	2,000,000	2,000,000	105.49	2,109,766	1,350	2,111,116	105.56	USD
6/21/2019	12594PBA8	US12594PBA84	4,000,000	4,000,000	104.48	4,179,158	2,834	4,181,991	104.55	USD
6/21/2019	12623SAF7	US12623SAF74	13,672,547	19,500,000	4.48	611,911	12,809	624,719	4.57	USD
6/21/2019	12625CAC7	US12625CAC73	2,000,000	2,000,000	104.08	2,081,619	3,805	2,085,424	104.27	USD
6/21/2019	126281BF0	US126281BF05	1,000,000	1,000,000	103.50	1,034,969	2,465	1,037,433	103.74	USD
6/21/2019	12635QBH2	US12635QBH20	33,696,548	35,000,000	4.73	1,593,146	23,647	1,616,793	4.80	USD
6/21/2019	12635QBK5	US12635QBK58	2,000,000	2,000,000	106.94	2,138,889	5,010	2,143,899	107.19	USD
6/21/2019	12648TAC3	US12648TAC36	641,223	3,000,000	99.80	639,961	1,247	641,208	100.00	USD
6/21/2019	12652DAN7	US12652DAN75	1,000,000	1,000,000	105.49	1,054,947	2,191	1,057,138	105.71	USD
6/21/2019	126650CX6	US126650CX62	1,400,000	1,400,000	105.11	1,471,541	14,381	1,485,923	106.14	USD
6/21/2019	13063BJB9	US13063BJB99	6,000,000	6,000,000	107.26	6,435,780	64,167	6,499,947	108.33	USD
6/21/2019	13281KTU2	US13281KTU24	3,125,000	3,125,000	103.95	3,248,313	99,167	3,347,479	107.12	USD
6/21/2019	14040HBJ3	US14040HBJ32	5,300,000	5,300,000	104.49	5,537,848	32,153	5,570,001	105.09	USD
6/21/2019	14066AAB5	US14066AAB52	941,819	1,000,000	72.24	680,381	800	681,182	72.33	USD
6/21/2019	140694AA8	US140694AA86	1,651,095	1,750,000	113.79	1,878,848	3,057	1,881,904	113.98	USD
6/21/2019	14069BAA2	US14069BAA26	2,813,483	3,000,000	106.34	2,991,721	4,940	2,996,660	106.51	USD
6/21/2019	14070AAA1	US14070AAA16	1,907,037	2,000,000	113.86	2,171,302	3,533	2,174,835	114.04	USD
6/21/2019	14070EAC9	US14070EAC93	984,360	1,000,000	156.00	1,535,563	2,399	1,537,962	156.24	USD
6/21/2019	14070RAA4	US14070RAA41	3,883,423	4,000,000	124.47	4,833,771	8,470	4,842,241	124.69	USD
6/21/2019	14976CAA2	US14976CAA27	9,000,000	9,000,000	101.04	9,093,600	40,163	9,133,763	101.49	USD
6/21/2019	155431AA7	US155431AA74	4,900,000	4,900,000	105.69	5,178,764	32,823	5,211,587	106.36	USD
6/21/2019	157411QB8	US157411QB83	2,000,000	2,000,000	63.18	1,263,640	-	1,263,640	63.18	USD
6/21/2019	157411QF9	US157411QF97	2,500,000	2,500,000	51.68	1,292,050	-	1,292,050	51.68	USD
6/21/2019	167725AC4	US167725AC49	6,000,000	6,000,000	134.34	8,060,400	22,997	8,083,397	134.72	USD
6/21/2019	16772PAX4	US16772PAX42	2,000,000	2,000,000	107.60	2,152,020	5,833	2,157,853	107.89	USD
6/21/2019	17290XAW0	US17290XAW02	3,000,000	3,000,000	105.84	3,175,144	7,055	3,182,199	106.07	USD
6/21/2019	17291CBU8	US17291CBU80	1,250,000	1,250,000	98.59	1,232,354	2,206	1,234,559	98.76	USD
6/21/2019	17291DAF0	US17291DAF06	2,750,000	2,750,000	109.80	3,019,437	3,704	3,023,141	109.93	USD
6/21/2019	17324DAX2	US17324DAX21	1,000,000	1,000,000	105.57	1,055,685	2,462	1,058,148	105.81	USD
6/21/2019	17324KAS7	US17324KAS78	1,500,000	1,500,000	107.29	1,609,422	3,622	1,613,044	107.54	USD
6/21/2019	17324KAV0	US17324KAV08	34,090,466	35,000,000	3.78	1,286,919	19,192	1,306,111	3.83	USD
6/21/2019	17325GAJ5	US17325GAJ58	25,610,423	26,250,000	5.97	1,529,334	18,737	1,548,071	6.04	USD
6/21/2019	17326CBE3	US17326CBE30	28,450,104	28,700,000	5.28	1,503,403	15,628	1,519,031	5.34	USD
6/21/2019	178180GD1	US178180GD13	1,500,000	1,500,000	107.95	1,619,186	34,938	1,654,123	110.27	USD
6/21/2019	18085PLL6	US18085PLL66	6,000,000	6,000,000	100.08	6,004,800	194,962	6,199,762	103.33	USD
6/21/2019	19668QDM4	US19668QDM42	10,600,000	10,600,000	129.15	13,689,370	192,694	13,882,064	130.96	USD
6/21/2019	19828JAA6	US19828JAA60	1,500,000	1,500,000	102.69	1,540,335	13,833	1,554,168	103.61	USD
6/21/2019	20030NBT7	US20030NBT72	7,250,000	7,250,000	96.17	6,972,180	100,533	7,072,713	97.55	USD
6/21/2019	2027A0HR3	US2027A0HR32	5,000,000	5,000,000	106.24	5,312,175	7,500	5,319,675	106.39	USD
6/21/2019	203233AA9	US203233AA98	7,750,000	7,750,000	102.35	7,932,249	121,417	8,053,666	103.92	USD
6/21/2019	20453KAA3	US20453KAA34	4,000,000	4,000,000	102.56	4,102,276	30,569	4,132,845	103.32	USD
6/21/2019	20825CAP9	US20825CAP95	1,000,000	1,000,000	129.32	1,293,195	5,900	1,299,095	129.91	USD
6/21/2019	20825CAQ7	US20825CAQ78	5,400,000	5,400,000	137.51	7,425,659	136,500	7,562,159	140.04	USD
6/21/2019	21684AAA4	US21684AAA43	3,000,000	3,000,000	106.38	3,191,481	7,708	3,199,189	106.64	USD
6/21/2019	225433AC5	US225433AC55	4,000,000	4,000,000	103.91	4,156,364	35,417	4,191,781	104.79	USD
6/21/2019	225433AR2	US225433AR25	5,000,000	5,000,000	107.45	5,372,350	39,813	5,412,163	108.24	USD
6/21/2019	22822RBH2	US22822RBH21	8,500,000	8,500,000	107.17	9,109,080	6,008	9,115,088	107.24	USD
6/21/2019	22966RAA4	US22966RAA41	1,500,000	1,500,000	105.36	1,580,420	31,200	1,611,620	107.44	USD
6/21/2019	22966RAB2	US22966RAB24	1,000,000	1,000,000	105.34	1,053,449	729	1,054,178	105.42	USD
6/21/2019	23204GAC4	US23204GAC42	3,500,000	3,500,000	99.42	3,479,809	65,669	3,545,477	101.30	USD
6/21/2019	23380YAC1	US23380YAC12	2,000,000	2,000,000	107.88	2,157,500	15,017	2,172,517	108.63	USD
6/21/2019	23380YAD9	US23380YAD94	5,000,000	5,000,000	101.38	5,068,750	-	5,068,750	101.38	USD
6/21/2019	235036SS0	US235036SS08	1,180,000	1,180,000	104.45	1,232,463	8,194	1,240,657	105.14	USD
6/21/2019	235417AS1	US235417AS15	5,000,000	5,000,000	88.63	4,431,250	-	4,431,250	88.63	USD
6/21/2019	24023MAA2	US24023MAA27	1,800,000	1,800,000	105.96	1,907,240	2,260	1,909,500	106.08	USD
6/21/2019	247131AF2	US247131AF28	3,500,000	3,500,000	102.90	3,601,630	107,953	3,709,583	105.99	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	249670AA8	US249670AA83	3,000,000	3,000,000	100.25	3,007,500	2,438	3,009,938	100.33	USD
6/21/2019	251130EC0	US251130EC04	1,000,000	1,000,000	126.58	1,265,770	9,229	1,274,999	127.50	USD
6/21/2019	25155FAB2	US25155FAB22	2,000,000	2,000,000	105.19	2,103,742	21,944	2,125,686	106.28	USD
6/21/2019	25466AAP6	US25466AAP66	2,250,000	2,250,000	108.47	2,440,474	28,481	2,468,955	109.73	USD
6/21/2019	25470DAR0	US25470DAR08	7,400,000	7,400,000	101.08	7,479,957	73,887	7,553,844	102.08	USD
6/21/2019	263901AB6	US263901AB68	1,500,000	1,500,000	137.03	2,055,494	21,500	2,076,994	138.47	USD
6/21/2019	26827EAA3	US26827EAA38	598,197	1,500,000	100.34	600,210	346	600,556	100.39	USD
6/21/2019	268317AC8	US268317AC80	4,000,000	4,000,000	137.88	5,515,296	111,972	5,627,268	140.68	USD
6/21/2019	26884LAB5	US26884LAB53	3,000,000	3,000,000	104.51	3,135,201	14,625	3,149,826	104.99	USD
6/21/2019	26884UAA7	US26884UAA79	6,304,000	6,304,000	106.78	6,731,600	143,416	6,875,016	109.06	USD
6/21/2019	26884UAB5	US26884UAB52	2,500,000	2,500,000	104.32	2,608,098	25,000	2,633,098	105.32	USD
6/21/2019	283734NP2	US283734NP27	3,000,000	3,000,000	104.71	3,141,180	67,295	3,208,475	106.95	USD
6/21/2019	29266MAF6	US29266MAF68	3,175,000	3,175,000	129.62	4,115,451	92,869	4,208,320	132.55	USD
6/21/2019	29267HAA7	US29267HAA77	2,750,000	2,750,000	129.18	3,552,574	83,417	3,635,990	132.22	USD
6/21/2019	29273RAJ8	US29273RAJ86	2,200,000	2,200,000	124.87	2,747,140	77,917	2,825,057	128.41	USD
6/21/2019	29359UAA7	US29359UAA79	4,000,000	4,000,000	102.35	4,093,920	50,500	4,144,420	103.61	USD
6/21/2019	29380TAT2	US29380TAT25	3,000,000	3,000,000	107.21	3,216,333	60,375	3,276,708	109.22	USD
6/21/2019	29444GAJ6	US29444GAJ67	1,000,000	1,000,000	118.61	1,186,055	15,556	1,201,611	120.16	USD
6/21/2019	29977GAA0	US29977GAA04	3,000,000	3,000,000	109.70	3,290,955	80,979	3,371,934	112.40	USD
6/21/2019	302491AS4	US302491AS46	2,000,000	2,000,000	103.60	2,071,922	31,889	2,103,811	105.19	USD
6/21/2019	30261QAJ2	US30261QAJ22	2,493,000	2,493,000	103.48	2,579,745	4,983	2,584,727	103.68	USD
6/21/2019	30262SAR9	US30262SAR94	2,000,000	2,000,000	103.94	2,078,854	4,279	2,083,133	104.16	USD
6/21/2019	30263AAJ5	US30263AAJ51	1,000,000	1,000,000	104.53	1,045,282	2,747	1,048,029	104.80	USD
6/21/2019	30285FAE9	US30285FAE97	9,000,000	9,000,000	106.00	9,539,667	20,359	9,560,026	106.22	USD
6/21/2019	30286XAN9	US30286XAN93	14,750,000	14,750,000	103.13	15,211,671	30,598	15,242,269	103.34	USD
6/21/2019	30291GAN9	US30291GAN97	1,000,000	1,000,000	103.48	1,034,757	1,942	1,036,699	103.67	USD
6/21/2019	30291MAN6	US30291MAN65	2,000,000	2,000,000	104.05	2,081,044	4,033	2,085,077	104.25	USD
6/21/2019	30291NAE4	US30291NAE40	2,000,000	2,000,000	103.89	2,077,859	3,930	2,081,790	104.09	USD
6/21/2019	30291RAA3	US30291RAA32	1,000,000	1,000,000	103.90	1,038,961	2,075	1,041,036	104.10	USD
6/21/2019	30291VAE6	US30291VAE65	1,000,000	1,000,000	105.76	1,057,552	2,189	1,059,741	105.97	USD
6/21/2019	30291WAN4	US30291WAN48	1,000,000	1,000,000	106.66	1,066,572	2,424	1,068,996	106.90	USD
6/21/2019	30291XAE2	US30291XAE22	1,850,000	1,850,000	102.14	1,889,575	4,082	1,893,658	102.36	USD
6/21/2019	30292CAJ6	US30292CAJ62	3,950,000	3,950,000	106.91	4,223,047	9,264	4,232,311	107.15	USD
6/21/2019	30292GAN8	US30292GAN88	2,000,000	2,000,000	106.31	2,126,288	4,618	2,130,906	106.55	USD
6/21/2019	30292QAA4	US30292QAA40	6,000,000	6,000,000	102.68	6,160,537	11,797	6,172,334	102.87	USD
6/21/2019	30292RAJ3	US30292RAJ32	6,500,000	6,500,000	103.59	6,733,297	13,342	6,746,638	103.79	USD
6/21/2019	309601AA0	US309601AA06	3,265,000	3,265,000	119.92	3,915,241	39,112	3,954,353	121.11	USD
6/21/2019	309601AE2	US309601AE28	2,000,000	2,000,000	96.14	1,922,820	13,186	1,936,006	96.80	USD
6/20/2019	3128M4NU3	US3128M4NU35	641,201	45,000,000	113.80	729,713	2,137	731,850	114.14	USD
6/21/2019	3130A0FR6	US3130A0FR68	1,000,000	1,000,000	114.22	1,142,229	1,444	1,143,673	114.37	USD
6/21/2019	3130A2AU0	US3130A2AU09	3,000,000	3,000,000	108.00	3,239,913	3,656	3,243,569	108.12	USD
6/21/2019	3130A5VM8	US3130A5VM84	4,000,000	4,000,000	111.51	4,460,476	66,600	4,527,076	113.18	USD
6/21/2019	3130A7AL9	US3130A7AL96	2,000,000	2,000,000	100.00	1,999,996	24,131	2,024,127	101.21	USD
6/21/2019	3130A7AY1	US3130A7AY18	1,500,000	1,500,000	100.00	1,500,008	17,057	1,517,064	101.14	USD
6/21/2019	3130A8NY5	US3130A8NY53	2,000,000	2,000,000	96.79	1,935,822	23,958	1,959,780	97.99	USD
6/21/2019	3130A96V8	US3130A96V88	2,500,000	2,500,000	96.05	2,401,320	19,313	2,420,633	96.83	USD
6/21/2019	3130AAC48	US3130AAC482	2,000,000	2,000,000	100.00	2,000,018	3,084	2,003,102	100.16	USD
6/21/2019	3130AAEL8	US3130AAEL87	1,000,000	1,000,000	100.00	1,000,003	17,319	1,017,322	101.73	USD
6/21/2019	3130AAGM4	US3130AAGM43	1,000,000	1,000,000	100.00	1,000,032	18,156	1,018,188	101.82	USD
6/21/2019	3130AAHD3	US3130AAHD35	1,500,000	1,500,000	100.00	1,500,053	25,358	1,525,411	101.69	USD
6/21/2019	3130AALS5	US3130AALS57	1,000,000	1,000,000	100.00	1,000,013	14,964	1,014,977	101.50	USD
6/21/2019	3130AANG9	US3130AANG91	1,000,000	1,000,000	100.00	1,000,021	13,856	1,013,877	101.39	USD
6/21/2019	3130AAVH8	US3130AAVH82	2,000,000	2,000,000	100.15	2,002,926	18,947	2,021,873	101.09	USD
6/21/2019	3130AAYS1	US3130AAYS11	3,000,000	3,000,000	100.00	3,000,102	26,011	3,026,113	100.87	USD
6/21/2019	3130AAZ76	US3130AAZ764	3,000,000	3,000,000	100.00	3,000,063	24,772	3,024,835	100.83	USD
6/21/2019	3130AB2E5	US3130AB2E57	1,000,000	1,000,000	100.00	1,000,023	7,972	1,007,995	100.80	USD
6/21/2019	3130ABJX5	US3130ABJX53	5,000,000	5,000,000	100.00	5,000,040	972	5,001,012	100.02	USD
6/21/2019	3130ABSG2	US3130ABSG20	1,000,000	1,000,000	100.00	1,000,015	14,356	1,014,371	101.44	USD
6/21/2019	3130ABT89	US3130ABT898	1,000,000	1,000,000	100.01	1,000,133	14,018	1,014,151	101.42	USD
6/21/2019	3130AC2W3	US3130AC2W38	1,000,000	1,000,000	100.00	1,000,014	11,736	1,011,750	101.18	USD
6/21/2019	3130ACC85	US3130ACC850	4,000,000	4,000,000	100.00	4,000,008	37,778	4,037,786	100.94	USD
6/21/2019	3130ACDP6	US3130ACDP66	2,250,000	2,250,000	100.00	2,250,007	19,879	2,269,886	100.88	USD
6/21/2019	3130ACE75	US3130ACE757	4,000,000	4,000,000	100.00	4,000,008	32,489	4,032,497	100.81	USD
6/21/2019	3130ACHT4	US3130ACHT43	1,500,000	1,500,000	100.00	1,500,008	10,957	1,510,964	100.73	USD
6/21/2019	3130ACKQ6	US3130ACKQ66	2,000,000	2,000,000	100.00	2,000,014	12,021	2,012,035	100.60	USD
6/21/2019	3130ACQM9	US3130ACQM98	2,000,000	2,000,000	100.11	2,002,270	7,933	2,010,203	100.51	USD
6/21/2019	3130ACR71	US3130ACR718	750,000	750,000	100.00	750,007	3,300	753,307	100.44	USD
6/21/2019	3130ACRD8	US3130ACRD80	2,500,000	2,500,000	100.00	2,500,055	9,742	2,509,797	100.39	USD
6/21/2019	3130ACYA6	US3130ACYA68	5,000,000	5,000,000	100.00	5,000,105	7,083	5,007,188	100.14	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	3130ADJG8	US3130ADJG86	4,000,000	4,000,000	100.76	4,030,408	56,000	4,086,408	102.16	USD
6/21/2019	3130ADJS2	US3130ADJS25	3,000,000	3,000,000	100.76	3,022,716	36,228	3,058,944	101.96	USD
6/21/2019	3130ADSA1	US3130ADSA16	3,000,000	3,000,000	100.16	3,004,875	28,893	3,033,768	101.13	USD
6/21/2019	3130AE5N6	US3130AE5N65	2,300,000	2,300,000	100.63	2,314,554	13,294	2,327,848	101.21	USD
6/21/2019	3130AEAS9	US3130AEAS98	650,000	650,000	100.85	655,547	2,383	657,930	101.22	USD
6/21/2019	3130AECC2	US3130AECC29	1,400,000	1,400,000	101.04	1,414,498	4,171	1,418,669	101.33	USD
6/21/2019	3130AECG3	US3130AECG33	3,550,000	3,550,000	101.58	3,606,001	8,283	3,614,285	101.81	USD
6/21/2019	3130AECR9	US3130AECR97	2,300,000	2,300,000	104.25	2,397,697	6,777	2,404,474	104.54	USD
6/21/2019	3130AEDX5	US3130AEDX56	950,000	950,000	103.25	980,882	1,583	982,465	103.42	USD
6/21/2019	3130AEJ35	US3130AEJ356	3,000,000	3,000,000	100.01	3,000,171	57,234	3,057,405	101.91	USD
6/21/2019	3130AEJQ4	US3130AEJQ42	2,500,000	2,500,000	104.49	2,612,340	43,667	2,656,007	106.24	USD
6/21/2019	3130AEJR2	US3130AEJR25	1,500,000	1,500,000	100.04	1,500,615	25,833	1,526,448	101.76	USD
6/21/2019	3130AEKX7	US3130AEKX73	2,800,000	2,800,000	101.63	2,845,553	47,289	2,892,842	103.32	USD
6/21/2019	3130AEN30	US3130AEN309	5,000,000	5,000,000	100.09	5,004,720	76,154	5,080,874	101.62	USD
6/21/2019	3130AENQ9	US3130AENQ95	5,200,000	5,200,000	100.07	5,203,786	85,621	5,289,406	101.72	USD
6/21/2019	3130AEPQ7	US3130AEPQ77	2,000,000	2,000,000	103.19	2,063,804	29,112	2,092,916	104.65	USD
6/21/2019	3130AER85	US3130AER854	1,500,000	1,500,000	100.59	1,508,895	21,958	1,530,853	102.06	USD
6/21/2019	3130AEW30	US3130AEW300	6,500,000	6,500,000	100.77	6,549,829	72,016	6,621,845	101.87	USD
6/21/2019	3130AEYE4	US3130AEYE47	2,000,000	2,000,000	101.60	2,032,010	18,807	2,050,817	102.54	USD
6/21/2019	3130AFEQ6	US3130AFEQ61	2,000,000	2,000,000	101.02	2,020,346	7,333	2,027,679	101.38	USD
6/21/2019	3130AFHG5	US3130AFHG52	1,000,000	1,000,000	102.14	1,021,424	1,708	1,023,132	102.31	USD
6/21/2019	3132WRRN5	US3132WRRN59	783,094	800,000	104.93	821,727	2,166	823,893	105.21	USD
6/21/2019	3133EA6D5	US3133EA6D52	1,000,000	1,000,000	104.69	1,046,890	4,829	1,051,719	105.17	USD
6/21/2019	3133EESW1	US3133EESW12	1,000,000	1,000,000	108.45	1,084,520	9,803	1,094,323	109.43	USD
6/21/2019	3133EEXB1	US3133EEXB10	6,250,000	6,250,000	100.00	6,249,994	44,271	6,294,265	100.71	USD
6/21/2019	3133EFBW6	US3133EFBW69	3,000,000	3,000,000	100.00	3,000,057	33,438	3,033,495	101.12	USD
6/21/2019	3133EFNQ6	US3133EFNQ63	2,500,000	2,500,000	100.00	2,500,043	8,893	2,508,936	100.36	USD
6/21/2019	3133EFUY1	US3133EFUY15	4,000,000	4,000,000	100.00	4,000,052	58,264	4,058,316	101.46	USD
6/21/2019	3133EFXD4	US3133EFXD41	3,000,000	3,000,000	100.00	3,000,027	38,850	3,038,877	101.30	USD
6/21/2019	3133EG3Z6	US3133EG3Z64	1,000,000	1,000,000	107.43	1,074,331	14,408	1,088,739	108.87	USD
6/21/2019	3133EG4Q5	US3133EG4Q56	2,000,000	2,000,000	100.00	2,000,032	27,792	2,027,824	101.39	USD
6/21/2019	3133EG7J8	US3133EG7J86	1,250,000	1,250,000	100.00	1,250,020	14,094	1,264,114	101.13	USD
6/21/2019	3133EG7K5	US3133EG7K59	3,500,000	3,500,000	100.00	3,500,039	42,103	3,542,142	101.20	USD
6/21/2019	3133EGB61	US3133EGB610	1,000,000	1,000,000	99.23	992,265	6,389	998,654	99.87	USD
6/21/2019	3133EGH24	US3133EGH245	2,250,000	2,250,000	99.75	2,244,362	354	2,244,715	99.77	USD
6/21/2019	3133EH4W0	US3133EH4W07	2,500,000	2,500,000	100.12	2,503,018	42,409	2,545,427	101.82	USD
6/21/2019	3133EH5C3	US3133EH5C34	3,800,000	3,800,000	100.35	3,813,232	60,992	3,874,224	101.95	USD
6/21/2019	3133EHAL7	US3133EHAL79	2,000,000	2,000,000	106.78	2,135,550	21,961	2,157,511	107.88	USD
6/21/2019	3133EHBB8	US3133EHBB88	1,500,000	1,500,000	108.31	1,624,611	15,669	1,640,280	109.35	USD
6/21/2019	3133EHDA8	US3133EHDA87	2,000,000	2,000,000	100.00	2,000,048	19,312	2,019,360	100.97	USD
6/21/2019	3133EHHE6	US3133EHHE63	3,250,000	3,250,000	106.60	3,464,406	15,933	3,480,339	107.09	USD
6/21/2019	3133EHK77	US3133EHK775	1,000,000	1,000,000	100.00	1,000,000	5,149	1,005,149	100.51	USD
6/21/2019	3133EHK85	US3133EHK858	5,500,000	5,500,000	100.13	5,507,392	28,822	5,536,214	100.66	USD
6/21/2019	3133EHKB8	US3133EHKB87	4,000,000	4,000,000	100.19	4,007,672	9,222	4,016,894	100.42	USD
6/21/2019	3133EHLF8	US3133EHLF82	2,000,000	2,000,000	100.00	2,000,006	3,944	2,003,950	100.20	USD
6/21/2019	3133EHMF7	US3133EHMF73	2,000,000	2,000,000	100.00	2,000,008	2,528	2,002,536	100.13	USD
6/21/2019	3133EHQ22	US3133EHQ228	1,500,000	1,500,000	100.00	1,500,011	6,713	1,506,723	100.45	USD
6/21/2019	3133EHT45	US3133EHT453	2,500,000	2,500,000	100.02	2,500,623	8,313	2,508,935	100.36	USD
6/21/2019	3133EHT60	US3133EHT602	3,500,000	3,500,000	100.00	3,500,091	7,251	3,507,342	100.21	USD
6/21/2019	3133EHVQ3	US3133EHVQ38	1,500,000	1,500,000	98.99	1,484,892	16,331	1,501,223	100.08	USD
6/21/2019	3133EHX99	US3133EHX992	1,750,000	1,750,000	100.00	1,750,009	4,142	1,754,150	100.24	USD
6/21/2019	3133EHXB4	US3133EHXB41	3,000,000	3,000,000	99.81	2,994,375	28,500	3,022,875	100.76	USD
6/21/2019	3133EHZR7	US3133EHZR74	2,000,000	2,000,000	100.00	1,999,998	16,436	2,016,434	100.82	USD
6/21/2019	3133EJAM1	US3133EJAM19	2,300,000	2,300,000	106.91	2,458,955	31,312	2,490,267	108.27	USD
6/21/2019	3133EJBG3	US3133EJBG32	2,000,000	2,000,000	100.91	2,018,104	28,649	2,046,753	102.34	USD
6/21/2019	3133EJED7	US3133EJED73	1,000,000	1,000,000	101.08	1,010,776	11,550	1,022,326	102.23	USD
6/21/2019	3133EJSF7	US3133EJSF75	2,000,000	2,000,000	103.18	2,063,658	222	2,063,880	103.19	USD
6/21/2019	3133EJUZ0	US3133EJUZ02	2,000,000	2,000,000	100.04	2,000,892	32,013	2,032,905	101.65	USD
6/21/2019	3133EJV22	US3133EJV224	1,000,000	1,000,000	104.57	1,045,659	3,392	1,049,051	104.91	USD
6/21/2019	3133EJVS5	US3133EJVS59	800,000	800,000	104.19	833,528	12,788	846,316	105.79	USD
6/21/2019	3133MAWE5	US3133MAWE53	1,020,000	1,020,000	143.91	1,467,875	25,436	1,493,311	146.40	USD
6/21/2019	3133XEXR5	US3133XEXR50	2,035,000	2,035,000	130.14	2,648,430	28,101	2,676,532	131.52	USD
6/21/2019	3133XFJ49	US3133XFJ490	22,000,000	22,000,000	136.76	30,087,090	333,438	30,420,528	138.28	USD
6/21/2019	3133XG6E9	US3133XG6E90	5,430,000	5,430,000	123.35	6,697,710	7,806	6,705,515	123.49	USD
6/21/2019	3134A3ZU3	US3134A3ZU35	25,468,000	25,468,000	76.67	19,527,385	-	19,527,385	76.67	USD
6/21/2019	3134A4KY9	US3134A4KY94	4,000,000	4,000,000	70.91	2,836,584	-	2,836,584	70.91	USD
6/21/2019	313586RC5	US313586RC55	14,120,000	14,120,000	99.33	14,025,933	-	14,025,933	99.33	USD
6/21/2019	31358DCT9	US31358DCT90	3,850,000	3,850,000	55.89	2,151,844	-	2,151,844	55.89	USD
6/21/2019	31358DDS0	US31358DDS09	5,000,000	5,000,000	74.90	3,745,184	-	3,745,184	74.90	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	3136A1QE8	US3136A1QE82	1,000,000	1,000,000	106.57	1,065,653	1,944	1,067,598	106.76	USD
6/21/2019	3136A6ZY3	US3136A6ZY33	2,000,000	2,000,000	110.68	2,213,541	4,444	2,217,985	110.90	USD
6/21/2019	3136AFXR0	US3136AFXR04	5,584,379	4,677,177	99.66	5,565,196	9,307	5,574,503	99.82	USD
6/21/2019	3136B1T79	US3136B1T791	1,044,211	1,000,000	110.08	1,149,417	2,320	1,151,737	110.30	USD
6/21/2019	3136B2K50	US3136B2K509	2,067,676	2,000,000	107.38	2,220,364	4,595	2,224,959	107.61	USD
6/21/2019	3136B2UE0	US3136B2UE00	1,032,555	1,000,000	104.64	1,080,508	2,008	1,082,515	104.84	USD
6/21/2019	3136B3MV9	US3136B3MV99	1,023,573	1,000,000	105.66	1,081,546	1,990	1,083,536	105.86	USD
6/21/2019	3137A0K95	US3137A0K958	1,779,105	2,000,000	106.76	1,899,394	4,448	1,903,842	107.01	USD
6/21/2019	3137A5P24	US3137A5P246	5,439,906	4,000,000	104.24	5,670,408	12,089	5,682,496	104.46	USD
6/21/2019	3137AFCN0	US3137AFCN02	1,000,000	1,000,000	107.59	1,075,924	2,222	1,078,146	107.81	USD
6/21/2019	3137AFPC0	US3137AFPC00	7,000,000	7,000,000	108.46	7,592,151	15,556	7,607,707	108.68	USD
6/21/2019	3137ARM29	US3137ARM290	3,831,497	3,000,000	104.86	4,017,711	7,450	4,025,161	105.05	USD
6/21/2019	3137ARM37	US3137ARM373	3,831,497	3,000,000	103.44	3,963,338	7,450	3,970,789	103.64	USD
6/21/2019	3137B2NF3	US3137B2NF30	1,233,301	1,000,000	104.30	1,286,328	2,398	1,288,726	104.49	USD
6/21/2019	3137B3A32	US3137B3A325	2,318,476	2,000,000	91.75	2,127,314	3,220	2,130,534	91.89	USD
6/21/2019	3137B3AJ7	US3137B3AJ71	1,229,714	1,000,000	104.72	1,287,730	2,391	1,290,121	104.91	USD
6/21/2019	3137BBBE9	US3137BBBE98	26,134,346	28,000,000	4.61	1,204,791	16,793	1,221,584	4.67	USD
6/21/2019	3137BFXU0	US3137BFXU07	48,619,416	50,000,000	4.96	2,412,350	28,323	2,440,673	5.02	USD
6/21/2019	3137FG5H4	US3137FG5H47	3,132,632	3,000,000	108.07	3,385,539	6,961	3,392,501	108.30	USD
6/21/2019	3137FG6T7	US3137FG6T75	5,000,000	5,000,000	110.40	5,519,833	10,417	5,530,250	110.60	USD
6/21/2019	3137GAMD6	US3137GAMD68	4,240,590	3,000,000	107.36	4,552,883	9,424	4,562,307	107.59	USD
6/21/2019	3138LCAM7	US3138LCAM79	1,335,409	1,500,000	103.90	1,387,522	2,597	1,390,118	104.10	USD
6/21/2019	3138LCQA6	US3138LCQA67	8,539,370	9,000,000	106.92	9,130,411	18,407	9,148,818	107.14	USD
6/21/2019	3138LCQD0	US3138LCQD07	983,354	1,000,000	106.89	1,051,101	1,983	1,053,084	107.09	USD
6/21/2019	3138LCWF8	US3138LCWF80	1,988,000	2,000,000	107.93	2,145,743	3,943	2,149,685	108.13	USD
6/21/2019	3138LDK44	US3138LDK448	1,897,723	2,000,000	102.43	1,943,871	3,753	1,947,624	102.63	USD
6/21/2019	3138LM6G3	US3138LM6G33	4,000,000	4,000,000	106.91	4,276,444	7,878	4,284,322	107.11	USD
6/21/2019	3138LMSG9	US3138LMSG91	1,000,000	1,000,000	108.38	1,083,791	1,989	1,085,779	108.58	USD
6/21/2019	3138LNT76	US3138LNT760	3,800,000	3,800,000	110.75	4,208,547	8,529	4,217,076	110.98	USD
6/21/2019	31394C2J0	US31394C2J04	3,217,947	11,586,842	108.33	3,486,134	9,833	3,495,967	108.64	USD
6/21/2019	31395F2F0	US31395F2F08	3,502,769	3,888,140	109.26	3,827,144	10,703	3,837,847	109.57	USD
6/21/2019	31396WG91	US31396WG915	1,863,738	2,819,000	107.71	2,007,519	5,177	2,012,696	107.99	USD
6/21/2019	31397CWG0	US31397CWG04	569,442	1,976,878	106.62	607,123	1,819	608,943	106.94	USD
6/21/2019	31397NWX9	US31397NWX91	1,737,637	1,500,000	111.62	1,939,607	6,275	1,945,882	111.98	USD
6/21/2019	31397QG51	US31397QG519	2,137,818	2,000,000	106.52	2,277,264	5,345	2,282,608	106.77	USD
6/21/2019	31397UK65	US31397UK653	2,832,569	8,500,000	102.59	2,905,839	6,295	2,912,134	102.81	USD
6/21/2019	31397UZQ5	US31397UZQ56	1,944,673	4,300,000	104.25	2,027,411	4,321	2,031,733	104.48	USD
6/21/2019	31398AFD9	US31398AFD90	1,000,000	1,000,000	139.10	1,391,015	24,375	1,415,390	141.54	USD
6/21/2019	31398GKS7	US31398GKS74	1,330,692	8,000,000	103.87	1,382,159	3,327	1,385,485	104.12	USD
6/21/2019	31398SWG4	US31398SWG47	2,000,000	2,000,000	107.58	2,151,673	4,444	2,156,118	107.81	USD
6/21/2019	3140HR6G3	US3140HR6G36	6,000,000	6,000,000	114.96	6,897,692	12,840	6,910,532	115.18	USD
6/20/2019	31410FYE9	US31410FYE95	1,090,146	32,700,000	108.61	1,184,021	3,331	1,187,352	108.92	USD
6/21/2019	31418C3J1	US31418C3J18	1,648,547	2,000,000	102.10	1,683,138	3,663	1,686,801	102.32	USD
6/21/2019	31847RAF9	US31847RAF91	3,500,000	3,500,000	106.61	3,731,305	16,100	3,747,405	107.07	USD
6/21/2019	33582VAB4	US33582VAB45	9,000,000	9,000,000	103.17	9,285,291	155,250	9,440,541	104.89	USD
6/21/2019	33767CAR8	US33767CAR88	3,000,000	3,000,000	101.95	3,058,361	5,833	3,064,195	102.14	USD
6/21/2019	33972PAA7	US33972PAA75	11,300,000	11,300,000	88.15	9,961,153	104,878	10,066,032	89.08	USD
6/21/2019	340711AT7	US340711AT72	2,000,000	2,000,000	102.84	2,056,705	47,233	2,103,938	105.20	USD
6/21/2019	340711AW0	US340711AW02	2,500,000	2,500,000	106.77	2,669,313	47,125	2,716,438	108.66	USD
6/21/2019	343498AA9	US343498AA92	5,600,000	5,600,000	104.55	5,855,018	54,444	5,909,463	105.53	USD
6/21/2019	346845AF7	US346845AF74	1,100,000	1,100,000	113.71	1,250,781	27,694	1,278,476	116.23	USD
6/21/2019	347382AC7	US347382AC74	930,000	930,000	117.45	1,092,304	5,881	1,098,185	118.08	USD
6/21/2019	35564CAB3	US35564CAB37	1,100,000	1,100,000	105.13	1,156,443	2,139	1,158,582	105.33	USD
6/21/2019	35952FAA8	US35952FAA84	5,600,000	5,600,000	139.26	7,798,560	7,700	7,806,260	139.40	USD
6/21/2019	360271AJ9	US360271AJ90	3,000,000	3,000,000	105.08	3,152,409	13,500	3,165,909	105.53	USD
6/21/2019	361448BC6	US361448BC68	1,250,000	1,250,000	106.78	1,334,719	6,951	1,341,670	107.33	USD
6/21/2019	361448BE2	US361448BE25	1,450,000	1,450,000	108.34	1,570,987	26,692	1,597,679	110.18	USD
6/21/2019	36188AAA3	US36188AAA34	3,793,323	4,000,000	130.42	4,947,343	8,415	4,955,758	130.64	USD
6/21/2019	36251FBB1	US36251FBB13	5,000,000	5,000,000	104.32	5,215,853	11,056	5,226,909	104.54	USD
6/21/2019	373283CA6	US373283CA62	3,000,000	3,000,000	109.24	3,277,230	8,683	3,285,913	109.53	USD
6/21/2019	38012MAA5	US38012MAA53	1,678,636	1,750,000	103.18	1,731,985	2,798	1,734,783	103.34	USD
6/21/2019	38012NAA3	US38012NAA37	2,627,988	2,794,000	106.00	2,785,591	4,532	2,790,123	106.17	USD
6/21/2019	38141GCU6	US38141GCU67	5,000,000	5,000,000	128.07	6,403,440	107,188	6,510,628	130.21	USD
6/21/2019	38373M4H0	US38373M4H00	1,283,189	1,000,000	107.59	1,380,523	3,454	1,383,977	107.85	USD
6/21/2019	38373M4S6	US38373M4S64	1,611,656	981,000	106.30	1,713,232	4,208	1,717,441	106.56	USD
6/21/2019	38373M6N5	US38373M6N59	2,197,456	6,083,525	102.70	2,256,788	6,534	2,263,322	103.00	USD
6/21/2019	38373MP61	US38373MP612	2,353,898	7,000,000	102.45	2,411,475	7,152	2,418,626	102.75	USD
6/21/2019	38374XSJ5	US38374XSJ53	3,725,194	4,000,000	106.70	3,974,706	10,865	3,985,571	106.99	USD
6/21/2019	38376G3Z1	US38376G3Z12	1,973,305	1,452,825	100.55	1,984,066	4,179	1,988,245	100.76	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	38376GUP3	US38376GUP35	4,034,605	3,896,740	104.01	4,196,234	9,638	4,205,872	104.24	USD
6/21/2019	38376GY79	US38376GY791	1,361,027	1,000,000	101.70	1,384,177	2,949	1,387,126	101.92	USD
6/21/2019	38376GZD5	US38376GZD59	1,707,194	1,250,000	100.15	1,709,790	3,464	1,713,254	100.35	USD
6/21/2019	38378BWL9	US38378BWL97	2,092,908	1,700,000	85.12	1,781,521	3,317	1,784,839	85.28	USD
6/21/2019	38378NDV2	US38378NDV29	2,780,140	3,500,000	99.17	2,757,200	4,247	2,761,448	99.33	USD
6/21/2019	39136MAA4	US39136MAA45	1,000,000	1,000,000	118.54	1,185,409	6,625	1,192,034	119.20	USD
6/21/2019	40049JAV9	US40049JAV98	5,000,000	5,000,000	114.90	5,744,800	85,573	5,830,373	116.61	USD
6/21/2019	402740AB0	US402740AB00	5,000,000	5,000,000	115.93	5,796,660	42,986	5,839,646	116.79	USD
6/21/2019	402740AD6	US402740AD65	3,000,000	3,000,000	107.23	3,216,890	36,800	3,253,690	108.46	USD
6/21/2019	404280BH1	US404280BH13	1,250,000	1,250,000	105.28	1,316,046	4,253	1,320,300	105.62	USD
6/21/2019	404280BT5	US404280BT50	1,750,000	1,750,000	108.36	1,896,260	446	1,896,705	108.38	USD
6/21/2019	406216BJ9	US406216BJ98	1,000,000	1,000,000	106.15	1,061,476	4,850	1,066,326	106.63	USD
6/21/2019	410867AF2	US410867AF22	3,000,000	3,000,000	105.46	3,163,698	24,750	3,188,448	106.28	USD
6/21/2019	412493AG3	US412493AG37	5,030,000	5,030,000	135.01	6,791,204	6,371	6,797,576	135.14	USD
6/21/2019	413890EL4	US413890EL41	1,500,000	1,500,000	43.59	653,895	-	653,895	43.59	USD
6/21/2019	413890ER1	US413890ER11	3,560,000	3,560,000	33.59	1,195,626	-	1,195,626	33.59	USD
6/21/2019	416518AB4	US416518AB42	1,000,000	1,000,000	107.17	1,071,690	9,396	1,081,086	108.11	USD
6/21/2019	42217KAW6	US42217KAW62	2,000,000	2,000,000	106.23	2,124,572	45,500	2,170,072	108.50	USD
6/21/2019	42809HAG2	US42809HAG20	2,000,000	2,000,000	102.87	2,057,437	19,111	2,076,548	103.83	USD
6/21/2019	428291AM0	US428291AM05	8,350,000	8,350,000	108.06	9,023,052	137,358	9,160,409	109.71	USD
6/21/2019	432272FM9	US432272FM96	2,000,000	2,000,000	48.21	964,100	-	964,100	48.21	USD
6/21/2019	432272FN7	US432272FN79	3,500,000	3,500,000	35.86	1,255,135	-	1,255,135	35.86	USD
6/21/2019	44106MAR3	US44106MAR34	4,000,000	4,000,000	103.46	4,138,592	3,000	4,141,592	103.54	USD
6/21/2019	44106MAT9	US44106MAT99	2,000,000	2,000,000	99.70	1,994,098	24,000	2,018,098	100.90	USD
6/21/2019	44106MAV4	US44106MAV46	3,000,000	3,000,000	102.00	3,060,054	55,125	3,115,179	103.84	USD
6/21/2019	44106MAW2	US44106MAW29	1,000,000	1,000,000	100.38	1,003,828	17,325	1,021,153	102.12	USD
6/21/2019	44107TAW6	US44107TAW62	1,500,000	1,500,000	104.74	1,571,172	26,250	1,597,422	106.49	USD
6/21/2019	44372BCP6	US44372BCP67	3,475,000	3,475,000	113.72	3,951,840	14,286	3,966,126	114.13	USD
6/21/2019	448055AF0	US448055AF08	5,250,000	5,250,000	102.09	5,359,867	6,344	5,366,211	102.21	USD
6/21/2019	448579AF9	US448579AF96	2,500,000	2,500,000	108.08	2,702,043	32,333	2,734,376	109.38	USD
6/21/2019	448579AG7	US448579AG79	1,000,000	1,000,000	105.07	1,050,711	11,667	1,062,378	106.24	USD
6/21/2019	44927JAC0	US44927JAC09	9,000,000	9,000,000	103.71	9,333,585	50,313	9,383,898	104.27	USD
6/21/2019	44985GAD3	US44985GAD34	4,500,000	4,500,000	107.50	4,837,500	75,625	4,913,125	109.18	USD
6/21/2019	452152FP1	US452152FP13	1,000,000	1,000,000	112.62	1,126,170	1,275	1,127,445	112.74	USD
6/21/2019	45505MAT3	US45505MAT36	1,000,000	1,000,000	108.00	1,080,010	11,667	1,091,677	109.17	USD
6/21/2019	45656RCW0	US45656RCW07	1,250,000	1,250,000	108.43	1,355,325	27,300	1,382,625	110.61	USD
6/21/2019	45656TBR8	US45656TBR86	1,950,000	1,950,000	103.29	2,014,136	46,447	2,060,582	105.67	USD
6/21/2019	45665QAF0	US45665QAF00	4,493,000	4,493,000	104.90	4,713,328	57,411	4,770,738	106.18	USD
6/21/2019	46051MAC6	US46051MAC64	2,800,000	2,800,000	124.00	3,472,031	38,588	3,510,618	125.38	USD
6/21/2019	46590LAV4	US46590LAV45	14,690,924	15,000,000	7.29	1,070,412	14,984	1,085,396	7.39	USD
6/21/2019	46590MAT7	US46590MAT71	14,672,306	15,000,000	10.29	1,510,404	16,194	1,526,598	10.40	USD
6/21/2019	46590RAG4	US46590RAG48	21,592,066	23,000,000	7.97	1,720,570	18,901	1,739,471	8.06	USD
6/21/2019	46611JAB8	US46611JAB89	2,000,000	2,000,000	123.78	2,475,536	2,033	2,477,569	123.88	USD
6/21/2019	46616PAA1	US46616PAA12	3,008,676	6,000,000	109.51	3,294,716	2,357	3,297,073	109.59	USD
6/21/2019	46616PAB9	US46616PAB94	1,343,528	2,000,000	117.28	1,575,693	1,677	1,577,370	117.41	USD
6/21/2019	46617JAA4	US46617JAA43	2,409,960	3,500,000	109.37	2,635,874	1,127	2,637,001	109.42	USD
6/21/2019	46618LAB6	US46618LAB62	1,965,810	2,000,000	102.01	2,005,254	1,392	2,006,646	102.08	USD
6/21/2019	46619XAA1	US46619XAA19	1,602,693	2,000,000	108.61	1,740,650	1,090	1,741,739	108.68	USD
6/21/2019	46625HHA1	US46625HHA14	861,000	861,000	100.07	861,560	7,528	869,087	100.94	USD
6/21/2019	46644ABL5	US46644ABL52	4,500,000	4,500,000	103.57	4,660,708	9,745	4,670,453	103.79	USD
6/21/2019	46646RAL7	US46646RAL78	30,532,156	31,000,000	4.94	1,508,426	16,137	1,524,563	4.99	USD
6/21/2019	46648KAZ9	US46648KAZ93	2,000,000	2,000,000	105.01	2,100,213	4,428	2,104,641	105.23	USD
6/21/2019	468502AA7	US468502AA75	2,000,000	2,000,000	131.13	2,622,624	43,467	2,666,091	133.30	USD
6/21/2019	47102XAJ4	US47102XAJ46	3,000,000	3,000,000	107.20	3,215,952	56,875	3,272,827	109.09	USD
6/21/2019	472319AH5	US472319AH57	1,750,000	1,750,000	106.88	1,870,379	22,057	1,892,436	108.14	USD
6/21/2019	472319AL6	US472319AL69	3,000,000	3,000,000	106.50	3,194,961	64,490	3,259,451	108.65	USD
6/21/2019	47233JAG3	US47233JAG31	2,250,000	2,250,000	102.59	2,308,349	47,288	2,355,637	104.69	USD
6/21/2019	478375AH1	US478375AH14	2,000,000	2,000,000	115.65	2,312,994	52,000	2,364,994	118.25	USD
6/21/2019	48123UAB0	US48123UAB08	11,100,000	11,100,000	77.95	8,652,006	40,135	8,692,141	78.31	USD
6/21/2019	48203RAJ3	US48203RAJ32	8,000,000	8,000,000	105.54	8,442,864	5,800	8,448,664	105.61	USD
6/21/2019	48248NAA8	US48248NAA81	7,800,000	7,800,000	104.74	8,169,704	113,263	8,282,967	106.19	USD
6/21/2019	49326EED1	US49326EED13	2,000,000	2,000,000	104.50	2,090,048	24,650	2,114,698	105.73	USD
6/21/2019	49427RAL6	US49427RAL69	2,000,000	2,000,000	106.45	2,129,036	19,444	2,148,480	107.42	USD
6/21/2019	494787DE1	US494787DE13	3,000,000	3,000,000	105.38	3,161,430	3,950	3,165,380	105.51	USD
6/21/2019	514014MB2	US514014MB23	2,000,000	2,000,000	104.17	2,083,440	52,000	2,135,440	106.77	USD
6/21/2019	529043AC5	US529043AC52	2,650,000	2,650,000	101.55	2,691,085	1,877	2,692,962	101.62	USD
6/21/2019	53079EBE3	US53079EBE32	3,000,000	3,000,000	105.30	3,158,856	2,125	3,160,981	105.37	USD
6/21/2019	53117CAQ5	US53117CAQ50	2,000,000	2,000,000	106.63	2,132,588	30,800	2,163,388	108.17	USD
6/21/2019	539439AR0	US539439AR07	2,200,000	2,200,000	105.27	2,315,969	23,795	2,339,764	106.35	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	539439AT6	US539439AT62	2,000,000	2,000,000	106.01	2,120,230	31,597	2,151,827	107.59	USD
6/21/2019	53944YAF0	US53944YAF07	2,200,000	2,200,000	105.88	2,329,356	11,694	2,341,049	106.41	USD
6/21/2019	54438CMS8	US54438CMS88	5,000,000	5,000,000	138.36	6,918,000	146,417	7,064,417	141.29	USD
6/21/2019	544495VZ4	US544495VZ45	10,000,000	10,000,000	108.72	10,872,400	330,556	11,202,956	112.03	USD
6/21/2019	544646XT4	US544646XT49	1,000,000	1,000,000	94.60	945,950	257	946,207	94.62	USD
6/21/2019	546589RX2	US546589RX29	6,000,000	6,000,000	107.56	6,453,840	30,000	6,483,840	108.06	USD
6/21/2019	55261FAH7	US55261FAH73	4,000,000	4,000,000	103.00	4,120,000	-	4,120,000	103.00	USD
6/21/2019	55336VAJ9	US55336VAJ98	3,300,000	3,300,000	108.65	3,585,592	8,938	3,594,529	108.93	USD
6/21/2019	55608JAE8	US55608JAE82	2,950,000	2,950,000	105.46	3,111,052	80,408	3,191,460	108.19	USD
6/21/2019	55608JAN8	US55608JAN81	700,000	700,000	107.34	751,358	7,602	758,960	108.42	USD
6/21/2019	55608XAB3	US55608XAB38	2,000,000	2,000,000	106.57	2,131,380	2,979	2,134,359	106.72	USD
6/21/2019	558090HQ2	US558090HQ27	2,000,000	2,000,000	105.58	2,111,660	7,389	2,119,049	105.95	USD
6/21/2019	559080AM8	US559080AM85	4,500,000	4,500,000	99.60	4,481,906	40,950	4,522,856	100.51	USD
6/21/2019	49271VAF7	49271VAF7	2,900,000	2,900,000	109.02	3,161,682	9,628	3,171,310	109.36	USD
6/21/2019	56564RAA8	US56564RAA86	2,548,840	2,800,000	102.40	2,609,913	1,789	2,611,702	102.47	USD
6/21/2019	56585AAD4	US56585AAD46	9,000,000	9,000,000	104.37	9,393,084	140,938	9,534,022	105.93	USD
6/21/2019	57429LAM8	US57429LAM81	900,000	900,000	124.29	1,118,601	28,263	1,146,864	127.43	USD
6/21/2019	575767AE8	US575767AE81	7,600,000	7,600,000	125.75	9,556,620	42,750	9,599,370	126.31	USD
6/21/2019	57586NMV0	US57586NMV00	1,750,000	1,750,000	102.48	1,793,453	4,702	1,798,154	102.75	USD
6/21/2019	57586NMY4	US57586NMY49	1,060,000	1,060,000	102.50	1,086,532	2,774	1,089,306	102.76	USD
6/21/2019	584556EA8	US584556EA88	1,000,000	1,000,000	103.68	1,036,780	3,288	1,040,068	104.01	USD
6/21/2019	591560AA5	US591560AA57	3,370,000	3,370,000	125.00	4,212,500	4,423	4,216,923	125.13	USD
6/21/2019	59156RAV0	US59156RAV06	2,350,000	2,350,000	159.00	3,736,500	98,243	3,834,743	163.18	USD
6/21/2019	59156RBS6	US59156RBS67	1,600,000	1,600,000	141.00	2,256,000	30,011	2,286,011	142.88	USD
6/21/2019	59259NZH9	US59259NZH96	6,500,000	6,500,000	152.07	9,884,745	47,684	9,932,429	152.81	USD
6/21/2019	59259YCA5	US59259YCA55	3,000,000	3,000,000	129.55	3,886,350	19,644	3,905,994	130.20	USD
6/21/2019	59259YDK2	US59259YDK29	2,000,000	2,000,000	118.14	2,362,720	12,400	2,375,120	118.76	USD
6/21/2019	59333MB38	US59333MB388	7,000,000	7,000,000	126.90	8,883,000	7,566	8,890,566	127.01	USD
6/21/2019	59333NND1	US59333NND11	4,000,000	4,000,000	62.52	2,500,680	-	2,500,680	62.52	USD
6/21/2019	59333NNE9	US59333NNE93	10,510,000	10,510,000	60.08	6,314,303	-	6,314,303	60.08	USD
6/21/2019	59333NNF6	US59333NNF68	8,000,000	8,000,000	57.59	4,607,280	-	4,607,280	57.59	USD
6/21/2019	59333NNG4	US59333NNG42	10,000,000	10,000,000	55.03	5,502,700	-	5,502,700	55.03	USD
6/21/2019	59333NNH2	US59333NNH25	10,000,000	10,000,000	52.60	5,259,800	-	5,259,800	52.60	USD
6/21/2019	59334DGU2	US59334DGU28	2,000,000	2,000,000	104.61	2,092,100	22,222	2,114,322	105.72	USD
6/21/2019	59334PCN5	US59334PCN50	3,500,000	3,500,000	100.07	3,502,555	110,901	3,613,456	103.24	USD
6/21/2019	595620AE5	US595620AE52	1,500,000	1,500,000	124.20	1,862,997	11,979	1,874,976	125.00	USD
6/21/2019	59562VAM9	US59562VAM90	5,000,000	5,000,000	130.81	6,540,635	68,056	6,608,691	132.17	USD
6/21/2019	605360RV0	US605360RV04	7,000,000	7,000,000	102.06	7,144,340	244,281	7,388,621	105.55	USD
6/21/2019	60687YAA7	US60687YAA73	5,000,000	5,000,000	104.75	5,237,420	36,880	5,274,300	105.49	USD
6/21/2019	60856BAC8	US60856BAC81	11,500,000	11,500,000	103.02	11,847,323	82,225	11,929,548	103.74	USD
6/21/2019	6174467X1	US6174467X10	1,000,000	1,000,000	110.19	1,101,898	3,750	1,105,648	110.56	USD
6/21/2019	617446HD4	US617446HD43	2,500,000	2,500,000	139.69	3,492,290	40,278	3,532,568	141.30	USD
6/21/2019	61744YAL2	US61744YAL20	4,250,000	4,250,000	103.36	4,392,673	69,851	4,462,523	105.00	USD
6/21/2019	61747YDU6	US61747YDU64	2,000,000	2,000,000	104.75	2,094,980	6,606	2,101,586	105.08	USD
6/21/2019	61762MBW0	US61762MBW01	3,000,000	3,000,000	106.37	3,191,169	7,031	3,198,199	106.61	USD
6/21/2019	61764BAJ2	US61764BAJ26	1,500,000	1,500,000	106.69	1,600,334	3,553	1,603,887	106.93	USD
6/21/2019	61767EAJ3	US61767EAJ38	2,000,000	2,000,000	106.46	2,129,163	4,568	2,133,731	106.69	USD
6/21/2019	61767FBB6	US61767FBB67	9,522,285	10,000,000	8.08	769,608	9,368	778,976	8.18	USD
6/21/2019	61767YBC3	US61767YBC30	4,800,000	4,800,000	109.88	5,274,057	11,811	5,285,868	110.12	USD
6/21/2019	62405CAE4	US62405CAE49	1,000,000	1,000,000	99.88	998,840	9,602	1,008,441	100.84	USD
6/21/2019	625506HN3	US625506HN33	6,000,000	6,000,000	97.66	5,859,840	-	5,859,840	97.66	USD
6/21/2019	625506HQ6	US625506HQ63	10,810,000	10,810,000	92.83	10,034,599	-	10,034,599	92.83	USD
6/21/2019	636792AB9	US636792AB91	2,000,000	2,000,000	103.12	2,062,356	44,333	2,106,689	105.33	USD
6/21/2019	63859WAE9	US63859WAE93	1,300,000	1,300,000	99.47	1,293,091	14,011	1,307,102	100.55	USD
6/21/2019	63859WAF6	US63859WAF68	3,300,000	3,300,000	96.64	3,188,978	23,822	3,212,800	97.36	USD
6/21/2019	63861VAC1	US63861VAC19	2,550,000	2,550,000	104.01	2,652,293	43,266	2,695,560	105.71	USD
6/21/2019	638671AK3	US638671AK35	1,756,000	1,756,000	160.54	2,819,005	57,619	2,876,624	163.82	USD
6/21/2019	646108QN3	US646108QN30	1,500,000	1,500,000	105.10	1,576,530	9,315	1,585,845	105.72	USD
6/21/2019	646139X83	US646139X831	5,000,000	5,000,000	149.31	7,465,300	167,686	7,632,986	152.66	USD
6/21/2019	649902T45	US649902T456	8,000,000	8,000,000	116.65	9,331,760	107,755	9,439,515	117.99	USD
6/21/2019	654579AD3	US654579AD34	2,000,000	2,000,000	107.63	2,152,500	18,417	2,170,917	108.55	USD
6/21/2019	655162FX8	US655162FX84	2,000,000	2,000,000	106.70	2,133,940	56,333	2,190,273	109.51	USD
6/21/2019	65535HAB5	US65535HAB50	8,800,000	8,800,000	102.91	9,056,295	175,242	9,231,537	104.90	USD
6/21/2019	66285WCB0	US66285WCB00	15,000,000	15,000,000	63.20	9,480,000	-	9,480,000	63.20	USD
6/21/2019	66285WEE2	US66285WEE21	4,500,000	4,500,000	122.05	5,492,430	131,750	5,624,180	124.98	USD
6/21/2019	664754Q84	US664754Q846	3,110,000	3,110,000	103.73	3,225,972	11,554	3,237,526	104.10	USD
6/21/2019	664754R67	US664754R679	3,000,000	3,000,000	103.85	3,115,440	10,978	3,126,418	104.21	USD
6/21/2019	66516XAB1	US66516XAB10	1,500,000	1,500,000	125.38	1,880,723	1,626	1,882,348	125.49	USD
6/21/2019	66516XAC9	US66516XAC92	3,000,000	3,000,000	136.44	4,093,284	3,402	4,096,686	136.56	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	668138AA8	US668138AA80	5,000,000	5,000,000	101.55	5,077,425	43,313	5,120,738	102.41	USD
6/21/2019	671205X49	US671205X499	1,500,000	1,500,000	55.44	831,525	-	831,525	55.44	USD
6/21/2019	67389MAK7	US67389MAK71	3,000,000	3,000,000	101.59	3,047,552	5,833	3,053,385	101.78	USD
6/21/2019	677071AB8	US677071AB89	2,900,000	2,900,000	115.95	3,362,498	38,944	3,401,442	117.29	USD
6/21/2019	677071AW2	US677071AW27	1,000,000	1,000,000	115.73	1,157,270	11,853	1,169,123	116.91	USD
6/21/2019	677412AF5	US677412AF59	1,300,000	1,300,000	120.11	1,561,482	1,490	1,562,972	120.23	USD
6/21/2019	682439AA2	US682439AA20	9,352,484	10,350,000	107.52	10,056,039	14,781	10,070,820	107.68	USD
6/21/2019	68389XBH7	US68389XBH70	9,750,000	9,750,000	104.71	10,209,488	162,663	10,372,151	106.38	USD
6/21/2019	686053CT4	US686053CT49	6,000,000	6,000,000	120.13	7,207,740	161,880	7,369,620	122.83	USD
6/21/2019	69144YAB3	US69144YAB39	580,892	1,000,000	99.50	577,994	528	578,522	99.59	USD
6/21/2019	693304AH0	US693304AH06	2,300,000	2,300,000	128.84	2,963,332	30,411	2,993,743	130.16	USD
6/21/2019	693456AG0	US693456AG03	2,426,598	2,500,000	101.75	2,469,111	4,718	2,473,829	101.95	USD
6/21/2019	693476BL6	US693476BL68	4,000,000	4,000,000	102.20	4,088,176	63,194	4,151,370	103.78	USD
6/21/2019	69448FAA9	US69448FAA93	1,000,000	1,000,000	97.33	973,300	6,808	980,108	98.01	USD
6/21/2019	694606AA2	US694606AA22	1,000,000	1,000,000	118.42	1,184,180	37,525	1,221,705	122.17	USD
6/21/2019	694669AA0	US694669AA00	1,000,000	1,000,000	121.84	1,218,366	985	1,219,351	121.94	USD
6/21/2019	696624BG9	US696624BG93	750,000	750,000	104.91	786,825	7,083	793,908	105.85	USD
6/21/2019	702282LR3	US702282LR30	4,000,000	4,000,000	100.47	4,018,600	111,891	4,130,491	103.26	USD
6/21/2019	709223R94	US709223R946	1,500,000	1,500,000	108.86	1,632,870	4,167	1,637,037	109.14	USD
6/21/2019	709599AH7	US709599AH79	14,000,000	14,000,000	106.00	14,840,462	303,333	15,143,795	108.17	USD
6/21/2019	709599AN4	US709599AN48	1,000,000	1,000,000	104.79	1,047,873	18,181	1,066,054	106.61	USD
6/21/2019	71270QEB8	US71270QEB86	5,000,000	5,000,000	103.06	5,152,760	86,667	5,239,427	104.79	USD
6/21/2019	71531QAA9	XS1242957006	5,000,000	5,000,000	103.95	5,197,250	119,167	5,316,417	106.33	USD
6/21/2019	717081EC3	US717081EC37	3,500,000	3,500,000	106.71	3,734,763	2,333	3,737,096	106.77	USD
6/21/2019	717903H84	US717903H845	4,000,000	4,000,000	106.80	4,271,880	94,444	4,366,324	109.16	USD
6/21/2019	718546AK0	US718546AK04	4,070,000	4,070,000	109.44	4,454,147	18,926	4,473,072	109.90	USD
6/21/2019	72345HAA3	US72345HAA32	3,500,000	3,500,000	100.89	3,531,220	66,828	3,598,048	102.80	USD
6/21/2019	73358WCX0	US73358WCX02	2,335,000	2,335,000	131.29	3,065,505	18,314	3,083,818	132.07	USD
6/21/2019	73358WRQ9	US73358WRQ95	2,000,000	2,000,000	110.51	2,210,200	41,300	2,251,500	112.58	USD
6/21/2019	738850RG3	US738850RG33	3,000,000	3,000,000	51.63	1,548,900	-	1,548,900	51.63	USD
6/21/2019	740816AG8	US740816AG80	2,000,000	2,000,000	146.42	2,928,416	61,389	2,989,805	149.49	USD
6/21/2019	74251VAL6	US74251VAL62	2,500,000	2,500,000	98.50	2,462,500	11,750	2,474,250	98.97	USD
6/21/2019	743755AF7	US743755AF70	5,000,000	5,000,000	100.96	5,047,915	69,444	5,117,359	102.35	USD
6/21/2019	743917AH9	US743917AH99	4,000,000	4,000,000	128.55	5,142,116	156,778	5,298,894	132.47	USD
6/21/2019	744320AV4	US744320AV41	1,000,000	1,000,000	103.00	1,030,000	5,375	1,035,375	103.54	USD
6/21/2019	74737EAA2	US74737EAA29	10,185,000	10,185,000	109.80	11,183,130	57,291	11,240,421	110.36	USD
6/21/2019	74815HCE0	US74815HCE09	3,125,000	3,125,000	129.00	4,031,181	46,125	4,077,306	130.47	USD
6/21/2019	74834LAX8	US74834LAX82	12,000,000	12,000,000	102.59	12,310,200	94,500	12,404,700	103.37	USD
6/21/2019	752147FK9	US752147FK92	12,255,000	12,255,000	80.21	9,829,123	-	9,829,123	80.21	USD
6/21/2019	75574QAA8	US75574QAA85	1,578,835	4,750,000	102.43	1,617,244	3,337	1,620,581	102.64	USD
6/21/2019	759468AC5	US759468AC51	6,000,000	6,000,000	105.90	6,353,742	114,300	6,468,042	107.80	USD
6/21/2019	763495FG8	US763495FG85	4,000,000	4,000,000	105.09	4,203,480	96,200	4,299,680	107.49	USD
6/21/2019	76886PFV0	US76886PFV04	6,500,000	6,500,000	48.87	3,176,420	-	3,176,420	48.87	USD
6/21/2019	769047HA2	US769047HA22	5,000,000	5,000,000	100.48	5,024,150	136,111	5,160,261	103.21	USD
6/21/2019	777849TC4	US777849TC45	2,250,000	2,250,000	45.83	1,031,108	-	1,031,108	45.83	USD
6/21/2019	780082AD5	US780082AD52	3,000,000	3,000,000	108.76	3,262,806	55,800	3,318,606	110.62	USD
6/21/2019	780097BD2	US780097BD21	2,000,000	2,000,000	102.46	2,049,136	21,313	2,070,449	103.52	USD
6/21/2019	78419CAK0	US78419CAK09	2,000,000	2,000,000	102.97	2,059,312	4,370	2,063,682	103.18	USD
6/21/2019	78486QAC5	US78486QAC50	3,000,000	3,000,000	103.39	3,101,776	43,000	3,144,776	104.83	USD
6/21/2019	786106GN8	US786106GN87	4,970,000	4,970,000	106.89	5,312,532	133,594	5,446,126	109.58	USD
6/21/2019	795830AS7	US795830AS74	1,405,000	1,405,000	118.84	1,669,719	24,500	1,694,219	120.59	USD
6/21/2019	796720GJ3	US796720GJ39	5,000,000	5,000,000	152.02	7,601,150	144,472	7,745,622	154.91	USD
6/21/2019	797398EJ9	US797398EJ97	3,000,000	3,000,000	115.97	3,479,010	63,305	3,542,315	118.08	USD
6/21/2019	79768HAL2	US79768HAL24	3,265,000	3,265,000	131.44	4,291,614	42,227	4,333,841	132.74	USD
6/21/2019	802498JQ9	US802498JQ90	4,000,000	4,000,000	100.51	4,020,400	117,538	4,137,938	103.45	USD
6/21/2019	80281LAA3	US80281LAA35	3,000,000	3,000,000	103.25	3,097,350	38,000	3,135,350	104.51	USD
6/21/2019	80306AAA8	US80306AAA88	3,317,400	3,750,000	102.53	3,401,214	2,350	3,403,564	102.60	USD
6/21/2019	81373PAA1	US81373PAA12	2,300,000	2,300,000	106.97	2,460,273	20,240	2,480,513	107.85	USD
6/21/2019	81721MAM1	US81721MAM10	2,335,000	2,335,000	95.19	2,222,782	38,819	2,261,602	96.86	USD
6/21/2019	81733YBN8	US81733YBN85	2,722,254	5,000,000	99.90	2,719,500	5,293	2,724,794	100.09	USD
6/21/2019	81745BAB1	US81745BAB18	1,008,900	2,000,000	99.93	1,008,160	1,682	1,009,842	100.09	USD
6/21/2019	822582BE1	US822582BE14	7,150,000	7,150,000	109.18	7,806,434	32,771	7,839,205	109.64	USD
6/21/2019	82669GAS3	US82669GAS30	5,000,000	5,000,000	101.63	5,081,520	45,639	5,127,159	102.54	USD
6/21/2019	83162CSE4	US83162CSE48	637,284	5,000,000	110.00	701,001	2,202	703,203	110.34	USD
6/21/2019	83367TBR9	US83367TBR95	7,500,000	7,500,000	104.63	7,847,303	26,719	7,874,021	104.99	USD
6/21/2019	84552YLA7	US84552YLA72	1,000,000	1,000,000	103.45	1,034,490	12,888	1,047,378	104.74	USD
6/21/2019	84552YLB5	US84552YLB55	2,330,000	2,330,000	103.51	2,411,760	30,884	2,442,644	104.83	USD
6/21/2019	84762LAQ8	US84762LAQ86	622,000	622,000	102.25	635,995	4,121	640,116	102.91	USD
6/21/2019	84861CAB1	US84861CAB19	3,925,369	4,250,000	106.91	4,196,536	10,095	4,206,631	107.17	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	859428AT1	US859428AT18	3,500,000	3,500,000	101.59	3,555,566	40,833	3,596,399	102.75	USD
6/21/2019	861398AX3	US861398AX30	5,500,000	5,500,000	101.34	5,573,535	89,100	5,662,635	102.96	USD
6/21/2019	86212VAB0	US86212VAB09	960,935	1,000,000	104.10	1,000,362	115	1,000,478	104.11	USD
6/21/2019	86213AAA7	US86213AAA79	3,629,429	4,000,000	100.59	3,651,013	427	3,651,440	100.61	USD
6/21/2019	86213AAB5	US86213AAB52	3,175,751	3,500,000	107.68	3,419,705	460	3,420,165	107.70	USD
6/21/2019	86213BAB3	US86213BAB36	2,192,813	2,250,000	104.29	2,286,876	305	2,287,180	104.30	USD
6/21/2019	86213CAB1	US86213CAB19	1,468,750	1,500,000	102.68	1,508,049	170	1,508,219	102.69	USD
6/21/2019	869099AH4	US869099AH43	2,400,000	2,400,000	108.28	2,598,691	45,150	2,643,841	110.16	USD
6/21/2019	87165BAG8	US87165BAG86	7,000,000	7,000,000	104.12	7,288,309	129,500	7,417,809	105.97	USD
6/21/2019	875518EL2	US875518EL27	5,000,000	5,000,000	102.08	5,103,900	140,000	5,243,900	104.88	USD
6/21/2019	87938WAP8	US87938WAP86	10,000,000	10,000,000	104.70	10,470,180	189,653	10,659,833	106.60	USD
6/21/2019	880591EH1	US880591EH15	5,000,000	5,000,000	131.75	6,587,510	70,000	6,657,510	133.15	USD
6/21/2019	88059FBA8	US88059FBA84	1,000,000	1,000,000	55.07	550,707	-	550,707	55.07	USD
6/21/2019	88059FCF6	US88059FCF62	669,000	669,000	88.49	591,975	-	591,975	88.49	USD
6/21/2019	884903BQ7	US884903BQ79	3,000,000	3,000,000	106.21	3,186,384	10,033	3,196,417	106.55	USD
6/21/2019	88576NAJ7	US88576NAJ72	745,020	3,110,000	96.47	718,689	221	718,911	96.50	USD
6/21/2019	88576NAP3	US88576NAP33	1,155,978	3,000,000	115.13	1,330,847	1,185	1,332,032	115.23	USD
6/21/2019	88576VAA8	US88576VAA89	2,113,581	5,000,000	123.13	2,602,434	2,818	2,605,252	123.26	USD
6/21/2019	887440BF1	US887440BF18	1,000,000	1,000,000	103.93	1,039,310	3,611	1,042,921	104.29	USD
6/21/2019	891906AB5	US891906AB53	8,100,000	8,100,000	102.76	8,323,301	16,875	8,340,176	102.97	USD
6/21/2019	891906AF6	US891906AF67	2,750,000	2,750,000	106.72	2,934,663	6,799	2,941,461	106.96	USD
6/21/2019	89352HAB5	US89352HAB50	2,915,000	2,915,000	118.29	3,448,069	45,474	3,493,543	119.85	USD
6/21/2019	896239AA8	US896239AA85	2,000,000	2,000,000	104.88	2,097,505	5,278	2,102,783	105.14	USD
6/21/2019	896239AC4	US896239AC42	4,450,000	4,450,000	104.42	4,646,659	3,634	4,650,293	104.50	USD
6/21/2019	89641UAA9	US89641UAA97	3,050,000	3,050,000	106.65	3,252,734	49,372	3,302,105	108.27	USD
6/21/2019	89655YAA4	US89655YAA47	1,129,389	1,750,000	115.08	1,299,725	1,044	1,300,769	115.17	USD
6/21/2019	89837LAB1	US89837LAB18	3,000,000	3,000,000	134.29	4,028,661	52,250	4,080,911	136.03	USD
6/21/2019	899042AC9	US899042AC92	3,000,000	3,000,000	123.98	3,719,477	99,167	3,818,644	127.29	USD
6/21/2019	90215LAA3	US90215LAA35	836,025	1,000,000	101.06	844,928	640	845,568	101.14	USD
6/21/2019	90276CAF8	US90276CAF86	27,929,521	29,800,000	6.81	1,902,266	19,216	1,921,482	6.88	USD
6/21/2019	90276FAZ7	US90276FAZ71	3,950,000	3,950,000	110.17	4,351,631	9,863	4,361,494	110.42	USD
6/21/2019	902973AY2	US902973AY26	5,000,000	5,000,000	102.00	5,100,000	111,042	5,211,042	104.22	USD
6/21/2019	902973AZ9	US902973AZ90	5,000,000	5,000,000	103.75	5,187,500	-	5,187,500	103.75	USD
6/21/2019	903192AA0	US903192AA01	1,000,000	1,000,000	119.80	1,198,019	1,125	1,199,144	119.91	USD
6/21/2019	909218AB5	US909218AB56	625,000	625,000	90.75	567,188	4,141	571,328	91.41	USD
6/21/2019	911759KT4	US911759KT48	5,920,000	5,920,000	102.28	6,054,911	92,780	6,147,690	103.85	USD
6/21/2019	911759KW7	US911759KW76	10,000,000	10,000,000	102.44	10,244,200	166,444	10,410,644	104.11	USD
6/21/2019	911759ML9	US911759ML93	1,200,000	1,200,000	100.43	1,205,218	15,633	1,220,851	101.74	USD
6/21/2019	911759MN5	US911759MN59	800,000	800,000	102.90	823,190	11,044	834,235	104.28	USD
6/21/2019	912810FT0	US912810FT08	825,000	825,000	131.07	1,081,298	12,922	1,094,220	132.63	USD
6/21/2019	913017BJ7	US913017BJ78	1,000,000	1,000,000	120.05	1,200,543	7,500	1,208,043	120.80	USD
6/21/2019	914353D79	US914353D793	800,000	800,000	114.70	917,592	10,667	928,259	116.03	USD
6/21/2019	914714CL2	US914714CL28	730,000	730,000	106.04	774,056	15,824	789,879	108.20	USD
6/21/2019	914714CN8	US914714CN83	2,500,000	2,500,000	107.02	2,675,450	61,532	2,736,982	109.48	USD
6/21/2019	915138LC3	US915138LC31	3,110,000	3,110,000	107.08	3,330,188	8,639	3,338,827	107.36	USD
6/21/2019	915217RY1	US915217RY17	3,000,000	3,000,000	143.40	4,301,910	56,833	4,358,743	145.29	USD
6/21/2019	92343VBR4	US92343VBR42	2,500,000	2,500,000	111.33	2,783,213	34,333	2,817,546	112.70	USD
6/21/2019	92344GAM8	US92344GAM87	3,500,000	3,500,000	137.28	4,804,797	15,069	4,819,866	137.71	USD
6/21/2019	92345YAD8	US92345YAD85	3,000,000	3,000,000	106.36	3,190,782	2,000	3,192,782	106.43	USD
6/21/2019	927793UD9	US927793UD97	1,500,000	1,500,000	105.99	1,589,835	6,750	1,596,585	106.44	USD
6/21/2019	92812VCC8	US92812VCC81	1,435,000	1,435,000	104.61	1,501,168	9,100	1,510,268	105.25	USD
6/21/2019	92936UAA7	US92936UAA79	4,500,000	4,500,000	105.25	4,736,385	46,000	4,782,385	106.28	USD
6/21/2019	92936UAC3	US92936UAC36	5,000,000	5,000,000	102.19	5,109,570	77,778	5,187,348	103.75	USD
6/21/2019	92976GAG6	US92976GAG64	2,200,000	2,200,000	126.22	2,776,774	50,050	2,826,824	128.49	USD
6/21/2019	931142CK7	US931142CK74	1,000,000	1,000,000	142.82	1,428,248	22,750	1,450,998	145.10	USD
6/21/2019	93878LAE7	US93878LAE74	5,000,000	5,000,000	104.73	5,236,300	72,656	5,308,956	106.18	USD
6/21/2019	93878LAQ0	US93878LAQ05	5,000,000	5,000,000	105.31	5,265,250	75,156	5,340,406	106.81	USD
6/21/2019	93976AAH5	US93976AAH59	10,000,000	10,000,000	133.74	13,374,100	320,639	13,694,739	136.95	USD
6/21/2019	9400932M8	US9400932M81	4,000,000	4,000,000	132.73	5,309,200	63,102	5,372,302	134.31	USD
6/21/2019	947890AH2	US947890AH22	2,700,000	2,700,000	104.33	2,816,959	41,344	2,858,302	105.86	USD
6/21/2019	94973VAL1	US94973VAL18	4,725,000	4,725,000	119.22	5,633,159	119,779	5,752,938	121.76	USD
6/21/2019	94989TBC7	US94989TBC71	14,292,205	15,000,000	4.14	591,266	7,928	599,193	4.19	USD
6/21/2019	94989TBE3	US94989TBE38	1,000,000	1,000,000	108.33	1,083,299	2,608	1,085,907	108.59	USD
6/21/2019	94989YBC6	US94989YBC66	28,979,623	30,000,000	6.50	1,885,029	23,639	1,908,667	6.59	USD
6/21/2019	95000CBG7	US95000CBG78	3,000,000	3,000,000	109.81	3,294,285	8,343	3,302,627	110.09	USD
6/21/2019	95000PAG9	US95000PAG90	2,750,000	2,750,000	106.10	2,917,723	5,525	2,923,248	106.30	USD
6/21/2019	95000PAH7	US95000PAH73	27,639,741	28,500,000	4.51	1,247,462	17,649	1,265,111	4.58	USD
6/21/2019	95639RDW6	US95639RDW60	1,500,000	1,500,000	132.84	1,992,645	24,833	2,017,478	134.50	USD
6/21/2019	95640HBV9	US95640HBV96	6,000,000	6,000,000	100.41	6,024,600	152,600	6,177,200	102.95	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	956622N67	US956622N674	4,700,000	4,700,000	115.24	5,416,139	13,056	5,429,195	115.51	USD
6/21/2019	95765PAA7	US95765PAA75	1,500,000	1,500,000	114.12	1,711,740	31,758	1,743,498	116.23	USD
6/21/2019	962166BR4	US962166BR41	3,000,000	3,000,000	138.71	4,161,369	59,000	4,220,369	140.68	USD
6/21/2019	96332HCD9	US96332HCD98	8,000,000	8,000,000	104.23	8,338,368	6,467	8,344,835	104.31	USD
6/21/2019	965084JH0	US965084JH05	495,000	495,000	102.79	508,820	3,713	512,533	103.54	USD
6/21/2019	970631AA5	US970631AA58	5,817,885	10,000,000	103.33	6,011,761	5,333	6,017,094	103.42	USD
6/21/2019	97263BAA1	US97263BAA17	3,500,000	3,500,000	100.99	3,534,534	46,266	3,580,800	102.31	USD
6/21/2019	97650WAF5	US97650WAF59	1,250,000	1,250,000	103.75	1,296,850	1,389	1,298,239	103.86	USD
6/21/2019	97652PAB7	US97652PAB76	914,439	3,000,000	100.70	920,841	1,778	922,619	100.89	USD
6/21/2019	977100AC0	US977100AC04	1,845,000	1,845,000	114.02	2,103,651	14,606	2,118,257	114.81	USD
6/21/2019	98978VAK9	US98978VAK98	11,000,000	11,000,000	108.45	11,929,555	52,250	11,981,805	108.93	USD

EXHIBIT B
FORM OF LETTER OF CREDIT AMENDMENT INSTRUCTIONS
[DATE]
The Bank of New York Mellon,
as Trustee
[Trust Account number]
101 Barclay Street
Mailstop: 101-0850
New York, New York 10286
Attention: Insurance Trust
Re:	Letter of Credit amendment instructions re Trust Agreement dated as of __________, by and among RGA REINSURANCE COMPANY, as Grantor, HORACE MANN INSURANCE COMPANY, as Beneficiary, and THE BANK OF NEW YORK MELLON, as Trustee, as amended, supplemented or otherwise modified (the “Trust Agreement”).
We hereby (i) refer to that certain letter of credit no. [__], dated [insert date] (the “Letter of Credit”) issued by [insert name of issuing bank] (the “Issuing Bank”) in favor of the Trustee, as beneficiary and (ii) hereby notify you that we are exercising our right under Section 1(d) of the Trust Agreement to amend the Letter of Credit.
The undersigned hereby instructs the Trustee to amend the Letter of Credit as follows:
[INSERT NATURE OF AMENDMENT]
The undersigned hereby further requests that the proposed date of the above described amendment be [insert date].
RGA REINSURANCE COMPANY

By:
Name: Title:

[ACKNOWLEDGED AND CONSENTED TO:

HORACE MANN LIFE INSURANCE COMPANY

By:
Name: Title:]

[FOR AMENDMENTS OTHER THAN AMENDMENTS INCREASING THE FACE AMOUNT OR EXTENDING THE TERM OF ANY LETTER OF CREDIT WITHOUT CHANGING THE LETTER OF CREDIT’S EVERGREEN STATUS]

EXHIBIT C
FORM OF
BENEFICIARY WITHDRAWAL NOTICE
From: Horace Mann Life Insurance Company (“Beneficiary”)
To:	The Bank of New York Mellon (the “Trustee”) RGA Reinsurance Company (the “Grantor”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Dear Sirs:
We hereby give you notice pursuant to Section 2(a)(i) of the Trust Agreement that the Beneficiary is entitled to withdraw the following Assets (other than Letters of Credit) from the Trust Account, Account No. [•] for the purposes permitted under Section 2(a) of the Trust Agreement and the Reinsurance Agreement. We hereby certify that the withdrawal of assets complies with the priority of withdrawal set forth in Section 2(a)(iv) of the Trust Agreement.
[Specify list of Assets to be withdrawn].
[If Whole Loans—[The Trustee is instructed to deliver to the Beneficiary the Loan Assignment Documents and original promissory notes and other documents applicable to Whole Loan No. ____________] OR [The Trustee is instructed to endorse, date and transfer the applicable Loan Assignment Documents or other transfer documents attached hereto to the Beneficiary]].
[If a Draw on a Letter of Credit—The Trustee is instructed to deliver the cash proceeds from the draw down on the Letter(s) of Credit pursuant to a LOC Draw Notice dated [•] to or for the account of the person or entity named below at the account information specified below.]
This notice is being delivered to you in PDF format via email only (the “Beneficiary Email Notice” as provided in Section 3(a)(i)) and this PDF document together with such Beneficiary Email Notice, constitutes the complete Beneficiary Withdrawal Notice.
Following your receipt of this Beneficiary Withdrawal Notice and confirmation by you of the occurrence of one of the four events described in Section 3(a)(ii)(A) through (D), you are instructed to transfer the Assets specified above to the Beneficiary.
Payment or delivery should be promptly made to [Insert name and account information] by the following method: [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
Yours faithfully,
Horace Mann Life Insurance Company
By:
Name: Title:

EXHIBIT D
FORM OF LOC DRAW NOTICE
[DATE]
The Bank of New York Mellon, as Trustee
101 Barclay Street
Mailstop: 101-0850
New York, New York 10286
Attention: Insurance Trust
Re:	LOC Draw Notice re: Trust Agreement dated as of __________, among RGA Reinsurance Company, as Grantor, Horace Mann Insurance Company, as Beneficiary, and The Bank of New York Mellon, as Trustee, as amended, restated, supplemented or otherwise modified (the “Trust Agreement”).
We refer to Section 2(a)(iii) of the Trust Agreement, and hereby instruct The Bank of New York Mellon, as Trustee, to draw under the Irrevocable Letter of Credit issued by ____________________________ (or its permitted successor or assign, the “Issuing Bank”), dated _______________, 20__ and designated as No. ______________, in the face amount of $_____________ (the “Letter of Credit”), by completing a sight draft [in the form annexed hereto] for the amount of $________________ and presenting it to the Issuing Bank in accordance with Section 2(a)(iii) of the Trust Agreement, and to deposit the proceeds of such drawing when received in the Trust Account.
[We hereby certify that the draw requested pursuant this LOC Draw Notice complies with the priority of withdrawal set forth in Section 2(a)(v) of the Trust Agreement.]
All capitalized terms used herein shall have the respective meanings assigned to such terms in the Trust Agreement.
Very truly yours,
HORACE MANN LIFE INSURANCE COMPANY, as Beneficiary
By:
Name:
Title:

EXHIBIT E-1
FORM OF
GRANTOR WITHDRAWAL NOTICE
(in the absence of an Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event),
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (the “Trustee”) Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Dear Sirs:
We hereby give you notice pursuant to Section 2(b) of the Trust Agreement that the Grantor is entitled to withdraw from the Trust Account (Account No. [ ]) the [sum of $__________] [and the][following Assets] for the purposes permitted under Section 2(b) of the Trust Agreement:
[Specify list of Assets to be withdrawn].
[If Whole Loans—The Trustee is instructed to deliver to the Grantor the undated Loan Assignment Documents and original promissory note and other documents applicable to Whole Loan No. ____].
[The Grantor hereby certifies to the Trustee and the Beneficiary that the aggregate Book Value of the Assets held in the Trust Account following such withdrawal will not be less than the Required Balance.]
This notice is being delivered to you in PDF format via email only (the “Grantor Email Notice”) as provided in Section 3(b)(i)) and this PDF document together with such Grantor Email Notice, constitutes the complete Grantor Withdrawal Notice.

Following your receipt of this Grantor Withdrawal Notice and confirmation by you of the occurrence of one of the four events described in Section 3(b)(ii)(A) through (D), you are instructed to transfer the assets specified above to the Grantor.
Payment or delivery should be promptly made to [Insert account information] by the following method: [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].
Yours faithfully,
RGA Reinsurance Company
By: _________________________
Name:
Title:

EXHIBIT E-2
FORM OF
GRANTOR WITHDRAWAL NOTICE
(during a continuing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event),
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (the “Trustee”) Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Dear Sirs:
We hereby give you notice pursuant to Section 2(b) of the Trust Agreement that the Grantor is entitled to withdraw from the Trust Account (Account No. [ ]) the [sum of $_____________] [and the][following Assets] for the purposes permitted under Section 2(b) of the Trust Agreement:
[Specify list of Assets to be withdrawn].
[If Whole Loans—The Trustee is instructed to deliver to the Grantor the undated Loan Assignment Documents and original promissory note and other documents applicable to Whole Loan No. ____].
This notice is being delivered to you in PDF format via email only (the “Grantor Email Notice”) as provided in Section 3(b)(i)) and this PDF document together with such Grantor Email Notice, constitutes the complete Grantor Withdrawal Notice.
Following your receipt of this Grantor Withdrawal Notice and confirmation by you of the occurrence of one of the four events described in Section 3(b)(ii)(A) through (D), you are instructed to transfer the assets specified above to the Grantor.
Payment or delivery should be promptly made to [Insert account information] by the following method: [Describe method of cash transfer and/or Assets to be withdrawn and delivery instructions].

Yours faithfully,
RGA Reinsurance Company
By: _________________________
Name:
Title:

[ACKNOWLEDGED AND CONSENTED TO:

HORACE MANN LIFE INSURANCE COMPANY

By:
Name: Title:]

EXHIBIT E-3
FORM OF
GRANTOR TRANSFER NOTICE
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (the “Trustee”) Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Dear Sirs:
We hereby direct you pursuant to Section 2(b) of the Trust Agreement of the Trust Agreement to pay to the Beneficiary from the Trust Account (Account No. [ ]) the sum of $___________] representing amounts due and payable to the Beneficiary under the Reinsurance Agreement. Payment should be promptly made to [Insert account information] by the following method: [Describe method of cash transfer].
The Grantor hereby certifies to the Trustee that following such payment the Trust Account complies with the funding requirements set forth in Section 9.6 of the Reinsurance Agreement in full.
Yours faithfully,
RGA Reinsurance Company
By: _________________________
Name:
Title:

EXHIBIT F
GRANTOR’S REPRESENTATIVES
Rather than sending an email to specific individuals, the Beneficiary shall transmit any withdrawal emails to: roxy@rgare.com.

EXHIBIT G
BENEFICIARY’S REPRESENTATIVES
Rather than sending an email to specific individuals, the Grantor shall transmit any withdrawal emails to: roxy@horacemann.com.

EXHIBIT H-1
FORM OF
GRANTOR SUBSTITUTION NOTICE
(in the absence of an Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event),
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (the “Trustee”) Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Trust Account No. [____________]
Dear Sirs:
We hereby direct you pursuant to Section 4(c)(ii)(1) of the Trust Agreement to substitute the Assets identified in section 1 below for the Assets currently deposited in the Trust Account (Account No. [ ]) and identified in section 2 below:
1.	[Specify list of substitute Assets to be received]
2.	[ Specify list of Assets to be substituted]
We hereby certify that the Assets to be substituted as described above will comply with the provisions of Section 4(c)(ii)(1) of the Trust Agreement.
[If Whole Loans—We hereby direct you to deliver to the Grantor, the applicable undated Loan Assignment Documents, including the original promissory note and all other documents delivered to the Trustee for the Whole Loan being substituted [We hereby direct you to deliver the Loan Assignment Documents (including the original promissory note) as follows: [Specify Delivery Information]. We hereby certify that all required consents necessary to substitute the Whole Loans have been obtained.].
Promptly return the substituted Assets to the Grantor as follows:
[Specify delivery instructions]
Yours faithfully,
RGA Reinsurance Company
By: _________________________
Name:
Title:

EXHIBIT H-2
FORM OF
GRANTOR SUBSTITUTION NOTICE
(during a continuing Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit Event)
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (the “Trustee”) Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Trust Account No. [______________]
Dear Sirs:
We hereby direct you pursuant to Section 4(c)(ii)(2) of the Trust Agreement to substitute the Assets identified in section 1 below for the Assets currently deposited in the Trust Account (Account No. [ ]) and identified in section 2 below:
1.	[Specify list of substitute Assets to be received]
2.	[ Specify list of Assets to be substituted]
We hereby certify that the Assets to be substituted as described above will comply with the provisions of Section 4(c)(ii)(2) of the Trust Agreement.
[If Whole Loans—We hereby direct you to deliver to the Grantor, the applicable undated Loan Assignment Documents, including the original promissory note and all other documents delivered to the Trustee for the Whole Loan being substituted [We hereby direct you to deliver the Loan Assignment Documents (including the original promissory note) as follows: [Specify Delivery Information]. We hereby certify that all required consents necessary to substitute the Whole Loans have been obtained.].

Promptly return the substituted Assets to the Grantor as follows:
[Specify delivery instructions]
Yours faithfully,
RGA Reinsurance Company
By: _________________________
Name:
Title:

[ACKNOWLEDGED AND CONSENTED TO:

HORACE MANN LIFE INSURANCE COMPANY

By:
Name: Title: ]

[DURING A CONTINUING ADVERSE FINANCIAL EVENT, RBC RATIO TRIGGERING EVENT, OR REINSURANCE CREDIT EVENT, SERVICING WILL BE SUBJECT TO A GRANTOR SUBSTITUTION NOTICE IN SUBSTANTIALLY THE FORM OF THIS EXHIBIT H-2, EXCEPT THAT THE BENEFICIARY’S ACKNOWLEDGEMENT AND AGREEMENT SHALL NOT BE REQUIRED]

EXHIBIT I
FORM OF GRANTOR SERVICING NOTICE
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (“Trustee”)
cc:	Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [     ]
Re:	Grantor Servicing Notice
We refer to Section 4(f) of the Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
We hereby (i) certify that (a) the transfer of the following [Asset or Assets] is required in connection with [the pay-off of the following Whole Loan] / [the sale or assignment of the following Whole Loan by the Grantor] / [the modification, servicing, restructuring, foreclosure, deed-in-lieu or other liquidation of the following Whole Loan] and (b) that any Income received by the Grantor in connection with the Loan will be paid to the Trustee in accordance with the terms of the Agreement, and (ii) give you notice that we are exercising our right withdraw the following [Assets or Assets] from the Trust Account (Account No. [ ]).
Please deliver the following [Asset or Assets] to or for the account of the Person named below at the address specified below:
The referenced [Asset or Assets] has a [Fair Market Value of [____]] [Book Value of [____]] as of [_____].
The Trustee is instructed to deliver to the Grantor the undated Loan Assignment Documents (and other transfer documents attached hereto), including the original promissory note and all other documents in the possession of the Trustee applicable to Whole Loan No. __________.
We hereby further certify that no Adverse Financial Event, RBC Ratio Triggering Event, or Reinsurance Credit is continuing and that the above Asset(s) may be withdrawn from the Trust Account without requiring a Grantor Substitution Notice in accordance with Section 4(f)(ii) of the Trust Agreement.
You shall not take any action under this notice until the passage of three (3) Business Days from your receipt hereof.
GRANTOR
By:
Name:
Title:

EXHIBIT J
INVESTMENT GUIDELINES
Overview
These investment guidelines set forth the policies and guidelines for the management of the investment portfolio in accordance with the agreement. These guidelines have been established in-line with our enterprise risk management standards while seeking to maximize value transferred to the Company via the Ceding Commission. These investment guidelines are effective 6 months from the date that the final Transferred Asset is transferred to the Trust Account.
Measurement Conventions
Limits and targets are determined on a U.S. GAAP book value basis, as determined by the Reinsurer, and are measured at the time of purchase. The purchase of assets for which limits are exceeded is allowed, as long as the limit is not further exceeded by the purchase. If, for example, the portfolio holds 56% BBB-rated bonds, a BBB-rated bond can be purchased in place of a BBB-rated bond that has been sold as long as the net exposure to BBB does not increase above 56%. For avoidance of doubt, the undrawn face amount of any Letter of Credit will be used for purposes of determining limits and targets hereunder.
Currency
All assets will be USD denominated.
Use of Derivatives
Derivatives are not permitted.
Duration Floor
The asset portfolio duration will be subject to a floor equal to the lesser of 5 years or - 3 years of the liability effective duration, as determined by Grantor.
Ratings Methodology
Public and private bond ratings, including 144A, unless otherwise specified, shall be based on the credit ratings of S&P, Moody’s, Fitch, and DBRS. For the purpose of any test set forth in these Investment Guidelines, the Credit Rating shall be determined as follows: when 4 credit ratings are available, the Credit Rating will be the 2nd lowest of the four; when 3 credit ratings are available, the Credit Rating will be the middle rating; when 2 credit ratings are available, the Credit Rating will be the lower rating; when a single credit rating is available, the Credit Rating will be the single rating as long as the rating agency is one of the four agencies defined above. Securities rated by the NAIC but not rated by the above four rating agencies will be converted to an equivalent NRSRO rating as shown in Exhibit 1. An internal rating may be used if no external rating is available. Non-rated equity assets will be excluded from the weighted average credit quality calculation.
Commercial mortgages will be assigned a rating based on their NAIC CM ratings, although internal ratings may be used in the interim provided CM ratings are not yet available. Internal ratings are based on the framework provided by the NAIC’s Risk-Based Capital C-1 model for CMLs. The NAIC rating will be translated to an NRSRO rating as shown in Exhibit 1. Consistent with the NAIC’s methodology, CM ratings are calculated and reported on an end of calendar quarter basis.
Policy Statement Violation Procedures
In the event of a limit violation, the Reinsurer has the option to remedy the violation within ninety days or request a waiver from the Company. Waivers can be granted indefinitely or for a pre-specified period.
Asset Allocation Limits
The asset classes listed below are permitted for Eligible Assets in the portfolio.

Table 1
Weighted Average Credit Quality	AGGREGATE LIMIT
Minimum Weighted Average Credit Quality	BBB+
AAA to AA-	100%
A+ to A-	75%
BBB+ to BBB-	55%
Below Investment Grade and Non-Rated (at purchase)	10%
Below Investment Grade and Non-Rated (at all times)	15%
Additional restrictions on below investment grade investments:
1.	Exposure to any single below investment grade issuer shall be limited to the greater of $15mm or 0.75% of the total portfolio
2.	Total exposure to securities rated below BB- shall be limited to 2% of the total portfolio
3.	Total exposure to below investment grade securities that are convertible, only pay-in-kind or zero coupon shall be limited to 1% of the total portfolio
Table 2
Country of Risk[1]	AGGREGATE LIMIT
United States	100%
Non-US Developed Markets[2]	30%
Other [3]	20%
Table 3
Major Asset Class Limits	AGGREGATE LIMIT
Commercial Real Estate (CMBS, CMLs, Equity Real Estate, REITS)	35%
Non-publicly traded assets: CMLs, Private Placements, Real Estate Equity, Private Equity (excluding 144a with and without regulation rights)	40%
Structured Securities (RMBS, CMBS, MBS, ABS, CLO, CMO, ARM)	30%
Table 4
Asset Class and Issuer Limits	AGGREGATE LIMIT	ISSUER LIMIT (greater of dollars or % limit)
Cash & Cash Equivalents
Cash and Cash Equivalents	100%	No limit	No limit
Short-term Instruments
Short-term Instruments, Letters of Credit	100%	No limit	No limit
Government Securities
U.S. Treasury	100%	No limit	No limit
U.S. Agency[4]	100%	No limit	No limit
Other Government Securities	30%	4.00%	$20M

Asset Class and Issuer Limits	AGGREGATE LIMIT	ISSUER LIMIT (greater of dollars or % limit)
Credit Securities
Corporate Bonds (including REITS, 144a)	100%	4.00%	$20M
Private Placements (excludes 144a)[5]	20%	4.00%	$20M
Bank Loans	15%	4.00%	$20M
Municipal Securities
Taxable & Tax-Exempt	40%	4.00%	$20M
Structured Securities (Issuer limits apply to collateral pools)
Non-Agency Residential Mortgage-Backed Securities (RMBS)[6]	15%	4.00%	$20M
Non-Agency Commercial Mortgage-Backed Securities (CMBS)[6]	15%	4.00%	$20M
Asset Backed Securities (ABS) and Collateralized Loan Obligations (CLOs)	15%	4.00%	$20M
Agency Structured (ABS, MBS, CMBS, RMBS, CMOs, ARMs)	20%	4.00%	$20M
Common and Private Equity
Common and Private Equity	5%	4.00%	$20M
Real Estate Debts
Commercial Mortgage Loans[7]	20%	4.00%	$20M
Real Estate Equity	10%	4.00%	$20M
All rated and non-rated[8]

TABLE NOTES
1.	Country of Risk for an investment is determined using the Reinsurer’s methodology.
2.	Non-US Developed Market countries are determined by the Reinsurer.
3.	Other countries include any country not encompassed by United States and Non-US Developed Markets.
4.	Includes other U.S. Government Agencies that are implicitly or explicitly guaranteed by the U.S. Government.
5.	Private Placements exclude 144a and bank loans. The Private Placement group includes debt issued to private corporations.
6.	Non-agency RMBS & CMBS includes securities not guaranteed by the U.S. government (GNMA) or agencies or other agencies of the U.S. government (FNMA or FHLMC). Includes but not limited to all CMO-Non Agencies and Asset Backed Securities whose underlying collateral is residential homes or commercial real estate not backed or guaranteed by a U.S. Government Agency. These categories include but are not limited to Non-Agency CMBS, Non-Agency Sub-Prime, Non-Agency Alt-A and B, and Non-Agency Prime securities, and home equity. This limit does not include REITs.

7.	Commercial Mortgage Loans (CMLs) include direct private loans supported by commercial real estate properties.
8.	Real estate equity includes investments in real estate joint ventures and limited liability partnerships.
EXHIBIT 1: Rating Conversion Table
NRSRO Rating	NAIC Rating	NAIC Commercial Mortgage (CM) Rating	NRSRO Rating	NAIC Rating	NAIC Commercial Mortgage (CM) Rating
AAA			B+
AA+			B	NAIC 4	CM 4
AA			B-
AA-			CCC+
A+			CCC	NAIC 5	CM 5
A	NAJC 1	CM 1	CCC-
A-			CC+
BBB+			CC	NAIC 6	CM 6, 7
BBB	NAIC 2	CM 2	CC-
BBB-			C+
BB+			C
BB	NAIC 3	CM 3	D
BB-

EXHIBIT K
FORM OF DOCUMENT RELEASE LETTER
Date: __________
[Servicer]
Re:	Servicing Agreement dated as of [______], between [Servicer] for RGA Reinsurance Company, and affiliate organizations, as the Owner. Trust Account No. [•]
In connection with the administration of the below whole loan(s) serviced by you and the servicing file related thereto held by you as the Servicer on behalf of the Owner, we request and authorize the release of the servicing file for the [Loan] described below to the Bank of New York Mellon as Trustee (the “Trustee”) under the Trust Agreement, dated June 24, 2019, among RGA Reinsurance Company, Horace Mann Life Insurance Company (the “Beneficiary”), or to the Beneficiary, in each case upon request of the Trustee. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Servicing Agreement.
Borrower’s Name:
Property Name & Address:
Loan Number:
Note Amount:
Mortgage Dated:
Ship To:

Reason for Requesting Documents (check one):
☒ Asset Loan to be: [ ] Sold, [ ] Transferred or [ ] Otherwise Liquidated – Date:________
If all or part of the servicing file was previously released to us, please release to us previous correspondence related thereto on file with you, as well as any additional documents in your possession relating to the specified [Loan].
RGA Reinsurance Company

By:
Name/Title:

The undersigned Servicer hereby acknowledges its agreement to deliver the Servicing File to [•].
[Servicer]

By:

EXHIBIT L
FORM OF COMMERCIAL MORTGAGE LOAN ASSIGNMENT DOCUMENT CERTIFICATION
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (“Trustee”)
cc:	Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [     ]
Re:	Loan Assignment Documentation Certification: Trust Account No. [•]
We hereby certify that, in connection with the deposit of [Whole Loan] into the Trust Account, the following documents and instruments are being provided to the Trustee, if applicable:
______	Original Note dated __________
______	Copy / Original mortgage, deed of trust, deed to secure debt, or security agreement dated
______	Copy / Original assignment of leases and rents dated __________
______	Original Financing Statements, as properly filed and dated __________
______	Originals of other loan instruments relating to the Commercial Mortgage Loan, including guaranties, environmental indemnification agreements, security agreements and loan agreements, dated __________
______	Copy of the mortgage loan commitment dated __________
______	Copy of the funding memorandum dated __________
______	Copy of Grantor’s title insurance policy or policies dated __________
______	Original allonge executed in blank and not dated __________
______	Original Assignment of the Security Instruments and Lease Assignments executed in blank and not dated __________
______	Original Assignment of pledged borrower equity interests or stock powers executed in blank and not dated
______	Original UCC-3 assignments of Financing Statements
______	Original Omnibus Assignment Agreement executed in blank and not dated
______	Original Document Release Letter
______
______

RGA REINSURANCE COMPANY
By:
Name:
Title:

EXHIBIT M
FORM OF BANK LOAN ASSIGNMENT DOCUMENT CERTIFICATION
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (“Trustee”)
cc:	Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [     ]
Re:	Loan Assignment Documentation Certification: Trust Account No. [•]
We hereby certify that, in connection with the deposit of [Whole Loan] into the Trust Account, the following documents and instruments are being provided to the Trustee, if applicable:
______	Copy of any applicable loan/credit agreement dated __________
______	Copy of any applicable funding memorandum dated __________
______	[Copy/Copies of] Assignment(s) dated __________
______	Original Assignment Agreement, duly executed in blank and undated
______	Original Promissory Note dated __________
______	Separate Endorsement or Allonge to Promissory Note , duly executed in blank and undated (if Original Promissory Note is not so endorsed)
______	[Original Participation Certificate and a copy of the Participation Agreement]
______
______

RGA REINSURANCE COMPANY
By:
Name:
Title:

EXHIBIT N
FORM OF PRIVATE DEBT ASSIGNMENT DOCUMENT CERTIFICATION
From: RGA Reinsurance Company (“Grantor”)
To:	The Bank of New York Mellon (“Trustee”)
cc:	Horace Mann Life Insurance Company (“Beneficiary”)
Date:    [     ]
Re:	Loan Assignment Documentation Certification: Trust Account No. [•]
We hereby certify that, in connection with the deposit of [Whole Loan] into the Trust Account, the following documents and instruments are being provided to the Trustee, if applicable:
______	Copy of Note Purchase Agreement or Credit Agreement, dated [ ]
______	Copy of Intercreditor Agreement or Agreement Among Lenders, dated [ ]
______	Original Promissory Note, dated [ ]
______	Separate Endorsement or Allonge to Promissory Note, duly executed in blank and undated (if the Original Promissory Note is not so endorsed)
______
______

RGA REINSURANCE COMPANY
By:
Name:
Title:

EXHIBIT O-1
FORM OF NOTICE OF TRUST CONVERSION
From: Horace Mann Life Insurance Company (“Beneficiary”)
To:	The Bank of New York Mellon (the “Trustee”) RGA Reinsurance Company (the “Grantor”)
Date:    [     ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Pursuant to Section 1(h) of the Trust Agreement, the undersigned hereby certifies that a Reinsurance Credit Trust Triggering Event under the Reinsurance Agreement has occurred and is continuing and the Trust Agreement shall be amended as described on Exhibit P of the Trust Agreement.
Capitalized terms and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
HORACE MANN LIFE INSURANCE COMPANY

By: Name: Title:

EXHIBIT O-2
FORM OF NOTICE OF CURE OF REINSURANCE CREDIT EVENT
From: Horace Mann Life Insurance Company (“Beneficiary”)
To:	The Bank of New York Mellon (the “Trustee”) RGA Reinsurance Company (the “Grantor”)
Date:    [ ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Pursuant to Section 1(h) of the Trust Agreement, the undersigned hereby notifies you that a Reinsurance Credit Trust Triggering Event is no longer continuing. The trust agreement that was in place prior to the Reinsurance Credit Trust Triggering Event shall amend and replace in its entirety the current Trust Agreement effective as of [DATE].
Capitalized terms and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
HORACE MANN LIFE INSURANCE COMPANY

By: Name: Title:

EXHIBIT P
REINSURANCE CREDIT TRUST AMENDMENTS
A.	Sections 1 through 12 of the Trust Agreement shall be amended and restated in their entirety as follows and the rest of the provisions of the Trust Agreement shall remain:
Section 1.    Deposit of Assets to the Trust Account.
(a)	The Grantor has established the Trust Account for the sole use and benefit of the Beneficiary and the Trustee shall administer the Trust Account in its name as the Trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.
(b)	In addition to the assets held in the Trust Account as of the date hereof, the Grantor shall transfer or cause to be transferred to the Trustee, for deposit to the Trust Account, assets consisting only of cash (United States legal tender) and Eligible Securities (as hereinafter defined) (all such assets, together with the proceeds thereof and cash, all investments of such assets and proceeds in other assets, and all substitutions of such assets and proceeds for other assets are herein referred to individually as an “Asset” and collectively as the “Assets”).
(c)	The Grantor hereby represents and warrants that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account and all Assets invested and substituted at the direction of the Grantor hereunder (i) will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any other Person in accordance with the terms of this Agreement and (ii) will consist only of cash and Eligible Securities.
(d)	The Trustee shall receive and hold the Assets in a safe place and in a specifically designated Trust Account, which shall be maintained at the Trustee’s offices in the United States of America. The Trustee shall hold, manage and dispose of the Assets as directed pursuant to the terms hereof, and shall maintain the Trust Account in accordance with the terms and conditions of this Agreement.
Section 2.    Withdrawal of Assets from the Trust Account.
(a)	Without notice to or the consent of the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee in substantially the form of Exhibit A hereto (a “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets from the Trust Account.
(b)	Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Withdrawal Notice, and shall deliver physical custody of such Assets, as applicable, to or for the account of the Beneficiary or such Designee as specified in such Withdrawal Notice.
(c)	Subject to Section 2(a) and to Section 3, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.
(d)	Each of the Grantor and the Beneficiary hereby acknowledge that on or prior to the date of this Agreement, it has delivered to the Trustee a certificate as to the incumbency and specimen signature of at least two (2) officers or other representatives of such Party authorized to act for and give and receive notices, requests and instructions on behalf of such Party in connection with this Agreement (each such officer or other representative, an “Authorized Person”), in a form satisfactory to the Trustee. From time to time, the Grantor and the Beneficiary may, by delivering to the Trustee a revised certificate change the information previously given, but the Trustee shall be entitled to rely conclusively on the then-current exhibit until receipt by the Trustee of a superseding exhibit.
(e)	The Trustee shall have no responsibility whatsoever to determine whether any Assets withdrawn from the Trust Account pursuant to Section 2 will be used and applied in the manner contemplated by the Beneficiary and Grantor.

Section 3.    Redemption, Investment and Substitution of Assets.
(a)	The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.
(b)	From time to time, subject to Section 3(c) below with respect to substitutions, at the written order and direction of the Grantor or its designated investment advisor, the Trustee shall invest Assets in the Trust Account in Eligible Securities. The Grantor covenants for the benefit of the Beneficiary that at no time shall it or its investment manager direct the Trustee to invest in any asset that is prohibited under Eligible Asset Applicable Law. The Trustee shall have no responsibility to determine whether an Investment Order it receives complies with the immediately preceding sentence and shall be entitled to carry out any such Investment Order without further inquiry.
(c)	From time to time, subject to the prior written approval of the Beneficiary, the Trustee is authorized, upon written instructions from the Grantor, to transfer securities to the Grantor (“Transferred Securities”) against transfer to the Trust Account of substitute Eligible Securities (“Substitute Eligible Securities”); provided, that the Grantor shall, at the time of such substitution, replace the Transferred Securities with Substitute Eligible Securities having a Fair Market Value at least equal to the Fair Market Value of the Transferred Securities. The written instructions of the Grantor regarding any such substitution of Assets in the Trust Account shall also constitute a representation and warranty by the Grantor to the Trustee and the Beneficiary that, on the date of deposit, any Substitute Eligible Securities are Eligible Securities, and that the Fair Market Value of the Substitute Eligible Securities so deposited is at least equal to the Fair Market Value of the Transferred Securities. The Trustee shall be entitled to conclusively presume that any written instruction from the Grantor to effect a substitution is in accordance with the requirements of the immediately preceding sentence. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.
(d)	Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, provided, that the selection of such agent or broker selected by it with due care.
(e)	When the Trustee is directed to deliver or receive securities against payment, settlement will be made in accordance with generally accepted market practice.
(f)	Any loss incurred from any investment pursuant to the terms of this Section 3 shall be borne exclusively by the Trust Account.
(g)	Notwithstanding anything to the contrary set forth herein, the parties agree that the investment guidelines set forth in the Original Trust Agreement and the relevant provisions of the Original Trust Agreement relating to the Loan Assignment Documents (as defined in the Original Trust Agreement), assignability, servicing and administration of Assets shall continue to apply to any Ineligible Securities and Letters of Credit held in the Trust Account, and subject to the consent of the Beneficiary, the Grantor or its investment manager (which may be an Affiliate of the Grantor) may substitute any such Ineligible Securities with other assets with at least the same Fair Market Value and meeting the requirement of an Eligible Asset (as defined in the Original Trust Agreement).
Section 4.    The Income Account.
All payments of interest, dividends and other income in respect of Assets in the Trust Account (the “Income”) shall be posted and credited by the Trustee, subject to deduction of the Trustee’s compensation and expenses as provided in Section 7, in the separate income ledger (the “Income Account”) of the Trust Account. Any interest, dividend or other income automatically posted and credited on the payment date to the Income Account which is not subsequently received by the Trustee shall be reimbursed by the Grantor to the Trustee and the Trustee may debit the Income Account for this purpose. The interest, dividends and other income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.

Section 5.    Corporate Actions.
(a)	Whenever there are voluntary rights that may be exercised or alternate courses of action that may be taken by reason of the Grantor’s ownership of Eligible Securities, the Grantor or its designee shall be responsible for making any decisions relating thereto and for directing the Trustee to act. For the avoidance of doubt, the Grantor shall have the full and unqualified right to vote any shares of stock held by the Trustee in the Trust Account and to receive from time to time payments of any dividends or interest upon any shares of stock or obligations included in the Trust Account. The Trustee shall notify the Grantor or its designee of rights or discretionary actions with respect to Eligible Securities as promptly as practicable under the circumstances, provided, that the Trustee has actually received notice of such right or discretionary corporate action from the relevant depository, etc. Absent actual receipt of such notice, the Trustee shall have no liability for failing to so notify the Grantor or its designee. Absent the Trustee’s timely receipt of instructions, the Trustee shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Eligible Securities.
(b)	Subject to the actual receipt of notices described in this Section 5, the Trustee shall execute, in its capacity as the Trustee, and deliver (or cause to be executed and delivered) to the Grantor all such proxies, powers of attorney and other instruments as the Grantor may reasonably request in writing for the purpose of enabling the Grantor to exercise the voting and/or consensual rights and powers that the Grantor is entitled to exercise pursuant to this Agreement.
(c)	Notwithstanding the requirements of Section 16, subject to Section 3(c) above, the Trustee is authorized to accept and act upon any investment direction from the Grantor or its designee delivered electronically in accordance with generally accepted and standard practices in the financial services industry, including investment instructions delivered via the S.W.I.F.T. or DTC ID systems, or through an online system maintained by the Trustee.
Section 6.    Additional Rights and Duties of the Trustee.
(a)	The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the end of each calendar month (the “Monthly Statement”). The Monthly Statement shall be given as soon as practicable, but in no event later than ten (10) Business Days after the end of the calendar month most recently concluded. The notices under this Section 6(a) and Section 6(c) shall be deemed given by the Trustee to the Grantor and the Beneficiary to the extent that the Grantor and the Beneficiary, as the case may be, had previously requested and had been given access to the Trustees’ automated data system affording on-line access to trust account information and such information is posted by the Trustee on such system within the relevant period.
(b)	Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon written direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any other Person.
(c)	The Trustee shall notify the Grantor and the Beneficiary, within ten (10) days, of any deposits to or withdrawals from the Trust Account.
(d)	All Assets in the Trust Account shall be maintained by the Trustee on its books and records. Any Assets received by the Trustee in physical form will be continuously held in a safe place at the Trustee’s offices or those of a Depository. Any Asset that is in book-entry form (a “Book-Entry Asset”) shall be held through the participant account maintained by the Trustee with the Depository for such Book-Entry Asset. Any Book-Entry Asset and cash deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. The Trustee shall identify on its books and records all Assets and cash held in the Trust Account, whether held directly or indirectly through a Depository. Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository.
(e)	The Trustee shall accept and may open all mail directed to the Grantor or the Beneficiary in care of the Trustee. The Trustee shall promptly forward all mail to the addressee whether or not opened.
(f)	The Trustee shall keep full and complete records of the administration of the Trust Account. Upon the reasonable written request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, at their own expense, during the Trustee’s normal business hours and without any disruption of its normal activities, any books, documents, papers and records relating to the Trust Account or the Assets.
(g)	The Trustee is authorized to rely conclusively upon all communications (including, without limitation, Investment Orders, Withdrawal Notices and Termination Notices) (“Communications”) given by officers, agents and/or employees named in letters and incumbency certificates furnished to the Trustee from time to time by the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary (collectively “Instructions”), including Instructions given by letter, facsimile transmission or electronic mail or other electronic media, if the Trustee reasonably believes such Instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith without fraud, negligence or willful misconduct on such Instructions. The Trustee shall not incur any liability in executing Instructions prior to receipt by it of (1) notice of the revocation of the written authority of the individual(s) named therein or (2) notice from any officer, agent or employee of the Grantor or the Beneficiary named in a letter or incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.
(i)	Each of the Grantor and the Beneficiary hereby authorizes the Trustee to rely upon and comply with Instructions sent via Electronic Methods by persons believed by the Trustee to be authorized to give Instructions on behalf of the Grantor and/or the Beneficiary. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such Instructions is, in fact, a person authorized to give Instructions on behalf of the Grantor and/or the Beneficiary (other than to verify that the signature on a facsimile is the signature of a person authorized to give Instructions on behalf of such party); and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Grantor and/or the Beneficiary as a result of such reliance upon or compliance with such Instructions. Each of the Grantor and the Beneficiary agrees to assume all risks arising out of the use of Electronic Methods to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
(ii)	Notwithstanding any revocation, cancellation or amendment of this authorization, any action taken by the Trustee pursuant to this authorization prior to the Trustee’s actual receipt and acknowledgement of a notice of revocation, cancellation or amendment shall not be affected by such notice.
(iii)	Without prejudice to, or limitation of, any other provision of this Agreement, the Grantor or the Beneficiary, as applicable, each severally agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) incurred or sustained by the Trustee as a result of or in connection with the Trustee’s reliance upon and compliance with such party’s Instructions given by Electronic Methods, provided, however, that such Losses have not arisen from the lack of good faith, negligence or willful misconduct of the Trustee.
(h)	The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended in accordance with the terms hereof, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall be liable only for its own fraud, negligence, willful misconduct or lack of good faith. Notwithstanding the foregoing, in no event shall the Trustee be liable (i) for acting in accordance with or relying upon any instruction, notice, demand, certificate or document contemplated by and given in accordance with this Agreement from the Grantor or the Beneficiary, (ii) for any Environmental Damages or (iii) for any consequential, punitive or special damages.
(i)	The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, lack of good faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.
(j)	The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the reasonable control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, the unavailability of the federal reserve bank wire or telex or other wire or communication facility, or the loss, interruption or malfunction of communication or computer (hardware or software) services.
(k)	The Trustee shall have no liability whatsoever for the action or inaction of any Depository or any issuer of securities.
(l)	No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.
(m)	The Trustee may confer with a nationally recognized outside law firm of its selection in relation to matters arising under this Agreement. The written opinion of such law firm shall be full and complete authority and protection for the Trustee with respect to any action taken, omitted or suffered by it in good faith and in accordance with the opinion of such law firm.
(n)	The Trustee is authorized to disclose information concerning the Trust Account and Assets to its Affiliates and to Subcustodians and other providers of services as may be necessary in connection with the administration of the Assets or performance of this Agreement (including, by way of example and not by way of limitation, attorneys and accountants for the Trustee) and may disclose to third parties that it is providing to the Grantor the services contemplated by this Agreement. For the avoidance of doubt, the Trustee shall not be held responsible for information held by such persons or of which the Trustee is not aware by virtue of restricted access or “ethical screen” arrangements. If the Trustee becomes aware of confidential information which it believes prevents it from effecting a particular transaction under this Agreement, then the Trustee may refrain from effecting that transaction.
(o)	The parties hereto acknowledge that nothing in this Agreement shall require the Trustee to risk or expend its own funds in performing its obligations under this Agreement or obligate the Trustee to extend credit, grant financial accommodation or otherwise advance moneys for the purpose of making any payments or part thereof or otherwise carrying out any Instructions, including, without limitation, any Investment Order.
(p)	The Grantor agrees that in order to settle any transactions in Eligible Securities held or to be held in the Trust Account, it will provide the Trustee with sufficient immediately available funds as may be required for all transactions by such time and date as conditions in the relevant market dictate or will instruct the Trustee to accept and make free deliveries of Eligible Securities hereunder (i.e. not against payment or other consideration). The Trustee shall not be required to comply with any instruction to purchase or to make payment on or against delivery of any such Eligible Securities which is not free or which is not fully funded as herein provided. Nothing contained herein shall be deemed to affect any requirement that the Grantor has hereunder (if any) to obtain the prior approval or consent of the Beneficiary prior to delivering any settlement instruction to the Trustee.
(q)	The Trustee shall have no responsibility whatsoever to determine whether any Assets are or continue to be Eligible Securities or for the determination of the value of any Assets.

Section 7.    The Trustee’s Compensation, Expenses, etc.
(a)	The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at its usual and customary rates for services of this sort, as determined in good faith by the Trustee from time to time and communicated to and agreed to in writing by the Grantor. The Grantor shall also pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Agreement (including reasonable attorneys’ fees and expenses and reasonable accounting and consulting fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct or lack of good faith. The Trustee shall be entitled to deduct its compensation and expenses solely from payments of dividends and interest in respect of the assets held in the Income Account as provided in Section 6(a).
(b)	Without prejudice to, or limitation of, any other provision of this Agreement, the Grantor agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages liabilities, judgments, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) or Environmental Damages incurred or sustained by the Trustee as a result of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including but not limited to any Losses incurred by the Trustee in connection with its successful defense, in whole or part, of any claim of negligence or willful misconduct on its part or Losses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets, provided, however, that the Grantor shall not indemnify the Trustee for those Losses or Environmental Damages arising out of the Trustee’s negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Grantor, it successors and assigns, notwithstanding the resignation or discharge of the Trustee or the termination of this Agreement. In addition to and not in limitation of the foregoing, the Beneficiary agrees to indemnify the Trustee and to hold it harmless against any and all Losses which are sustained by the Trustee by reason of or as a result of any action taken or omitted by the Trustee pursuant to the Beneficiary’s written instructions or notices required or permitted to be given to the Trustee by the Beneficiary hereunder. Notwithstanding the foregoing, the Beneficiary shall not indemnify the Trustee for those Losses caused by the Trustee’s negligence, willful misconduct or lack of good faith. This indemnity shall be a continuing obligation of the Beneficiary and its successors and assigns, notwithstanding the termination of this Agreement.
(c)	The Grantor and Beneficiary hereby acknowledge that the foregoing indemnities and Grantor payment and reimbursement obligations shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grant the Trustee a lien, right of set off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.
(d)	No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.
(e)	The Trustee hereby waives any and all rights of offset, counterclaim and recoupment against the Trust Account, and waives any lien (statutory or otherwise) and perfection rights that it may assert against the Assets or the Trust Account other than the Income Account.
(f)	Subject to the terms hereof, the Grantor and the Beneficiary each hereby authorizes the Trustee to hold any Assets or Income received by it from time to time for the Trust Account. The Trustee shall be entitled to utilize Depositories and Subcustodians to the extent possible in connection with its performance hereunder. Assets and Income deposited by the Trustee in a Depository will be held subject to the rules, terms and conditions of such Depository. Assets and Income thereon held through Subcustodians shall be held subject to the terms and conditions of the Trustee’s agreements with such Subcustodians. Subcustodians may be authorized to hold Assets in central securities depositories or clearing agencies in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Assets deposited with Subcustodians and Income thereon will be held in a commingled account in the name of the Trustee as custodian or trustee for its customers. The Trustee shall identify on its books and records the Assets and Income held in the Trust Account, whether held directly or indirectly through Depositories or Subcustodians. The Trustee will endeavor, to the extent practicable, to hold securities in the country or other jurisdiction in which the principal trading market for such securities is located, where such Assets are to be presented for cancellation and/or payment and/or registration, or where such Assets are acquired. The Trustee may hold cash only in United States legal tender and may deposit such cash with, and effect transactions through, Subcustodians and Depositories. In each country in which cash is held, it will be held only in United States legal tender and (except as otherwise be provided in this Agreement) may be held in non-interest bearing commingled bank accounts in the name of the Trustee and the Trustee will record, on its books and records, the Trust Account’s entitlement to such cash. Subject to the terms hereof, Assets may be held in the name of a nominee maintained by the Trustee or by any such Depository. The Trustee shall have no liability whatsoever for the action or inaction of any such Depository or for any losses resulting from the maintenance of Assets with such Depository.
(g)	The Trustee’s responsibility with respect to any Assets or Income held by a Subcustodian (other than any Subcustodian affiliated with the Trustee) is limited to the failure on the part of the Trustee to exercise reasonable care in the selection or retention of such Subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any Losses incurred by the Grantor and/or the Beneficiary as a result of the acts or the failure to act by any Subcustodian (other than any Subcustodian affiliated with the Trustee), the Trustee shall take appropriate action to recover such Losses from such Subcustodian; and the Trustee’s sole responsibility and liability to the Grantor and/or the Beneficiary shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by the Trustee); provided, however, that, notwithstanding anything in this Section 7(g) to the contrary, the Trustee shall be responsible for any and all losses incurred by the Grantor and/or the Beneficiary as a result of the acts or failure to act by any Subcustodian affiliated with the Trustee that constitute negligence, fraud, bad faith or willful misconduct on the part of such affiliated Subcustodian. In no event shall the Trustee be liable for holding Assets in any particular country or for Losses related to or arising out of such holding, including losses resulting from nationalization, expropriation or other governmental actions, regulations, exchange or currency controls, devaluations or market conditions affecting transfers, or execution of transactions.
(h)	The Trustee shall have no responsibility or liability for, and the Grantor is solely responsible and liable for the payment of and obtaining reclaims, refunds and credits, where applicable, of all taxes, assessments, duties and other governmental charges (including any interest or penalties with respect thereto) with respect to the Assets or the Trust Account. With respect to the payment of taxes, in the event the Trustee or any Subcustodian is required under applicable law to pay any tax, duty or other governmental charge or any interest or penalty with respect thereto in connection with its services hereunder, the Trustee is hereby authorized to debit the Trust Account in the amount thereof and to pay such amount to the appropriate taxing authority. With respect to tax reclaims, refunds and credits, for each country in which the Trustee holds in the Trust Account Assets and a tax reclaim, refund or credit may be available, the Trustee will submit such forms as are necessary to the appropriate tax or other Governmental Authorities and take such action as is reasonable to obtain such benefits and, where such forms must be completed by the Grantor, will provide the Grantor with the appropriate forms and otherwise assist the Grantor to obtain such tax benefits.
Section 8.    Resignation of the Trustee.
(a)	The Trustee may resign at any time by giving not less than ninety (90) days’ written notice thereof to the Beneficiary and to the Grantor. The Grantor and the Beneficiary jointly also may remove the Trustee at any time, without assigning any reason therefor, on ninety (90) days’ prior written notice thereof to the Trustee. Such resignation or removal shall become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 8.
(b)	Upon receipt of the Trustee’s notice of resignation or notice to the Trustee of removal, the Grantor and the Beneficiary shall promptly appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System and shall not be an Affiliate of the Grantor or the Beneficiary. If a successor trustee has not accepted such appointment within thirty (30) days after the notice of resignation or removal, the Trustee may, in its sole discretion, apply at the expense of the Grantor to a court of competent jurisdiction for the appointment of a successor trustee or for other appropriate relief. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee in connection with such proceeding shall be paid by, and be deemed an obligation of, the Grantor. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for a Trustee.
(c)	Prior to any resignation or removal becoming effective under this Section 8, the Trustee, at the written direction of the Grantor, shall deliver to the issuer of any Letter of Credit in the Trust Account (i) a certificate signed on behalf of the Trustee by a person purporting to be an authorized signatory, (A) stating the name and address of the successor trustee, (B) certifying that the successor trustee is the successor to the Trustee under this Agreement and (C) instructing the issuer of the Letter of Credit to amend the Letter of Credit to replace the Trustee with the successor trustee as beneficiary thereunder, and (ii) the original of the Letter of Credit. The successor trustee shall become the beneficiary of such amended or replacement Letter of Credit.
Section 9.    Termination of the Trust Account.
(a)	The Trust Account and this Agreement, except for the indemnities provided herein, which shall survive termination, may be terminated, other than pursuant to an order of a court having jurisdiction, only after (i) the Grantor and the Beneficiary have given the Trustee written notice of their intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 9. The Notice of Intention shall specify the date on which the Grantor and the Beneficiary intend the Trust Account and this Agreement to terminate (the “Proposed Date”).
(b)	Within three (3) days following receipt by the Trustee of the Notice of Intention, the Trustee shall give at least thirty (30) days written notice (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (i) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least thirty (30) days but no more than forty-five (45) days subsequent to the date the Termination Notice is given; (ii) thirty (30) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is less than thirty (30) days subsequent to the date the Termination Notice is given, or (iii) forty-five (45) days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than forty-five (45) days subsequent to the date the Termination Notice is given.
(c)	On the Termination Date, after satisfaction of any outstanding Withdrawal Notices, and upon receipt of written certification of the Beneficiary that it consents to such termination, the Trustee shall release the Assets held and deposited under this Agreement to the Grantor and shall take any and all steps necessary to (i) transfer absolutely and unequivocally all right, title and interest in such Assets (other than the Letters of Credit) and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor, and (ii) transfer any Letters of Credit to the Grantor. Following such transfer, all liability of the Trustee with respect to such Assets shall cease.
Section 10.    Definitions.
Except as the context shall otherwise require, the following terms have the following meanings (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement); provided, however, that terms defined only in the Reinsurance Agreement shall not affect the rights or obligations of the Trustee hereunder:
The term “Act” shall have the meaning specified in Section 18.
The term “Action” shall mean any claim, action, suit, litigation, arbitration, investigation, inquiry, hearing, charge, complaint, demand, notice or proceeding by or before any Governmental Authority or arbitrator or arbitration panel or similar Person or body.

The term “Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. “Control” (including the terms, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.
The term “Agreement” shall have the meaning specified in the preamble.
The term “Assets” shall have the meaning specified in Section 1(b).
The term “Authorized Person” shall have the meaning specified in Section 2(d).
The term “Beneficiary” shall have the meaning specified in the preamble.
The term “BNY Mellon Group” shall have the meaning specified in Section 27.
The term “Book-Entry Asset” shall have the meaning specified in Section 6(d).
The term “Business Day” shall mean any day other than a Saturday, Sunday, or other day on which banks in the State of Illinois or New York, New York are permitted or required to be closed.
The term “Centralized Functions” shall have the meaning specified in Section 27.
The term “Communications” shall have the meaning specified in Section 6(g).
The term “Depository” shall mean and include the Federal Reserve/Treasury book-entry system for receiving and delivering securities, the Depository Trust Company, the Participants Trust Company, Euroclear, Clearstream Banking S.A. and any other securities depository, book-entry system or clearing agency authorized to act as a securities depository, book-entry system or clearing agency pursuant to applicable law and identified to Grantor from time to time, and the respective successors and nominees of the foregoing.
The term “Designee” shall have the meaning specified in Section 2(a).
The term “Electronic Methods” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.
The term “Eligible Asset Applicable Law” shall mean the insurance laws of the Beneficiary’s state of domicile that relate to the provision of Reserve Credit to the Beneficiary.
The term “Eligible Securities” shall mean assets that meet the requirements under Eligible Asset Applicable Law.
The term “Environmental Damages” shall mean any and all claims, losses, liabilities, damages, fines, penalties, and out-of-pocket costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to (i) the presence, disposal, release or threatened release of any Hazardous Materials which are on, from or affecting soil, water, vegetation, buildings, personal property, persons, animals or otherwise; (ii) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (iii) any third party claim brought or threatened, settlement reached, government order, or any legal policies or legal requirements having the force of law imposed on the Trustee, which are based upon or in any way related to such Hazardous Materials, including attorney and consultant fees and expenses, investigation and laboratory fees, court costs and litigation expenses; and (iv) any violations of Environmental Law.
The term “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Agreement, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.
The term “Fair Market Value” shall have the meaning specified in the Reinsurance Agreement.

The term “Governmental Authority” shall mean any foreign or national government, any state or other political subdivision thereof or any self-regulatory authority, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
The term “Grantor” shall have the meaning specified in the preamble.
The term “Grantor and Beneficiary Information” shall have the meaning specified in Section 27.
The term “Hazardous Materials” shall mean, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for the purpose of, any applicable Environmental Law, including any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law.
The term “Income” shall have the meaning specified in Section 4.
The term “Income Account” shall have the meaning specified in Section 4.
The term “Ineligible Securities” shall mean Assets that are not Eligible Securities.
The term “Instructions” shall have the meaning specified in Section 6(g).
The term “Investment Order” shall have the meaning specified in Section 3(d).
The term “Letter of Credit” shall mean one or more letters of credit that qualify for statutory financial statement credit under Eligible Asset Applicable Law (as amended from time to time), or its successor provision.
The term “Losses” shall have the meaning specified in Section 7(b).
The term “Monthly Statement” shall have the meaning specified in Section 6(a).
The term “Notice of Intention” shall have the meaning specified in Section 9(a).
The term “Original Trust Agreement” means the terms and conditions of this Trust Agreement immediately prior to giving effect to the provisions set forth in Exhibit P thereof.
The term “Outsourced Functions” shall have the meaning specified in Section 27.
The term “Person” shall mean any natural person, firm, limited liability company, general partnership, limited partnership, joint venture, association, corporation, trust, Governmental Authority or other entity.
The term “Proposed Date” shall have the meaning specified in Section 9(a).
The term “Reinsurance Agreement” shall have the meaning specified in the recitals.
The term “Reserve Credit” shall have the meaning specified in the Reinsurance Agreement.
The term “Subcustodian” shall mean a bank or other financial institution (other than a Depository) which is utilized by the Trustee in connection with the purchase, sale or custody of Assets and/or Income hereunder and identified to the Grantor from time to time.
The term “Substitute Eligible Securities” shall have the meaning specified in Section 3(c).
The term “Termination Date” shall have the meaning specified in Section 9(b). The term “Termination Notice” shall have the meaning specified in Section 9(b). The term “Transferred Securities” shall have the meaning specified in Section 3(c).
The term “Trust Account” shall have the meaning specified in the recitals.
The term “Trustee” shall have the meaning specified in the preamble.
The term “Withdrawal Notice” shall have the meaning specified in Section 2(a).
Section 11.    Condition.
This Agreement is not subject to any conditions or qualifications outside of this Agreement.
Section 12.    Further Changes.

Should any term of this Agreement be deemed by an insurance regulator at any time to fail to comply with any requirement of any applicable law necessary for the Beneficiary to receive Reserve Credit on its financial statements, then, upon the occurrence of such event, the Grantor shall use commercially reasonable efforts to amend this Agreement to make it comply with the relevant requirements necessary so as to permit the Beneficiary to obtain full Reserve Credit.
The Beneficiary shall provide the Grantor with prompt written notice of any change in Eligible Asset Applicable Law that would impact the eligibility of securities that otherwise would have been permissible as Eligible Securities.

B.	The Exhibits to the Trust Agreement shall be amended and restated in their entirety as follows:
EXHIBIT A
Form of Withdrawal Notice
[DATE]
The Bank of New York Mellon
Re:	Withdrawal Notice re Trust Agreement dated as of June 24, 2019, among RGA Reinsurance Company, as Grantor, Horace Mann Life Insurance Company, as Beneficiary, and The Bank of New York Mellon, as Trustee, as amended, supplemented or otherwise modified from time to time (the “Trust Agreement”).
We refer to [•] of the Trust Agreement, and hereby give you notice of our election to withdraw the following Assets from the Trust Account:
[SPECIFY ASSETS]
Please deliver such Assets to or for the account of the person or entity named below at the address specified below:
[SPECIFY DESIGNEE AND ADDRESS]
Very truly yours,
HORACE MANN LIFE INSURANCE COMPANY
By:
Name: Title:

cc:	RGA Reinsurance Company

EXHIBIT Q-1
FORM OF TRIGGERING EVENT NOTICE
From: Horace Mann Life Insurance Company (“Beneficiary”)
To:	The Bank of New York Mellon (the “Trustee”) RGA Reinsurance Company (the “Grantor”)
Date:    [     ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Pursuant to Section 8(w) of the Trust Agreement, the undersigned Beneficiary Authorized Officer hereby certifies that an [Adverse Financial Event][RBC Ratio Triggering Event] under the Reinsurance Agreement has occurred and is continuing. The provisions of this Trust Agreement that by their terms are applicable upon the occurrence and continuation of such [Adverse Financial Event][RBC Ratio Triggering Event] shall be effective immediately without any further action by any party hereto.
Capitalized terms and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
HORACE MANN LIFE INSURANCE COMPANY

By:
Name: Title:]

EXHIBIT Q-2
FORM OF NOTICE OF CURE OF TRIGGERING EVENT
From: Horace Mann Life Insurance Company (“Beneficiary”)
To:	The Bank of New York Mellon (the “Trustee”) RGA Reinsurance Company (the “Grantor”)
Date [    ]
Re:	Trust Agreement dated as of June 24, 2019, among the Grantor, the Beneficiary, and the Trustee (as amended, modified or supplemented from time to time, the “Trust Agreement”)
Pursuant to Section 8(w) of the Trust Agreement, the undersigned Beneficiary Authorized Officer hereby notifies you that an [Adverse Financial Event][RBC Ratio Triggering Event] is no longer continuing.
Capitalized terms and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.
HORACE MANN LIFE INSURANCE COMPANY

By:
Name: Title:]

EXHIBIT R
FORM OF LETTER OF CREDIT
(ISSUE DATE)
OUR L/C NO.: XXXX-XXXXXX
FOR BENEFICIARY’S INTERNAL IDENTIFICATION PURPOSES ONLY
LETTER OF CREDIT NO. __________
ISSUE DATE:    [•]
STATED AMOUNT: USD [•]
____________________________________________________________
BENEFICIARY:
THE BANK OF NEW YORK MELLON, AS TRUSTEE TO A TRUST AGREEMENT BETWEEN RGA REINSURANCE COMPANY AND HORACE MANN LIFE INSURANCE COMPANY
APPLICANT:
RGA REINSURANCE COMPANY
16600 SWINGLEY RIDGE ROAD
CHESTERFIELD, MISSOURI 63017
WE, [______________] (THE “ISSUING LENDER”), HEREBY ESTABLISH (EXCEPT AS STATED HEREIN) THIS CLEAN, UNCONDITIONAL AND IRREVOCABLE LETTER OF CREDIT IN FAVOR OF THE AFORESAID ADDRESSEE (THE “BENEFICIARY”) FOR DRAWINGS UP TO [[  •  ] DOLLARS] ($[[  •  ]]) (THE “STATED AMOUNT”) EFFECTIVE IMMEDIATELY ON THE ISSUE DATE. THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT [____________________] ATTN: STANDBY LETTER OF CREDIT UNIT (THE “ISSUING LENDER’S OFFICE”) AND SHALL EXPIRE WITH OUR CLOSE OF BUSINESS ON [•]. EXCEPT WHEN THE STATED AMOUNT OF THIS LETTER OF CREDIT IS INCREASED, THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT.
The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator. Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of the Beneficiary’s policyholders.
We hereby undertake to promptly honor your sight draft(s) drawn on us, as set forth in a written notice from the Beneficiary to the Issuing Lender in substantially the form of Annex A attached hereto (“Sight Draft”) with all blanks and required/relevant information(s) duly filled in at the time of presentation, for all or any part of this Letter of Credit if presented at the Issuing Lender’s Office on or before the expiry date or any automatically extended expiry date. The Beneficiary need only submit the Sight Draft under the Letter of Credit and present it to us to obtain funds and no other document need be presented. Upon the Issuing Lender honoring any such Sight Draft presented hereunder, the Stated Amount of this Letter of Credit shall be automatically decreased in an amount equal to the amount so drawn.
Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification outside of the Letter of Credit. The obligation of the Issuing Lender under this Letter of Credit is the individual obligation of the Issuing Lender, and is in no way contingent upon reimbursement with respect thereto or upon the Issuing Lender’s ability to perfect any lien, security interest or any other reimbursement.

It is a condition of this Letter of Credit that it be deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless at least sixty (60) calendar days prior to any expiration date we send notice to you and the Applicant by registered mail or courier that this Letter of Credit will not be renewed for any such additional period.
This Letter of Credit is subject to and governed by the laws of the State of New York and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (“Publication 600”), and in the event of any conflict, the laws of the State of New York will control. If this Letter of Credit expires during an interruption of business as described in Section 36 of publication 600, the Issuing Lender hereby specifically agrees to effect payment if this credit is drawn against within thirty (30) days after the resumption of business from such interruption.
You may elect to terminate this Letter of Credit as set forth in a written notice from the Beneficiary delivered to the Issuing Lender with a copy to the Applicant.
Upon any increase or reduction of the Stated Amount of this Letter of Credit, we shall deliver to you an amendment to this Letter of Credit showing such increase or reduction, as applicable.
Please address all correspondence regarding this Letter of Credit to the attention of the Standby Letter of Credit Unit, [___________________] including the Letter of Credit number mentioned above. For telephone assistance, please contact the Standby Client Service Unit at [____________________], and have this Letter of Credit number available.
[ ]

By:
Name: Title:]

ANNEX A
FORM OF SIGHT DRAFT
Addressee:
Attention:
Drawing Document under the Irrevocable Letter of Credit No. [_____________] (the “Letter of Credit”; the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of [__________], issued by [__________], as the Issuing Lender, in favor of The Bank of New York Mellon, as trustee, as the Beneficiary.
The undersigned, a duly authorized officer of the Beneficiary referred to in the Letter of Credit, hereby demands as follows:
1.	The Beneficiary hereby requests a disbursement under the Letter of Credit in the amount of [__________]. Such disbursement shall be delivered by wire transfer to the following account:
Bank name: [•]
Street address: [•]
[•]
SWIFT: [•]
ABA#: [•]
For Credit to: [•]
Account number: [•]
The Beneficiary acknowledges that pursuant to the terms of the Letter of Credit, upon the Issuing Lender honoring this Drawing Document, the Stated Amount of the Letter of Credit shall be automatically decreased in an amount equal to the amount so drawn.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Drawing Document on the _____ day of ____________, _____.
THE BANK OF NEW YORK MELLON, AS TRUSTEE, as Beneficiary

By:
Name: Title:

EXHIBIT 2
INVESTMENT GUIDELINES
See attached.

Overview
These investment guidelines set forth the policies and guidelines for the management of the investment portfolio in accordance with the agreement. These guidelines have been established in-line with our enterprise risk management standards while seeking to maximize value transferred to the Company via the Ceding Commission. These investment guidelines are effective 6 months from the date that the final Transferred Asset is transferred to the Trust Account.
Measurement Conventions
Limits and targets are determined on a U.S. GAAP book value basis, as determined by the Reinsurer, and are measured at the time of purchase. The purchase of assets for which limits are exceeded is allowed, as long as the limit is not further exceeded by the purchase. If, for example, the portfolio holds 56% BBB-rated bonds, a BBB-rated bond can be purchased in place of a BBB-rated bond that has been sold as long as the net exposure to BBB does not increase above 56%. For avoidance of doubt, the undrawn face amount of any Letter of Credit will be used for purposes of determining limits and targets hereunder.
Currency
All assets will be USD denominated.
Use of Derivatives
Derivatives are not permitted.
Duration Floor
The asset portfolio duration will be subject to a floor equal to the lesser of 5 years or - 3 years of the liability effective duration, as determined by Grantor.
Ratings Methodology
Public and private bond ratings, including 144A, unless otherwise specified, shall be based on the credit ratings of S&P, Moody’s, Fitch, and DBRS. For the purpose of any test set forth in these Investment Guidelines, the Credit Rating shall be determined as follows: when 4 credit ratings are available, the Credit Rating will be the 2nd lowest of the four; when 3 credit ratings are available, the Credit Rating will be the middle rating; when 2 credit ratings are available, the Credit Rating will be the lower rating; when a single credit rating is available, the Credit Rating will be the single rating as long as the rating agency is one of the four agencies defined above. Securities rated by the NAIC but not rated by the above four rating agencies will be converted to an equivalent NRSRO rating as shown in Exhibit 1. An internal rating may be used if no external rating is available. Non-rated equity assets will be excluded from the weighted average credit quality calculation.
Commercial mortgages will be assigned a rating based on their NAIC CM ratings, although internal ratings may be used in the interim provided CM ratings are not yet available. Internal ratings are based on the framework provided by the NAIC’s Risk-Based Capital C-1 model for CMLs. The NAIC rating will be translated to an NRSRO rating as shown in Exhibit 1. Consistent with the NAIC’s methodology, CM ratings are calculated and reported on an end of calendar quarter basis.
Policy Statement Violation Procedures
In the event of a limit violation, the Reinsurer has the option to remedy the violation within ninety days or request a waiver from the Company. Waivers can be granted indefinitely or for a pre-specified period.
Asset Allocation Limits
The asset classes listed below are permitted for Eligible Assets in the portfolio.
Table 1
Weighted Average Credit Quality	AGGREGATE LIMIT
Minimum Weighted Average Credit Quality	BBB+
AAA to AA-	100%
A+ to A-	75%
BBB+ to BBB-	55%
Below Investment Grade and Non-Rated (at purchase)	10%
Below Investment Grade and Non-Rated (at all times)	15%

Additional restrictions on below investment grade investments:
1.	Exposure to any single below investment grade issuer shall be limited to the greater of $15mm or 0.75% of the total portfolio
2.	Total exposure to securities rated below BB- shall be limited to 2% of the total portfolio
3.	Total exposure to below investment grade securities that are convertible, only pay-in-kind or zero coupon shall be limited to 1% of the total portfolio
Table 2
Country of Risk[1]	AGGREGATE LIMIT
United States	100%
Non-US Developed Markets[2]	30%
Other [3]	20%
Table 3
Major Asset Class Limits	AGGREGATE LIMIT
Commercial Real Estate (CMBS, CMLs, Equity Real Estate, REITS)	35%
Non-publicly traded assets: CMLs, Private Placements, Real Estate Equity, Private Equity (excluding 144a with and without regulation rights)	40%
Structured Securities (RMBS, CMBS, MBS, ABS, CLO, CMO, ARM)	30%
Table 4
Asset Class and Issuer Limits	AGGREGATE LIMIT	ISSUER LIMIT (greater of dollars or % limit)
Cash & Cash Equivalents
Cash and Cash Equivalents	100%	No limit	No limit
Short-term Instruments
Short-term Instruments, Letters of Credit	100%	No limit	No limit
Government Securities
U.S. Treasury	100%	No limit	No limit
U.S. Agency[4]	100%	No limit	No limit
Other Government Securities	30%	4.00%	$20M
Credit Securities
Corporate Bonds (including REITS, 144a)	100%	4.00%	$20M
Private Placements (excludes 144a)[5]	20%	4.00%	$20M
Bank Loans	15%	4.00%	$20M
Municipal Securities
Taxable & Tax-Exempt	40%	4.00%	$20M
Structured Securities (Issuer limits apply to collateral pools)
Non-Agency Residential Mortgage-Backed Securities (RMBS)[6]	15%	4.00%	$20M

Asset Class and Issuer Limits	AGGREGATE LIMIT	ISSUER LIMIT (greater of dollars or % limit)
Non-Agency Commercial Mortgage-Backed Securities (CMBS)[6]	15%	4.00%	$20M
Asset Backed Securities (ABS) and Collateralized Loan Obligations (CLOs)	15%	4.00%	$20M
Agency Structured (ABS, MBS, CMBS, RMBS, CMOs, ARMs)	20%	4.00%	$20M
Common and Private Equity
Common and Private Equity	5%	4.00%	$20M
Real Estate Debts
Commercial Mortgage Loans[7]	20%	4.00%	$20M
Real Estate Equity	10%	4.00%	$20M
All rated and non-rated[8]

TABLE NOTES
1.	Country of Risk for an investment is determined using the Reinsurer’s methodology.
2.	Non-US Developed Market countries are determined by the Reinsurer.
3.	Other countries include any country not encompassed by United States and Non-US Developed Markets.
4.	Includes other U.S. Government Agencies that are implicitly or explicitly guaranteed by the U.S. Government.
5.	Private Placements exclude 144a and bank loans. The Private Placement group includes debt issued to private corporations.
6.	Non-agency RMBS & CMBS includes securities not guaranteed by the U.S. government (GNMA) or agencies or other agencies of the U.S. government (FNMA or FHLMC). Includes but not limited to all CMO-Non Agencies and Asset Backed Securities whose underlying collateral is residential homes or commercial real estate not backed or guaranteed by a U.S. Government Agency. These categories include but are not limited to Non-Agency CMBS, Non-Agency Sub-Prime, Non-Agency Alt-A and B, and Non-Agency Prime securities, and home equity. This limit does not include REITs.
7.	Commercial Mortgage Loans (CMLs) include direct private loans supported by commercial real estate properties.
8.	Real estate equity includes investments in real estate joint ventures and limited liability partnerships.

EXHIBIT 1: Rating Conversion Table
NRSRO Rating	NAIC Rating	NAIC Commercial Mortgage (CM) Rating	NRSRO Rating	NAIC Rating	NAIC Commercial Mortgage (CM) Rating
AAA			B+
AA+			B	NAIC 4	CM 4
AA			B-
AA-			CCC+
A+			CCC	NAIC 5	CM 5
A	NAJC 1	CM 1	CCC-
A-			CC+
BBB+			CC	NAIC 6	CM 6, 7
BBB	NAIC 2	CM 2	CC-
BBB-			C+
BB+			C
BB	NAIC 3	CM 3	D
BB-

EXHIBIT 3
DISCLOSURE SCHEDULE
Section 14.1(i)(ii) - Company Data
Project Roxy—403(b) (ICAE0128).pdf
Project Roxy—457(b) Endorsement (IC-AE0143).pdf
Project Roxy—5% Rollup Policies.xlsx
Project Roxy—Actuarial Memo HMLIC (2018).pdf
Project Roxy—AV Rollforward 2006-18.xlsx
Project Roxy—Company View on Transfer Assumption.pdf
Project Roxy—Contract Endorsement (AE0058, AE0060).pdf
Project Roxy—Contract Endorsement Memo (AE0058, AE0060).pdf
Project Roxy—Deferred Annuity Block Fund Allocation (2015-18).xlsx
Project Roxy—Experience Data (2009-18).xlsb
Project Roxy—Fixed Account Transfers.pdf
Project Roxy—IRA (IC-AE0113).pdf
Project Roxy—IRA Application (IL-A11300).pdf
Project Roxy—Lapse Study.xlsm
Project Roxy—Loan Endorsement (IC-AE0101).pdf
Project Roxy—Month-End Assets by Fund (2018).xlsm
Project Roxy—N-TDA Application (IL-A11301).pdf
Project Roxy—NTDA Endorsement (ICAE0029).pdf
Project Roxy—Premium Persistency.xlsx
Project Roxy—Q1 2019 SA Performance Report.pdf
Project Roxy—Roth IRA (ICAE0112).pdf
Project Roxy Round II Due Diligence (4.10.19) - RGA.xlsx
Project Roxy—SA GA Transfers.xlsx
Project Roxy—Separate Account Investment Options (12.31.18).pdf
Project Roxy—Separate Account Prospectus.pdf
Project Roxy—Seriatim (12.31.09).xlsx
Project Roxy—Seriatim (12.31.10).xlsx
Project Roxy—Seriatim (12.31.11).xlsx
Project Roxy—Seriatim (12.31.12).xlsx
Project Roxy—Seriatim (12.31.13).xlsx
Project Roxy—Seriatim (12.31.14).xlsx
Project Roxy—Seriatim (12.31.15).xlsx
Project Roxy—Seriatim (12.31.16).xlsx
Project Roxy—Seriatim (12.31.17).xlsx
Project Roxy—Seriatim (12.31.18).xlsx
Project Roxy—Seriatim (3.31.19).xlsx
Project Roxy—Seriatim 2018 Tax Code.xlsx
Project Roxy—Simple IRA (ICAE0114).pdf
Project Roxy—Summary Metrics (12.31.2018).pdf
Project Roxy—TDA Application (IL-A11302).pdf
Project Roxy—Updated Seriatim (3.31.19).xlsx
Project Roxy—VA Performance Report (Dec 2010).xlsx
Project Roxy—VA Performance Report (Dec 2015).xlsx

Annuity contract comparison chart - RR - IC402 & IC408.pdf
IC-402000 Sample.pdf
IC-408000_Annuity Alternatives Sample.pdf

ANNEX A
TRANSFERRED ASSETS

				Total Transfer	2,336,058,930
				Cash to Transfer	187,465,033
	39,486,967
Totals	2,496,732,031	2,675,068,127	2,129,401,245	19,192,652	2,148,593,897

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	00084DAL4	US00084DAL47	13,000,000	13,000,000	107.21	13,937,248	109,200	14,046,448	108.05	USD
6/21/2019	001406AA5	US001406AA55	4,286,248	7,500,000	101.42	4,347,226	3,010	4,350,236	101.49	USD
6/21/2019	00205GAD9	US00205GAD97	1,550,000	1,550,000	103.94	1,611,101	28,546	1,639,647	105.78	USD
6/21/2019	00624QBG2	US00624QBG29	3,000,000	3,000,000	114.38	3,431,280	68,250	3,499,530	116.65	USD
6/21/2019	00841UAN6	US00841UAN63	1,575,776	6,000,000	100.82	1,588,699	3,064	1,591,763	101.01	USD
6/21/2019	010632MS3	US010632MS33	3,000,000	3,000,000	103.09	3,092,640	63,250	3,155,890	105.20	USD
6/21/2019	013822AB7	US013822AB71	1,550,000	1,550,000	107.50	1,666,250	24,413	1,690,663	109.08	USD
6/21/2019	15271AC3	US015271AC30	2,000,000	2,000,000	105.15	2,102,994	20,444	2,123,438	106.17	USD
6/21/2019	016059DH7	US016059DH79	4,000,000	4,000,000	70.95	2,837,840	–	2,837,840	70.95	USD
6/21/2019	016059DK0	US016059DK09	7,500,000	7,500,000	65.88	4,941,225	–	4,941,225	65.88	USD
6/21/2019	016059DP9	US016059DP95	5,000,000	5,000,000	55.91	2,795,700	–	2,795,700	55.91	USD
6/21/2019	01728A2M7	US01728A2M73	1,000,000	1,000,000	107.48	1,074,760	9,167	1,083,927	108.39	USD
6/21/2019	020002BB6	US020002BB69	1,000,000	1,000,000	104.50	1,045,000	20,125	1,065,125	106.51	USD
6/21/2019	023026CE5	US023026CE53	2,500,000	2,500,000	100.61	2,515,225	57,129	2,572,354	102.89	USD
6/21/2019	023135BF2	US023135BF28	5,000,000	5,000,000	109.12	5,455,905	64,045	5,519,950	110.40	USD
6/21/2019	02343UAE5	02343UAE5	1,500,000	1,500,000	105.82	1,587,356	1,500	1,588,856	105.92	USD
6/21/2019	023551AJ3	US023551AJ38	5,000,000	5,000,000	122.21	6,110,445	127,750	6,238,195	124.76	USD
6/21/2019	026874DC8	US026874DC84	7,000,000	7,000,000	99.11	6,937,840	117,542	7,055,382	100.79	USD
6/21/2019	02765UDB7	US02765UDB70	3,000,000	3,000,000	102.51	3,075,240	67,715	3,142,955	104.77	USD
6/21/2019	02765UEN0	US02765UEN00	5,000,000	5,000,000	119.31	5,965,300	122,028	6,087,328	121.75	USD
6/21/2019	030850EK3	US030850EK34	1,100,000	1,100,000	103.69	1,140,535	963	1,141,498	103.77	USD
6/21/2019	033177XU5	US033177XU54	2,000,000	2,000,000	101.69	2,033,760	7,064	2,040,824	102.04	USD
6/21/2019	033177XV3	US033177XV38	2,000,000	2,000,000	101.71	2,034,280	7,287	2,041,567	102.08	USD
6/21/2019	033636CL3	US033636CL30	2,000,000	2,000,000	104.00	2,079,940	37,974	2,117,914	105.90	USD
6/21/2019	03523TBF4	US03523TBF49	550,000	550,000	147.89	813,374	19,543	832,917	151.44	USD
6/21/2019	037833BW9	US037833BW97	2,000,000	2,000,000	116.09	2,321,710	29,500	2,351,210	117.56	USD
6/21/2019	04015CAA6	US04015CAA62	3,000,000	3,000,000	97.40	2,921,991	24,333	2,946,324	98.21	USD
6/21/2019	04250CAB8	US04250CAB81	3,180,000	3,180,000	109.80	3,491,729	3,048	3,494,777	109.90	USD
6/21/2019	04250GAB9	US04250GAB95	2,190,000	2,190,000	109.80	2,404,633	2,099	2,406,732	109.90	USD
6/21/2019	04530DAC6	US04530DAC65	1,000,000	1,000,000	104.50	1,045,029	1,000	1,046,029	104.60	USD
6/21/2019	04621WAC4	US04621WAC47	2,000,000	2,000,000	108.73	2,174,518	47,222	2,221,740	111.09	USD
6/21/2019	04621XAJ7	US04621XAJ72	4,900,000	4,900,000	107.16	5,250,952	56,023	5,306,975	108.31	USD
6/21/2019	047681QU8	US047681QU86	10,435,000	10,435,000	123.26	12,861,659	29,566	12,891,225	123.54	USD
6/21/2019	050625CM2	US050625CM28	850,000	850,000	104.92	891,846	2,673	894,519	105.24	USD
6/21/2019	05178RAB1	US05178RAB15	1,000,000	1,000,000	117.59	1,175,901	938	1,176,839	117.68	USD
6/21/2019	05178TAC5	US05178TAC53	2,750,000	2,750,000	138.00	3,795,080	82,106	3,877,186	140.99	USD
6/21/2019	052528AK2	US052528AK26	5,000,000	5,000,000	104.93	5,246,520	19,556	5,266,076	105.32	USD
6/21/2019	053611AJ8	US053611AJ82	2,000,000	2,000,000	110.02	2,200,486	4,063	2,204,549	110.23	USD
6/21/2019	054561AJ4	US054561AJ49	1,900,000	1,900,000	104.47	1,984,850	14,005	1,998,855	105.20	USD
6/21/2019	05565AAR4	US05565AAR41	5,000,000	5,000,000	104.46	5,222,950	23,698	5,246,648	104.93	USD
6/21/2019	05579T5G7	US05579T5G71	2,500,000	2,500,000	104.94	2,623,580	19,479	2,643,059	105.72	USD
6/21/2019	05581KAC5	US05581KAC53	2,000,000	2,000,000	105.91	2,118,134	25,181	2,143,315	107.17	USD
6/21/2019	056732AG5	US056732AG58	8,000,000	8,000,000	111.08	8,886,400	47,878	8,934,278	111.68	USD
6/21/2019	06051GFH7	US06051GFH74	1,000,000	1,000,000	105.57	1,055,662	13,417	1,069,079	106.91	USD
6/21/2019	06051GFM6	US06051GFM69	2,000,000	2,000,000	104.53	2,090,644	33,111	2,123,755	106.19	USD
6/21/2019	06054AAY5	US06054AAY55	16,017,355	17,000,000	4.19	670,477	8,705	679,182	4.24	USD
6/21/2019	06054MAF0	US06054MAF05	8,733,953	9,000,000	8.64	754,811	10,358	765,169	8.76	USD
6/21/2019	064159HB5	US064159HB54	4,750,000	4,750,000	107.20	5,091,877	2,969	5,094,845	107.26	USD
6/21/2019	06652KAA1	US06652KAA16	3,900,000	3,900,000	107.67	4,199,138	17,956	4,217,094	108.13	USD
6/21/2019	06738EAP0	US06738EAP07	6,500,000	6,500,000	104.46	6,790,011	36,617	6,826,627	105.03	USD
6/21/2019	06738EBD6	US06738EBD67	1,000,000	1,000,000	105.78	1,057,809	4,834	1,062,643	106.26	USD
6/21/2019	07274NAL7	US07274NAL73	4,000,000	4,000,000	104.41	4,176,252	2,917	4,179,169	104.48	USD
6/21/2019	081331AD2	US081331AD21	781,000	781,000	114.97	897,913	686	898,599	115.06	USD
6/21/2019	081331AF7	US081331AF78	2,500,000	2,500,000	108.02	2,700,593	2,250	2,702,843	108.11	USD
6/21/2019	08161CAK7	US08161CAK71	1,400,000	1,400,000	107.83	1,509,668	3,376	1,513,044	108.07	USD
6/21/2019	085209AD6	US085209AD62	1,500,000	1,500,000	102.13	1,531,890	22,612	1,554,502	103.63	USD
6/21/2019	088023JB3	US088023JB30	5,000,000	5,000,000	72.15	3,607,450	–	3,607,450	72.15	USD
6/21/2019	09062XAF0	US09062XAF06	6,500,000	6,500,000	105.94	6,885,964	70,200	6,956,164	107.02	USD
6/21/2019	09256BAB3	US09256BAB36	2,000,000	2,000,000	105.56	2,111,282	31,333	2,142,615	107.13	USD
6/21/2019	106284CF7	US106284CF78	4,000,000	4,000,000	100.32	4,012,600	127,500	4,140,100	103.50	USD
6/21/2019	112585AH7	US112585AH72	7,000,000	7,000,000	103.59	7,251,356	121,333	7,372,689	105.32	USD
6/21/2019	11271LAA0	US11271LAA08	4,000,000	4,000,000	104.04	4,161,540	8,972	4,170,512	104.26	USD
6/21/2019	11271LAD4	US11271LAD47	1,400,000	1,400,000	108.71	1,522,008	26,783	1,548,791	110.63	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	118230AJ0	US118230AJ01	10,000,000	10,000,000	101.56	10,156,130	189,583	10,345,713	103.46	USD
6/21/2019	12189LBC4	US12189LBC46	2,000,000	2,000,000	110.05	2,201,030	1,350	2,202,380	110.12	USD
6/21/2019	12502YAP8	US12502YAP88	4,404,762	10,000,000	100.80	4,440,120	6,393	4,446,513	100.95	USD
6/21/2019	12505BAC4	US12505BAC46	1,000,000	1,000,000	110.07	1,100,682	14,000	1,114,682	111.47	USD
6/21/2019	12505BAD2	US12505BAD29	3,830,000	3,830,000	108.36	4,150,180	57,051	4,207,231	109.85	USD
6/21/2019	12508EAD3	US12508EAD31	7,315,000	7,315,000	104.25	7,625,888	67,054	7,692,942	105.17	USD
6/21/2019	12512JAX2	US12512JAX28	19,949,434	20,000,000	5.27	1,050,956	9,314	1,060,270	5.31	USD
6/21/2019	12515GAG2	US12515GAG29	2,500,000	2,500,000	104.96	2,624,003	5,257	2,629,259	105.17	USD
6/21/2019	12531WBG6	US12531WBG69	2,500,000	2,500,000	108.78	2,719,465	6,528	2,725,992	109.04	USD
6/21/2019	12592XBG0	US12592XBG07	5,000,000	5,000,000	103.39	5,169,269	10,906	5,180,174	103.60	USD
6/21/2019	12593ABC8	US12593ABC80	8,000,000	8,000,000	104.95	8,396,188	16,893	8,413,081	105.16	USD
6/21/2019	12593QBF6	US12593QBF63	41,693,909	45,000,000	4.72	1,966,189	25,677	1,991,866	4.78	USD
6/21/2019	12594PAZ4	US12594PAZ45	2,000,000	2,000,000	105.49	2,109,766	1,350	2,111,116	105.56	USD
6/21/2019	12594PBA8	US12594PBA84	4,000,000	4,000,000	104.48	4,179,158	2,834	4,181,991	104.55	USD
6/21/2019	12623SAF7	US12623SAF74	13,672,547	19,500,000	4.48	611,911	12,809	624,719	4.57	USD
6/21/2019	12625CAC7	US12625CAC73	2,000,000	2,000,000	104.08	2,081,619	3,805	2,085,424	104.27	USD
6/21/2019	126281BF0	US126281BF05	1,000,000	1,000,000	103.50	1,034,969	2,465	1,037,433	103.74	USD
6/21/2019	12635QBH2	US12635QBH20	33,696,548	35,000,000	4.73	1,593,146	23,647	1,616,793	4.80	USD
6/21/2019	12635QBK5	US12635QBK58	2,000,000	2,000,000	106.94	2,138,889	5,010	2,143,899	107.19	USD
6/21/2019	12648TAC3	US12648TAC36	641,223	3,000,000	99.80	639,961	1,247	641,208	100.00	USD
6/21/2019	12652DAN7	US12652DAN75	1,000,000	1,000,000	105.49	1,054,947	2,191	1,057,138	105.71	USD
6/21/2019	126650CX6	US126650CX62	1,400,000	1,400,000	105.11	1,471,541	14,381	1,485,923	106.14	USD
6/21/2019	13063BJB9	US13063BJB99	6,000,000	6,000,000	107.26	6,435,780	64,167	6,499,947	108.33	USD
6/21/2019	13281KTU2	US13281KTU24	3,125,000	3,125,000	103.95	3,248,313	99,167	3,347,479	107.12	USD
6/21/2019	14040HBJ3	US14040HBJ32	5,300,000	5,300,000	104.49	5,537,848	32,153	5,570,001	105.09	USD
6/21/2019	14066AAB5	US14066AAB52	941,819	1,000,000	72.24	680,381	800	681,182	72.33	USD
6/21/2019	140694AA8	US140694AA86	1,651,095	1,750,000	113.79	1,878,848	3,057	1,881,904	113.98	USD
6/21/2019	14069BAA2	US14069BAA26	2,813,483	3,000,000	106.34	2,991,721	4,940	2,996,660	106.51	USD
6/21/2019	14070AAA1	US14070AAA16	1,907,037	2,000,000	113.86	2,171,302	3,533	2,174,835	114.04	USD
6/21/2019	14070EAC9	US14070EAC93	984,360	1,000,000	156.00	1,535,563	2,399	1,537,962	156.24	USD
6/21/2019	14070RAA4	US14070RAA41	3,883,423	4,000,000	124.47	4,833,771	8,470	4,842,241	124.69	USD
6/21/2019	14976CAA2	US14976CAA27	9,000,000	9,000,000	101.04	9,093,600	40,163	9,133,763	101.49	USD
6/21/2019	155431AA7	US155431AA74	4,900,000	4,900,000	105.69	5,178,764	32,823	5,211,587	106.36	USD
6/21/2019	157411QB8	US157411QB83	2,000,000	2,000,000	63.18	1,263,640	-	1,263,640	63.18	USD
6/21/2019	157411QF9	US157411QF97	2,500,000	2,500,000	51.68	1,292,050	-	1,292,050	51.68	USD
6/21/2019	167725AC4	US167725AC49	6,000,000	6,000,000	134.34	8,060,400	22,997	8,083,397	134.72	USD
6/21/2019	16772PAX4	US16772PAX42	2,000,000	2,000,000	107.60	2,152,020	5,833	2,157,853	107.89	USD
6/21/2019	17290XAW0	US17290XAW02	3,000,000	3,000,000	105.84	3,175,144	7,055	3,182,199	106.07	USD
6/21/2019	17291CBU8	US17291CBU80	1,250,000	1,250,000	98.59	1,232,354	2,206	1,234,559	98.76	USD
6/21/2019	17291DAF0	US17291DAF06	2,750,000	2,750,000	109.80	3,019,437	3,704	3,023,141	109.93	USD
6/21/2019	17324DAX2	US17324DAX21	1,000,000	1,000,000	105.57	1,055,685	2,462	1,058,148	105.81	USD
6/21/2019	17324KAS7	US17324KAS78	1,500,000	1,500,000	107.29	1,609,422	3,622	1,613,044	107.54	USD
6/21/2019	17324KAV0	US17324KAV08	34,090,466	35,000,000	3.78	1,286,919	19,192	1,306,111	3.83	USD
6/21/2019	17325GAJ5	US17325GAJ58	25,610,423	26,250,000	5.97	1,529,334	18,737	1,548,071	6.04	USD
6/21/2019	17326CBE3	US17326CBE30	28,450,104	28,700,000	5.28	1,503,403	15,628	1,519,031	5.34	USD
6/21/2019	178180GD1	US178180GD13	1,500,000	1,500,000	107.95	1,619,186	34,938	1,654,123	110.27	USD
6/21/2019	18085PLL6	US18085PLL66	6,000,000	6,000,000	100.08	6,004,800	194,962	6,199,762	103.33	USD
6/21/2019	19668QDM4	US19668QDM42	10,600,000	10,600,000	129.15	13,689,370	192,694	13,882,064	130.96	USD
6/21/2019	19828JAA6	US19828JAA60	1,500,000	1,500,000	102.69	1,540,335	13,833	1,554,168	103.61	USD
6/21/2019	20030NBT7	US20030NBT72	7,250,000	7,250,000	96.17	6,972,180	100,533	7,072,713	97.55	USD
6/21/2019	2027A0HR3	US2027A0HR32	5,000,000	5,000,000	106.24	5,312,175	7,500	5,319,675	106.39	USD
6/21/2019	203233AA9	US203233AA98	7,750,000	7,750,000	102.35	7,932,249	121,417	8,053,666	103.92	USD
6/21/2019	20453KAA3	US20453KAA34	4,000,000	4,000,000	102.56	4,102,276	30,569	4,132,845	103.32	USD
6/21/2019	20825CAP9	US20825CAP95	1,000,000	1,000,000	129.32	1,293,195	5,900	1,299,095	129.91	USD
6/21/2019	20825CAQ7	US20825CAQ78	5,400,000	5,400,000	137.51	7,425,659	136,500	7,562,159	140.04	USD
6/21/2019	21684AAA4	US21684AAA43	3,000,000	3,000,000	106.38	3,191,481	7,708	3,199,189	106.64	USD
6/21/2019	225433AC5	US225433AC55	4,000,000	4,000,000	103.91	4,156,364	35,417	4,191,781	104.79	USD
6/21/2019	225433AR2	US225433AR25	5,000,000	5,000,000	107.45	5,372,350	39,813	5,412,163	108.24	USD
6/21/2019	22822RBH2	US22822RBH21	8,500,000	8,500,000	107.17	9,109,080	6,008	9,115,088	107.24	USD
6/21/2019	22966RAA4	US22966RAA41	1,500,000	1,500,000	105.36	1,580,420	31,200	1,611,620	107.44	USD
6/21/2019	22966RAB2	US22966RAB24	1,000,000	1,000,000	105.34	1,053,449	729	1,054,178	105.42	USD
6/21/2019	23204GAC4	US23204GAC42	3,500,000	3,500,000	99.42	3,479,809	65,669	3,545,477	101.30	USD
6/21/2019	23380YAC1	US23380YAC12	2,000,000	2,000,000	107.88	2,157,500	15,017	2,172,517	108.63	USD
6/21/2019	23380YAD9	US23380YAD94	5,000,000	5,000,000	101.38	5,068,750	-	5,068,750	101.38	USD
6/21/2019	235036SS0	US235036SS08	1,180,000	1,180,000	104.45	1,232,463	8,194	1,240,657	105.14	USD
6/21/2019	235417AS1	US235417AS15	5,000,000	5,000,000	88.63	4,431,250	-	4,431,250	88.63	USD
6/21/2019	24023MAA2	US24023MAA27	1,800,000	1,800,000	105.96	1,907,240	2,260	1,909,500	106.08	USD
6/21/2019	247131AF2	US247131AF28	3,500,000	3,500,000	102.90	3,601,630	107,953	3,709,583	105.99	USD
6/21/2019	249670AA8	US249670AA83	3,000,000	3,000,000	100.25	3,007,500	2,438	3,009,938	100.33	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	251130EC0	US251130EC04	1,000,000	1,000,000	126.58	1,265,770	9,229	1,274,999	127.50	USD
6/21/2019	25155FAB2	US25155FAB22	2,000,000	2,000,000	105.19	2,103,742	21,944	2,125,686	106.28	USD
6/21/2019	25466AAP6	US25466AAP66	2,250,000	2,250,000	108.47	2,440,474	28,481	2,468,955	109.73	USD
6/21/2019	25470DAR0	US25470DAR08	7,400,000	7,400,000	101.08	7,479,957	73,887	7,553,844	102.08	USD
6/21/2019	263901AB6	US263901AB68	1,500,000	1,500,000	137.03	2,055,494	21,500	2,076,994	138.47	USD
6/21/2019	26827EAA3	US26827EAA38	598,197	1,500,000	100.34	600,210	346	600,556	100.39	USD
6/21/2019	268317AC8	US268317AC80	4,000,000	4,000,000	137.88	5,515,296	111,972	5,627,268	140.68	USD
6/21/2019	26884LAB5	US26884LAB53	3,000,000	3,000,000	104.51	3,135,201	14,625	3,149,826	104.99	USD
6/21/2019	26884UAA7	US26884UAA79	6,304,000	6,304,000	106.78	6,731,600	143,416	6,875,016	109.06	USD
6/21/2019	26884UAB5	US26884UAB52	2,500,000	2,500,000	104.32	2,608,098	25,000	2,633,098	105.32	USD
6/21/2019	283734NP2	US283734NP27	3,000,000	3,000,000	104.71	3,141,180	67,295	3,208,475	106.95	USD
6/21/2019	29266MAF6	US29266MAF68	3,175,000	3,175,000	129.62	4,115,451	92,869	4,208,320	132.55	USD
6/21/2019	29267HAA7	US29267HAA77	2,750,000	2,750,000	129.18	3,552,574	83,417	3,635,990	132.22	USD
6/21/2019	29273RAJ8	US29273RAJ86	2,200,000	2,200,000	124.87	2,747,140	77,917	2,825,057	128.41	USD
6/21/2019	29359UAA7	US29359UAA79	4,000,000	4,000,000	102.35	4,093,920	50,500	4,144,420	103.61	USD
6/21/2019	29380TAT2	US29380TAT25	3,000,000	3,000,000	107.21	3,216,333	60,375	3,276,708	109.22	USD
6/21/2019	29444GAJ6	US29444GAJ67	1,000,000	1,000,000	118.61	1,186,055	15,556	1,201,611	120.16	USD
6/21/2019	29977GAA0	US29977GAA04	3,000,000	3,000,000	109.70	3,290,955	80,979	3,371,934	112.40	USD
6/21/2019	302491AS4	US302491AS46	2,000,000	2,000,000	103.60	2,071,922	31,889	2,103,811	105.19	USD
6/21/2019	30261QAJ2	US30261QAJ22	2,493,000	2,493,000	103.48	2,579,745	4,983	2,584,727	103.68	USD
6/21/2019	30262SAR9	US30262SAR94	2,000,000	2,000,000	103.94	2,078,854	4,279	2,083,133	104.16	USD
6/21/2019	30263AAJ5	US30263AAJ51	1,000,000	1,000,000	104.53	1,045,282	2,747	1,048,029	104.80	USD
6/21/2019	30285FAE9	US30285FAE97	9,000,000	9,000,000	106.00	9,539,667	20,359	9,560,026	106.22	USD
6/21/2019	30286XAN9	US30286XAN93	14,750,000	14,750,000	103.13	15,211,671	30,598	15,242,269	103.34	USD
6/21/2019	30291GAN9	US30291GAN97	1,000,000	1,000,000	103.48	1,034,757	1,942	1,036,699	103.67	USD
6/21/2019	30291MAN6	US30291MAN65	2,000,000	2,000,000	104.05	2,081,044	4,033	2,085,077	104.25	USD
6/21/2019	30291NAE4	US30291NAE40	2,000,000	2,000,000	103.89	2,077,859	3,930	2,081,790	104.09	USD
6/21/2019	30291RAA3	US30291RAA32	1,000,000	1,000,000	103.90	1,038,961	2,075	1,041,036	104.10	USD
6/21/2019	30291VAE6	US30291VAE65	1,000,000	1,000,000	105.76	1,057,552	2,189	1,059,741	105.97	USD
6/21/2019	30291WAN4	US30291WAN48	1,000,000	1,000,000	106.66	1,066,572	2,424	1,068,996	106.90	USD
6/21/2019	30291XAE2	US30291XAE22	1,850,000	1,850,000	102.14	1,889,575	4,082	1,893,658	102.36	USD
6/21/2019	30292CAJ6	US30292CAJ62	3,950,000	3,950,000	106.91	4,223,047	9,264	4,232,311	107.15	USD
6/21/2019	30292GAN8	US30292GAN88	2,000,000	2,000,000	106.31	2,126,288	4,618	2,130,906	106.55	USD
6/21/2019	30292QAA4	US30292QAA40	6,000,000	6,000,000	102.68	6,160,537	11,797	6,172,334	102.87	USD
6/21/2019	30292RAJ3	US30292RAJ32	6,500,000	6,500,000	103.59	6,733,297	13,342	6,746,638	103.79	USD
6/21/2019	309601AA0	US309601AA06	3,265,000	3,265,000	119.92	3,915,241	39,112	3,954,353	121.11	USD
6/21/2019	309601AE2	US309601AE28	2,000,000	2,000,000	96.14	1,922,820	13,186	1,936,006	96.80	USD
6/20/2019	3128M4NU3	US3128M4NU35	641,201	45,000,000	113.80	729,713	2,137	731,850	114.14	USD
6/21/2019	3130A0FR6	US3130A0FR68	1,000,000	1,000,000	114.22	1,142,229	1,444	1,143,673	114.37	USD
6/21/2019	3130A2AU0	US3130A2AU09	3,000,000	3,000,000	108.00	3,239,913	3,656	3,243,569	108.12	USD
6/21/2019	3130A5VM8	US3130A5VM84	4,000,000	4,000,000	111.51	4,460,476	66,600	4,527,076	113.18	USD
6/21/2019	3130A7AL9	US3130A7AL96	2,000,000	2,000,000	100.00	1,999,996	24,131	2,024,127	101.21	USD
6/21/2019	3130A7AY1	US3130A7AY18	1,500,000	1,500,000	100.00	1,500,008	17,057	1,517,064	101.14	USD
6/21/2019	3130A8NY5	US3130A8NY53	2,000,000	2,000,000	96.79	1,935,822	23,958	1,959,780	97.99	USD
6/21/2019	3130A96V8	US3130A96V88	2,500,000	2,500,000	96.05	2,401,320	19,313	2,420,633	96.83	USD
6/21/2019	3130AAC48	US3130AAC482	2,000,000	2,000,000	100.00	2,000,018	3,084	2,003,102	100.16	USD
6/21/2019	3130AAEL8	US3130AAEL87	1,000,000	1,000,000	100.00	1,000,003	17,319	1,017,322	101.73	USD
6/21/2019	3130AAGM4	US3130AAGM43	1,000,000	1,000,000	100.00	1,000,032	18,156	1,018,188	101.82	USD
6/21/2019	3130AAHD3	US3130AAHD35	1,500,000	1,500,000	100.00	1,500,053	25,358	1,525,411	101.69	USD
6/21/2019	3130AALS5	US3130AALS57	1,000,000	1,000,000	100.00	1,000,013	14,964	1,014,977	101.50	USD
6/21/2019	3130AANG9	US3130AANG91	1,000,000	1,000,000	100.00	1,000,021	13,856	1,013,877	101.39	USD
6/21/2019	3130AAVH8	US3130AAVH82	2,000,000	2,000,000	100.15	2,002,926	18,947	2,021,873	101.09	USD
6/21/2019	3130AAYS1	US3130AAYS11	3,000,000	3,000,000	100.00	3,000,102	26,011	3,026,113	100.87	USD
6/21/2019	3130AAZ76	US3130AAZ764	3,000,000	3,000,000	100.00	3,000,063	24,772	3,024,835	100.83	USD
6/21/2019	3130AB2E5	US3130AB2E57	1,000,000	1,000,000	100.00	1,000,023	7,972	1,007,995	100.80	USD
6/21/2019	3130ABJX5	US3130ABJX53	5,000,000	5,000,000	100.00	5,000,040	972	5,001,012	100.02	USD
6/21/2019	3130ABSG2	US3130ABSG20	1,000,000	1,000,000	100.00	1,000,015	14,356	1,014,371	101.44	USD
6/21/2019	3130ABT89	US3130ABT898	1,000,000	1,000,000	100.01	1,000,133	14,018	1,014,151	101.42	USD
6/21/2019	3130AC2W3	US3130AC2W38	1,000,000	1,000,000	100.00	1,000,014	11,736	1,011,750	101.18	USD
6/21/2019	3130ACC85	US3130ACC850	4,000,000	4,000,000	100.00	4,000,008	37,778	4,037,786	100.94	USD
6/21/2019	3130ACDP6	US3130ACDP66	2,250,000	2,250,000	100.00	2,250,007	19,879	2,269,886	100.88	USD
6/21/2019	3130ACE75	US3130ACE757	4,000,000	4,000,000	100.00	4,000,008	32,489	4,032,497	100.81	USD
6/21/2019	3130ACHT4	US3130ACHT43	1,500,000	1,500,000	100.00	1,500,008	10,957	1,510,964	100.73	USD
6/21/2019	3130ACKQ6	US3130ACKQ66	2,000,000	2,000,000	100.00	2,000,014	12,021	2,012,035	100.60	USD
6/21/2019	3130ACQM9	US3130ACQM98	2,000,000	2,000,000	100.11	2,002,270	7,933	2,010,203	100.51	USD
6/21/2019	3130ACR71	US3130ACR718	750,000	750,000	100.00	750,007	3,300	753,307	100.44	USD
6/21/2019	3130ACRD8	US3130ACRD80	2,500,000	2,500,000	100.00	2,500,055	9,742	2,509,797	100.39	USD
6/21/2019	3130ACYA6	US3130ACYA68	5,000,000	5,000,000	100.00	5,000,105	7,083	5,007,188	100.14	USD
6/21/2019	3130ADJG8	US3130ADJG86	4,000,000	4,000,000	100.76	4,030,408	56,000	4,086,408	102.16	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	3130ADJS2	US3130ADJS25	3,000,000	3,000,000	100.76	3,022,716	36,228	3,058,944	101.96	USD
6/21/2019	3130ADSA1	US3130ADSA16	3,000,000	3,000,000	100.16	3,004,875	28,893	3,033,768	101.13	USD
6/21/2019	3130AE5N6	US3130AE5N65	2,300,000	2,300,000	100.63	2,314,554	13,294	2,327,848	101.21	USD
6/21/2019	3130AEAS9	US3130AEAS98	650,000	650,000	100.85	655,547	2,383	657,930	101.22	USD
6/21/2019	3130AECC2	US3130AECC29	1,400,000	1,400,000	101.04	1,414,498	4,171	1,418,669	101.33	USD
6/21/2019	3130AECG3	US3130AECG33	3,550,000	3,550,000	101.58	3,606,001	8,283	3,614,285	101.81	USD
6/21/2019	3130AECR9	US3130AECR97	2,300,000	2,300,000	104.25	2,397,697	6,777	2,404,474	104.54	USD
6/21/2019	3130AEDX5	US3130AEDX56	950,000	950,000	103.25	980,882	1,583	982,465	103.42	USD
6/21/2019	3130AEJ35	US3130AEJ356	3,000,000	3,000,000	100.01	3,000,171	57,234	3,057,405	101.91	USD
6/21/2019	3130AEJQ4	US3130AEJQ42	2,500,000	2,500,000	104.49	2,612,340	43,667	2,656,007	106.24	USD
6/21/2019	3130AEJR2	US3130AEJR25	1,500,000	1,500,000	100.04	1,500,615	25,833	1,526,448	101.76	USD
6/21/2019	3130AEKX7	US3130AEKX73	2,800,000	2,800,000	101.63	2,845,553	47,289	2,892,842	103.32	USD
6/21/2019	3130AEN30	US3130AEN309	5,000,000	5,000,000	100.09	5,004,720	76,154	5,080,874	101.62	USD
6/21/2019	3130AENQ9	US3130AENQ95	5,200,000	5,200,000	100.07	5,203,786	85,621	5,289,406	101.72	USD
6/21/2019	3130AEPQ7	US3130AEPQ77	2,000,000	2,000,000	103.19	2,063,804	29,112	2,092,916	104.65	USD
6/21/2019	3130AER85	US3130AER854	1,500,000	1,500,000	100.59	1,508,895	21,958	1,530,853	102.06	USD
6/21/2019	3130AEW30	US3130AEW300	6,500,000	6,500,000	100.77	6,549,829	72,016	6,621,845	101.87	USD
6/21/2019	3130AEYE4	US3130AEYE47	2,000,000	2,000,000	101.60	2,032,010	18,807	2,050,817	102.54	USD
6/21/2019	3130AFEQ6	US3130AFEQ61	2,000,000	2,000,000	101.02	2,020,346	7,333	2,027,679	101.38	USD
6/21/2019	3130AFHG5	US3130AFHG52	1,000,000	1,000,000	102.14	1,021,424	1,708	1,023,132	102.31	USD
6/21/2019	3132WRRN5	US3132WRRN59	783,094	800,000	104.93	821,727	2,166	823,893	105.21	USD
6/21/2019	3133EA6D5	US3133EA6D52	1,000,000	1,000,000	104.69	1,046,890	4,829	1,051,719	105.17	USD
6/21/2019	3133EESW1	US3133EESW12	1,000,000	1,000,000	108.45	1,084,520	9,803	1,094,323	109.43	USD
6/21/2019	3133EEXB1	US3133EEXB10	6,250,000	6,250,000	100.00	6,249,994	44,271	6,294,265	100.71	USD
6/21/2019	3133EFBW6	US3133EFBW69	3,000,000	3,000,000	100.00	3,000,057	33,438	3,033,495	101.12	USD
6/21/2019	3133EFNQ6	US3133EFNQ63	2,500,000	2,500,000	100.00	2,500,043	8,893	2,508,936	100.36	USD
6/21/2019	3133EFUY1	US3133EFUY15	4,000,000	4,000,000	100.00	4,000,052	58,264	4,058,316	101.46	USD
6/21/2019	3133EFXD4	US3133EFXD41	3,000,000	3,000,000	100.00	3,000,027	38,850	3,038,877	101.30	USD
6/21/2019	3133EG3Z6	US3133EG3Z64	1,000,000	1,000,000	107.43	1,074,331	14,408	1,088,739	108.87	USD
6/21/2019	3133EG4Q5	US3133EG4Q56	2,000,000	2,000,000	100.00	2,000,032	27,792	2,027,824	101.39	USD
6/21/2019	3133EG7J8	US3133EG7J86	1,250,000	1,250,000	100.00	1,250,020	14,094	1,264,114	101.13	USD
6/21/2019	3133EG7K5	US3133EG7K59	3,500,000	3,500,000	100.00	3,500,039	42,103	3,542,142	101.20	USD
6/21/2019	3133EGB61	US3133EGB610	1,000,000	1,000,000	99.23	992,265	6,389	998,654	99.87	USD
6/21/2019	3133EGH24	US3133EGH245	2,250,000	2,250,000	99.75	2,244,362	354	2,244,715	99.77	USD
6/21/2019	3133EH4W0	US3133EH4W07	2,500,000	2,500,000	100.12	2,503,018	42,409	2,545,427	101.82	USD
6/21/2019	3133EH5C3	US3133EH5C34	3,800,000	3,800,000	100.35	3,813,232	60,992	3,874,224	101.95	USD
6/21/2019	3133EHAL7	US3133EHAL79	2,000,000	2,000,000	106.78	2,135,550	21,961	2,157,511	107.88	USD
6/21/2019	3133EHBB8	US3133EHBB88	1,500,000	1,500,000	108.31	1,624,611	15,669	1,640,280	109.35	USD
6/21/2019	3133EHDA8	US3133EHDA87	2,000,000	2,000,000	100.00	2,000,048	19,312	2,019,360	100.97	USD
6/21/2019	3133EHHE6	US3133EHHE63	3,250,000	3,250,000	106.60	3,464,406	15,933	3,480,339	107.09	USD
6/21/2019	3133EHK77	US3133EHK775	1,000,000	1,000,000	100.00	1,000,000	5,149	1,005,149	100.51	USD
6/21/2019	3133EHK85	US3133EHK858	5,500,000	5,500,000	100.13	5,507,392	28,822	5,536,214	100.66	USD
6/21/2019	3133EHKB8	US3133EHKB87	4,000,000	4,000,000	100.19	4,007,672	9,222	4,016,894	100.42	USD
6/21/2019	3133EHLF8	US3133EHLF82	2,000,000	2,000,000	100.00	2,000,006	3,944	2,003,950	100.20	USD
6/21/2019	3133EHMF7	US3133EHMF73	2,000,000	2,000,000	100.00	2,000,008	2,528	2,002,536	100.13	USD
6/21/2019	3133EHQ22	US3133EHQ228	1,500,000	1,500,000	100.00	1,500,011	6,713	1,506,723	100.45	USD
6/21/2019	3133EHT45	US3133EHT453	2,500,000	2,500,000	100.02	2,500,623	8,313	2,508,935	100.36	USD
6/21/2019	3133EHT60	US3133EHT602	3,500,000	3,500,000	100.00	3,500,091	7,251	3,507,342	100.21	USD
6/21/2019	3133EHVQ3	US3133EHVQ38	1,500,000	1,500,000	98.99	1,484,892	16,331	1,501,223	100.08	USD
6/21/2019	3133EHX99	US3133EHX992	1,750,000	1,750,000	100.00	1,750,009	4,142	1,754,150	100.24	USD
6/21/2019	3133EHXB4	US3133EHXB41	3,000,000	3,000,000	99.81	2,994,375	28,500	3,022,875	100.76	USD
6/21/2019	3133EHZR7	US3133EHZR74	2,000,000	2,000,000	100.00	1,999,998	16,436	2,016,434	100.82	USD
6/21/2019	3133EJAM1	US3133EJAM19	2,300,000	2,300,000	106.91	2,458,955	31,312	2,490,267	108.27	USD
6/21/2019	3133EJBG3	US3133EJBG32	2,000,000	2,000,000	100.91	2,018,104	28,649	2,046,753	102.34	USD
6/21/2019	3133EJED7	US3133EJED73	1,000,000	1,000,000	101.08	1,010,776	11,550	1,022,326	102.23	USD
6/21/2019	3133EJSF7	US3133EJSF75	2,000,000	2,000,000	103.18	2,063,658	222	2,063,880	103.19	USD
6/21/2019	3133EJUZ0	US3133EJUZ02	2,000,000	2,000,000	100.04	2,000,892	32,013	2,032,905	101.65	USD
6/21/2019	3133EJV22	US3133EJV224	1,000,000	1,000,000	104.57	1,045,659	3,392	1,049,051	104.91	USD
6/21/2019	3133EJVS5	US3133EJVS59	800,000	800,000	104.19	833,528	12,788	846,316	105.79	USD
6/21/2019	3133MAWE5	US3133MAWE53	1,020,000	1,020,000	143.91	1,467,875	25,436	1,493,311	146.40	USD
6/21/2019	3133XEXR5	US3133XEXR50	2,035,000	2,035,000	130.14	2,648,430	28,101	2,676,532	131.52	USD
6/21/2019	3133XFJ49	US3133XFJ490	22,000,000	22,000,000	136.76	30,087,090	333,438	30,420,528	138.28	USD
6/21/2019	3133XG6E9	US3133XG6E90	5,430,000	5,430,000	123.35	6,697,710	7,806	6,705,515	123.49	USD
6/21/2019	3134A3ZU3	US3134A3ZU35	25,468,000	25,468,000	76.67	19,527,385	-	19,527,385	76.67	USD
6/21/2019	3134A4KY9	US3134A4KY94	4,000,000	4,000,000	70.91	2,836,584	-	2,836,584	70.91	USD
6/21/2019	313586RC5	US313586RC55	14,120,000	14,120,000	99.33	14,025,933	-	14,025,933	99.33	USD
6/21/2019	31358DCT9	US31358DCT90	3,850,000	3,850,000	55.89	2,151,844	-	2,151,844	55.89	USD
6/21/2019	31358DDS0	US31358DDS09	5,000,000	5,000,000	74.90	3,745,184	-	3,745,184	74.90	USD
6/21/2019	3136A1QE8	US3136A1QE82	1,000,000	1,000,000	106.57	1,065,653	1,944	1,067,598	106.76	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	3136A6ZY3	US3136A6ZY33	2,000,000	2,000,000	110.68	2,213,541	4,444	2,217,985	110.90	USD
6/21/2019	3136AFXR0	US3136AFXR04	5,584,379	4,677,177	99.66	5,565,196	9,307	5,574,503	99.82	USD
6/21/2019	3136B1T79	US3136B1T791	1,044,211	1,000,000	110.08	1,149,417	2,320	1,151,737	110.30	USD
6/21/2019	3136B2K50	US3136B2K509	2,067,676	2,000,000	107.38	2,220,364	4,595	2,224,959	107.61	USD
6/21/2019	3136B2UE0	US3136B2UE00	1,032,555	1,000,000	104.64	1,080,508	2,008	1,082,515	104.84	USD
6/21/2019	3136B3MV9	US3136B3MV99	1,023,573	1,000,000	105.66	1,081,546	1,990	1,083,536	105.86	USD
6/21/2019	3137A0K95	US3137A0K958	1,779,105	2,000,000	106.76	1,899,394	4,448	1,903,842	107.01	USD
6/21/2019	3137A5P24	US3137A5P246	5,439,906	4,000,000	104.24	5,670,408	12,089	5,682,496	104.46	USD
6/21/2019	3137AFCN0	US3137AFCN02	1,000,000	1,000,000	107.59	1,075,924	2,222	1,078,146	107.81	USD
6/21/2019	3137AFPC0	US3137AFPC00	7,000,000	7,000,000	108.46	7,592,151	15,556	7,607,707	108.68	USD
6/21/2019	3137ARM29	US3137ARM290	3,831,497	3,000,000	104.86	4,017,711	7,450	4,025,161	105.05	USD
6/21/2019	3137ARM37	US3137ARM373	3,831,497	3,000,000	103.44	3,963,338	7,450	3,970,789	103.64	USD
6/21/2019	3137B2NF3	US3137B2NF30	1,233,301	1,000,000	104.30	1,286,328	2,398	1,288,726	104.49	USD
6/21/2019	3137B3A32	US3137B3A325	2,318,476	2,000,000	91.75	2,127,314	3,220	2,130,534	91.89	USD
6/21/2019	3137B3AJ7	US3137B3AJ71	1,229,714	1,000,000	104.72	1,287,730	2,391	1,290,121	104.91	USD
6/21/2019	3137BBBE9	US3137BBBE98	26,134,346	28,000,000	4.61	1,204,791	16,793	1,221,584	4.67	USD
6/21/2019	3137BFXU0	US3137BFXU07	48,619,416	50,000,000	4.96	2,412,350	28,323	2,440,673	5.02	USD
6/21/2019	3137FG5H4	US3137FG5H47	3,132,632	3,000,000	108.07	3,385,539	6,961	3,392,501	108.30	USD
6/21/2019	3137FG6T7	US3137FG6T75	5,000,000	5,000,000	110.40	5,519,833	10,417	5,530,250	110.60	USD
6/21/2019	3137GAMD6	US3137GAMD68	4,240,590	3,000,000	107.36	4,552,883	9,424	4,562,307	107.59	USD
6/21/2019	3138LCAM7	US3138LCAM79	1,335,409	1,500,000	103.90	1,387,522	2,597	1,390,118	104.10	USD
6/21/2019	3138LCQA6	US3138LCQA67	8,539,370	9,000,000	106.92	9,130,411	18,407	9,148,818	107.14	USD
6/21/2019	3138LCQD0	US3138LCQD07	983,354	1,000,000	106.89	1,051,101	1,983	1,053,084	107.09	USD
6/21/2019	3138LCWF8	US3138LCWF80	1,988,000	2,000,000	107.93	2,145,743	3,943	2,149,685	108.13	USD
6/21/2019	3138LDK44	US3138LDK448	1,897,723	2,000,000	102.43	1,943,871	3,753	1,947,624	102.63	USD
6/21/2019	3138LM6G3	US3138LM6G33	4,000,000	4,000,000	106.91	4,276,444	7,878	4,284,322	107.11	USD
6/21/2019	3138LMSG9	US3138LMSG91	1,000,000	1,000,000	108.38	1,083,791	1,989	1,085,779	108.58	USD
6/21/2019	3138LNT76	US3138LNT760	3,800,000	3,800,000	110.75	4,208,547	8,529	4,217,076	110.98	USD
6/21/2019	31394C2J0	US31394C2J04	3,217,947	11,586,842	108.33	3,486,134	9,833	3,495,967	108.64	USD
6/21/2019	31395F2F0	US31395F2F08	3,502,769	3,888,140	109.26	3,827,144	10,703	3,837,847	109.57	USD
6/21/2019	31396WG91	US31396WG915	1,863,738	2,819,000	107.71	2,007,519	5,177	2,012,696	107.99	USD
6/21/2019	31397CWG0	US31397CWG04	569,442	1,976,878	106.62	607,123	1,819	608,943	106.94	USD
6/21/2019	31397NWX9	US31397NWX91	1,737,637	1,500,000	111.62	1,939,607	6,275	1,945,882	111.98	USD
6/21/2019	31397QG51	US31397QG519	2,137,818	2,000,000	106.52	2,277,264	5,345	2,282,608	106.77	USD
6/21/2019	31397UK65	US31397UK653	2,832,569	8,500,000	102.59	2,905,839	6,295	2,912,134	102.81	USD
6/21/2019	31397UZQ5	US31397UZQ56	1,944,673	4,300,000	104.25	2,027,411	4,321	2,031,733	104.48	USD
6/21/2019	31398AFD9	US31398AFD90	1,000,000	1,000,000	139.10	1,391,015	24,375	1,415,390	141.54	USD
6/21/2019	31398GKS7	US31398GKS74	1,330,692	8,000,000	103.87	1,382,159	3,327	1,385,485	104.12	USD
6/21/2019	31398SWG4	US31398SWG47	2,000,000	2,000,000	107.58	2,151,673	4,444	2,156,118	107.81	USD
6/21/2019	3140HR6G3	US3140HR6G36	6,000,000	6,000,000	114.96	6,897,692	12,840	6,910,532	115.18	USD
6/20/2019	31410FYE9	US31410FYE95	1,090,146	32,700,000	108.61	1,184,021	3,331	1,187,352	108.92	USD
6/21/2019	31418C3J1	US31418C3J18	1,648,547	2,000,000	102.10	1,683,138	3,663	1,686,801	102.32	USD
6/21/2019	31847RAF9	US31847RAF91	3,500,000	3,500,000	106.61	3,731,305	16,100	3,747,405	107.07	USD
6/21/2019	33582VAB4	US33582VAB45	9,000,000	9,000,000	103.17	9,285,291	155,250	9,440,541	104.89	USD
6/21/2019	33767CAR8	US33767CAR88	3,000,000	3,000,000	101.95	3,058,361	5,833	3,064,195	102.14	USD
6/21/2019	33972PAA7	US33972PAA75	11,300,000	11,300,000	88.15	9,961,153	104,878	10,066,032	89.08	USD
6/21/2019	340711AT7	US340711AT72	2,000,000	2,000,000	102.84	2,056,705	47,233	2,103,938	105.20	USD
6/21/2019	340711AW0	US340711AW02	2,500,000	2,500,000	106.77	2,669,313	47,125	2,716,438	108.66	USD
6/21/2019	343498AA9	US343498AA92	5,600,000	5,600,000	104.55	5,855,018	54,444	5,909,463	105.53	USD
6/21/2019	346845AF7	US346845AF74	1,100,000	1,100,000	113.71	1,250,781	27,694	1,278,476	116.23	USD
6/21/2019	347382AC7	US347382AC74	930,000	930,000	117.45	1,092,304	5,881	1,098,185	118.08	USD
6/21/2019	35564CAB3	US35564CAB37	1,100,000	1,100,000	105.13	1,156,443	2,139	1,158,582	105.33	USD
6/21/2019	35952FAA8	US35952FAA84	5,600,000	5,600,000	139.26	7,798,560	7,700	7,806,260	139.40	USD
6/21/2019	360271AJ9	US360271AJ90	3,000,000	3,000,000	105.08	3,152,409	13,500	3,165,909	105.53	USD
6/21/2019	361448BC6	US361448BC68	1,250,000	1,250,000	106.78	1,334,719	6,951	1,341,670	107.33	USD
6/21/2019	361448BE2	US361448BE25	1,450,000	1,450,000	108.34	1,570,987	26,692	1,597,679	110.18	USD
6/21/2019	36188AAA3	US36188AAA34	3,793,323	4,000,000	130.42	4,947,343	8,415	4,955,758	130.64	USD
6/21/2019	36251FBB1	US36251FBB13	5,000,000	5,000,000	104.32	5,215,853	11,056	5,226,909	104.54	USD
6/21/2019	373283CA6	US373283CA62	3,000,000	3,000,000	109.24	3,277,230	8,683	3,285,913	109.53	USD
6/21/2019	38012MAA5	US38012MAA53	1,678,636	1,750,000	103.18	1,731,985	2,798	1,734,783	103.34	USD
6/21/2019	38012NAA3	US38012NAA37	2,627,988	2,794,000	106.00	2,785,591	4,532	2,790,123	106.17	USD
6/21/2019	38141GCU6	US38141GCU67	5,000,000	5,000,000	128.07	6,403,440	107,188	6,510,628	130.21	USD
6/21/2019	38373M4H0	US38373M4H00	1,283,189	1,000,000	107.59	1,380,523	3,454	1,383,977	107.85	USD
6/21/2019	38373M4S6	US38373M4S64	1,611,656	981,000	106.30	1,713,232	4,208	1,717,441	106.56	USD
6/21/2019	38373M6N5	US38373M6N59	2,197,456	6,083,525	102.70	2,256,788	6,534	2,263,322	103.00	USD
6/21/2019	38373MP61	US38373MP612	2,353,898	7,000,000	102.45	2,411,475	7,152	2,418,626	102.75	USD
6/21/2019	38374XSJ5	US38374XSJ53	3,725,194	4,000,000	106.70	3,974,706	10,865	3,985,571	106.99	USD
6/21/2019	38376G3Z1	US38376G3Z12	1,973,305	1,452,825	100.55	1,984,066	4,179	1,988,245	100.76	USD
6/21/2019	38376GUP3	US38376GUP35	4,034,605	3,896,740	104.01	4,196,234	9,638	4,205,872	104.24	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	38376GY79	US38376GY791	1,361,027	1,000,000	101.70	1,384,177	2,949	1,387,126	101.92	USD
6/21/2019	38376GZD5	US38376GZD59	1,707,194	1,250,000	100.15	1,709,790	3,464	1,713,254	100.35	USD
6/21/2019	38378BWL9	US38378BWL97	2,092,908	1,700,000	85.12	1,781,521	3,317	1,784,839	85.28	USD
6/21/2019	38378NDV2	US38378NDV29	2,780,140	3,500,000	99.17	2,757,200	4,247	2,761,448	99.33	USD
6/21/2019	39136MAA4	US39136MAA45	1,000,000	1,000,000	118.54	1,185,409	6,625	1,192,034	119.20	USD
6/21/2019	40049JAV9	US40049JAV98	5,000,000	5,000,000	114.90	5,744,800	85,573	5,830,373	116.61	USD
6/21/2019	402740AB0	US402740AB00	5,000,000	5,000,000	115.93	5,796,660	42,986	5,839,646	116.79	USD
6/21/2019	402740AD6	US402740AD65	3,000,000	3,000,000	107.23	3,216,890	36,800	3,253,690	108.46	USD
6/21/2019	404280BH1	US404280BH13	1,250,000	1,250,000	105.28	1,316,046	4,253	1,320,300	105.62	USD
6/21/2019	404280BT5	US404280BT50	1,750,000	1,750,000	108.36	1,896,260	446	1,896,705	108.38	USD
6/21/2019	406216BJ9	US406216BJ98	1,000,000	1,000,000	106.15	1,061,476	4,850	1,066,326	106.63	USD
6/21/2019	410867AF2	US410867AF22	3,000,000	3,000,000	105.46	3,163,698	24,750	3,188,448	106.28	USD
6/21/2019	412493AG3	US412493AG37	5,030,000	5,030,000	135.01	6,791,204	6,371	6,797,576	135.14	USD
6/21/2019	413890EL4	US413890EL41	1,500,000	1,500,000	43.59	653,895	-	653,895	43.59	USD
6/21/2019	413890ER1	US413890ER11	3,560,000	3,560,000	33.59	1,195,626	-	1,195,626	33.59	USD
6/21/2019	416518AB4	US416518AB42	1,000,000	1,000,000	107.17	1,071,690	9,396	1,081,086	108.11	USD
6/21/2019	42217KAW6	US42217KAW62	2,000,000	2,000,000	106.23	2,124,572	45,500	2,170,072	108.50	USD
6/21/2019	42809HAG2	US42809HAG20	2,000,000	2,000,000	102.87	2,057,437	19,111	2,076,548	103.83	USD
6/21/2019	428291AM0	US428291AM05	8,350,000	8,350,000	108.06	9,023,052	137,358	9,160,409	109.71	USD
6/21/2019	432272FM9	US432272FM96	2,000,000	2,000,000	48.21	964,100	-	964,100	48.21	USD
6/21/2019	432272FN7	US432272FN79	3,500,000	3,500,000	35.86	1,255,135	-	1,255,135	35.86	USD
6/21/2019	44106MAR3	US44106MAR34	4,000,000	4,000,000	103.46	4,138,592	3,000	4,141,592	103.54	USD
6/21/2019	44106MAT9	US44106MAT99	2,000,000	2,000,000	99.70	1,994,098	24,000	2,018,098	100.90	USD
6/21/2019	44106MAV4	US44106MAV46	3,000,000	3,000,000	102.00	3,060,054	55,125	3,115,179	103.84	USD
6/21/2019	44106MAW2	US44106MAW29	1,000,000	1,000,000	100.38	1,003,828	17,325	1,021,153	102.12	USD
6/21/2019	44107TAW6	US44107TAW62	1,500,000	1,500,000	104.74	1,571,172	26,250	1,597,422	106.49	USD
6/21/2019	44372BCP6	US44372BCP67	3,475,000	3,475,000	113.72	3,951,840	14,286	3,966,126	114.13	USD
6/21/2019	448055AF0	US448055AF08	5,250,000	5,250,000	102.09	5,359,867	6,344	5,366,211	102.21	USD
6/21/2019	448579AF9	US448579AF96	2,500,000	2,500,000	108.08	2,702,043	32,333	2,734,376	109.38	USD
6/21/2019	448579AG7	US448579AG79	1,000,000	1,000,000	105.07	1,050,711	11,667	1,062,378	106.24	USD
6/21/2019	44927JAC0	US44927JAC09	9,000,000	9,000,000	103.71	9,333,585	50,313	9,383,898	104.27	USD
6/21/2019	44985GAD3	US44985GAD34	4,500,000	4,500,000	107.50	4,837,500	75,625	4,913,125	109.18	USD
6/21/2019	452152FP1	US452152FP13	1,000,000	1,000,000	112.62	1,126,170	1,275	1,127,445	112.74	USD
6/21/2019	45505MAT3	US45505MAT36	1,000,000	1,000,000	108.00	1,080,010	11,667	1,091,677	109.17	USD
6/21/2019	45656RCW0	US45656RCW07	1,250,000	1,250,000	108.43	1,355,325	27,300	1,382,625	110.61	USD
6/21/2019	45656TBR8	US45656TBR86	1,950,000	1,950,000	103.29	2,014,136	46,447	2,060,582	105.67	USD
6/21/2019	45665QAF0	US45665QAF00	4,493,000	4,493,000	104.90	4,713,328	57,411	4,770,738	106.18	USD
6/21/2019	46051MAC6	US46051MAC64	2,800,000	2,800,000	124.00	3,472,031	38,588	3,510,618	125.38	USD
6/21/2019	46590LAV4	US46590LAV45	14,690,924	15,000,000	7.29	1,070,412	14,984	1,085,396	7.39	USD
6/21/2019	46590MAT7	US46590MAT71	14,672,306	15,000,000	10.29	1,510,404	16,194	1,526,598	10.40	USD
6/21/2019	46590RAG4	US46590RAG48	21,592,066	23,000,000	7.97	1,720,570	18,901	1,739,471	8.06	USD
6/21/2019	46611JAB8	US46611JAB89	2,000,000	2,000,000	123.78	2,475,536	2,033	2,477,569	123.88	USD
6/21/2019	46616PAA1	US46616PAA12	3,008,676	6,000,000	109.51	3,294,716	2,357	3,297,073	109.59	USD
6/21/2019	46616PAB9	US46616PAB94	1,343,528	2,000,000	117.28	1,575,693	1,677	1,577,370	117.41	USD
6/21/2019	46617JAA4	US46617JAA43	2,409,960	3,500,000	109.37	2,635,874	1,127	2,637,001	109.42	USD
6/21/2019	46618LAB6	US46618LAB62	1,965,810	2,000,000	102.01	2,005,254	1,392	2,006,646	102.08	USD
6/21/2019	46619XAA1	US46619XAA19	1,602,693	2,000,000	108.61	1,740,650	1,090	1,741,739	108.68	USD
6/21/2019	46625HHA1	US46625HHA14	861,000	861,000	100.07	861,560	7,528	869,087	100.94	USD
6/21/2019	46644ABL5	US46644ABL52	4,500,000	4,500,000	103.57	4,660,708	9,745	4,670,453	103.79	USD
6/21/2019	46646RAL7	US46646RAL78	30,532,156	31,000,000	4.94	1,508,426	16,137	1,524,563	4.99	USD
6/21/2019	46648KAZ9	US46648KAZ93	2,000,000	2,000,000	105.01	2,100,213	4,428	2,104,641	105.23	USD
6/21/2019	468502AA7	US468502AA75	2,000,000	2,000,000	131.13	2,622,624	43,467	2,666,091	133.30	USD
6/21/2019	47102XAJ4	US47102XAJ46	3,000,000	3,000,000	107.20	3,215,952	56,875	3,272,827	109.09	USD
6/21/2019	472319AH5	US472319AH57	1,750,000	1,750,000	106.88	1,870,379	22,057	1,892,436	108.14	USD
6/21/2019	472319AL6	US472319AL69	3,000,000	3,000,000	106.50	3,194,961	64,490	3,259,451	108.65	USD
6/21/2019	47233JAG3	US47233JAG31	2,250,000	2,250,000	102.59	2,308,349	47,288	2,355,637	104.69	USD
6/21/2019	478375AH1	US478375AH14	2,000,000	2,000,000	115.65	2,312,994	52,000	2,364,994	118.25	USD
6/21/2019	48123UAB0	US48123UAB08	11,100,000	11,100,000	77.95	8,652,006	40,135	8,692,141	78.31	USD
6/21/2019	48203RAJ3	US48203RAJ32	8,000,000	8,000,000	105.54	8,442,864	5,800	8,448,664	105.61	USD
6/21/2019	48248NAA8	US48248NAA81	7,800,000	7,800,000	104.74	8,169,704	113,263	8,282,967	106.19	USD
6/21/2019	49326EED1	US49326EED13	2,000,000	2,000,000	104.50	2,090,048	24,650	2,114,698	105.73	USD
6/21/2019	49427RAL6	US49427RAL69	2,000,000	2,000,000	106.45	2,129,036	19,444	2,148,480	107.42	USD
6/21/2019	494787DE1	US494787DE13	3,000,000	3,000,000	105.38	3,161,430	3,950	3,165,380	105.51	USD
6/21/2019	514014MB2	US514014MB23	2,000,000	2,000,000	104.17	2,083,440	52,000	2,135,440	106.77	USD
6/21/2019	529043AC5	US529043AC52	2,650,000	2,650,000	101.55	2,691,085	1,877	2,692,962	101.62	USD
6/21/2019	53079EBE3	US53079EBE32	3,000,000	3,000,000	105.30	3,158,856	2,125	3,160,981	105.37	USD
6/21/2019	53117CAQ5	US53117CAQ50	2,000,000	2,000,000	106.63	2,132,588	30,800	2,163,388	108.17	USD
6/21/2019	539439AR0	US539439AR07	2,200,000	2,200,000	105.27	2,315,969	23,795	2,339,764	106.35	USD
6/21/2019	539439AT6	US539439AT62	2,000,000	2,000,000	106.01	2,120,230	31,597	2,151,827	107.59	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	53944YAF0	US53944YAF07	2,200,000	2,200,000	105.88	2,329,356	11,694	2,341,049	106.41	USD
6/21/2019	54438CMS8	US54438CMS88	5,000,000	5,000,000	138.36	6,918,000	146,417	7,064,417	141.29	USD
6/21/2019	544495VZ4	US544495VZ45	10,000,000	10,000,000	108.72	10,872,400	330,556	11,202,956	112.03	USD
6/21/2019	544646XT4	US544646XT49	1,000,000	1,000,000	94.60	945,950	257	946,207	94.62	USD
6/21/2019	546589RX2	US546589RX29	6,000,000	6,000,000	107.56	6,453,840	30,000	6,483,840	108.06	USD
6/21/2019	55261FAH7	US55261FAH73	4,000,000	4,000,000	103.00	4,120,000	-	4,120,000	103.00	USD
6/21/2019	55336VAJ9	US55336VAJ98	3,300,000	3,300,000	108.65	3,585,592	8,938	3,594,529	108.93	USD
6/21/2019	55608JAE8	US55608JAE82	2,950,000	2,950,000	105.46	3,111,052	80,408	3,191,460	108.19	USD
6/21/2019	55608JAN8	US55608JAN81	700,000	700,000	107.34	751,358	7,602	758,960	108.42	USD
6/21/2019	55608XAB3	US55608XAB38	2,000,000	2,000,000	106.57	2,131,380	2,979	2,134,359	106.72	USD
6/21/2019	558090HQ2	US558090HQ27	2,000,000	2,000,000	105.58	2,111,660	7,389	2,119,049	105.95	USD
6/21/2019	559080AM8	US559080AM85	4,500,000	4,500,000	99.60	4,481,906	40,950	4,522,856	100.51	USD
6/21/2019	49271VAF7	49271VAF7	2,900,000	2,900,000	109.02	3,161,682	9,628	3,171,310	109.36	USD
6/21/2019	56564RAA8	US56564RAA86	2,548,840	2,800,000	102.40	2,609,913	1,789	2,611,702	102.47	USD
6/21/2019	56585AAD4	US56585AAD46	9,000,000	9,000,000	104.37	9,393,084	140,938	9,534,022	105.93	USD
6/21/2019	57429LAM8	US57429LAM81	900,000	900,000	124.29	1,118,601	28,263	1,146,864	127.43	USD
6/21/2019	575767AE8	US575767AE81	7,600,000	7,600,000	125.75	9,556,620	42,750	9,599,370	126.31	USD
6/21/2019	57586NMV0	US57586NMV00	1,750,000	1,750,000	102.48	1,793,453	4,702	1,798,154	102.75	USD
6/21/2019	57586NMY4	US57586NMY49	1,060,000	1,060,000	102.50	1,086,532	2,774	1,089,306	102.76	USD
6/21/2019	584556EA8	US584556EA88	1,000,000	1,000,000	103.68	1,036,780	3,288	1,040,068	104.01	USD
6/21/2019	591560AA5	US591560AA57	3,370,000	3,370,000	125.00	4,212,500	4,423	4,216,923	125.13	USD
6/21/2019	59156RAV0	US59156RAV06	2,350,000	2,350,000	159.00	3,736,500	98,243	3,834,743	163.18	USD
6/21/2019	59156RBS6	US59156RBS67	1,600,000	1,600,000	141.00	2,256,000	30,011	2,286,011	142.88	USD
6/21/2019	59259NZH9	US59259NZH96	6,500,000	6,500,000	152.07	9,884,745	47,684	9,932,429	152.81	USD
6/21/2019	59259YCA5	US59259YCA55	3,000,000	3,000,000	129.55	3,886,350	19,644	3,905,994	130.20	USD
6/21/2019	59259YDK2	US59259YDK29	2,000,000	2,000,000	118.14	2,362,720	12,400	2,375,120	118.76	USD
6/21/2019	59333MB38	US59333MB388	7,000,000	7,000,000	126.90	8,883,000	7,566	8,890,566	127.01	USD
6/21/2019	59333NND1	US59333NND11	4,000,000	4,000,000	62.52	2,500,680	-	2,500,680	62.52	USD
6/21/2019	59333NNE9	US59333NNE93	10,510,000	10,510,000	60.08	6,314,303	-	6,314,303	60.08	USD
6/21/2019	59333NNF6	US59333NNF68	8,000,000	8,000,000	57.59	4,607,280	-	4,607,280	57.59	USD
6/21/2019	59333NNG4	US59333NNG42	10,000,000	10,000,000	55.03	5,502,700	-	5,502,700	55.03	USD
6/21/2019	59333NNH2	US59333NNH25	10,000,000	10,000,000	52.60	5,259,800	-	5,259,800	52.60	USD
6/21/2019	59334DGU2	US59334DGU28	2,000,000	2,000,000	104.61	2,092,100	22,222	2,114,322	105.72	USD
6/21/2019	59334PCN5	US59334PCN50	3,500,000	3,500,000	100.07	3,502,555	110,901	3,613,456	103.24	USD
6/21/2019	595620AE5	US595620AE52	1,500,000	1,500,000	124.20	1,862,997	11,979	1,874,976	125.00	USD
6/21/2019	59562VAM9	US59562VAM90	5,000,000	5,000,000	130.81	6,540,635	68,056	6,608,691	132.17	USD
6/21/2019	605360RV0	US605360RV04	7,000,000	7,000,000	102.06	7,144,340	244,281	7,388,621	105.55	USD
6/21/2019	60687YAA7	US60687YAA73	5,000,000	5,000,000	104.75	5,237,420	36,880	5,274,300	105.49	USD
6/21/2019	60856BAC8	US60856BAC81	11,500,000	11,500,000	103.02	11,847,323	82,225	11,929,548	103.74	USD
6/21/2019	6174467X1	US6174467X10	1,000,000	1,000,000	110.19	1,101,898	3,750	1,105,648	110.56	USD
6/21/2019	617446HD4	US617446HD43	2,500,000	2,500,000	139.69	3,492,290	40,278	3,532,568	141.30	USD
6/21/2019	61744YAL2	US61744YAL20	4,250,000	4,250,000	103.36	4,392,673	69,851	4,462,523	105.00	USD
6/21/2019	61747YDU6	US61747YDU64	2,000,000	2,000,000	104.75	2,094,980	6,606	2,101,586	105.08	USD
6/21/2019	61762MBW0	US61762MBW01	3,000,000	3,000,000	106.37	3,191,169	7,031	3,198,199	106.61	USD
6/21/2019	61764BAJ2	US61764BAJ26	1,500,000	1,500,000	106.69	1,600,334	3,553	1,603,887	106.93	USD
6/21/2019	61767EAJ3	US61767EAJ38	2,000,000	2,000,000	106.46	2,129,163	4,568	2,133,731	106.69	USD
6/21/2019	61767FBB6	US61767FBB67	9,522,285	10,000,000	8.08	769,608	9,368	778,976	8.18	USD
6/21/2019	61767YBC3	US61767YBC30	4,800,000	4,800,000	109.88	5,274,057	11,811	5,285,868	110.12	USD
6/21/2019	62405CAE4	US62405CAE49	1,000,000	1,000,000	99.88	998,840	9,602	1,008,441	100.84	USD
6/21/2019	625506HN3	US625506HN33	6,000,000	6,000,000	97.66	5,859,840	-	5,859,840	97.66	USD
6/21/2019	625506HQ6	US625506HQ63	10,810,000	10,810,000	92.83	10,034,599	-	10,034,599	92.83	USD
6/21/2019	636792AB9	US636792AB91	2,000,000	2,000,000	103.12	2,062,356	44,333	2,106,689	105.33	USD
6/21/2019	63859WAE9	US63859WAE93	1,300,000	1,300,000	99.47	1,293,091	14,011	1,307,102	100.55	USD
6/21/2019	63859WAF6	US63859WAF68	3,300,000	3,300,000	96.64	3,188,978	23,822	3,212,800	97.36	USD
6/21/2019	63861VAC1	US63861VAC19	2,550,000	2,550,000	104.01	2,652,293	43,266	2,695,560	105.71	USD
6/21/2019	638671AK3	US638671AK35	1,756,000	1,756,000	160.54	2,819,005	57,619	2,876,624	163.82	USD
6/21/2019	646108QN3	US646108QN30	1,500,000	1,500,000	105.10	1,576,530	9,315	1,585,845	105.72	USD
6/21/2019	646139X83	US646139X831	5,000,000	5,000,000	149.31	7,465,300	167,686	7,632,986	152.66	USD
6/21/2019	649902T45	US649902T456	8,000,000	8,000,000	116.65	9,331,760	107,755	9,439,515	117.99	USD
6/21/2019	654579AD3	US654579AD34	2,000,000	2,000,000	107.63	2,152,500	18,417	2,170,917	108.55	USD
6/21/2019	655162FX8	US655162FX84	2,000,000	2,000,000	106.70	2,133,940	56,333	2,190,273	109.51	USD
6/21/2019	65535HAB5	US65535HAB50	8,800,000	8,800,000	102.91	9,056,295	175,242	9,231,537	104.90	USD
6/21/2019	66285WCB0	US66285WCB00	15,000,000	15,000,000	63.20	9,480,000	-	9,480,000	63.20	USD
6/21/2019	66285WEE2	US66285WEE21	4,500,000	4,500,000	122.05	5,492,430	131,750	5,624,180	124.98	USD
6/21/2019	664754Q84	US664754Q846	3,110,000	3,110,000	103.73	3,225,972	11,554	3,237,526	104.10	USD
6/21/2019	664754R67	US664754R679	3,000,000	3,000,000	103.85	3,115,440	10,978	3,126,418	104.21	USD
6/21/2019	66516XAB1	US66516XAB10	1,500,000	1,500,000	125.38	1,880,723	1,626	1,882,348	125.49	USD
6/21/2019	66516XAC9	US66516XAC92	3,000,000	3,000,000	136.44	4,093,284	3,402	4,096,686	136.56	USD
6/21/2019	668138AA8	US668138AA80	5,000,000	5,000,000	101.55	5,077,425	43,313	5,120,738	102.41	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	671205X49	US671205X499	1,500,000	1,500,000	55.44	831,525	-	831,525	55.44	USD
6/21/2019	67389MAK7	US67389MAK71	3,000,000	3,000,000	101.59	3,047,552	5,833	3,053,385	101.78	USD
6/21/2019	677071AB8	US677071AB89	2,900,000	2,900,000	115.95	3,362,498	38,944	3,401,442	117.29	USD
6/21/2019	677071AW2	US677071AW27	1,000,000	1,000,000	115.73	1,157,270	11,853	1,169,123	116.91	USD
6/21/2019	677412AF5	US677412AF59	1,300,000	1,300,000	120.11	1,561,482	1,490	1,562,972	120.23	USD
6/21/2019	682439AA2	US682439AA20	9,352,484	10,350,000	107.52	10,056,039	14,781	10,070,820	107.68	USD
6/21/2019	68389XBH7	US68389XBH70	9,750,000	9,750,000	104.71	10,209,488	162,663	10,372,151	106.38	USD
6/21/2019	686053CT4	US686053CT49	6,000,000	6,000,000	120.13	7,207,740	161,880	7,369,620	122.83	USD
6/21/2019	69144YAB3	US69144YAB39	580,892	1,000,000	99.50	577,994	528	578,522	99.59	USD
6/21/2019	693304AH0	US693304AH06	2,300,000	2,300,000	128.84	2,963,332	30,411	2,993,743	130.16	USD
6/21/2019	693456AG0	US693456AG03	2,426,598	2,500,000	101.75	2,469,111	4,718	2,473,829	101.95	USD
6/21/2019	693476BL6	US693476BL68	4,000,000	4,000,000	102.20	4,088,176	63,194	4,151,370	103.78	USD
6/21/2019	69448FAA9	US69448FAA93	1,000,000	1,000,000	97.33	973,300	6,808	980,108	98.01	USD
6/21/2019	694606AA2	US694606AA22	1,000,000	1,000,000	118.42	1,184,180	37,525	1,221,705	122.17	USD
6/21/2019	694669AA0	US694669AA00	1,000,000	1,000,000	121.84	1,218,366	985	1,219,351	121.94	USD
6/21/2019	696624BG9	US696624BG93	750,000	750,000	104.91	786,825	7,083	793,908	105.85	USD
6/21/2019	702282LR3	US702282LR30	4,000,000	4,000,000	100.47	4,018,600	111,891	4,130,491	103.26	USD
6/21/2019	709223R94	US709223R946	1,500,000	1,500,000	108.86	1,632,870	4,167	1,637,037	109.14	USD
6/21/2019	709599AH7	US709599AH79	14,000,000	14,000,000	106.00	14,840,462	303,333	15,143,795	108.17	USD
6/21/2019	709599AN4	US709599AN48	1,000,000	1,000,000	104.79	1,047,873	18,181	1,066,054	106.61	USD
6/21/2019	71270QEB8	US71270QEB86	5,000,000	5,000,000	103.06	5,152,760	86,667	5,239,427	104.79	USD
6/21/2019	71531QAA9	XS1242957006	5,000,000	5,000,000	103.95	5,197,250	119,167	5,316,417	106.33	USD
6/21/2019	717081EC3	US717081EC37	3,500,000	3,500,000	106.71	3,734,763	2,333	3,737,096	106.77	USD
6/21/2019	717903H84	US717903H845	4,000,000	4,000,000	106.80	4,271,880	94,444	4,366,324	109.16	USD
6/21/2019	718546AK0	US718546AK04	4,070,000	4,070,000	109.44	4,454,147	18,926	4,473,072	109.90	USD
6/21/2019	72345HAA3	US72345HAA32	3,500,000	3,500,000	100.89	3,531,220	66,828	3,598,048	102.80	USD
6/21/2019	73358WCX0	US73358WCX02	2,335,000	2,335,000	131.29	3,065,505	18,314	3,083,818	132.07	USD
6/21/2019	73358WRQ9	US73358WRQ95	2,000,000	2,000,000	110.51	2,210,200	41,300	2,251,500	112.58	USD
6/21/2019	738850RG3	US738850RG33	3,000,000	3,000,000	51.63	1,548,900	-	1,548,900	51.63	USD
6/21/2019	740816AG8	US740816AG80	2,000,000	2,000,000	146.42	2,928,416	61,389	2,989,805	149.49	USD
6/21/2019	74251VAL6	US74251VAL62	2,500,000	2,500,000	98.50	2,462,500	11,750	2,474,250	98.97	USD
6/21/2019	743755AF7	US743755AF70	5,000,000	5,000,000	100.96	5,047,915	69,444	5,117,359	102.35	USD
6/21/2019	743917AH9	US743917AH99	4,000,000	4,000,000	128.55	5,142,116	156,778	5,298,894	132.47	USD
6/21/2019	744320AV4	US744320AV41	1,000,000	1,000,000	103.00	1,030,000	5,375	1,035,375	103.54	USD
6/21/2019	74737EAA2	US74737EAA29	10,185,000	10,185,000	109.80	11,183,130	57,291	11,240,421	110.36	USD
6/21/2019	74815HCE0	US74815HCE09	3,125,000	3,125,000	129.00	4,031,181	46,125	4,077,306	130.47	USD
6/21/2019	74834LAX8	US74834LAX82	12,000,000	12,000,000	102.59	12,310,200	94,500	12,404,700	103.37	USD
6/21/2019	752147FK9	US752147FK92	12,255,000	12,255,000	80.21	9,829,123	-	9,829,123	80.21	USD
6/21/2019	75574QAA8	US75574QAA85	1,578,835	4,750,000	102.43	1,617,244	3,337	1,620,581	102.64	USD
6/21/2019	759468AC5	US759468AC51	6,000,000	6,000,000	105.90	6,353,742	114,300	6,468,042	107.80	USD
6/21/2019	763495FG8	US763495FG85	4,000,000	4,000,000	105.09	4,203,480	96,200	4,299,680	107.49	USD
6/21/2019	76886PFV0	US76886PFV04	6,500,000	6,500,000	48.87	3,176,420	-	3,176,420	48.87	USD
6/21/2019	769047HA2	US769047HA22	5,000,000	5,000,000	100.48	5,024,150	136,111	5,160,261	103.21	USD
6/21/2019	777849TC4	US777849TC45	2,250,000	2,250,000	45.83	1,031,108	-	1,031,108	45.83	USD
6/21/2019	780082AD5	US780082AD52	3,000,000	3,000,000	108.76	3,262,806	55,800	3,318,606	110.62	USD
6/21/2019	780097BD2	US780097BD21	2,000,000	2,000,000	102.46	2,049,136	21,313	2,070,449	103.52	USD
6/21/2019	78419CAK0	US78419CAK09	2,000,000	2,000,000	102.97	2,059,312	4,370	2,063,682	103.18	USD
6/21/2019	78486QAC5	US78486QAC50	3,000,000	3,000,000	103.39	3,101,776	43,000	3,144,776	104.83	USD
6/21/2019	786106GN8	US786106GN87	4,970,000	4,970,000	106.89	5,312,532	133,594	5,446,126	109.58	USD
6/21/2019	795830AS7	US795830AS74	1,405,000	1,405,000	118.84	1,669,719	24,500	1,694,219	120.59	USD
6/21/2019	796720GJ3	US796720GJ39	5,000,000	5,000,000	152.02	7,601,150	144,472	7,745,622	154.91	USD
6/21/2019	797398EJ9	US797398EJ97	3,000,000	3,000,000	115.97	3,479,010	63,305	3,542,315	118.08	USD
6/21/2019	79768HAL2	US79768HAL24	3,265,000	3,265,000	131.44	4,291,614	42,227	4,333,841	132.74	USD
6/21/2019	802498JQ9	US802498JQ90	4,000,000	4,000,000	100.51	4,020,400	117,538	4,137,938	103.45	USD
6/21/2019	80281LAA3	US80281LAA35	3,000,000	3,000,000	103.25	3,097,350	38,000	3,135,350	104.51	USD
6/21/2019	80306AAA8	US80306AAA88	3,317,400	3,750,000	102.53	3,401,214	2,350	3,403,564	102.60	USD
6/21/2019	81373PAA1	US81373PAA12	2,300,000	2,300,000	106.97	2,460,273	20,240	2,480,513	107.85	USD
6/21/2019	81721MAM1	US81721MAM10	2,335,000	2,335,000	95.19	2,222,782	38,819	2,261,602	96.86	USD
6/21/2019	81733YBN8	US81733YBN85	2,722,254	5,000,000	99.90	2,719,500	5,293	2,724,794	100.09	USD
6/21/2019	81745BAB1	US81745BAB18	1,008,900	2,000,000	99.93	1,008,160	1,682	1,009,842	100.09	USD
6/21/2019	822582BE1	US822582BE14	7,150,000	7,150,000	109.18	7,806,434	32,771	7,839,205	109.64	USD
6/21/2019	82669GAS3	US82669GAS30	5,000,000	5,000,000	101.63	5,081,520	45,639	5,127,159	102.54	USD
6/21/2019	83162CSE4	US83162CSE48	637,284	5,000,000	110.00	701,001	2,202	703,203	110.34	USD
6/21/2019	83367TBR9	US83367TBR95	7,500,000	7,500,000	104.63	7,847,303	26,719	7,874,021	104.99	USD
6/21/2019	84552YLA7	US84552YLA72	1,000,000	1,000,000	103.45	1,034,490	12,888	1,047,378	104.74	USD
6/21/2019	84552YLB5	US84552YLB55	2,330,000	2,330,000	103.51	2,411,760	30,884	2,442,644	104.83	USD
6/21/2019	84762LAQ8	US84762LAQ86	622,000	622,000	102.25	635,995	4,121	640,116	102.91	USD
6/21/2019	84861CAB1	US84861CAB19	3,925,369	4,250,000	106.91	4,196,536	10,095	4,206,631	107.17	USD
6/21/2019	859428AT1	US859428AT18	3,500,000	3,500,000	101.59	3,555,566	40,833	3,596,399	102.75	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	861398AX3	US861398AX30	5,500,000	5,500,000	101.34	5,573,535	89,100	5,662,635	102.96	USD
6/21/2019	86212VAB0	US86212VAB09	960,935	1,000,000	104.10	1,000,362	115	1,000,478	104.11	USD
6/21/2019	86213AAA7	US86213AAA79	3,629,429	4,000,000	100.59	3,651,013	427	3,651,440	100.61	USD
6/21/2019	86213AAB5	US86213AAB52	3,175,751	3,500,000	107.68	3,419,705	460	3,420,165	107.70	USD
6/21/2019	86213BAB3	US86213BAB36	2,192,813	2,250,000	104.29	2,286,876	305	2,287,180	104.30	USD
6/21/2019	86213CAB1	US86213CAB19	1,468,750	1,500,000	102.68	1,508,049	170	1,508,219	102.69	USD
6/21/2019	869099AH4	US869099AH43	2,400,000	2,400,000	108.28	2,598,691	45,150	2,643,841	110.16	USD
6/21/2019	87165BAG8	US87165BAG86	7,000,000	7,000,000	104.12	7,288,309	129,500	7,417,809	105.97	USD
6/21/2019	875518EL2	US875518EL27	5,000,000	5,000,000	102.08	5,103,900	140,000	5,243,900	104.88	USD
6/21/2019	87938WAP8	US87938WAP86	10,000,000	10,000,000	104.70	10,470,180	189,653	10,659,833	106.60	USD
6/21/2019	880591EH1	US880591EH15	5,000,000	5,000,000	131.75	6,587,510	70,000	6,657,510	133.15	USD
6/21/2019	88059FBA8	US88059FBA84	1,000,000	1,000,000	55.07	550,707	-	550,707	55.07	USD
6/21/2019	88059FCF6	US88059FCF62	669,000	669,000	88.49	591,975	-	591,975	88.49	USD
6/21/2019	884903BQ7	US884903BQ79	3,000,000	3,000,000	106.21	3,186,384	10,033	3,196,417	106.55	USD
6/21/2019	88576NAJ7	US88576NAJ72	745,020	3,110,000	96.47	718,689	221	718,911	96.50	USD
6/21/2019	88576NAP3	US88576NAP33	1,155,978	3,000,000	115.13	1,330,847	1,185	1,332,032	115.23	USD
6/21/2019	88576VAA8	US88576VAA89	2,113,581	5,000,000	123.13	2,602,434	2,818	2,605,252	123.26	USD
6/21/2019	887440BF1	US887440BF18	1,000,000	1,000,000	103.93	1,039,310	3,611	1,042,921	104.29	USD
6/21/2019	891906AB5	US891906AB53	8,100,000	8,100,000	102.76	8,323,301	16,875	8,340,176	102.97	USD
6/21/2019	891906AF6	US891906AF67	2,750,000	2,750,000	106.72	2,934,663	6,799	2,941,461	106.96	USD
6/21/2019	89352HAB5	US89352HAB50	2,915,000	2,915,000	118.29	3,448,069	45,474	3,493,543	119.85	USD
6/21/2019	896239AA8	US896239AA85	2,000,000	2,000,000	104.88	2,097,505	5,278	2,102,783	105.14	USD
6/21/2019	896239AC4	US896239AC42	4,450,000	4,450,000	104.42	4,646,659	3,634	4,650,293	104.50	USD
6/21/2019	89641UAA9	US89641UAA97	3,050,000	3,050,000	106.65	3,252,734	49,372	3,302,105	108.27	USD
6/21/2019	89655YAA4	US89655YAA47	1,129,389	1,750,000	115.08	1,299,725	1,044	1,300,769	115.17	USD
6/21/2019	89837LAB1	US89837LAB18	3,000,000	3,000,000	134.29	4,028,661	52,250	4,080,911	136.03	USD
6/21/2019	899042AC9	US899042AC92	3,000,000	3,000,000	123.98	3,719,477	99,167	3,818,644	127.29	USD
6/21/2019	90215LAA3	US90215LAA35	836,025	1,000,000	101.06	844,928	640	845,568	101.14	USD
6/21/2019	90276CAF8	US90276CAF86	27,929,521	29,800,000	6.81	1,902,266	19,216	1,921,482	6.88	USD
6/21/2019	90276FAZ7	US90276FAZ71	3,950,000	3,950,000	110.17	4,351,631	9,863	4,361,494	110.42	USD
6/21/2019	902973AY2	US902973AY26	5,000,000	5,000,000	102.00	5,100,000	111,042	5,211,042	104.22	USD
6/21/2019	902973AZ9	US902973AZ90	5,000,000	5,000,000	103.75	5,187,500	-	5,187,500	103.75	USD
6/21/2019	903192AA0	US903192AA01	1,000,000	1,000,000	119.80	1,198,019	1,125	1,199,144	119.91	USD
6/21/2019	909218AB5	US909218AB56	625,000	625,000	90.75	567,188	4,141	571,328	91.41	USD
6/21/2019	911759KT4	US911759KT48	5,920,000	5,920,000	102.28	6,054,911	92,780	6,147,690	103.85	USD
6/21/2019	911759KW7	US911759KW76	10,000,000	10,000,000	102.44	10,244,200	166,444	10,410,644	104.11	USD
6/21/2019	911759ML9	US911759ML93	1,200,000	1,200,000	100.43	1,205,218	15,633	1,220,851	101.74	USD
6/21/2019	911759MN5	US911759MN59	800,000	800,000	102.90	823,190	11,044	834,235	104.28	USD
6/21/2019	912810FT0	US912810FT08	825,000	825,000	131.07	1,081,298	12,922	1,094,220	132.63	USD
6/21/2019	913017BJ7	US913017BJ78	1,000,000	1,000,000	120.05	1,200,543	7,500	1,208,043	120.80	USD
6/21/2019	914353D79	US914353D793	800,000	800,000	114.70	917,592	10,667	928,259	116.03	USD
6/21/2019	914714CL2	US914714CL28	730,000	730,000	106.04	774,056	15,824	789,879	108.20	USD
6/21/2019	914714CN8	US914714CN83	2,500,000	2,500,000	107.02	2,675,450	61,532	2,736,982	109.48	USD
6/21/2019	915138LC3	US915138LC31	3,110,000	3,110,000	107.08	3,330,188	8,639	3,338,827	107.36	USD
6/21/2019	915217RY1	US915217RY17	3,000,000	3,000,000	143.40	4,301,910	56,833	4,358,743	145.29	USD
6/21/2019	92343VBR4	US92343VBR42	2,500,000	2,500,000	111.33	2,783,213	34,333	2,817,546	112.70	USD
6/21/2019	92344GAM8	US92344GAM87	3,500,000	3,500,000	137.28	4,804,797	15,069	4,819,866	137.71	USD
6/21/2019	92345YAD8	US92345YAD85	3,000,000	3,000,000	106.36	3,190,782	2,000	3,192,782	106.43	USD
6/21/2019	927793UD9	US927793UD97	1,500,000	1,500,000	105.99	1,589,835	6,750	1,596,585	106.44	USD
6/21/2019	92812VCC8	US92812VCC81	1,435,000	1,435,000	104.61	1,501,168	9,100	1,510,268	105.25	USD
6/21/2019	92936UAA7	US92936UAA79	4,500,000	4,500,000	105.25	4,736,385	46,000	4,782,385	106.28	USD
6/21/2019	92936UAC3	US92936UAC36	5,000,000	5,000,000	102.19	5,109,570	77,778	5,187,348	103.75	USD
6/21/2019	92976GAG6	US92976GAG64	2,200,000	2,200,000	126.22	2,776,774	50,050	2,826,824	128.49	USD
6/21/2019	931142CK7	US931142CK74	1,000,000	1,000,000	142.82	1,428,248	22,750	1,450,998	145.10	USD
6/21/2019	93878LAE7	US93878LAE74	5,000,000	5,000,000	104.73	5,236,300	72,656	5,308,956	106.18	USD
6/21/2019	93878LAQ0	US93878LAQ05	5,000,000	5,000,000	105.31	5,265,250	75,156	5,340,406	106.81	USD
6/21/2019	93976AAH5	US93976AAH59	10,000,000	10,000,000	133.74	13,374,100	320,639	13,694,739	136.95	USD
6/21/2019	9400932M8	US9400932M81	4,000,000	4,000,000	132.73	5,309,200	63,102	5,372,302	134.31	USD
6/21/2019	947890AH2	US947890AH22	2,700,000	2,700,000	104.33	2,816,959	41,344	2,858,302	105.86	USD
6/21/2019	94973VAL1	US94973VAL18	4,725,000	4,725,000	119.22	5,633,159	119,779	5,752,938	121.76	USD
6/21/2019	94989TBC7	US94989TBC71	14,292,205	15,000,000	4.14	591,266	7,928	599,193	4.19	USD
6/21/2019	94989TBE3	US94989TBE38	1,000,000	1,000,000	108.33	1,083,299	2,608	1,085,907	108.59	USD
6/21/2019	94989YBC6	US94989YBC66	28,979,623	30,000,000	6.50	1,885,029	23,639	1,908,667	6.59	USD
6/21/2019	95000CBG7	US95000CBG78	3,000,000	3,000,000	109.81	3,294,285	8,343	3,302,627	110.09	USD
6/21/2019	95000PAG9	US95000PAG90	2,750,000	2,750,000	106.10	2,917,723	5,525	2,923,248	106.30	USD
6/21/2019	95000PAH7	US95000PAH73	27,639,741	28,500,000	4.51	1,247,462	17,649	1,265,111	4.58	USD
6/21/2019	95639RDW6	US95639RDW60	1,500,000	1,500,000	132.84	1,992,645	24,833	2,017,478	134.50	USD
6/21/2019	95640HBV9	US95640HBV96	6,000,000	6,000,000	100.41	6,024,600	152,600	6,177,200	102.95	USD
6/21/2019	956622N67	US956622N674	4,700,000	4,700,000	115.24	5,416,139	13,056	5,429,195	115.51	USD

Valuation Date	ISIN		Current Face Value	Original Face Value	Clean Market Price BID	Clean Market Value	Accrued Interest	Dirty Market Value	Dirty Price BID	Currency
6/21/2019	95765PAA7	US95765PAA75	1,500,000	1,500,000	114.12	1,711,740	31,758	1,743,498	116.23	USD
6/21/2019	962166BR4	US962166BR41	3,000,000	3,000,000	138.71	4,161,369	59,000	4,220,369	140.68	USD
6/21/2019	96332HCD9	US96332HCD98	8,000,000	8,000,000	104.23	8,338,368	6,467	8,344,835	104.31	USD
6/21/2019	965084JH0	US965084JH05	495,000	495,000	102.79	508,820	3,713	512,533	103.54	USD
6/21/2019	970631AA5	US970631AA58	5,817,885	10,000,000	103.33	6,011,761	5,333	6,017,094	103.42	USD
6/21/2019	97263BAA1	US97263BAA17	3,500,000	3,500,000	100.99	3,534,534	46,266	3,580,800	102.31	USD
6/21/2019	97650WAF5	US97650WAF59	1,250,000	1,250,000	103.75	1,296,850	1,389	1,298,239	103.86	USD
6/21/2019	97652PAB7	US97652PAB76	914,439	3,000,000	100.70	920,841	1,778	922,619	100.89	USD
6/21/2019	977100AC0	US977100AC04	1,845,000	1,845,000	114.02	2,103,651	14,606	2,118,257	114.81	USD
6/21/2019	98978VAK9	US98978VAK98	11,000,000	11,000,000	108.45	11,929,555	52,250	11,981,805	108.93	USD